As filed with the Securities and Exchange Commission on June 28, 2007
Registration No. 333-139298

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

AMENDMENT NO. 5
TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bridgeline Software, Inc.
(Name of small business issuer in its charter)

Delaware	7372	52-2263942
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

10 Sixth Road
Woburn, Massachusetts 01801
(781) 376-5555
(Address and telephone number of principal executive offices and principal place of business)

Thomas Massie
President and Chief Executive Officer
10 Sixth Road
Woburn, Massachusetts 01801
(781) 376-5555
(Name, address and telephone number of agent for service)

Copy of all communications to:
Carl F. Barnes, Esq. Joseph C. Marrow, Esq. Morse, Barnes-Brown & Pendleton, P.C. 1601 Trapelo Road Waltham, Massachusetts 02451 (781) 622-5930 (781) 622-5933 (fax)	Ralph V. De Martino, Esq. F. Alec Orudjev, Esq. Cozen O’Connor 1627 I Street, N.W., Suite 1100 Washington, D.C. 20006 (202) 912-4800 (202) 912-4830 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement or the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

This registration statement contains two forms of prospectus: one for use in our underwritten initial public offering, and one for use by selling shareholders after completion of the underwritten initial public offering. The two prospectuses are identical in all respects except for differences noted in the selling shareholder prospectus, which are labeled “Selling Shareholder Prospectus.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Notice to California Investors: This offering is limited to suitable investors only. Each purchaser of shares in California must meet one of the following suitability standards: a minimum annual gross income of at least $65,000 and a minimum net worth of at least $250,000, or, in the alternative, minimum net worth of at least $500,000, regardless of annual gross income. In addition, the investor’s purchase may not exceed 10% of his or her net worth. Net worth in both instances is exclusive of the investor’s equity in his or her home, home furnishings and automobile.

SUBJECT TO COMPLETION, DATED JUNE 28, 2007

PROSPECTUS

Bridgeline Software, Inc.
3,000,000 shares of Common Stock

This is a firm commitment initial public offering of 3,000,000 shares of our common stock. This is our initial public offering and no public market currently exists for our common stock. The initial public offering price for the shares offered hereby is estimated to be between $5.00 and $6.00 per share.

We have applied for listing of our common stock on the Nasdaq Capital Market under the symbol “BLSW”.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 11 for a discussion of certain factors that should be considered by prospective purchasers of our shares.

Commencing six months after the date of this prospectus, the selling shareholders identified in a separate prospectus relating to such selling shareholders may offer and sell up to 542,000 additional shares they have the right to acquire upon the exercise of warrants issued in an April 2006 private placement transaction.  Joseph Gunnar & Co., LLC, our lead underwriter, may be a selling stockholder under that prospectus.  This prospectus does not relate to those shares.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds, Before Expenses, to the Company

Per Share	$	$	$
Total

We have granted the underwriters a 45-day option to purchase up to an additional 450,000 shares to cover over-allotments, if any. The shares are being offered by the underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions.

Joseph Gunnar & Co., LLC	Security Research Associates, Inc.

The date of this prospectus is                     , 2007.

Bridgeline Software is a developer of on-demand Web software tools and customized Web applications and that assist our customers by optimizing business processes utilizing Web-based technologies.  Our on-demand platform provides expandable on-demand modules such as Content Management, Relationship Management, eSurvey, eNewsletter, eCommerce, Event Registration, and Integrated Grants Management.

The graphic below displays the on-demand web modules available in Orgitecture:

Below are screen shots of Orgitecture’s eCommerce on-demand module:
Below are screen shots of other Orgitecture related on-demand modules:

eSurvey	eNewsletter	Relationship Manager

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” on page 11. In addition, some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” on page 22.

Unless the context indicates otherwise, the terms “our,” “we,” “us,” and “Bridgeline” refer to Bridgeline Software, Inc.

Bridgeline Software

Bridgeline Software is a developer of on-demand Web software tools and a developer of award-winning Web applications that assist our customers to optimize business processes utilizing Web-based technologies. Our solutions can improve the effectiveness of our customers by assisting them:

•	To increase sales by developing Web applications such as on-line ordering systems and proactive integrated marketing tools with lead generation capabilities.
•
To improve customer service and customer loyalty by developing Web applications that provide self-service portals that automate interactions between the customers and their partners. These types of portals reduce their administrative and operational costs.

•
To enhance employee communication and training by developing on-line training applications allowing our customers to create topic-based training programs such as orientation training for new hires and new policy rollout training for current employees. These types of on-line training applications reduce their administrative and operational costs.

Our proprietary framework enables companies to add functionality on a per module basis, providing expandability and scalability. We have developed an on-demand Web software tools framework that provides the following:

•	Content Management

•	eCommerce Management

•	Relationship Management

•	eMarketing Management

•	Grants Management

Recent innovations in information technology have created opportunities to deliver software applications directly to users over the Internet in a subscription-based, on-demand business model. This model is made possible by the proliferation of high-speed, broadband Internet connectivity, open standards for application integration and advances in network availability and security. For the user, on-demand software eliminates the need for expensive hardware, software and internal IT support.

Our on-demand Web management tools are delivered through a “software as a service” business model, in which we deliver our software over the Internet while providing maintenance, daily technical operation and support.

In addition to our on-demand Web management software tools, we develop award winning Web applications utilizing our tools for use over the Internet as well as for customers’ intranets and extranets. Our in-house team of Microsoft®-certified developers specializes in:

•	User experience development
•	Web application development
•	Search engine optimization

A description of our Web software tools and Web services can be found beginning on page 60 of this prospectus.

As of March 31, 2007, we have more than 90 active customers of which we had one customer generating 20% of revenue and no other customer generating more than 10%. As of September 30, 2006 our customers included Nomura Securities, The Bank of New York, Pfizer, Depository Trust & Clearing Corporation and John Hancock, which each comprised approximately 22%, 7%, 6%, 6% and 6% of our revenues, respectively, during the fiscal year ended September 30, 2006.

We have received multiple industry awards, including Web Awards from the Web Marketing Association; MITX Awards from the Massachusetts Innovation & Technology Exchange; Axiem Awards; and One Show Interactive Awards. A description of these awards can be found on page 54 of this prospectus.

Market Opportunity

We believe the Web application development market is growing and is fragmented. We believe there is an opportunity for us to acquire multiple companies that specialize in Web application development and are based in other large North American cities, thereby potentially creating one of the largest interactive technology companies in North America. We believe that established yet small Web application development companies have the ability to market, sell and install Web-based software tools in their local metropolitan markets. In addition, we believe that these companies also have a customer base and a niche presence in the local markets in which they operate. We believe that by acquiring certain of these companies and applying our business practices and efficiencies, we can dramatically accelerate our time to market in areas other than those in which we currently operate.

We target certain established Web application development companies that we believe have:

•	the complementary technical ability to market, sell and deliver Web-based software tools in their particular metropolitan market areas;

•	the desire to improve their profit margins by licensing our web software tools to their customer base;

•	an established base of customers with local market presence that can potentially accelerate our time to market in geographic areas where we do not currently operate;

•	the desire reduce development costs by leveraging our Bangalore, India development center; and

•	the desire to leverage certain centralized cost centers such as finance, human resources, legal, and marketing.

Acquisitions

Since our inception, we have consummated the acquisition of four Web application development companies:

•	In December 2000, we acquired Streamline Communications, a Boston, Massachusetts-based company.
•	In February 2002, we acquired Lead Dog Digital, Inc., a New York, New York-based company.
•	In December 2004, we acquired Interactive Applications Group, Inc. (“iapps”®), a Washington, D.C.-based company.
•	In April 2006, we acquired New Tilt, Inc. (“New Tilt”), a Cambridge, Massachusetts-based company.

In addition, on December 7, 2006, we signed a definitive agreement to acquire all outstanding capital stock of Objectware, Inc., an Atlanta, Georgia-based Web application development company. The consideration for the acquisition of Objectware will be paid to Objectware’s sole stockholder, Erez M. Katz, and will consist of (i) $2,500,000 in cash, (ii) shares of our common stock having a value (based on the initial public offering price of our shares in this offering) of $2,700,000 and (iii) deferred consideration of up to $1,800,000, payable in cash and stock quarterly over the three years after we acquire Objectware, contingent upon Objectware generating positive earnings before interest, taxes and depreciation and amortization of at least $250,000 per calendar quarter during the 12 consecutive calendar quarters following this offering. A portion of the deferred purchase price will be paid if Objectware generates positive earnings before interest, taxes, and depreciation and amortization of at least $225,000 but less than $250,000 in any such calendar quarter. In no event, however, will we issue shares to Mr. Katz in connection with this acquisition which would result in ownership by Mr. Katz of more than 19.9% of the total issued and outstanding shares of our common stock without the prior approval of our shareholders.

We expect to complete the acquisition of Objectware on the following basis.  In accordance with the acquisition agreement with Objectware, prior to the completion of this offering Objectware and Bridgeline are required to enter into an escrow agreement pursuant to which Objectware and Bridgeline will be required to deposit all closing documentation, including all outstanding capital stock of Objectware, other than the cash and stock consideration payable by us, with the escrow agent. Once this offering is completed, Objectware will be obligated to complete the acquisition subject only to the conditions that, within five business days after the registration statement has been declared effective by the Commission and our stock has commenced trading, and within one hour after our receipt of net proceeds of at least $10,000,000 from this offering, we are required to transfer the $2,500,000 of cash consideration to the escrow agent and we are required to deliver certificates representing the stock consideration to the escrow agent by overnight mail. Upon receipt of the cash and stock consideration the acquisition will be completed and the escrow agent will release all closing materials to the appropriate parties, and will release the cash and stock consideration to Objectware’s sole shareholder, in accordance with the terms of the escrow agreement.

The closing of this offering is not conditioned on the closing of the acquisition of Objectware, and there can be no assurance that the acquisition of Objectware will be completed. However, we do not currently intend to request the Commission to declare our registration statement effective until after we deposit the closing documentation and deliverables with the escrow agent as described above. In the event the registration statement is not declared effective by the Commission on or before the ninth business day following the date such documents are delivered to the escrow agent, the acquisition agreement will be null and void, and we will be required to pay to Objectware a termination fee equal to the sum of $200,000 plus Objectware’s reasonable expenses actually incurred relating to the transactions contemplated by acquisition agreement.See “Business – Pending Acquisition – Objectware – Terms of the Acquisition” on page 72 of this prospectus.

Summary Risk Factors

Our business is subject to various risks and challenges, including (without limitation or any specific order):

•	our limited operating history on which to evaluate our operations;
•	we have suffered losses since inception which may recur in the future as we expand;
•	our licenses are renewable on a monthly basis and a reduction in our license renewal rate could significantly reduce our revenues;
•	our inability to manage our future growth efficiently or profitably;
•	our inability to complete the Objectware acquisition or to efficiently integrate Objectware into our operations;
•	if our products fail to perform properly due to undetected errors or similar problems, our business could suffer, and we could face product liability exposure
•	if the security of our software, in particular the hosted Internet solutions products we have developed, is breached, our business and reputation could suffer;
•
if we undertake future business combinations and acquisitions, they may be difficult to integrate into our existing operations, may disrupt our business, dilute stockholder value or divert management’s attention;

•	our external auditors have identified material weaknesses in our internal controls;
•	our dependence on our management team and key personnel and the loss or inability to retain these individuals could harm our business; and
•	intense and growing competition, which could result in price reductions, reduced operating margins and loss of market share.

For a detailed description of these and additional risk factors, please refer to “Risk Factors” beginning at page 11.

Corporate Information

Our principal executive offices are located at 10 Sixth Road, Woburn, Massachusetts 01801, and our telephone number is (781) 376-5555. We maintain offices in New York, New York and in Washington, D.C., as well as a development center in Bangalore, India. We maintain a website at www.bridgelinesw.com. The information on our website is not part of this prospectus.

THE OFFERING

Securities Offered	3,000,000 shares of our common stock.

Over-Allotment Option	450,000 shares of our common stock.

Common Stock to be Outstanding After This Offering
7,277,250 shares (7,727,250 shares if the over-allotment option is exercised in full by the underwriters), of which 3,000,000 shares or approximately 41.2% would be held by persons purchasing in this offering (3,450,000 shares or approximately 44.6%, if the over-allotment option is exercised in full by the underwriters).

Use of Proceeds
We intend to use the net proceeds from this offering as follows:
•  Approximately $2,800,000 to repay all of our indebtedness;
•  Approximately $2,955,000 to pay the cash portion of the acquisition of Objectware, together with expenses associated with that acquisition;
•  Approximately $2,000,000 over the next four years to complete future acquisitions; and
•  $6,550,000 for general corporate purposes, including working capital. See “Use of Proceeds” for additional information.

Trading Symbols	We have applied for listing of our common stock on the Nasdaq Capital Market under the symbol “BLSW”.

Risk Factors
You should consider carefully all of the information set forth in this prospectus, and, in particular, the specific factors set forth under “Risk Factors” beginning at page 11, before deciding whether to invest in our shares.

The number of shares of common stock to be outstanding after the offering is based on 4,277,250 shares outstanding as of March 31, 2007 and excludes:

•
490,909 shares issuable upon the acquisition of Objectware and an indeterminate number of additional shares we may issue quarterly over three years after we acquire Objectware, the issuance of which is contingent upon the achievement by Objectware of certain operating results;

•	869,432 shares issuable upon the exercise of outstanding options at a weighted average price of $3.15 per share;
•	577,852 shares issuable upon the exercise of outstanding warrants; and
•	150,000 shares issuable upon exercise of underwriters’ warrants at a price equal to 150% of the offering price of the shares.

We are registering 3,992,000 shares, which, on a pro forma basis, would represent approximately 43% of our outstanding securities as of March 31, 2007 calculated as a fully-diluted basis, assuming the exercise of the over-allotment option granted to the underwriters.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the over-allotment option granted to the underwriters.
_______________________

“Bridgeline,” “Bridgeline Software,” “iapps,” “netEDITOR,” “netEDITOR-pro” and “Orgitecture” are our trademarks and service marks. We have registered the trademarks “Bridgeline,” “iapps” and “netEDITOR” with the United States Patent and Trademark Office, and have filed applications to register “netEDITOR-pro” and “Orgitecture,” and claim common law rights in such marks. This prospectus refers to the trade names, service marks and trademarks of other companies. These references are made with due recognition of the rights of these companies and without any intent to misappropriate these names or marks.

SUMMARY FINANCIAL DATA

In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, a condensed pro forma balance sheet as of March 31, 2007 and condensed pro forma statements of operations for the six months ended March 31, 2007 and the fiscal year ended September 30, 2006 have been prepared. For additional information, please refer to the complete pro forma disclosures beginning on page F-3 of our financial statements.

The following tables present our summary statements of operations data for the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, and our summary historical and pro forma balance sheet data as of March 31, 2007. The summary statements of operations data for the years ended September 30, 2006 and 2005 are derived from our audited financial statements as of and for the years ended September 30, 2006 and 2005, respectively. The summary statements of operations data for the six months ended March 31, 2007 and 2006 and the selected balance sheet data as of March 31, 2007 have been derived from our unaudited financial statements included elsewhere in this prospectus. Our unaudited financial statements have been prepared on the same basis as the audited financial statements and notes thereto, which include, in the opinion of our management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for the unaudited interim period. Our historical results for prior interim periods are not necessarily indicative of results to be expected for a full fiscal year or for any future period. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under “Selected Financial Data” and “Management’s Discussion and Analysis.”

The following unaudited financial data should be read in conjunction with the audited and unaudited historical financial statements of our company, New Tilt, Inc. and Objectware, Inc. and the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this prospectus. The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions had been completed at the dates indicated.

	Unaudited
	Six Months Ended March 31,		Year Ended September 30,
	2007	2006	2006	2005
Historical Statements of Operations Data:
Revenue	$4,532,000	$3,569,000	$8,235,000	$5,769,000
Cost of revenue	2,156,000	1,669,000	3,809,000	3,113,000
Gross profit	2,376,000	1,900,000	4,426,000	2,656,000
Operating loss	(642,000)	(68,000)	(810,000)	(461,000)
Net loss	(1,328,000)	(120,000)	(1,448,000)	(517,000)
Basic and diluted loss per share	$(0.31)	$(0.03)	$(0.36)	$(0.14)
Weighted average shares	4,275,107	3,903,833	4,046,278	3,804,527

Unaudited Pro forma Statements of Operations Data:	Six Months Ended March 31, 2007	Year Ended September 30, 2006 (a)
Revenue	$7,156,000	$13,056,000
Cost of revenue	3,468,000	6,653,000
Gross profit	3,688,000	6,403,000
Operating income (loss)	34,000	(186,000)
Net income (loss)	19,000	(192,000)
Earnings (loss) per share:
Basic	$0.00	$(0.03)
Diluted	$0.00	$(0.03)
Weighted average shares:
Basic	6,254,016	6,336,864
Diluted	7,692,703	6,336,864

	As of March 31, 2007
	Historical	Pro Forma (b)
Balance Sheet Data:
Working capital (deficit)	$(3,324,000)	$8,243,000
Total assets	$9,384,000	$23,434,000
Total liabilities	$4,891,000	$2,258,000
Total shareholders’ equity	$4,493,000	$21,176,000

Non-GAAP Financial Measures and Reconciliation

We use earnings before interest, taxes, depreciation and amortization (“EBITDA”) in this prospectus as a supplemental measure of our performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We define EBITDA as net income before interest, taxes, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our performance by adjusting net income or loss primarily for the non-recurring charges included in interest expense that relate to the amortization of the fair value of warrants issued pursuant to the private debt offering in April 2006, which will be fully amortized through interest expense at the time of this offering, which charges do not relate directly to our operating performance. Because the use of EBITDA facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business. In addition, we believe this measure provides the investor with an accurate measure of our ability to meet our future cash flow requirements.

 EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the EBITDA amounts shown in this prospectus are comparable to EBITDA amounts disclosed by other companies. In evaluating EBITDA, you should be aware that it excludes expenses that we will incur in the future on a recurring basis.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation. Some of its limitations are:

•	it does not reflect cash expenditures for capital asset purchases
•	it does not reflect the non-cash impact of stock compensation expenses
•	it does not reflect the cash impact of changes in deferred revenues
•	it does not reflect the cash impact of the changes in deferred assets and liabilities

We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. EBITDA is not intended to supersede or replace our GAAP results. For more information, see our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. The following table reconciles our net income to our EBITDA on a historical and pro forma basis as of the dates shown:

	Unaudited
	Six Months Ended March 31,		Year Ended September 30,
Other Financial Data:	2007	2006	2006	2005
Net loss	$(1,328,000)	$(120,000)	$(1,448,000)	$(517,000)
Interest expense	686,000	52,000	638,000	56 ,000
Depreciation	105,000	62,000	186,000	106,000
Amortization of intangibles	62,000	55,000	119,000	94 ,000
EBITDA	$(475,000)	$49,000	$(505,000)	$(261,000)

Other Unaudited Pro forma Financial Data:	Six Months Ended March 31, 2007 (b)	Year Ended September 30, 2006 (a)
Net income	$19,000	$(192,000)
Income tax provision	43,000	57,000
Interest expense	12,000	17,000
Depreciation	120,000	228,000
Amortization of intangibles	103,000	212,000
EBITDA	$297,000	$322,000

Notes to Summary Historical and Pro Forma Financial Data

(a)
On April 24, 2006 and December 15, 2004 we acquired New Tilt and iapps®, respectively. The results of operations of New Tilt and iapps are included in our consolidated financial statements from the dates of the acquisitions. Subsequent to the sale of 3,000,000 shares of our common stock in this offering, we intend to acquire Objectware. A portion of the proceeds of this offering will be used to retire indebtedness. The accompanying summary financial data reflect the effect of these transactions as if they occurred at the beginning of the most recent fiscal year on October 1, 2005.

(b)
Subsequent to the sale of 3,000,000 shares of our common stock in this offering, we intend to acquire Objectware. A portion of the proceeds of this offering will be used to retire indebtedness. The accompanying summary financial data reflect the effect of these transactions as if they occurred at the beginning of the fiscal year on October 1, 2006.

RISK FACTORS

You should carefully consider and evaluate all of the information contained in this prospectus, including the following risk factors, before deciding to invest in our securities. Any of these risks could materially and adversely affect our business, financial condition and results of operations, which in turn could adversely affect the price of our common stock.

Risks Related to our Business

There is substantial doubt about our ability to continue as a going concern.

We have incurred annual losses since commencement of operations in 2000 and have used a significant amount of cash to fund our operations over the last several years. As a result, we have a working capital deficit of $3,324,000 and an accumulated deficit of $5,491,000 at March 31, 2007. Our revenues have not grown sufficiently to satisfy our increases in debt service, principally relating to the $2,800,000 senior notes payable described in Note 7 to the financial statements, capital expenditures and operating activities and to generate sufficient cash flows to maintain operations. Except for the scheduled repayment of the senior notes payable described below, we believe that based on current revenue projections that cash flow from operations should be sufficient to meet our cash requirements and allow us to continue as a going concern through September 30, 2007. We expect that the proceeds from the planned public offering will be sufficient to repay the senior notes payable, to provide additional working capital to fund current operations and to fund the long term cash requirements described above. We must increase revenue from current levels to achieve profitability and generate future positive cash flow. In order to increase revenue, we have expanded our sales force through our acquisition of New Tilt in April 2006 and have expanded into the healthcare and education sectors of the industry. Long-term cash requirements, other than for normal operating expenses and for commitments described in Note 8 to the financial statements, will be required for the development of new software products, enhancements of existing products, and the possible acquisition of other companies, products, or technologies complementary to our business. We continue to monitor cash flow and have developed a contingency plan to effect further reductions to headcount, infrastructure and capital expenditures, as necessary, to fund on-going operations.

Since our initial public offering was not completed by the April 2007 maturity date of the senior notes payable, we obtained extensions from the note holders extending the maturity of these notes to July 5, 2007. If the offering is not completed by the extended maturity date, we would need to seek either a further extension of the maturity date or seek additional financing to repay the senior notes payable and related interest. There can be no assurances that we will complete this offering by July 5, 2007 or if we do not, that we will be able if necessary to obtain a further extension of the senior notes payable or additional financing under acceptable terms and conditions, or at all.

The circumstances discussed above raise substantial doubt about our ability to continue as a going concern in the normal course of business. The recovery of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets are dependent upon our continued operations, which in turn are dependent upon our ability to maintain or increase revenue, succeed in our future operations, and complete our planned public offering or obtain other sources of cash to repay the senior notes payable. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the classifications and amount of liabilities that might be necessary should we be unable to continue operations. See Use of Proceeds on page 23 of this prospectus.

We have a limited operating history on which to evaluate our operations and may again incur losses in the future as we expand.

During the most recent four years of operations, in 2003, 2004, 2005 and 2006, we had revenues of approximately $4.2 million, $4.9 million, $5.8 million and $8.2 million, respectively, and net losses of

$750,000, $178,000, $517,000 and $1,448,000, respectively. We have a limited operating history on which to base an evaluation of our business and prospects. Since 2003, we have funded operations through operating cash flows, when available, sales of equity securities, issuances of debt and lines of credit. Any investment in our company should be considered a high risk investment because you will be placing funds at risk in an unseasoned early stage company with unforeseen costs, expenses, competition and other problems to which such companies are often subject. Our revenues and operating results are difficult to forecast and our projected growth is dependent, in part, on our ability to complete future acquisitions of prospective target companies and the future revenues and operating results of such acquired companies. We therefore believe that period-to-period comparisons of our operating results thus far should not be relied upon as an indication of future performance.

As we have a limited operating history, we may be unable to accurately predict our future operating expenses, which could cause us to experience cash shortfalls in future periods.

The proceeds of this offering will be used to repay indebtedness in the aggregate principal amount of $2,800,000, together with accrued interest, to pay the $2,500,000 cash portion of the Objectware, Inc. purchase price, for general corporate purposes, including other acquisitions, as well as for general working capital purposes. In addition, in order to substantially grow our business both organically and through additional acquisitions, we may, from time to time, require additional funding. There can be no assurance that we will be able to raise any additionally needed funds on acceptable terms or at all. The procurement of any such additional financing may result in the dilution of your ownership interest in our company.

Because most of our licenses are renewable on a monthly basis, a reduction in our license renewal rate could reduce our revenues.

Our customers have no obligation to renew their monthly subscription licenses, and some customers have elected not to do so. Our license renewal rates may decline or fluctuate as a result of a number of factors, including customer dissatisfaction with our products and services, our failure to update our products to maintain their attractiveness in the market, or constraints or changes in budget priorities faced by our customers. A decline in license renewal rates could cause our revenues to decline which would have a material adverse effect on our operations.

Only a few customers account for a substantial portion of our revenues, and if we lose any of these customer accounts, our net sales could substantially suffer.

We derive a significant portion of our revenues from a small number of customers. For the fiscal year ended September 30, 2006, approximately 22% of our revenues were generated from Nomura Securities, 7% of our revenues were generated from The Bank of New York, and 6% of our revenues were individually generated from Pfizer, Depository Trust & Clearing Corporation and John Hancock. For the six months ended March 31, 2007, Nomura Securities generated 20% of our revenues. The loss of business from any of these customers could substantially reduce our net sales and results of operations and could seriously harm our business.

If we are unable to manage our future growth efficiently, our business, revenues and profitability may suffer.

We anticipate that continued expansion of our business will be required to address potential market opportunities. For example, we will need to expand the size of our research and development, sales, corporate finance and operations staff. There can be no assurance that our infrastructure will be sufficiently flexible and adaptable to manage our projected growth or that we will have sufficient resources, human or otherwise, to sustain such growth. If we are unable to adequately address these additional demands on our resources, our profitability and growth might suffer. Also, if we continue to expand our operations, management might not be effective in expanding our physical facilities and our systems, procedures or controls might not be adequate to support such expansion. Our inability to manage our growth could harm our business and decrease our revenues.

If we are unable to complete our acquisition of Objectware, our projected growth and pro forma results of operations will be reduced significantly.

On December 7, 2006, we signed a definitive merger agreement. Under this agreement, we expect to acquire Objectware, Inc. shortly before we complete this offering. The closing of our acquisition of Objectware is subject to several conditions customary to the acquisitions of this nature, including completion of satisfactory due diligence analysis. In addition, the closing of our acquisition of Objectware is subject to the conditions that, within five business days after the registration statement has been declared effective by the Commission and our stock has commenced trading, and within one hour after our receipt of net proceeds of at least $10,000,000 from this offering, we transfer $2,500,000 of cash consideration to the escrow agent and deliver certificates representing the stock consideration to the escrow agent by overnight mail. We cannot assure you that we will be able to satisfy the conditions to closing of the acquisition. If the acquisition of Objectware does not occur, our pro-forma revenue and earnings before interest and taxes at the initial public offering will be reduced significantly. For further discussion, please refer to page 25 of this prospectus.

You will incur ownership dilution of between $4.08 and approximately $4.27 as a result of our proposed acquisition of Objectware.

The purchase price for Objectware consists of cash and shares of our common stock. Upon the closing of the acquisition and the release of the escrowed materials, we will issue to Objectware’s sole stockholder, Mr. Erez M. Katz, cash and shares of our common stock valued at (based on the initial public offering price of our shares in this offering) $2,700,000. These shares may not be sold or otherwise disposed of during a lock-up period of up to one year from the date of this prospectus. We have also agreed to pay Mr. Katz a deferred purchase price, contingent on Objectware’s future financial performance, payable in cash and stock quarterly over the three years after we acquire Objectware. See “Business - Growth and Expansion Strategy - Pending Acquisition - Objectware” at page 70. As a result of the issuance of shares of our common stock upon the closing of the acquisition, and the shares, if any, that we may issue to Mr. Katz in the future in payment of any deferred purchase price, you will experience ownership dilution. Assuming the issuance of 490,909 shares of our common stock (having a value, at the estimated initial public offering price of $5.50 per share, of $2,700,000), upon the acquisition of Objectware, the immediate additional dilution of net tangible book value will be $4.27 per share to purchasers of common stock in this offering. See “Dilution.” In addition, we may be required to issue additional shares (to be determined at the offering price) at the closing resulting from a purchase price adjustment computation should Objectware’s working capital as defined in the merger agreement, exceed $750,000. Any additional potential consideration to be paid will be in the form of cash (60%) and common stock (40%), however we are unable to determine whether such adjustment will be required until the closing. We may also be required to issue additional shares on a quarterly basis for three years after the acquisition of Objectware as contingent consideration to the purchase price. The maximum number of shares we will be obligated to issue for contingent consideration will have a value of not more than $800,000. At the estimated initial public offering price of $5.50 per share, therefore, we may be required to issue up to 145,454 additional shares. If all such shares are ultimately issued, the additional dilution of net tangible book value will be $0.02 per share to purchasers of common stock in this offering. For further discussion, please refer to page 27 of this prospectus.

Our acquisition of Objectware involves other risks, including our inability to integrate successfully its business and our assumption of liabilities.

We may not be able to integrate successfully Objectware’s business into our existing business. We cannot assure you that we will be able to market the services provided by Objectware with the other services we provide to customers. Further, integrating Objectware’s business may involve significant diversion of our management time and resources and be costly. Our acquisition of Objectware also involves the risks that the business acquired may prove to be less valuable than we expected and/or that Objectware may have unknown or unexpected liabilities, costs and problems. In entering into the Objectware definitive merger agreement, we relied on limited representations and warranties of Objectware’s sole stockholder. Although we have contractual and other legal remedies for losses that we may incur as a result of breaches of his agreements, representations and warranties, we cannot assure you that our remedies will adequately cover any losses that we incur.

If we undertake additional business combinations and acquisitions, they may be difficult to integrate into our existing operations, may disrupt our business, dilute stockholder value or divert management’s attention.

During the course of our history, we have acquired four businesses, and on December 7, 2006 we signed a definitive merger agreement with Objectware. Under this agreement, we intend to acquire all outstanding capital stock of Objectware. A key element of our growth strategy is the pursuit of additional acquisitions in the fragmented Web development/services industry in the future. These acquisitions could be expensive, disrupt our ongoing business and distract our management and employees. We may not be able to identify suitable acquisition candidates, and if we do identify suitable candidates, we may not be able to make these acquisitions on acceptable terms or at all. If we make an acquisition, we could have difficulty integrating the acquired technology, employees or operations. In addition, the key personnel of the acquired company may choose not to work for us. Acquisitions also involve the risk of potential unknown liabilities associated with the acquired business. Each of these risks exists in connection with our acquisition of Objectware. As of the date of this prospectus, we have no commitments, proposals or arrangements to acquire any other business.

If our products fail to perform properly due to undetected errors or similar problems, our business could suffer, and we could face product liability exposure.

Complex applications software we sell may contain undetected errors, or bugs. Such errors can be detected at any point in a product’s life cycle, but are frequently found after introduction of new software or enhancements to existing software. We continually introduce new products and new versions of our products. Despite internal testing and testing by current and potential customers, our current and future products may contain serious defects. If we detect any errors before we ship a product, we might have to delay product shipment for an extended period of time while we address the problem. We might not discover software errors that affect our new or current products or enhancements until after they are deployed, and we may need to provide enhancements to correct such errors. Therefore, it is possible that, despite our testing, errors may occur in our software. These errors could result in:

•	harm to our reputation;
•	lost sales;
•	delays in commercial release;
•	product liability claims;
•	contractual disputes;
•	negative publicity;
•	delays in or loss of market acceptance of our products;
•	license terminations or renegotiations; or
•	unexpected expenses and diversion of resources to remedy errors.

Furthermore, our customers may use our software together with products from other companies. As a result, when problems occur, it might be difficult to identify the source of the problem. Even when our software does not cause these problems, the existence of these errors might cause us to incur significant costs, divert the attention of our technical personnel from our product development efforts, impact our reputation or cause significant customer relations problems.

If we are unable to protect our proprietary technology and other intellectual property rights, our ability to compete in the marketplace may be substantially reduced.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market products similar to our products, which could decrease demand for such products, thus decreasing our revenues. We rely on a combination of copyright, trademark and trade secret laws, as well as licensing agreements, third-party non-disclosure agreements and other contractual measures, to protect our intellectual property rights. These protections may not be adequate to prevent our competitors from copying or reverse-engineering our products. Our competitors may independently develop technologies that are substantially equivalent or superior to our technology. To protect our trade secrets and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. The protective mechanisms we include in our products may not be sufficient to prevent unauthorized copying. Existing copyright laws afford only limited protection for our intellectual property rights and may not protect such rights in the event competitors independently develop similar products. In addition, the laws of some countries in which our products are or may be licensed do not protect our products and intellectual property rights to the same extent as do the laws of the United States.

Policing unauthorized use of our products is difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any litigation could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and materially harm our business or financial condition.

If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our products, pay significant royalties or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or technologies of entities we acquire violates its intellectual property rights. As the number of software products in our markets increases and the functionality of these products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	be expensive and time consuming to defend;
•	result in negative publicity;
•	force us to stop licensing our products that incorporate the challenged intellectual property;
•	require us to redesign our products;
•	divert management’s attention and our other resources; or
•	require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease our revenues and result in possible losses to our business.

If the security of our software, in particular the hosted Internet solutions products we have developed, is breached, our business and reputation could suffer.

Fundamental to the use of our products is the secure collection, storage and transmission of confidential information. Third parties may attempt to breach our security or that of our customers and their databases. We might be liable to our customers for any breach in such security, and any breach could harm our customers, our business and reputation. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could harm our reputation, business and operating results. Computers, including those that utilize our software, are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We might be required to expend significant capital and other resources to protect further against security breaches or to rectify problems caused by any security breach, which, in turn could divert funds available for corporate growth and expansion or future acquisitions.

We are dependent upon our management team, and the loss of any of these individuals could harm our business.

We are dependent on the efforts of our key management personnel. The loss of any of our key management personnel, or our inability to recruit and train additional key management and other personnel in a timely manner, could materially and adversely affect our business, operations and future prospects. We do not maintain a key man insurance policy covering any of our employees. In addition, in the event that Thomas Massie, our founder, Chairman and Chief Executive Officer, is terminated by us without cause, he is entitled to receive severance payments equal to the greater of (a) three years’ total compensation, including bonus amounts, or (b) $1 million. In the event we are required to pay the severance payments to Mr. Massie, it could have a material adverse effect on our results of operations for the fiscal quarter and year in which such payments are made.

We have shifted a significant portion of our software development operations to India, which poses significant economic, political and security risks.

A significant portion of our software development activities are conducted by our Bridgeline Software, Pvt. Ltd. subsidiary in Bangalore, India, in order to take advantage of cost efficiencies associated with India’s lower wage scale. As of March 31, 2007, we had 39 software development employees (47% of total software development employees) at our Bangalore facility, who represent approximately 14% of our total development costs. However, we may not continue to achieve the cost savings and other benefits we currently receive from these operations and we may not be able to find sufficient numbers of developers with the necessary skill sets in India to meet our needs as we grow. Due to our activities in India, we are exposed to risks related to changes in the economic, security and political conditions of India. Economic and political instability, military actions and other unforeseen occurrences in India could impair our ability to continue our software development in a timely manner, which could put our products at a competitive disadvantage.

Our costs will increase significantly as a result of operating as a public Exchange Act reporting company, and our management will be required to devote substantial time to complying with public company rules and regulations. As a result of these costs, our net earnings may be reduced and we may not be able to devote sufficient attention to achieving our business objectives.

Following this offering, as a public company, we will incur significant legal, financial, accounting and other costs and expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 (SOX) and rules and regulations of the Securities and Exchange Commission and various exchanges, including the Nasdaq Stock Market, have imposed various requirements on public companies, including changes in corporate governance practices and disclosures. Our management and other personnel will need to devote a substantial amount of time to ensure ongoing compliance with these new requirements.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively minimize the possibility of fraud and its impact on our company. If we cannot provide financial reports or effectively minimize the possibility of fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

In addition, we will be required to include the management and auditor reports on internal controls as part of our annual report for the fiscal year ending September 30, 2008, pursuant to SOX Section 404, which requires, among other things, that we maintain effective internal controls over financial reporting and effective disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.

We cannot be certain as to the timing of the completion of our evaluation and testing, the timing of any remediation actions that may be required or the impact these may have on our operations. Furthermore, there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other SOX requirements, we might become subject to sanctions or investigation by regulatory authorities such as the Securities and Exchange Commission or any securities exchange on which we may be trading at that time, which action may be injurious to our reputation and affect our financial condition and decrease the value and liquidity of our securities, including our common stock.

Our auditors identified material weaknesses in our internal control over financial reporting as of September 30, 2006. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately report our financial results.

In connection with its audit of our financial statements, our external auditors, UHY LLP, advised us that they were concerned that as of and for the year ended September 30, 2006, our accounting resources did not include enough people with the detailed knowledge, experience and training in the selection and application of certain accounting principles generally accepted in the United States of America (GAAP) to meet our financial reporting needs. This control deficiency contributed to material weaknesses in internal control with respect to accounting for revenue recognition, equity and acquisitions. A “material weakness” is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement in the financial statements or related disclosures will not be prevented or detected. In preparation for this offering, we engaged a consultant experienced in accounting and financial reporting who assisted us in preparing our financial statements. We have begun the process of identifying candidates to assume newly created positions in our company, one of which will be at the vice-president level, with specific responsibilities for external financial reporting, internal control, revenue recognition and purchase accounting. We intend to have these resources in place sometime during the third quarter of fiscal year 2007. We estimate that the annual cost of the new positions referred to above will be between $250,000 and $350,000. In addition, we expect to incur significant additional costs in the future. While we expect to complete the process of bringing our internal control documentation into compliance with SOX Section 404 as quickly as possible, we cannot at this time estimate how long it will take to complete the process or its ultimate cost. We expect such costs to be significant.

Risks Related to Our Industry

We face intense and growing competition, which could result in price reductions, reduced operating margins and loss of market share.

We operate in a highly competitive marketplace and generally encounter intense competition to create and maintain demand for our services and to obtain service contracts. If we are unable to successfully compete for new business and license renewals, our revenue growth and operating margins may decline.

The market for our products, i.e., Web development services, content management products, asset management products, e-Training products, foundations management products, and Web analytics are competitive and rapidly changing, and barriers to entry in such markets are relatively low. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. Some of our principal competitors offer their products at a lower price, which may result in pricing pressures. Such pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of our product and service offerings to achieve or maintain more widespread market acceptance.

The Web development/services market is highly fragmented with a large number of competitors and potential competitors. Our primary public company competitors are Website Pros, Filenet, aQuantive, Vignette and WebSideStory. We also face competition from customers and potential customers who develop their own applications internally. We also face competition from potential competitors that are substantially larger than we are and who have significantly greater financial, technical and marketing resources, and established direct and indirect channels of distribution. As a result, they are able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than we can. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share which could reduce our market share and decrease our revenues. See “Business - Competition” on page 73 of this prospectus.

Increasing government regulation could affect our business and may adversely affect our financial condition.

We are subject not only to regulations applicable to businesses generally, but also to laws and regulations directly applicable to electronic commerce. Although there are currently few such laws and regulations, state, federal and foreign governments may adopt laws and regulations applicable to our business. Any such legislation or regulation could dampen the growth of the Internet and decrease its acceptance. If such a decline occurs, companies may choose in the future not to use our products and services. Any new laws or regulations in the following areas could affect our business:

•	user privacy;
•	the pricing and taxation of goods and services offered over the Internet;
•	the content of Websites;
•	copyrights;
•	consumer protection, including the potential application of “do not call” registry requirements on customers and consumer backlash in general to direct marketing efforts of customers;
•	the online distribution of specific material or content over the Internet; or
•	the characteristics and quality of products and services offered over the Internet.

Because competition for highly qualified personnel is intense, we might not be able to attract and retain the employees we need to support our planned growth.

We will need to increase the size and maintain the quality of our sales force, software development staff and professional services organization to execute our growth plans. To meet our objectives, we must attract and retain highly qualified personnel with specialized skill sets. Competition for qualified personnel can be intense, and we might not be successful in attracting and retaining them. Our ability to maintain and expand our sales, product development and professional services teams will depend on our ability to recruit, train and retain top quality people with advanced skills who understand sales to, and the specific needs of, our target customers. For these reasons, we have experienced, and we expect to again experience in the future, challenges in hiring and retaining highly skilled employees with appropriate qualifications for our business. In addition to hiring services personnel to meet our needs, we may also engage additional third-party consultants as contractors, which could have a negative impact on our financial results. If we are unable to hire or retain qualified personnel, or if newly hired personnel fail to develop the necessary skills or reach productivity slower than anticipated, it would be more difficult for us to sell our products and services, and we could experience a shortfall in revenue and not achieve our planned growth.

Risks Related to this Offering

There is no prior public market for our common stock and our stock price could be volatile and could decline following this offering, resulting in a substantial loss in your investment.

Prior to this offering, there has not been a public market for our common stock. An active trading market for our common stock may never develop or if it develops it may not be sustained, which could affect your ability to sell your shares and could depress the market price of your shares. In addition, the initial public offering price of the shares has been determined through negotiations between us and the representatives of the underwriters and may bear no relationship to the price at which the shares will trade upon completion of this offering. The stock market can be highly volatile. As a result, the market price of our common stock can be similarly volatile, and investors in our common stock may experience a decrease in the value of their stock, including decreases unrelated to our operating performance or prospects. The market price of our common stock after the offering will likely vary from the initial offering price and is likely to be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

•	variations in our operating results;
•	changes in the general economy and in the local economies in which we operate;
•	the departure of any of our key executive officers and directors;
•	the level and quality of securities analysts’ coverage for our common stock;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	changes in the federal, state, and local laws and regulations to which we are subject; and
•	future sales of our common stock.

Shares of common stock that are issuable pursuant to our stock option plan and our outstanding warrants could result in dilution to existing shareholders and could cause the market price of our common stock to fall.

We have reserved 1,400,000 shares of common stock that are issuable pursuant to our Amended and Restated Stock Incentive Plan. As of the date of this prospectus, we have issued 869,432 options under the plan. In addition, we have 577,852 shares that are issuable pursuant to our outstanding warrants. The existence of these options and warrants may reduce earnings per share under U.S. generally accepted accounting principles and, to the extent they are exercised and shares of our common stock are issued, dilute percentage ownership of existing shareholders, which result in a decline in the market price of our common stock. For further discussion, please refer to “Dilution” on page 27 of this prospectus.

Future sale of a significant number of our securities could cause a substantial decline in the price of our securities, even if our business is doing well.

Sales of a substantial number of shares of our common stock or the availability of a substantial number of such shares for sale could result in a decline of prevailing market price of our common stock. In particular, we are registering the resale of up to 342,000 shares of our common stock that may be acquired upon the exercise of certain warrants. These shares may not be sold or otherwise disposed of during a lock-up period of up to six months from the date of this prospectus; thereafter, holders of those shares will be able to sell them into the public market without restriction. In addition, we could issue other series or classes of preferred stock having rights, preferences and powers senior to those of our common stock, including the right to receive dividends and preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of our common stock. This could reduce or eliminate the amounts that would otherwise have been available to pay dividends on the common stock. In addition, all of our directors, officers and shareholders have executed lock-up agreements with the underwriters agreeing not to sell, transfer or otherwise dispose of any of their shares for a period of one year from the date of this prospectus. The lock-up agreements are subject to customary exceptions and may be waived by the underwriters. Sales of a substantial number of these shares in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The results of our operations could cause our stock price to decline.

Our operating results in the future may be affected by a number of factors and, as a result, fall below expectations. Any of these events could negatively affect our operating results which might cause our stock price to fall:

•	Our inability to attract new customers at a steady or increasing rate;
•	Our inability to provide and maintain customer satisfaction;
•	Price competition or higher prices in the industry;
•	Higher than expected costs of operating our business;
•	The amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure are greater and higher than expected;
•	Technical, legal and regulatory difficulties with respect to our business occur; and
•	General downturn in economic conditions that are specific to our market, such as a decline in information technology spending.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock immediately after this offering. If you purchase our shares in this offering, you will incur an immediate dilution of $3.91 per share of common stock ($3.73 if the over-allotment option is exercised by the underwriters) in net tangible book value per share from the price you paid, based on an assumed initial mid-point offering price between $5.00 and $6.00 per share. Upon the issuance of additional shares of our common stock to Objectware’s sole stockholder in the closing described at page 73 of this prospectus, dilution will be increased by $0.36 per share of common stock ($0.35 if the over-allotment option is exercised by the underwriters) in net tangible book value per share from the price you paid, based on an assumed initial mid-point offering price between $5.00 and $6.00 per share.

We do not intend to pay dividends, which may limit the return on your investment.

We have never declared or paid cash dividends or distributions to our equity owners. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. You should not make this investment in our securities if you require dividend income from your investment. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value after this offering or even maintain the price at which you purchased your shares.

We have substantial discretion as to how to use the offering proceeds, and we may not apply the proceeds in ways that increase the value of your investment.

While we currently intend to use the net proceeds of this offering as set forth in “Use of Proceeds” on page 23 of this prospectus, we may choose, in our sole discretion, to use the net offering proceeds for different purposes. The effect of the offering will be to increase capital resources available to our management, and our management will allocate these capital resources as necessary to enhance shareholder value. You will be relying on the judgment of our management with regard to the use of the net proceeds of this offering. Our management might not be able to yield a significant return, if any, on any investment of the net proceeds, and you will not have the opportunity to influence our decisions on how to use the net proceeds.

Provisions in our charter documents or Delaware law might discourage, delay or prevent a change of control of our company, which could negatively affect your investment.

Our Amended and Restated Certificate of Incorporation (which will become effective shortly before the completion of this offering) and Amended and Restated By-laws will contain provisions that could discourage, delay, or prevent a change of control of our company or changes in our management that our shareholders may deem advantageous. These provisions include:

•
authorizing the issuance of preferred stock that can be created and issued by our Board of Directors without prior shareholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock;

•	limiting the persons who can call special shareholder meetings;
•	establishing advance notice requirements to nominate persons for election to our Board of Directors or to propose matters that can be acted on by shareholders at shareholder meetings;
•	the lack of cumulative voting in the election of directors;
•	requiring an advance notice of any shareholder business before the annual meeting of our shareholders;
•	filling vacancies on our Board of Directors by action of a majority of the directors and not by the shareholders, and
•
the division of our Board of Directors into three classes with each class of directors elected for a staggered three year term. In addition, our organizational documents will contain a supermajority voting requirement for any amendments of the staggered board provisions.

These and other provisions in our organizational documents could allow our Board of Directors to affect your rights as a shareholder in a number of ways, including making it more difficult for shareholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing members of our management team, these provisions could in turn affect any attempt to replace the current management team. These provisions could also limit the price that investors would be willing to pay in the future for shares of our common stock. We are also subject to the provisions of Section 203 of the Delaware General Corporation Law, which may discourage, delay, or prevent a change of control of our company. See “Description of Capital Stock” on page 90 of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements are only predictions and you should not place undue reliance on them. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. All forward-looking statements address matters that involve risks and uncertainties. There are many important risks, uncertainties and other factors that could cause our actual results, as well as trends and conditions within the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus. You should also carefully consider all forward-looking statements in light of the risks and uncertainties set forth under “Risk Factors” and elsewhere in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives, future results, levels of activity, performance or plans will be achieved.

DETERMINATION OF OFFERING PRICE

The offering price of our common stock was arbitrarily determined by our management after consultation with our underwriters and was based upon consideration of various factors including our history and prospects, the background of our management, the pending acquisition of Objectware and current conditions in the securities markets. As a result, the price of our common stock does not necessarily bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our common stock be regarded as an indicator of any future market price of our securities.

USE OF PROCEEDS

Our net proceeds from the sale and issuance of 3,000,000 shares are estimated to be approximately $14,305,000 (approximately $16,390,000 if the underwriters’ over-allotment option is exercised in full), based upon an estimated initial public offering price of $5.50 per share and after deducting the estimated underwriting discount, the non-accountable expense allowance and the estimated offering expenses payable by us.

We intend to use the net proceeds of this offering as follows:

Use	Amount (in thousands)	Percent
Repayment of indebtedness	$2,800	19.6%
Payment of cash portion in connection with the acquisition of Objectware, together with expenses associated with that acquisition	3,305	23.1%
Other potential acquisitions (approximate)	2,000	14.0%
General corporate purposes, including working capital	6,200	43.3%
Total	$14,305	100.0%

The amounts and timing of our actual expenditures will depend on numerous factors, including the results of our sales, marketing activities, competition and the amount of cash generated or used by our operations. For example, in the event that we do not complete the acquisition of Objectware, we intend to use the remainder of our net proceeds to finance our working capital needs, which may include (without limitation) funding research and development initiatives, capital equipment expenditures, marketing activities and increases to sales and administrative staff, and for general corporate purposes. We may, however, change these anticipated uses as we deem appropriate. Although we currently have no agreements or commitments to complete any acquisitions or other such transactions other than the Objectware acquisition and have not allocated funds in our business plan for any specific acquisitions, we believe that the proceeds from this offering will enable us to more effectively pursue strategic opportunities when and as we identify them. We currently estimate that we will use approximately $2,000,000 of the net proceeds to make other acquisitions that may be identified in the future. Based on our acquisition criteria and the portion of the purchase price of each acquisition that we expect to pay in cash at the closing, we believe that amount will be sufficient to fund the initial costs of our acquisitions over the next several years, after which we believe that cash from operations will be sufficient to fund the cash payments expected to be made upon the closing of any subsequent acquisitions. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the balance of the net proceeds. Pending the uses described above, we intend to invest the net proceeds in certificates of deposit, short-term obligations of the United States government, or other money-market instruments that are rated investment grade or its equivalent.

DIVIDEND POLICY

We have never paid cash dividends or distributions to our equity owners. We do not expect to pay cash dividends on our common stock, but, instead, intend to utilize available cash to support the development and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including, but not limited to, future operating results, capital requirements, financial condition and the terms of any credit facility or other financing arrangements we may obtain or enter into, future prospects and other factors our Board of Directors may deem relevant at the time such payment is considered. There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2007. You should read this table in conjunction with “Management’s Discussion and Analysis” beginning on page 32 and the financial statements and accompanying notes included elsewhere in this prospectus. Such information is set forth on the following basis:

•	“Actual” is based on our unaudited financial statements as of March 31, 2007.
•
“Adjustments” gives the effect of the sale of shares in this offering and the application of the net proceeds from this offering as described under “Use of Proceeds” on page 23 and assumes that the underwriters do not exercise their over-allotment option and is further adjusted for issuances of shares and options pursuant to the completion of the acquisition of Objectware.

•
“As Adjusted” gives the net effect of the adjustments to actual for the sale of shares in this offering and the application of the net proceeds from this offering as described under “Use of Proceeds” on page 23 assuming that the underwriters do not exercise their over-allotment option, and the effect for issuances of shares and options pursuant to the completion of the acquisition of Objectware.

	March 31, 2007 (Dollars in thousands)
	Actual	Adjustments (a)		As Adjusted
Long-term obligations, including current maturities	$2,891	$(2,769)		$122
Shareholders’ equity:
Common stock $.001 par value: 20,000,000 shares authorized, 4,277,250 shares issued and outstanding (actual) and 7,768,159 shares issued and outstanding (as adjusted)	4	3		7
Preferred stock, $.001 par value: 1,000,000 shares authorized, no shares issued and outstanding	—	—		—
Additional paid-in capital	9,980	16,743		26,723
Accumulated deficit	(5,491)	(63	)(b)	(5,554)
Total equity	4,493	16,683		21,176

Total capitalization	$7,384	$13,914		$21,298

(a)
Gives effect to the sale of an aggregate 3,000,000 shares of common stock in this offering resulting in net proceeds to us of $14,305,000 net of underwriters discount of 10.00% and other expenses of the offering, assuming no exercise of the underwriters’ over-allotment option, and issuance of an additional 490,909 shares of common stock upon the completion of the acquisition of Objectware at an assumed price of $5.50 per share combined with $183,000 representing conversion of Objectware options to Bridgeline options.

(b)	Includes expensing the unamortized debt discount of $31,000 and unamortized financing fees of $32,000.

UNAUDITED CONDENSED PRO FORMA FINANCIAL DATA

In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, a condensed pro forma balance sheet as of March 31, 2007 and condensed pro forma statements of operations for the six months ended March 31, 2007 and the fiscal year ended September 30, 2006 have been prepared. For additional information, please refer to the complete Pro Forma disclosures beginning on page F-3 of our financial statements. The summary income statement data for the years ended September 30, 2006 and September 30, 2005 are derived from our audited financial statements as of and for the years ended September 30, 2006 and September 30, 2005. The summary income statement data for the six months ended March 31, 2007 and 2006 and the selected balance sheet data as of March 31, 2007 have been derived from our unaudited financial statements included elsewhere in this prospectus. Our unaudited financial statements have been prepared on the same basis as the audited financial statements and notes thereto, which include, in the opinion of our management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for the unaudited interim period. Our historical results for prior interim periods are not necessarily indicative of results to be expected for a full fiscal year or for any future period. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under “Selected Financial Data” and “Management’s Discussion and Analysis.” These pro forma financial statements are based upon our historical financial statements and the historical financial statements of New Tilt, Inc. and Objectware, Inc. included elsewhere in this prospectus and should be read in conjunction therewith.

The following unaudited condensed pro forma financial data should be read in conjunction with the audited and unaudited historical financial statements of our company, New Tilt, Inc. and Objectware, Inc. and the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this prospectus. The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions had been completed at the dates indicated.

Bridgeline Software, Inc. Unaudited Condensed Pro Forma Financial Data

	Unaudited
	Six Months Ended March 31,			Year Ended September 30,
	Historical	Pro Forma	Historical	Historical	Pro Forma	Historical
	2007	2007 (b)	2006	2006	2006 (a)	2005
Income Statement Data:
Revenues	$4,532	$7,156	$3,569	$8,235	$13,056	$5,769
Cost of revenue	2,156	3,468	1,669	3,809	6,653	3,113
Gross profit	2,376	3,688	1,900	4,426	6,403	2,656
Income (loss) from operations	$(642)	$34	$(68)	$(810)	$(186)	$(461)
Net income (loss)	$(1,328)	$19	$(120)	$(1,448)	$(192)	$(517)

Net income (loss) per share:
Basic	$(0.31)	$0.00	$(0.03)	$(0.36)	$(0.03)	$(0.14)
Diluted	$(0.31)	$0.00	$(0.03)	$(0.36)	$(0.03)	$(0.14)
Number of weighted average shares:
Basic	4,275,107	6,254,016	3,903,833	4,046,278	6,336,864	3,804,527
Diluted	4,275,107	7,692,703	3,903,833	4,046,278	6,336,864	3,804,527

	Unaudited March 31,			September 30,
					Unaudited
	Historical	Pro Forma	Historical	Historical	Pro Forma	Historical
	2007	2007 (b)	2006	2006	2006 (a)	2005
Balance Sheet Data:
Current assets	$1,494	$10,419	$1,038	$2,073	$11,453	$935
Total assets	$9,384	$23,434	$7,026	$9,824	$23,729	$6,739

Current liabilities	$4,818	$2,176	$1,430	$4,093	$1,948	$1,114
Total liabilities	$4,891	$2,258	$1,552	$4,192	$2,056	$1,147

Total shareholders’ equity	$4,493	$21,176	$5,475	$5,632	$21,673	$5,592

Total liabilities and shareholders’ equity	$9,384	$23,434	$7,026	$9,824	$23,729	$6,739

	Unaudited Six Months Ended March 31,		Year Ended September 30,

	Historical	Historical	Historical	Historical
	2007	2006	2006	2005
Cash Flow Data:
Net cash (used in) provided by operating activities	$(297)	$130	$(733)	$(430)
Acquisitions, net of cash acquired	$—	$—	$(553)	$(310)
Net cash used in investing activities	$(189)	$(69)	$(842)	$(545)
Proceeds from issuance of short-term debt	$—	—	$2,434	$—
Net increase (decrease) in cash for the period	$(495)	$(4)	$453	$(818)

(a)	Reflects the April 24, 2006 acquisition of New Tilt, the probable acquisition of Objectware and this offering.
(b)	Reflects the probable acquisition of Objectware and this offering.

DILUTION

If you invest in our common stock, the book value of your shares will be diluted to the extent of the difference between the public offering price for each share of common stock and the adjusted net tangible book value per share of our common stock immediately following the completion of this offering.

The net tangible book value of our common stock as of March 31, 2007 was $(2,749,000), or $(0.64) per share. Net tangible book value per share before this offering has been determined by dividing net tangible book value (book value of total assets less intangible assets, less total liabilities) by the number of shares of common stock outstanding as of March 31, 2007. After (i) giving effect to the sale of our shares in this offering at an estimated initial public offering price of $5.50 per share and (ii) deducting underwriting discounts and commissions, the non-accountable expense allowance to the representatives of the underwriters and estimated offering expenses payable by us, our net tangible book value as of March 31, 2007 would have been $11,556,000 or $1.59 per share. This represents an immediate increase in net adjusted tangible book value of $2.23 per share to existing holders of common stock and an immediate dilution of net tangible book value of $3.91 per share to purchasers of common stock in this offering. Giving effect to the release of the closing escrow related to the acquisition of Objectware immediately after this offering, our net tangible book value as of March 31, 2007 would have been $9,590,000 or $1.23 per share. This represents an immediate additional increase in net adjusted tangible book value of $1.87 per share to existing holders of common stock and an immediate additional dilution of net tangible book value of $4.27 per share to purchasers of common stock in this offering, as illustrated in the following table:

	Without giving effect to the release of the closing escrow in connection with the acquisition of Objectware	After giving effect to the release of the closing escrow in connection with the acquisition of Objectware
Assumed initial public offering price per share	$5.50	$5.50
Net tangible book value (deficit) per share before the offering	(0.64)	(0.64)
Reduction in deficit in net tangible book value per share attributable to the offering	2.23	2.23
Increase in deficit in net tangible book value per share attributable to the acquisition of Objectware	—	(0.36)
Pro forma net tangible book value per share after the offering	1.59	1.23
Dilution per share to new investors	$3.91	$4.27

Assuming the underwriters exercise their over-allotment option in full, existing shareholders would have an immediate increase in adjusted tangible book value of $2.41 per share and investors in this offering would incur an immediate dilution of $3.73 per share or 68%, without giving effect to the release of the closing escrow in connection with the acquisition of Objectware. Existing shareholders would have an immediate increase in adjusted tangible book value of $2.06 per share and investors in this offering would incur an immediate dilution of $4.08 per share or 74%, giving effect to the release of the closing escrow in connection with the acquisition of Objectware.

Assuming the exercise of all outstanding stock options and warrants as of March 31, 2007 with exercise prices equal to or below the estimated initial public offering price of $5.50 per share, the net tangible book value of our common stock as of March 31, 2007 would have been $5,211,000 or $0.91 per share. After (i) giving effect to the sale of our shares in this offering at an estimated initial public offering of $5.50 per share, (ii) deducting underwriting discounts and commissions, the non-accountable expense allowance to the representatives of the underwriters, and estimated offering expenses payable by us, our net tangible book value as of March 31, 2007 would have been $19,516,000 or $2.24 per share ($21,601,000 if the over-allotment option is exercised by the underwriter or $2.35 per share). This represents an immediate increase in net adjusted tangible book value of $2.88 ($2.99 if the over-allotment option is exercised by the underwriter) per share to existing holders of common stock and an immediate dilution of net tangible book value of $3.26 ($3.15 if the over-allotment option is exercised by the underwriters) per share to purchasers of common stock in this offering.

The following table summarizes, on a pro forma basis after the closing of this offering, the differences in total consideration paid by persons who are shareholders prior to completion of this offering and by persons investing in this offering as of February 1, 2007:

					Consideration
	Shares	Purchased	Total			Price/Share
	Number	Percent	Amount		Percent	Average
Officers, directors, promoters and affiliated persons	2,479,216	32.35%	$5,014,605	(1)	18.02%	$2.02
Other existing shareholders	2,184,908	28.51%	6,313,915	(2)	22.69%	$2.89
New Investors	3,000,000	39.14%	16,500,000		59.29%	$5.50
Total	7,664,124	100.00%	$27,828,520		100.00%	$3.63

(1)
The total consideration paid by officers, directors, promoters and affiliated persons includes: (i) $2,467,082 received in the form of stock of companies we acquired; (ii) $1,227,919 in cash consideration received or which may be received upon the exercise of options or warrants previously exercised, currently exercisable or exercisable within 60 days after February 1, 2007; (iii) $2,600 in cash consideration received in return for shares of common stock issued to our founder upon our organization; and (iv) $1,317,003 in cash consideration received in several private placements.

(2)
The total consideration paid by all other existing shareholders includes: (i) $3,257,125 received in the form of stock of companies we acquired; and (ii) $3,056,790 in cash consideration received in several private placements.

The foregoing presentation does not give effect to the issuance of an additional (i) 659,195 shares of common stock pursuant to the exercise of outstanding options held by persons or entities other than officers, directors, promoters and affiliated persons, (ii) 458,370 shares of common stock pursuant to the exercise of outstanding warrants held by persons or entities other than officers, directors, promoters and affiliated persons, and (iii) 470,413 shares of common stock reserved for issuance under our Amended and Restated Stock Incentive Plan.

SELECTED FINANCIAL DATA

In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, a condensed pro forma balance sheet as of December 31, 2006 and condensed pro forma statements of operations for the six months ended March 31, 2007 and the fiscal year ended September 30, 2006 have been prepared. For additional information, please refer to the complete pro forma disclosures beginning on Page F-3 of our financial statements.

The summary below sets forth certain selected historical and pro forma financial data. The financial data below should be read in conjunction with the historical financial statements and the notes thereto of our company, New Tilt, Inc. and Objectware, Inc. appearing elsewhere in this prospectus. The summary income statement data for the years ended September 30, 2006 and 2005 are derived from our audited financial statements as of and for the years ended September 30, 2006 and 2005, respectively. The summary income statement data for the six months ended March 31, 2007 and 2006 and the selected balance sheet data as of March 31, 2007 have been derived from our unaudited financial statements included elsewhere in this prospectus. Our unaudited financial statements have been prepared on the same basis as the audited financial statements and notes thereto, which include, in the opinion of our management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for the unaudited interim period. Our historical results for prior interim periods are not necessarily indicative of results to be expected for a full fiscal year or for any future period.

When you read the selected financial data below, it is important that you also read our audited and unaudited consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus, as well as the section of this prospectus entitled “Management’s Discussion and Analysis and Results of Operations” and “Risk Factors.”

Bridgeline Software, Inc.
Selected Financial Data
(In thousands)

	Unaudited Six Months Ended March 31,		Year Ended September 30,
	(in thousands)		(in thousands)

	2007 (a)	2006	2006	2005
Income Statement Data:
Revenues	$4,532	$3,569	$8,235	$5,769
Cost of revenue	2,156	1,669	3,809	3,113
Gross profit	$2,376	$1,900	$4,426	$2,656
Loss from operations	$(642)	$(68)	$(810)	$(461)

Net loss	$(1,328)	$(120)	$(1,448)	$(517)

Net loss per share:
Basic and diluted	$(0.31)	$(0.03)	$(0.36)	$(0.14)

Balance Sheet Data:
Current assets	$1,494	$1,038	$2,073	$935
Definite-lived intangible assets, net	$241	$275	$303	$331
Goodwill	$6,496	$5,139	$6,346	$5,097
Total assets	$9,384	$7,026	$9,824	$6,739

Senior notes payable, net of discount	$2,769	$—	$2,497	$—
Current liabilities	$4,818	$1,430	$4,093	$1,114

Total liabilities	$4,891	$1,552	$4,192	$1,147

Total shareholders’ equity	$4,493	$5,475	$5,632	$5,592

Total liabilities and shareholders’ equity	$9,384	$7,026	$9,824	$6,739

Bridgeline Software, Inc.
Selected Pro forma Financial Data
 (Dollars in thousands)

	Actual	Pro forma
	Unaudited Six	Unaudited Six	Unaudited
	Months Ended	Months Ended	Year Ended
	March 31, 2007	March 31, 2007 (b)	September 30, 2006 (a)
Income Statement Data:
Revenues	$4,532	$7,156	$13,056
Cost of revenue	2,156	3,468	6,653
Gross profit	2,376	3,688	6,403
Sales and marketing expense	1,577	1,577	3,304
Technology development	346	346	176
General and administrative expense	1,095	1,731	3,109
Income (loss) from operations	$(642)	$34	$(186)

Net income (loss)	$(1,328)	$19	$(192)

Net income per share:
Basic	$(0.31)	$0.00	$(0.03)
Diluted	$(0.31)	$0.00	$(0.03)

Weighted Average Shares:
Basic	4,275,107	6,254,016	6,336,864
Diluted	4,275,107	7,692,703	6,336,864

Balance Sheet Data:
Current assets	$1,494	$10,419	$11,453
Definite-lived intangible assets, net	$241	$650	$712
Goodwill	$6,496	$11,345	$10,386
Total assets	$9,384	$23,434	$23,729

Short-term debt, net of discount	$2,769	$—	$—
Current liabilities	$4,818	$2,176	$1,948
Total liabilities	$4,891	$2,258	$2,056

Total shareholders’ equity	$4,493	$21,176	$21,673

Total liabilities and shareholders’ equity	$9,384	$23,434	$23,729

(a)	On April 25, 2006, we acquired New Tilt. The operations of New Tilt have been included in our consolidated financial statements from the date of acquisition.

(b)	Reflects the probable acquisition of Objectware and the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

 The following Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the historical financial statements and other financial information appearing elsewhere in this prospectus, including “Summary Financial Data,” “Capitalization” and “Selected Financial Data” on pages 8, 24 and 29 of this prospectus, respectively.

Overview

We are developers of on-demand Web software tools and award-winning Web applications. Our team of Microsoft®-certified developers specializes in user experience development, Web application development, and search engine optimization. We have developed our own on-demand Web software tools that provide Content Management, Relationship Management, eCommerce management, eMarketing Management and Grants Management. By providing award-winning Web applications, we help our customers to optimize business processes utilizing Web-based technologies.

Although our revenues have increased substantially on an annual basis since fiscal 2003, we have experienced net losses and negative cash flows from operations in each fiscal period since inception, and as of March 31, 2007 and September 30, 2006, we had an accumulated deficit of $5,491,000 and $4,163,000, respectively, and a working capital deficit of $3,324,000 and $2,020,000, respectively. Since inception, we have significantly increased our revenues through a combination of factors including (i) obtaining new customers, (ii) expanding existing customer relationships, (iii) acquiring complementary businesses, (iv) expanding the features of our software tools, and (v) offering new and improved products and services.

Sources of Revenue

During the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, the composition of our revenue was as follows:

	Six Months Ended March 31,		Years Ended September 30,
	2007	2006	2006	2005
Web Services	81.3%	77.3%	79.2%	72.5%
Managed Services	13.2	16.2	15.1	21.6
Subscription	5.5	6.5	5.7	5.9
	100.0%	100.0%	100.0%	100.0%

 The demand for our services has been affected in the past, and may continue to be affected in the future, by various factors, including, but not limited to, the following:

•	economic conditions affecting the budget priorities of our customers;
•	the acquisition or cancellation of significant clients;
•	worldwide acts of terrorism effecting U.S. markets; and
•	seasonality.

For these and other reasons, our revenue and results of operations for the six months ended March 31, 2007 and any prior periods may not necessarily be indicative of future revenues and results of operations.

We define our significant customers as those that generate in excess of ten percent of total revenues. These significant customers in aggregate generated 20%, 31%, 22% and 31% of our revenues in the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively. One customer generated greater than 10% of total revenue in the six months ended March 31, 2007, two customers generated greater than 10% of our revenues in the six months ended March 31, 2006, one customer generated greater than 10% of our revenue in the fiscal year ended September 30, 2006 and two customers generated greater than 10% of total revenue in the year ended September 30, 2005.

Cost of Revenue and Operating Expenses

Cost of Revenue. Cost of revenue includes salaries, benefits and related expenses of operations and database support, implementation and support services and the amortization of intangible assets resulting from prior acquisitions. Gross profit represents revenue less the costs of revenue for personnel directly involved in Web development and services activities, including stock-based compensation allocable to such personnel. Gross profit percentage is highly dependent on individually negotiated contracts and overhead allocations. We do not believe that historical gross profit margins are a reliable indicator of future gross profit margins. As our Subscription revenue increases, we expect our gross margins to also increase.

Sales and Marketing Expenses. Sales and marketing expenses consist primarily of salaries, commissions, benefits and related expenses of personnel engaged in selling, marketing and customer service functions, as well as public relations, advertising and promotional costs, and overhead costs of our various locations. Sales and marketing expenses include stock-based compensation allocable to certain personnel performing sales and marketing activities.

General and Administrative Expenses. General and administrative expenses consist primarily of personnel-related expenses, depreciation, legal and other professional fees, facilities and communication expenses and expenses to maintain our information technology infrastructure. General and administrative expenses include stock-based compensation allocable to certain personnel performing general and administrative activities.

Technology Development. Research and development expenditures for technology development are charged to operations as incurred. Technology development expenses include stock-based compensation allocable to certain personnel performing such research and development activities. Software development costs subsequent to the establishment of technological feasibility are capitalized and amortized to cost of software and included in cost of sales. Based on our product development process, technological feasibility is established upon completion of a working model. Costs incurred between completion of a working model and the point at which the product is ready for general release are capitalized if significant. No software development costs have been capitalized to date as a result of our development process.

During our fiscal year 2005, we established a research and development center in Bangalore, India in conjunction with our new On-demand Software Development initiative described in the Business section of this prospectus. In addition, on an on-going basis since our inception, we have derived technology benefits from engagements with our customers; however we do not track or quantify such costs separately for any periods.

Acquisitions

Acquisitions have been an important part of our growth and expansion to date. Our acquisitions have enabled us to increase our product and service offerings and expand into other geographies. We may continue to acquire companies that provide us with proprietary technology, access to key accounts, or personnel with significant experience in the Web development industry. During fiscal 2005, we completed the acquisition of Interactive Applications Group, Inc. (“iapps”®) giving us further exposure and access into the foundation and non-profit industry. During fiscal 2006, we completed the acquisition of New Tilt, Inc., (“New Tilt”) expanding our exposure and access into the life sciences segment of our industry.

We believe these acquisitions contribute to our business strategy by providing us with new geographical distribution opportunities, an expanded customer base, an expanded sales force and an expanded developer force. In addition, integrating the acquired businesses into our existing operations allows us to consolidate the finance, human resources, legal and marketing and other expenses of the acquired businesses with our own, reducing the aggregate of these expenses for the combined businesses, and resulting in improved over-all operating results.

From time to time, in connection with business acquisitions, we agree to make additional future payments to sellers contingent upon achievement of specific performance-based milestones by the acquired entities. Pursuant to the provisions of SFAS No. 141, Business Combinations, and related interpretations, such amounts are accrued and recorded by us as liabilities when the contingency is probable and estimatable and, hence, the additional consideration becomes payable.

Business Enterprise Segments

We are structured and operate internally as one reportable operating segment as defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”). SFAS 131 establishes standards for the way public business enterprises report information about operating segments in annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. Although we had three U.S. operating locations and an Indian subsidiary at September 30, 2006 and 2005, under the aggregation criteria set forth in SFAS 131, we operate in only one reportable operating segment since each location has similar economic characteristics.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. We regularly make estimates and assumptions that affect the reported amounts of assets and liabilities. The most significant estimates include our valuation of accounts receivable and long-term assets, including intangibles and deferred tax assets, amounts of revenue to be recognized on service contracts in progress, unbilled receivables, and deferred revenue. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

We consider the following accounting policies to be both those most important to the portrayal of our financial condition and those that require the most subjective judgment:

•	Allowance for doubtful accounts;
•	Revenue recognition;
•	Accounting for goodwill and other intangible assets; and
•	Accounting for stock-based compensation.

Allowance for doubtful accounts. We maintain an allowance for doubtful accounts which represents estimated losses resulting from the inability, failure or refusal of our clients to make required payments. We analyze historical percentages of uncollectible accounts and changes in payment history when evaluating the adequacy of the allowance for doubtful accounts. We use an internal collection effort, which may include our sales and services groups as we deem appropriate. Although we believe that our allowances are adequate, if the financial condition of our clients deteriorates, resulting in an impairment of their ability to make payments, or if we underestimate the allowances required, additional allowances may be necessary, resulting in increased expense in the period in which such determination is made.

Revenue Recognition. Substantially all of our revenue is generated from three activities: Web Services, Managed Services, and Subscriptions.  We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (“SAB 104”), Emerging Issues Task Force Issue No. 00-21, Accounting For Revenue Arrangements with Multiple Deliverables (“EITF 00-21”), and American Institute of Certified Public Accountants Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”) and related interpretations. Revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) delivery has occurred or the services have been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the fees is reasonably assured. Billings made or payments received in advance of providing services are deferred until the period these services are provided.

Web Services

Web Services include professional services primarily related to our Web development solutions that address specific customer needs such as information architecture and usability engineering, interface configuration, Web application development, rich media, e-Commerce, e-Learning and e-Training, search engine optimization, and content management. Web Services engagements often include a hosting arrangement that provides for the use of certain hardware and infrastructure, generally at our network operating center. As described further below, revenue for these hosting arrangements is included in Managed Services. Web services engagements that include hosting arrangements are accounted for as multiple element arrangements as described below under “Multiple-Element Arrangements.”

For Web Services engagements sold on a stand alone basis, revenue is recognized in accordance with SAB 104.  Web Services are contracted for on either a fixed price or time and materials basis.  For its fixed price engagements, we apply the proportional performance model to recognize revenue based on cost incurred in relation to total estimated cost at completion. We have determined that labor costs are the most appropriate measure to allocate revenue among reporting periods, as they are the primary input when providing Web Services. Customers are invoiced monthly or upon the completion of milestones. For milestone based projects, since milestone pricing is based on expected hourly costs and the duration of such engagements is relatively short, this input approach principally mirrors an output approach under the proportional performance model for revenue recognition on such fixed priced engagements.  For time and materials contracts, revenues are recognized as the services are provided.

Web Services are often sold as part of multiple element arrangements wherein perpetual licenses for our NetEDITOR software, retained professional services, hosting and/or Subscriptions are provided in connection with Web Services engagements.  Our revenue recognition policy with respect to these multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Sales of perpetual licenses for our NetEDITOR software and related post-contract customer support (“PCS”) are included in Web Services.  Revenues derived from perpetual license sales have been insignificant in all periods presented (representing less than 3% of Web Services revenues).

Managed Services

Managed Services include retained professional services and hosting services.

Retained professional services are either contracted for on an “on call” basis or for a certain amount of hours each month. Such arrangements generally provide for a guaranteed availability of a number of professional services hours each month on a “use it or lose it” basis.   For retained professional services sold on a stand-alone basis, revenue is recognized in accordance with SAB 104.  We recognize revenue as the services are delivered or over the term of the contractual retainer period.  These arrangements do not require formal customer acceptance and do not grant any future right to labor hours contracted for but not used.

Hosting arrangements provide for the use of certain hardware and infrastructure, generally at our network operating center.  For all periods presented, the only customers under contractual hosting arrangements have been previous Web Services customers. Hosting revenue has historically been insignificant to both our business strategy and to total revenues. Set-up costs associated with hosting arrangements are not significant and we do not charge our customers any set-up fees.  Hosting agreements are month-to-month arrangements that provide for termination for convenience by either party upon 30-days notice.  Revenue is recognized monthly as the hosting services are delivered.   As described below, hosting revenues associated with our Subscriptions are included in Subscriptions revenue.

Retained professional services are sold on a stand-alone basis or, as described below, in multiple element arrangements with Web Services and, occasionally, Subscriptions.  Hosting services are only sold in connection with Web Services and are not sold on a stand-alone basis.   Our revenue recognition policy with respect to multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Subscriptions

Subscriptions consist of agreements that provide access to our Orgitecture software (“Licensed Subscription Agreements”) through a hosting arrangement.

Licensed Subscription Agreements are sold exclusively as a component of multiple element arrangements that include Web Services and, occasionally, Retained professional services and hosting services.  Our revenue recognition policy for such multiple element arrangements is described below under the caption “Multiple Element Arrangements.”  We have concluded that, consistent with EITF 00-3, Application of AICPA SOP 97-2, “Software Revenue Recognition”, to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware, that our Licensed Subscription Agreements are outside the scope of SOP 97-2 since the software is only accessible through a hosting arrangement with us and the customer cannot take possession of the software.   Licensed Subscription Agreements are month-to-month arrangements that provide for termination for convenience by either party upon 30 to 45-days notice.  Revenue is recognized monthly as the related hosting services are delivered. When an up-front fee is charged, the revenue related to such up-front fee is amortized over 24 months.

Multiple Element Arrangements

As described above, Web Services are often sold as part of multiple element arrangements.  Such arrangements may include delivery of a perpetual license for our NetEDITOR software at the commencement of a Web Services engagement or delivery of retained professional services, hosting services and/or Subscriptions subsequent to completion of such engagement, or combinations thereof.  In accounting for these multiple element arrangements, we follow EITF 00-21 and, as described further below, have concluded that each element can be treated as a separate unit of accounting.

When Web Services engagements include a perpetual license for our NetEDITOR software, we have concluded that the Web Services and the perpetual NetEDITOR license are separate units of accounting as each has stand-alone value to the customer and we have established vendor specific objective evidence (VSOE) of fair value for the software and objective and reliable third party evidence of fair value for the Web Services.  In such arrangements, the perpetual NetEDITOR license is the delivered element and the Web Services, and any PCS are the undelivered elements.  We recognize revenue from perpetual NetEDITOR licenses and related PCS in accordance with SOP 97-2 and recognize revenue from Web Services following the proportional performance model as described above.  The amount of revenue to be recognized upon delivery of the software is determined using the residual method whereby the value ascribed to the delivered element (i.e., the NetEDITOR license) is equal to the total consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., Web Services and, if applicable, PCS).

Following SOP 97-2, revenue is recognized upon delivery of the perpetual NetEDITOR license because the Web Services are not essential to the functionality of the software and we have established VSOE of fair value for the software.  Any related PCS revenue is also recognized upon delivery of the software since PCS is included with the price of the software license, extends only for a period of one year or less and the cost of providing the PCS is deemed to be insignificant.  PCS does not contain rights to unspecified upgrades to the software, nor have we issued any upgrades.

When Web Services engagements include retained professional services and hosting services and/or Subscriptions, we have concluded that each element can be accounted for separately as the delivered elements (i.e., the Web Services) have stand alone value and there is objective and reliable third party evidence of fair value for each of the undelivered elements (i.e., the Retained professional services and hosting services and/or Subscriptions).   Web Services are available from other vendors and are regularly sold by us on a stand-alone basis pursuant to a standard price list which is not discounted. Web Services do not involve significant production, modification, or customization of our licensed software products. Objective and reliable third party evidence of fair value for the undelivered elements has been established as our retained professional services, hosting services and Licensed Subscription Agreements are sold pursuant to standard price lists which are not discounted.

The amount of revenue to be recognized in the multiple element arrangements described above is determined using the residual method whereby the value ascribed to the delivered element (i.e., the Web Services) is equal to the total consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., retained professional services, hosting services and/or Licensed Subscription Agreements).

Direct costs associated with web development services and retained professional services are recorded as the services are delivered and the corresponding revenue is recognized.  Direct costs associated with Licensed Subscription Agreements or hosting services are expensed as incurred.

Customer Payment Terms

Our payment terms with customers typically are “due upon receipt” or “net 30 days from invoice”. Payments terms may vary by customer but in all instances do not exceed 45 days from invoice date. For Web Services, we typically invoice project deposits of between 20% and 33% of the total contract value which we record as deferred revenue until such time the related services are completed. Subsequent invoicing for Web Services is either monthly or upon achievement of milestones and payment terms for such billings are within the standard terms described above. Invoicing for subscriptions and hosting are typically issued monthly and are generally due upon invoice receipt. Our agreements with customers do not provide for any refunds for services or products and therefore no specific reserve for such is maintained. In the infrequent instances where customers raise concerns over delivered products or services, we have endeavored to remedy the concern and all costs related to such matters have been insignificant in all periods presented.

Warranty

Certain arrangements include a warranty period generally between 30 to 90 days from the completion of work. In hosting arrangements, we may provide warranties of up-time reliability. We continue to monitor the conditions that are subject to the warranties to identify if a warranty claim may arise. If we determine that a warranty claim is probable, then any related cost to satisfy the warranty obligation is estimated and accrued. Warranty claims to date have been immaterial.

Reimbursable Expenses

In connection with certain arrangements, reimbursable expenses are incurred and billed to customers and such amounts are recognized as both revenue and cost of revenue.

Accounting for Goodwill and Other Intangible Assets.

Goodwill and other intangible assets require us to make estimates and judgments about the value and recoverability of those assets. We have made several acquisitions of businesses that resulted in both goodwill and intangible assets being recorded in our financial statements.

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired. The amounts and useful lives assigned to other intangible assets impact the amount and timing of future amortization, and the amount assigned to in-process research and development is expensed immediately. The value of our intangible assets, including goodwill, could be impacted by future adverse changes such as: (i) any future declines in our operating results, (ii) a decline in the value of technology company stocks, including the value of our common stock, (iii) any failure to meet the performance projections included in our forecasts of future operating results. We evaluate goodwill and other intangible assets deemed to have indefinite lives on an annual basis in the quarter ended September 30 or more frequently if we believe indicators of impairment exist. Application of the goodwill impairment test requires judgment including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of each reporting unit. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), management has determined that there was only one reporting unit to be tested. The goodwill impairment test compares the implied fair value of the reporting unit with the carrying value of the reporting unit. The implied fair value of goodwill is determined in the same manner as in a business combination. Determining the fair value of the implied goodwill is judgmental in nature and often involves the use of significant estimates and assumptions. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. Estimates of fair value are primarily determined using discounted cash flows and market comparisons. These approaches use significant estimates and assumptions, including projection and timing of future cash flows, discount rates reflecting the risk inherent in future cash flows, perpetual growth rates, determination of appropriate market comparables, and determination of whether a premium or discount should be applied to comparables. It is reasonably possible that the plans and estimates used to value these assets may be incorrect. If our actual results, or the plans and estimates used in future impairment analyses, are lower than the original estimates used to assess the recoverability of these assets, we could incur additional impairment charges.

The results of the assessments performed to date was that the fair value of the reporting unit exceeded its carrying amount; therefore, no impairment charges to the carrying value of goodwill have been recorded since inception.

We also assess the impairment of our long-lived assets, including definite-lived intangible assets and equipment and improvements when events or changes in circumstances indicate that an asset’s carrying value may not be recoverable. An impairment charge is recognized when the sum of the expected future undiscounted net cash flows is less than the carrying value of the asset. Any impairment charge would be measured by comparing the amount by which the carrying value exceeds the fair value of the asset being evaluated for impairment. Any resulting impairment charge could have an adverse impact on our results of operations.

Stock-Based Compensation

At March 31, 2007, we maintained two stock-based compensation plans which are more fully described in Note 9.

Effective October 1, 2006, we adopted FASB Statement No. 123R, Share-Based Payments (“SFAS 123R”). Because we used the fair-value-based method for disclosure under SFAS 123, Accounting for Stock-Based Compensation (“SFAS 123”), we adopted SFAS 123R using the modified prospective method. Under the modified prospective method, compensation expense recognized beginning on that date will include: (a) compensation expense for all share-based payments granted prior to, but not yet vested as of October 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS  123, and (b) compensation expense for all share-based payments granted on or after October 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. The pro forma effect of stock-based compensation expenses pursuant to SFAS 123R is disclosed in the financial statements. Under the modified prospective transition method, the results for prior periods are not restated.

Through September 30, 2006, we accounted for stock compensation awards under the provisions of SFAS 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“SFAS 148”). As permitted by SFAS 123, for all periods through September 30, 2006, we measured compensation cost in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations using the intrinsic value method and following the disclosure-only provisions of SFAS 123.

Under the intrinsic value method, compensation expense is determined at the measurement date, generally the date of grant, as the excess, if any, of the estimated fair value of our common stock (the “Stock Price”) and the exercise price, multiplied by the number of options granted. Generally, we grant stock options with exercise prices equal to or greater than the Stock Price; however, to the extent that the Stock Price exceeds the exercise price of stock options on the date of grant, we record stock-based compensation expense using the graded vested attribution method over the vesting schedule of the options, which is generally three years. We recognized stock-based compensation expense of $2 for the six months ended March 31, 2006 and $4 and $8 for the years ended September 30, 2006 and 2005, respectively, under the intrinsic value method.

Since inception, there has been no public market for our common stock to observe its Stock Price on award grant dates. Therefore, for purposes of applying the intrinsic value method, management estimated the stock price based on the American Institute of Certified Public Accountants Practice Alert No. 00-1, Accounting for Certain Equity Transactions. The estimated fair value of the common stock on the date of grant was based on weighing a variety of different quantitative and qualitative factors including, but not limited to, our financial position, an evaluation of our competition, the economic climate in the marketplace, the illiquid nature of the common stock, contemporaneous and anticipated private sales of the common stock, and our analysis of the trading prices of a peer group of comparable public companies.

The fair value of the common stock for options granted from inception to July 31, 2005 was originally estimated by the board of directors with input from management.  We did not obtain contemporaneous valuations by an unrelated valuation specialist because, at the time of the issuances of stock options during this period, we had completed several contemporaneous sales of our common stock to unrelated accredited investors in private placement transactions for cash. We believe these contemporaneous sales represent the most reasonable estimate of fair value during this period.  Our most recent contemporaneous sale was completed in December 2004 and reflected a fair value of our common stock of $3.75 per share.

Effective August 1, 2005, in the absence of recent or anticipated contemporaneous transactions involving the sale of our common stock for cash, we adopted a policy whereby, when issuing stock options or warrants, the fair value of the underlying common stock would be based on valuations prepared by management.  Management performed internal valuations (“Level C”, as defined in the AICPA Audit and Accounting Aid Series, “Valuation of Privately-Held-Company Equity Securities Issued as Compensation”) to determine the fair value of the stock.  Management utilized market data from a third party in developing our valuation methodology and models. The first such issuance of options subject to this policy was in December 2005 and the fair value of common stock as determined by our valuation model was $2.07 per share.  At March 31, 2007, based on our model, the fair value of our common stock was $3.31 per share. Detailed in the table below is a listing of the options issued since December 1, 2005 and the estimated fair value of the underlying common stock at the respective grant dates using the management prepared valuation method noted above and described more fully below:

Date of Grant	Number of Options	Option Exercise Price	Fair Value	Intrinsic Value
December 2005 January 2006 February 2006 March 2006 April 2006 September 2006 October 2006 November 2006 December 2006 January 2007 February 2007 March 2007	16,667 16,667 8,333 10,833 102,420 50,000 31,880 — — — — —	$3.75 3.75 3.75 3.75 3.75 3.75 3.75 — — — — —	$2.07 2.16 2.28 2.37 2.24 2.46 2.50 — — — — —	$	— — — — — — — — — — — —
236,800

Determining the fair value of our stock requires making complex and subjective judgments.  Our approach to valuation is based on several factors.  Since August 1, 2005 we did not complete any private placement sales of our common stock, and accordingly, we use an approach to valuation based on a weighted average of enterprise value as determined using three customary valuation techniques: the discounted cash flow method, the market approach, and the guideline public company method.  We believe that due to our size (under $10 million in revenue), continued operating losses, a business plan highly dependent on future acquisitions, and our limited ability to raise the capital for such acquisitions, that a weighted average of these three techniques is the most reasonable approach to the valuation of our stock.  Management’s weighting of the three techniques is subjective. We believe, however, that the enterprise value derived using the public company guideline approach is most representative of our business and, therefore, we have applied the highest weighting to this factor in all periods.  We applied a lower weighting to the results derived from the discounted cash flow method because the cash flows used in this method were based on future events with varying degrees of uncertainty. We increased the weighting on this factor slightly during the six month period ended March 31, 2007 as we deemed current estimates of cash flow to be more predictable and achievable.  We applied the lowest rating to the results of the market approach because this technique depends on analyses of mergers and acquisitions of comparable entities and there have been a relatively small number of such transactions to analyze.

The changes in the fair value of our common stock at the date of stock option grants since December 2005 is principally attributable to the changes in our estimates of earnings and revenues during the applicable periods, and the accretive effect of such changes when applying the weighted values of the three valuation techniques utilized.  The slight increase in the weighting applied to the discounted cash flow method described above in the six month period ended March 31, 2007 did not have a significant effect on the per share enterprise value determined for that period.

Under the discounted cash flow method, since we are an emerging growth company with a business plan highly dependent on acquisitions, estimates of revenue, market growth rates and costs are used when applying the appropriate discount rates.  Discount rates utilized in our analyses ranged from 35% to 21% based on a capital asset pricing model (“CAPM”) which considered factors such as risk-free rate of return, an equity risk adjustment, the beta for companies in our SIC code (7372), and a size discount due to our limited revenues. The difference in the discount rates applied is attributable to changes in the above factors that comprise the rate, which factors are updated annually. A higher discount rate is used for periods from August 2005 to September 2006 based on management’s forecast of rapid growth in revenues and earnings based on future events with varying degrees of uncertainty.  Management determined that a 13% forecasting uncertainty factor should be added to the discount rate computed using the CAPM.  The financial estimates we used are consistent with the plans and estimates that we use to manage our business. We complete a five-year business plan each fiscal year, which plans are updated semi-annually.  We believe a five-year outlook is consistent with the long-term business cycle of the Web services industry.  However, there is inherent uncertainty in making these estimates and based on historical significant differences between prior forecasts and prior actual results, we apply a lower weighting to the enterprise value determined using the discounted cash flow method.

Under the market approach and guideline public company method, we evaluated a variety of financial ratio metrics to determine the value multiples to be utilized in our valuation models, including price-to-cash flow, price-to-earnings, market value of invested capital (“MVIC”)-to-earnings before interest and taxes (“EBIT”), MVIC-to-EBITDA, price-to-assets and MVIC-to-revenue.  After evaluating these metrics, we believe, since we have incurred losses historically, and since a number of comparable companies in our analyses have also reported losses, that the most appropriate multiple to apply is MVIC-to-revenues.  This is the ratio used in our valuation model under the market approach and guideline public company method.

Under the market approach, since there have been no equity transactions involving our common stock since July 2005, we evaluated merger and acquisition transactions involving comparable public and private companies to determine our enterprise value using estimated revenues and applying the comparable multiple derived from such transactions. We used data provided by a third party database to evaluate recent merger and acquisition transactions.  We qualified our selection to only include those transactions within SIC code 7372, then we limited those transactions to Internet related companies and then further refined our selection to those entities within the Web services industry that had revenues and total asset size most comparable to ours. Since our revenues are considerably lower and we have incurred losses since inception in relation to the comparable group, we apply the lowest weighting to the enterprise value derived using the market approach.

The final technique utilized in our analysis is the guideline public company method. We used data provided by a third party for ten comparable publicly traded companies. We qualified our selection of comparable public companies to only include those companies within SIC code 7372, then we limited the selection to only internet related companies and then further refined our selection to those companies within the Web services industry.  Due to our relatively small size, continued operating losses and the high risks associated with our forecasted revenue growth through acquisitions, we determined our enterprise value by multiplying our rolling twelve months sales by the MVIC-to-revenues ratio applicable to those companies in the statistical 10th percentile (on a scale of 100%).  Since revenue growth is dependent on raising large amounts of capital, we believe it results in a higher risk and therefore conclude that a 10th percentile MVIC-to-revenues ratio is reasonable to apply in our model.  We believe that a value market multiple of comparable public companies based on MVIC-to-revenues provides an objective basis for measuring our fair market value. Accordingly, we place the highest weighting on this factor in our analysis.

The weighted average enterprise value determined, as described above, is reduced by a lack of marketability discount of 20% which reflects our small size, our continued losses since inception and our inability to provide a distribution of earnings to shareholders.  We also consider the post-public offering holding periods applicable to existing stock, warrant and option holders as potential risks to marketability.  These holding periods range from six months to one year.

We used the per share enterprise value determined above as an input to the Black-Scholes-Merton option valuation model in determining stock-based compensation, or if applicable, pro forma stock-based compensation.

During the 12-month period ended March 31, 2007, we granted stock options with exercise prices as follows:

Grants made during Quarter Ended	Number of Options Granted	Weighted-Average Exercise Price	Weighted-Average Fair Value per Share	Weighted-Average Intrinsic Value per Share
June 30, 2006	102,420	$3.75	$2.24	—
September 30, 2006	50,000	$3.75	$2.46	—
December 31, 2006	31,880	$3.75	$2.50	—
March 31, 2007	—	—	—	—

Significant Factors Contributing to the Difference between Fair Value as of the Date of Grant and the Estimated Initial Public Offering Price

We have granted stock options with exercise prices of $3.75 during the period from January 1, 2006 to April 30, 2007.  We have determined that the deemed fair value of our common stock increased from $2.11 to $3.56 per share over the same period.  The principal factors contributing to the increase in the fair value of our stock during the period are as follows:

•
In April 2006, we issued notes in the aggregate of $2.8 million through a private placement with attached warrants in order to finance our initial public offering, acquire New Tilt, Inc and fund on-going operations (see Note 7).

•
In April 2006, we acquired the business and assets of New Tilt, Inc. adding 12 employees and extending our product offering in the Boston market into the health and life sciences sector of the industry (see Note 3).

•
In May 2006, we launched our research and development initiative in Bangalore, India to redesign our on-demand software platform.  We hired an additional 25 software engineers over a six month period to achieve an anticipated launch date by July 2007.

•
On December 7, 2006, we signed a definitive merger agreement with Objectware, Inc. The acquisition of Objectware, Inc. will add 25 employees and allow us to expand into the Atlanta market and significantly increase revenues (see Note 11).

•	On December 13, 2006, we filed our initial registration statement with the Securities and Exchange Commission (see Note 11).

•	In April 2007, we extended the maturity date of the senior notes payable described above to June 21, 2007 and on June 20, 2007, we further extended the maturity date to July 5, 2007 (see Note 11).

The difference between the estimated fair value of our stock at March 31, 2007 ($3.31) and the midpoint of the estimated per share price range of our initial public offering (“IPO”) of $5.50 is principally  due to the accretive pro forma effect on revenues and earnings attributable to the pending acquisition of Objectware, Inc.  On a pro forma basis, reflecting the acquisition of Objectware, our fiscal 2006 revenues increase by approximately 60% and our losses decrease by 80% to 90%.

Based on the estimated IPO price of $5.50, the intrinsic value of the options outstanding at March 31, 2007 is approximately $2,041,000 of which $1,339,000 related to vested options and $702,000 related to unvested options.

A summary of the status of Bridgeline’s nonvested shares as of September 30, 2006, and changes during the six months ended March 31, 207, is presented below.

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at September 30, 2006	379,131	$2.11
Granted	31,880	2.50
Vested	(32,647)	1.93
Forfeited	(69,227)	2.10
Nonvested at March 31, 2007	309,137	2.13

As of September 30, 2006 there was $221,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under our stock option plans. That cost is expected to be recognized over a weighted average of 1.3 years. The total fair value of shares vested during the years ended September 30, 2006 and 2005 were $936,000 and $360,000, respectively of which options with value $339,000 have been subsequently cancelled after vesting in years ended September 30, 2006 and 2005.

Although it is reasonable to expect that the completion of the IPO will add value to the shares because they will have increased liquidity and marketability, the amount of additional value can be measured with neither precision nor certainty.

We granted the following stock options during the six months ended March 31, 2007 and the years ended September 30, 2006 and 2005:

		Weighted Average Per Share
		Weighted	Estimated	Intrinsic
		Average	Fair Value of	Value
	Options	Exercise	Common Stock	at Grant
	Granted	Prices	at Grant Date	Date

Six Months Ended March 31, 2007	31,880	$3.75	$2.50	$—

Year Ended September 30, 2006	204,920	$3.75	$2.26	$—

Year Ended September 30, 2005	429,616	$3.44	$3.75	$0.31

The fair value of options granted is determined using the Black-Scholes-Merton option valuation model (the “Model”). Certain assumptions were used by us in the application of the Model to estimate the fair value of all stock options issued to employees on the grant date. The risk-free interest rate for all stock option grants is based on U.S. Treasury zero-coupon issues with equivalent remaining terms. The expected life of such options has been estimated to equal the average of the contractual term and the vesting term. We anticipate paying no cash dividends for our common stock; therefore, the expected dividend yield is assumed to be zero. As there was no public market for our common stock prior to September 30, 2006, we estimated the volatility for options granted based on an analysis of reported data for a peer group of publicly traded companies that issued options with substantially similar terms consistent with SFAS 123R and Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share Based Payment.

For purposes of calculating the pro forma compensation expense illustrated above, we used our cumulative actual forfeiture rates of between 11% and 13% for all awards which management believes is a reasonable approximation of anticipated future forfeitures. The fair value is amortized ratably over the vesting period of the awards, which is typically three years. We may elect to use different assumptions under the Model in the future or select a different option valuation model altogether, which could materially affect our net income or loss and net income or loss per share in the future. At September 30, 2006, based on the Model, there was approximately $363 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under all equity compensation plans. We recognized $91 of expense for the three months ended December 31, 2006 subsequent to the October 1, 2006 adoption of SFAS 123.

The following disclosure illustrates the pro forma effect on net loss and net loss per share that would have been recognized in the statement of operations if the fair-value-based method had been applied to all awards in accordance with SFAS 123. Under the fair value-based-method, we must measure the estimated fair value of equity instruments awarded to employees at the grant date for which the we are obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise the share options). That estimate is not re-measured in subsequent periods. We estimated the fair value of stock options issued to employees using the Black-Scholes-Merton option-pricing model (the “Model”). The Model requires assumptions be made by management including the economic life of the option, expected volatility, expected dividends and risk-free interest rates. We believe that the Model provides a fair value estimate that is consistent with the measurement objective and the fair-value-based method of SFAS 123.

The following table illustrates the pro forma effect on net loss per share as if we had applied the fair value recognition provisions of SFAS 123:

	Six Months Ended	Year Ended September 30,
	March 31, 2006	2006	2005

Net loss	$(120)	$(1,448)	$(517)
Deduct: Stock based employee
compensation determined under
the fair value based method
for all awards, net of tax effect	(254)	(507)	(321)
Pro forma net loss	$(374)	$(1,955)	$(838)

Pro forma net loss per share:
Basic and diluted	$(0.08)	$(0.48)	$(0.22)

As reported net loss per share:
Basic and diluted	$(0.03)	$(0.36)	$(0.14)

Weighted average shares outstanding:
Basic and diluted	4,273,833	4,046,278	3,804,527

The following table illustrates the assumptions used by us in the application of the Model to calculate the pro forma compensation expense in accordance with SFAS 123 for stock options granted to employees and directors:

	Fair Value				Expected	Option
	of Stock	Stock	Risk Free	Dividend	Option Life	Exercise
	Prices	Volatility	Rate of Return	Rate	in Years	Prices
Year Ended September 30,
2006	$ 2.07 - $2.46	70%	4.31% - 4.70%	0%	6.5 - 10	$ 3.75
2005	$ 3.75	70% - 90%	3.26% - 4.13%	0%	6.5	$ 3.00 - $ 3.75

As stock options vest over several years, additional stock option grants are made and employees terminate each year, the above pro forma disclosures and related assumptions used in the Model are not necessarily representative of pro forma effects on operations for future periods.

Valuation of Options and Warrants Issued to Non-Employees

We measure expense for non-employee stock-based compensation and the estimated fair value of options exchanged in business combinations and warrants issued for services using the fair value method for services received or the equity instruments issued, whichever is more readily measured in accordance with SFAS 123 and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling Goods or Services. We estimated the fair value of stock options and warrants issued to non-employees using the Model as described more fully above. The following table illustrates the inputs and assumptions used us in the application of the Model to estimate the fair value for fully vested stock options granted to non-employees as follows:

	Year Ended September 30,
	2006	2005
Options granted to non-employees	9,227	—
Warrants granted to non-employees	392,000	75,727
Contractual lives in years	5 - 10	5
Estimated fair value of common stock	$2.07 - 2.46	$3.75
Exercise prices	$0.001 - 4.68	$4.68
Estimated stock volatility	70%	70% - 90%
Risk free rate of return	3.70% to 4.93%	3.36% to 3.48%
Dividend Rate	0%	0%

As of March 31, 2007, we had 869,432 options outstanding ranging in option prices between $0.003 and $3.75, of which 499,893 were exercisable.

We filed our initial registartion statement on December 13, 2006, with an estimaed pricing range at the time of the initial publ;ic offering of $5.00 to $6.00 per share as established by our investment banker. The fair values of the securities listed above were determined based on a retrospective valuation performed by management having requisite expertise with the assistance of consultants experienced in such matters.

Results of Operations

Comparison of Six Fiscal Months Ended March 31, 2007 and 2006

The following table sets forth certain Consolidated Statements of Operations data expressed as a percentage of revenue for the periods indicated:

	Six Fiscal Months Ended March 31,
	2007	2006
Revenue	100%	100%
Cost of revenue	47	47
Gross profit	53	53
Operating expenses:
Sales and marketing	35	33
General and administrative	24	21
Technology development	8	1
Loss from operations	(14)	(2)
Interest income (expense), net	(15)	(1)
Net loss	(29%)	(3%)
Revenue, Cost of Revenue and Gross Profit

The following table presents revenue, cost of revenue and gross profit for the fiscal six months ended March 31, 2007 and 2006:

			Net change 2007 vs. 2006
Fiscal Six Months Ended March 31,	2007	2006	$	%
Total revenue	$4,532,000	$3,569,000	$963,000	27%
Cost of revenue	2,156,000	1,669,000	487,000	29
Gross profit	$2,376,000	$1,900,000	$476,000	25%

Revenue. Our revenue is generated principally by fees paid for Web Services, Managed Services and Subscription revenue. The following table presents revenue from each of our revenue streams and their respective contribution to the increase in revenue for the six months ended March 31, 2007 and 2006:

			Net change 2007 vs. 2006
Fiscal Six Months Ended March 31,	2007	2006	$	%
Web Services	$3,684,000	$2,760,000	$924,000	33%
Managed Services	597,000	578,000	19,000	3
Subscription	251,000	231,000	20,000	9
	$4,532,000	$3,569,000	$963,000	27%

Revenue from Web Services increased 33% to $3,684,000 in 2007 from $2,760,000 in 2006. This growth was primarily due to engagements with new customers ($1,017,000) combined with increased revenue resulting from the April 2006 acquisition of New Tilt ($940,000), partially offset by projects completed for customers ($1,055,000). The increase in Web Services was mainly due to our New Tilt acquisition and a rapidly expanding Web Services market.

Managed Services revenue consists primarily of retained professional services agreements (approximately 80%) and Web hosting arrangements (approximately 20%). Revenue from managed services increased $19,000 or 3% as compared to a total revenue increase of 27% mainly due to increased services to our existing customers.

Subscription revenue consists primarily of continuous access to the on-demand features of our Orgitecture platform in the foundation and non-profit sector of our business. Subscription revenue increased 10% to $251,000 in 2007 from $231,000 in 2006, but decreased as a percentage of total sales from 6% of revenue in the six months ended March 31, 2006 to 5% of revenue in the six months ended March 31, 2006. The increase in revenue was due to completion of web services projects with subsequent hosting arrangements.

Cost of Revenue. Our cost of revenue is generated principally by costs associated with our various revenue categories: Web Services, Managed Services and Subscription revenue. The following table presents cost of revenue from each of our revenue streams for the six months ended March 31, 2007 and 2006:

			Net change 2007 vs. 2006
Fiscal Six Months Ended March 31,	2007	2006	$	%
Web Services	$1,995,000	$1,486,000	$509,000	34%
Managed Services	146,000	153,000	(7,000)	(5)
Subscription	15,000	30,000	(15,000)	(50)
	$2,156,000	$1,669,000	$487,000	29%

Total cost of revenue increased 29% as compared to a total 31% increase in revenue. Cost of revenue in Managed Services decreased 5% as compared to a 3% increase in managed services revenue reflecting price increases passed on to the customers. The cost of revenue of Web services increased 34% as compared to a 33% in revenue associated with Web services resulting from better utilization of our Web resources personnel due to the increased absorption of available capacity. Cost of Subscription decreased 50% as compared to an increase in subscription revenue of 9% equating to the fact that the costs of subscription revenue is minimal compared to the amount of revenue generated. The cost of maintenance of our customers’ web hosting sites decreased due to the streamlining of these costs and the centralization of the associated computer resources.

Gross Profit. The following table presents gross profit from each of our revenue streams in the six months ended March 31, 2007 and 2006:

			Net change 2007 vs. 2006
Fiscal Six Months Ended March 31,	2007	2006	$	%
Web Services	$1,689,000	$1,274,000	$415,000	33%
Managed Services	451,000	425,000	26,000	6
Subscription	236,000	201,000	35,000	17
	$2,376,000	$1,900,000	$476,000	25%

 Gross profit increased 25% mainly due to the 27% increase in revenue combined with the increased efficiencies of better utilization in Web Services and a 50% decrease in cost of revenue for Subscription combined with a 9% increase in Subscription revenue.

Sales and Marketing Expenses. Sales and marketing expenses increased $414,000 from $1,163,000 in 2006 to $1,577,000 in 2007, but remained relatively consistent as a percentage of revenue. The increase in selling and marketing expenses was primarily due to the costs associated with the three additional personnel and increased facility costs due to the New Tilt acquisition, as well as compensation expense resulting from the adoption of SFAS 123R.

General and Administrative Expenses. General and administrative expenses increased to $1,095,000, or 24% of revenue in 2007, compared to $753,000, or 21% of revenue in 2006. The total increase resulted primarily from an additional hire and increased bonuses ($122,000), increase in professional services including accounting and legal services due to preparation for becoming a public company ($101,000) and compensation expense resulting from the adoption of SFAS 123R ($81,000).

Technology Development Expenses. Technology development expenses increased to $346,000, or 8% of revenues, in 2007 compared to $52,000, or 1% of revenues, in 2006. The increase resulted primarily from product enhancement activities for the netEDITOR content management product including consulting services ($60,000), reassignment of an internal employee ($86,000), additional Bangalore India employees ($100,000) and compensation expense resulting from the adoption of SFAS 123R ($33,000).

Interest Expense. Interest expense increased $634,000 from $52,000 in 2006 to $686,000 in 2007 and as a percentage of sales increased from 1% to 15%, mainly due to the contractual interest on our Senior Notes Payable issued in April 2006 of $165,000 and the amortization of debt discount and deferred financing fees recorded in connection therewith of $513,000 partially offset by the decrease in interest pertaining to the line of credit that was fully repaid in June 2006.

Comparison of Fiscal Years Ended September 30, 2006 and 2005

The following table sets forth certain Consolidated Statements of Operations data expressed as a percentage of revenue for the periods indicated:

	Fiscal Years Ended September 30,
	2006	2005
Revenue	100%	100%
Cost of revenue	46	54
Gross profit	54	46
Operating expenses:
Sales and marketing	39	36
General and administrative	23	17
Technology development	2	1
Loss from operations	(10)	(8)
Interest income (expense), net	(8)	(1)
Net loss	(18%)	(9%)

Revenue, Cost of Revenue and Gross Profit

The following table presents revenue, cost of revenue and gross profit for the fiscal years ended September 30, 2006 and 2005:

			Net change 2006 vs. 2005
Fiscal Years Ended September 30,	2006	2005	$	%
Total revenue	$8,235,000	$5,769,000	$2,466,000	43%
Cost of revenue	3,809,000	3,113,000	696,000	22
Gross profit	$4,426,000	$2,656,000	$1,770,000	67%

Revenue. Our revenue is generated principally by fees paid for Web Services, Managed Services and Subscription revenue. The following table presents revenue from each of our revenue streams and their respective contribution to the increase in revenue in the fiscal years ended September 30, 2006 and 2005:

			Net change 2006 vs. 2005
Fiscal Years Ended September 30,	2006	2005	$	%
Web Services	$6,525,000	$4,182,000	$2,343,000	56%
Managed Services	1,243,000	1,244,000	(1,000)	—
Subscription	467,000	343,000	124,000	36
	$8,235,000	$5,769,000	$2,466,000	43%

Revenue from Web services increased 56% to $6,525,000 in 2006 from $4,182,000 in 2005. This growth was primarily due to engagements with new customers ($895,000) and new work with existing customers ($849,000), combined with increased revenues resulting from the acquisitions of iapps ($437,000) and New Tilt ($596,000) in December 2004 and April 2006, respectively offset by the loss of certain customers ($457,000). The increase in Web Services was mainly due to our increased sales penetration with one customer, increased sales resulting from additional sales personnel attributable to the Net Tilt acquisition, and a the rapidly expanding Web Services market.

Managed Services revenue consists primarily of retained maintenance services agreements (83%) and Web hosting (17%) arrangements. Revenues from managed services remained relatively consistent but decreased as a percent of sales from 22% in 2005 to 15% in 2006 due to lower revenues on retainer services with one financial services customer.

Subscription revenue consists primarily of continuous access to the on-demand features of our Orgitecture platform in the foundation and non-profit sector of our business. Subscription revenue increased 36% to $467,000 in 2006 from $343,000 in 2005, reflecting the additional 2.5 months of revenue from iapps in 2006 as compared to 2005.

Cost of Revenue. Our cost of revenue is classified similar to our revenue classifications: Web Services, Managed Services and Subscription revenue. The following table presents cost of revenue from each of our revenue streams and their respective contribution to the increase in cost of revenue in the fiscal years ended September 30, 2006 and 2005:

			Net change 2006 vs. 2005
Fiscal Years Ended September 30,	2006	2005	$	%
Web Services	$3,389,000	$2,629,000	$760,000	29%
Managed Services	363,000	457,000	(94,000)	(21)
Subscription	57,000	27,000	30,000	111
	$3,809,000	$3,113,000	$696,000	22%

Cost of revenue in Managed Services decreased 21% while Managed services revenue remained relatively flat. This was due to the fact that we utilized more internal resources instead of outsourcing the labor. Cost of Subscription increased 111% as compared to an increase in subscription revenue of 36% resulting from more help desk support as iapps’ operations are merged into Bridgeline’s as well as an extra 2.5 months of iapps’ subscription revenue as iapps was acquired in December 2004. Web Services cost of revenue increased 29% while the revenue from Web Services increased 56% which resulted from better utilization of internal billable labor resulting from the increased volume.

Gross Profit. Our gross profit is generated principally from our revenue less cost of revenue associated with our various revenue categories: Web Services, Managed Services and Subscription revenue. The following table presents gross profit from each of our revenue streams in the fiscal years ended September 30, 2006 and 2005:

			Net change 2006 vs. 2005
Fiscal Years Ended September 30,	2006	2005	$	%
Web Services	$3,136,000	$1,553,000	$1,583,000	102%
Managed Services	880,000	787,000	93,000	12%
Subscription	410,000	316,000	94,000	30%
	$4,426,000	$2,656,000	$1,770,000	67%

 Gross profit increased 67% mainly due to the 43% increase in revenue combined with the increased efficiencies of better utilization in Web services and minimal decrease in cost of revenue for Subscription combined with a 36% increase in Subscription revenue to $467,000 in 2006 from $343,000 in 2005 reflecting the extra 2.5 months of iapps revenue as iapps was acquired in December 2004.

Sales and Marketing Expenses. Sales and marketing expenses increased $1,167,000 from $2,060,000 in 2005 to $3,227,000 in 2006 and as a percent of revenue increased to 39% in 2006 from 36% in 2005. The increase in selling and marketing expenses was primarily due to the costs associated with additional personnel hired and the four and three additional personnel acquired in the iapps and New Tilt acquisitions, respectively, which occurred in December 2004 and April 2006, respectively.

General and Administrative Expenses. General and administrative expenses increased to $1,833,000, or 23% of revenue, in 2006 compared to $1,014,000, or 17% of revenue in 2005. The total increase resulted primarily from an increase of $650,000 in consulting and accounting services related to preparation for becoming a public company, $98,000 attributed to an increase in headcount resulting from an additional hire and $57,000 related to bonuses granted to employees.

Technology Development Expenses. Technology development expenses increased to $176,000, or 2% of revenues, in 2006 compared to $43,000, or 1% of revenues, in 2005. The increase resulted primarily from product enhancement activities for the netEDITOR content management product.

Interest Expense. Interest expense increased $582,000 from $56,000 in 2005 to $638,000 in 2006 and as a percentage of sales increased from 1% to 8% mainly due to the contractual interest of $123,000 on our senior notes payable issued in April 2006 and the amortization of debt discount and deferred financing fees recorded in connection therewith of $610,000 partially offset by the interest paid on the line of credit which was fully repaid in June 2006.

Liquidity and Capital Resources

We have historically funded our operations principally through issuances of short-term debt and private equity. In April 2006, we completed a private placement financing in the amount of $2,800,000 and received net proceeds of $2,434,000 after financing fees. In connection with this debt, we issued 280,000 warrants exercisable at $0.001 (the “Debt Warrants”) and 112,000 warrants exercisable at the initial public offering price of our shares in this offering. These warrants have been valued at $646,000 and are recorded as a debt discount and deferred financing fees, respectively. This debt carried an interest rate of 10% per annum for the first six months and 12% per annum thereafter. In April 2007, the debt was amended which extended the expiration date to June 21, 2007 and on June 20, 2007 was further extended to July 5, 2007. In exchange for these amendments, the interest rate was increased to 15% effective April 1, 2007 through June 21, 2007, and 18% thereafter. The debt was subordinated to certain debt that was retired in July 2006. The debt carries default provisions including: (1) failure to pay principal or accrued interest when due, (2) failure to observe or perform various positive and negative covenants as set forth in the loan document, (3) failure to complete our initial public offering by the maturity date and (4) the occurrence of a bankruptcy or similar event. This debt carried a one-year term and will be retired upon the successful completion of this offering. Since this offering was not expected to be completed by the maturity date, we received an extension on the debt to June 21, 2007. On June 20, 2007, we further extended the maturity date to July 5, 2007 with an 18% per annum interest rate. No other terms of the agreement were modified.

In November 2006, the terms of the Debt Warrants were amended to eliminate a certain provision, included in the Debt Warrants in error during the drafting of the Debt Warrant documents, which provision resulted in a contingent obligation to redeem the Debt Warrants in the event that an initial public offering of our common stock does not occur prior to the April 2011 expiration date of the Debt Warrants. As a result of the amendment correcting this error, we have accounted for the Debt Warrants in shareholder’s equity as additional paid in capital since the date of issuance. Had this amendment not been executed, the value of the Debt Warrants would have been recorded as a liability and such value would have been subject to future adjustment based on changes in the value of our common stock.

We have incurred annual losses since commencement of operations in 2000 and have used a significant amount of cash to fund our operations over the last several years. As a result, we have a working capital deficit of $3,324,000 and an accumulated deficit of $5,491,000 at March 31, 2007. Our revenues have not grown sufficiently to satisfy our increases in debt service, principally relating to the $2,800,000 senior notes payable described in Note 7 to the financial statements, capital expenditures and operating activities and to generate sufficient cash flows to maintain operations. We have issued various equity and debt securities to satisfy our capital requirements and have taken significant steps to streamline our operations over the last several years and will continue to do so as circumstances warrant. Overall, we have experienced an increase in both headcount and operating expenses as a result of our acquisitions. During the same period, we have taken significant steps to control our administrative costs. To date, these steps have included reducing or maintaining existing administrative headcount and limiting infrastructure, operating and capital expenditures where appropriate. We must increase revenue from current levels to achieve profitability and generate future positive cash flow. In order to increase revenue, we have expanded our sales force through our acquisition of New Tilt in April 2006, while reducing headcount in other areas, and have expanded into the healthcare and education sectors of the industry. Long-term cash requirements, other than for normal operating expenses and for commitments described in Note 8 to the financial statements, will be required for the development of new software products, enhancements of existing products, and the possible acquisition of other companies, products, or technologies complementary to our business. We continue to monitor cash flow and have developed a contingency plan to effect further reductions to headcount, infrastructure and capital expenditures, as necessary, to fund on-going operations. Except for the scheduled repayment of the senior notes payable described below, we believe that based on current revenue projections that cash flow from operations should be sufficient to meet our cash requirements and allow us to continue as a going concern through September 30, 2007. We expect that the proceeds from the planned public offering will be sufficient to repay the senior notes payable and will also provide additional working capital to fund current operations and to fund the long term cash requirements described above.

If we complete the acquisition of Objectware, we may be required to pay contingent consideration in the form of additional purchase price of up to $1,800,000, of which up to $1,000,000 will be payable in cash and $800,000 will be payable in common stock. The contingent consideration, if earned, will be payable quarterly over the three years subsequent to the closing of this acquisition. The shares of common stock issued pursuant to contingent consideration will be valued at the closing price of our common stock on the final business day of each quarter to which such payment applies. These payments are contingent upon Objectware generating positive earnings before interest, taxes and depreciation and amortization (“Post-Merger EBITDA”) as defined in the acquisition agreement, of at least $225,000 per calendar quarter during the 12 consecutive calendar quarters following the acquisition. For example, if the Post-Merger EBITDA in any quarter is at least equal to $250,000, our cash payment to Objectware’s former shareholder with respect to that quarter will be $83,333 and we will be required to issue a number of shares of our common stock equal to $66,667, priced as described above. Furthermore, if the Post-Merger EBITDA in any quarter is less than $250,000 but at least equal to $225,000, our cash payment with respect to that quarter will be reduced to $41,667 and we will be required to issue a number of shares of our common stock equal to $33,333.

As of March 31, 2007, as part of both the iapps and New Tilt acquisitions, we have remaining contingent acquisition obligations to both of these prior entities’ shareholders which are to be paid in cash up to a maximum of $175,000, $325,000 and $240,000 for the fiscal years ending September 30, 2007, 2008, and 2009, respectively provided that the contingent results are achieved. The contingent acquisition obligations of iapps and New Tilt are based on the achievement of positive EBITDA, as defined in the acquisition agreements.

Cash Flows

Operating Activities

Our net cash provided by (used in) operating activities was ($297,000), $130,000, ($733,000) and ($430,000) for the six months ended March 31, 2007 and 2006 and the fiscal years ended September 30, 2006 and 2005, respectively. The increase in cash used in operating activities corresponds to the increase in net loss during the periods as well as the increased working capital needs due to the increased volume of sales and the costs associated with becoming a public company.

At March 31, 2007, we had a working capital deficit of $3,324,000 compared to a working capital deficit of $340,000, $2,020,000 and $179,000 at March 31, 2006 and September 30, 2006 and 2005, respectively. The increase as of March 31, 2007 and September 30, 2006 was primarily a result of the $2,800,000 private placement completed in April 2006, offset by cash used in the acquisition of New Tilt, expenses of our initial public offering and net operating losses.

At March 31, 2007, we had receivables of $1,317,000. This compares to $841,000, $1,443,000 and $772,000 in receivables at March 31, 2006 and September 30, 2006 and 2005, respectively. The level of trade receivables at March 31, 2007 and 2006 and September 30, 2006 and 2005 represented approximately 51, 45, 36 and 38 days of revenues, respectively. We typically require 30-day terms from our customers. Our receivables can vary dramatically due to overall sales volumes, the timing of implementation of services, receipts from large customers, and other contract payments. Unbilled receivables at March 31, 2007 decreased $301,000 from September 30, 2006 principally due to the timing of billing in accordance with stated contract terms.

Investing Activities

Net cash used in investing activities was $189,000, $69,000, $842,000 and $545,000 for the six fiscal months ended March 31, 2007 and 2006 and for the fiscal years ended September 30, 2006 and 2005. The major expenditures in the fiscal year periods were for cash payments for our acquisitions of iapps ($310,000) in December 2004 and New Tilt ($553,000) in April 2006. In addition to our cash payments for our acquisitions, we also incurred $150,000, $42,000, $126,000 and $113,000 in contingent consideration for these acquisitions for the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, respectively. We expect to incur more costs for future acquisitions and capital expenditures as well as contingent earn-out related to our prior acquisitions payments in the aggregate amount of $740,000 to be paid $175,000, $325,000, and $240,000 in our fiscal years ending September 30, 2007, 2008 and 2009, respectively. We expect to fund the investing activities described above, as well as future acquisitions from the proceeds of the offering. If the offering is not completed, we expect to fund these activities through a combination of private equity financings and through private and commercial debt.

Financing Activities

During the six fiscal months ended March 31, 2005 and the fiscal year ended September 30, 2005, we financed our working capital requirements primarily through short-term debt. In March 2005, we entered into a short term credit facility with a private commercial lender whereby we pledged certain receivables and received an 80% advance against these receivables with the additional 20% being received upon collection of the receivable. This credit facility carried 1.7% interest per month and certain fees and was repaid subsequent to the successful completion of the April 2006 private placement financing, proceeds of which were used to finance our working capital requirements for the fiscal six months ended March 31, 2007 and the fiscal year ended September 30, 2006 as well as finance our costs of becoming a public company.

In April 2007, we issued secured promissory notes to its Chief Executive Office and a member of the Board of Directors, aggregating $200,000.  The notes bear interest at a rate of 15 % per annum and shall be payable, along with the outstanding principal on the notes on the earlier of October 3, 2007 or the closing of our initial public offering.  The note holder’s security interest with regards to the notes is pari pasu to the security interest with the holders of the senior notes described in Note 7.

In May 2007, we, along with the holders of our senior notes payable, and the lender (the “Lender”) under the Financing Agreement (the “Agreement”) described in Note 7, entered into a subordination agreement wherein the note holders subordinated their security interest to the Lender up to a maximum of $375,000.  Also in May 2007, we amended the Agreement with the Lender to reduce the maximum borrowings allowed under the Agreement from $750,000 to $375,000

Net cash provided by (used in) financing activities was ($9,000), ($65,000), $2,028,000 and $157,000 for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively. The cash provided by financing activities in the year ended September 30, 2006 was primarily provided by the private placement of short-term debt of $2,800,000 described above, offset by $366,000 in associated fees. The net cash provided by financing activities for the fiscal year ended September 30, 2005 of $157,000 was primarily provided by the private commercial lending facility described above.

The short-term notes have a one-year term, the maturity which has been extended to July 5, 2007. If we are unsuccessful in completing this offering and we are unable to further extend the maturity of these obligations, we may be forced to raise additional funds to pay them through the issuance of additional debt or equity securities. Particularly in light of our limited operating history and losses incurred, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis, on acceptable terms or at all. In any of such events, our business prospects, financial condition and results of operations would be materially and adversely affected. As a result of any such financing, the holders of our common stock may experience substantial dilution.

If we are unable to increase our revenues and decrease our expenses, we will need to raise additional funds to finance our future capital needs. We may need additional financing earlier than we anticipate.

We currently do not have any variable interest entities. We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. We are, therefore, not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Capital Resources and Liquidity Outlook

We have been dependent upon raising private capital for short and long-term cash needs. In March 2005, we obtained a $500,000 credit line under which we could borrow up to 80% of our eligible outstanding accounts receivable. In connection with this credit line, the lender obtained a first priority security interest in all of our assets. This line of credit was increased to $750,000 on September 12, 2005 and was repaid on June 30, 2006 with the proceeds of the April 2006 private placement financing described above.

Material Weakness

In connection with the audit of our financial statements, our external auditors advised us that they were concerned that as of and for the years ended September 30, 2006 and 2005, our accounting resources did not include enough people with the detailed knowledge, experience and training in the selection and application of certain accounting principles generally accepted in the United States of America (GAAP) to meet our financial reporting needs. This control deficiency contributed to material weaknesses in internal control with respect to accounting for revenue recognition, equity and acquisitions. A “material weakness” is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement in the financial statements or related disclosures will not be prevented or detected.

In preparation for this offering, we engaged a consultant experienced in accounting and financial reporting who assisted us in preparing our financial statements. We have initiated the process of identifying candidates to assume newly created positions in our company, one of which will be at the vice-president level, with specific responsibilities for external financial reporting, internal control, revenue recognition and purchase accounting. Prior to preparing for the offering, our infrastructure was not conducive to external reporting in either the necessary systems or personnel. We intend to have these resources in place sometime during the third quarter of fiscal year 2007. The annual cost of these new positions and systems improvements is estimated to be between $250,000 and $350,000. In addition, the costs to bring our internal control documentation into compliance with SOX Section 404 are expected to be significant. During the process of implementing new systems, procedures and hiring personnel, we intend to mitigate the potential adverse affects of this material weakness by engaging with financial consultants and temporary staff to supplement our internal personnel requirements.

Inflation

We believe that the relatively moderate rates of inflation in recent years have not had a significant impact on our operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings or other relationships with unconsolidated entities or other persons.

Contractual Obligations

We lease our corporate headquarters in Woburn, Massachusetts. We also lease facilities in New York, New York; Washington, D.C.; and Bangalore, India.

Our other contractual obligations include certain equipment acquired under capitalized lease agreements that begin to expire in fiscal year 2009. We have no contractual obligations extending beyond five years.

The following summarizes our long-term contractual obligations as of March 31, 2007:

(in thousands)
Payment Obligations by Year	FY 07	FY 08	FY 09	FY 10	FY 11	Totals
Operating leases (A)	$225	$462	$336	$315	$307	$1,645
Capital lease obligations	33	65	40	13	1	152
Contingent acquisition payments (B)	175	325	240	—		740
Short-term debt (including interest)	2,980	—	—	—	—	2,980
Total	$3,413	$852	$616	$328	$308	$5,517

(A)	Amounts shown are net of sublease income of $56, $112 and $47 in fiscal years ended September 30, 2007, 2008 and 2009, respectively.
(B)	The contingent acquisition payments are maximum potential earn-out consideration payable to the former owners of iapps and New Tilt. Amounts actually paid may be less.

Recent Accounting Requirements

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement – including the reversing effect of prior year misstatements – but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of a company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods. We have evaluated SFAS 108 and believe its adoption will not materially impact our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United State of America, and expands disclosures about fair value measurements. SFAS 157 prioritizes the inputs to valuation techniques used to measure fair value into a hierarchy containing three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined on the lowest level input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability. SFAS No. 157 is effective for interim and annual financial statements for fiscal years beginning after November 15, 2007. Upon initial adoption of SFAS 157, differences between the carrying value and the fair value of those instruments shall be recognized as a cumulative-effect adjustment to the opening balance of retained earnings for that fiscal year, and the effect of subsequent adjustments resulting from recurring fair value measurements shall be recognized in earnings for the period. We are currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN No. 48 requires that we recognize the impact of a tax position in the financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings. We have evaluated FIN 48 and believes its adoption will not materially impact the consolidated financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are in the process of evaluating the impact of the adoption of this statement on our results of operations and financial condition.

Quantitative and Qualitative Disclosure about Market Risk

We do not use derivative financial instruments. We place our cash and cash equivalents in institutions that meet high credit quality standards. Our cash and cash equivalents are not subject to significant interest risks due to the short-term maturities of these instruments. As of March 31, 2007 and 2006 and September 30, 2006 and 2005, the carrying value of our cash and cash equivalents approximated fair value and we have concluded that there is no material market risk exposure. Therefore, no quantitative tabular disclosures are required.

BUSINESS

Overview

Bridgeline Software is a developer of on-demand Web software tools and a developer of award-winning Web applications that assist our customers to optimize business processes utilizing Web-based technologies. As a result, our solutions can improve the effectiveness of our customers by assisting them to increase sales, enhance compliance requirements, reduce administrative and operational expenses, improve customer loyalty, and enhance internal employee communication.

Our proprietary framework enables companies to add functionality on a per module bases, providing expandability and scalability. We have developed on-demand Web software tools framework that provides the following:

•	Content Management
•	eCommerce Management
•	Relationship Management
•	eMarketing Management
•	Grants Management

Recent innovations in information technology have created opportunities to deliver software applications directly to users over the Internet in a subscription-based, on-demand business model. This model is made possible by the proliferation of high-speed, broadband Internet connectivity, open standards for application integration and advances in network availability and security. For the user, on-demand software eliminates the need for expensive hardware, software and internal IT support.

Our on-demand Web management tools are delivered through a “software as a service” business model in which we deliver our software over the Internet while providing maintenance, daily technical operation and support.

In addition to our on-demand Web management software tools and we develop award winning Web applications utilizing our tools for use over the Internet as well as for customers’ intranets and extranets. Our in-house team of Microsoft®-certified developers specializes in:

•	User experience development
•	Web application development
•	Search engine optimization

As of March 31, 2007, we have more than 90 active customers of which we had one customer generating 20% of revenue and no other customer generating more than 10%. As of September 30, 2006 our customers included Nomura Securities, The Bank of New York, Pfizer, Depository Trust & Clearing Corporation and John Hancock, which each comprised approximately 22%, 7%, 6%, 6% and 6% of our revenues, respectively, during the fiscal year ended September 30, 2006.

We have received multiple industry related awards. Awards and similar recognition we have achieved since 2002 include:

•	a Standard of Excellence Award and Outstanding Website Awards in the Web Marking Association’s WebAward Competition, an annual competition that names the best Web applications in 96 industries;

•
being selected as a finalist for numerous MITX Awards from the Massachusetts Innovation & Technology Exchange, which acknowledge the best creative and technological accomplishments in interactive technology emerging from New England;

•	being among the winners of several Axiem Awards, an international award program created to honor those who produce the best in all forms of interactive technology; and

•
winning Bronze and Merit Awards at the One Show Interactive Awards from The One Club for Art and Copy, Inc., which honor creativity and effectiveness in global communications in the area of interactive technology.

Market Opportunity

Based on our market research and analysis, we believe that the professional Web development market is fragmented. Consequently, we believe there is an opportunity for us to acquire many such companies, grow the acquired businesses under the Bridgeline Software name and thereby potentially create one of the largest interactive technology companies in North America. We believe that established yet small Web application development companies have the ability to market, sell and install Web-based software tools in their local metropolitan markets. In addition, we believe that these companies also have customer bases and a niche presence in the local markets in which they operate. We believe that by acquiring certain of these companies and applying our business practices and efficiencies, we can dramatically accelerate our time to market in areas other than those in which we now operate.

We target certain established Web application development companies that we believe have:

•	the complementary technical ability to market, sell and deliver Web-based software tools in their particular metropolitan market areas;

•	the desire to improve their profit margins by licensing our web software tools to their customer base;

•	an established base of customers with local market presence that can potentially accelerate our time to market in geographic areas where we do not currently operate;

•	the desire reduce development costs by leveraging our Bangalore, India development center; and

•	the desire to leverage certain centralized cost centers such as finance, human resources, legal, and marketing.

Acquisitions

Since our inception, we have consummated the acquisitions of four Web application development companies:

•	In December 2000, we acquired Streamline Communications, a Boston, Massachusetts-based company.
•	In February 2002, we acquired Lead Dog Digital, Inc., a New York, New York-based company.
•	In December 2004, we acquired Interactive Applications, Inc., a Washington, D.C.-based company.
•	In April 2006, we acquired New Tilt, Inc., a Cambridge, Massachusetts-based company.

We believe these acquisitions contribute to our business strategy by providing us with new geographical distribution opportunities, an expanded customer base, an expanded sales force and an expanded developer force. In addition, integrating the acquired businesses into our existing operations allowed us to consolidate the finance, human resources, legal and marketing and other expenses of the acquired businesses with our own, reducing the aggregate of these expenses for the combined businesses, and resulting in improved over-all operating results.

In addition, on December 7, 2006, we signed a definitive merger agreement. Under this agreement, we intend to acquire all outstanding capital stock of Objectware, Inc., an Atlanta, Georgia-based Web application development company. The terms of the proposed acquisition of Objectware, Inc. are described further under “Growth and Expansion Strategy” beginning on page 69 of this prospectus.

The Web Services and Web Tools Marketplace

Web Services Market

The word “Web” is shorthand for the TCP/IP (or Transmission Control Protocol / Internet Protocol) standard that carries Internet traffic around the world and also the networking standard for the integration of the corporate enterprise, from the manufacturing floor and sales office to the boardroom and across the global span of the enterprise’s manufacturing, sales, and service locations. Web design and development is no longer just about creating attractive and functional Web sites; it has evolved to bear a very practical, commercial importance to many companies.

We believe that several ongoing developments have contributed to the complexity of the Web. Existing client-server applications with connections to resources - mainframes, minicomputers, and legacy data sources - have been redesigned using Web technology. ERP (enterprise resource planning), CRM (customer relationship management), SCM (supply chain management) and other enterprise-scale applications have been reconfigured as enterprise wide application services (Web services) with custom portals for each of the various corporate departments.

We believe that Web properties and Web applications will continue to increase in number and complexity. In order to differentiate themselves from competitors, we expect many companies to increase the use of sophisticated technologies in their Web sites in order to provide users with an enhanced experience, either with content that is graphically enhanced with motion video or with user interfaces that provide the look and feel of a desktop application without constant interaction with servers. We believe the trend toward increases in the use of sophisticated technology could accelerate if companies have access to tools that make the development of such client user interfaces easier and make Web site development an integral part of the broader information technology (“IT”) development life cycle.

International Data Corporation (“IDC”) estimates spending on Web services software was $2.33 billion in 2004, more than doubling from the prior year. With application developers continuing to enable and introduce more native Web service solutions, and a market for hosted services unfolding, IDC believes that applications will continue to represent a significant growth area for years to come.

Annual investments in Web services-based technologies are increasing. IDC’s Web Services Total Opportunity Model estimates that worldwide companies spent approximately $4.1 billion on Web services software in 2005, nearly double the amount spent in the prior year. Because Web services still represent an emerging market, growth rates appear high, but this volume represented only 2% of the total worldwide software market in 2005.

IDC identifies the following trends influencing the level of spending for Web services technology:

•	Many of the existing Web applications were developed from 1999 to 2003, utilizing older Web development technologies such as HTML. The Web applications developed were limited and did not provide significant operational efficiencies. Since 1999, there have been technological advancements in dynamic Web logic, open source standards, and broadband technologies. We believe these technological advancements combined with resurgence in information technology spending will fuel strong investments towards redeveloping legacy Web applications.

•
Many organizations will likely continue to experiment and expand their use of Web services by utilizing their existing base of technologies until volume and levels of complexity force review and investment, in particular for service-oriented management solutions.

•
A heavy influence on the timing and amounts of when organizations may determine to invest relates to the waves of major versions released by key vendors. For example, organizations may determine to wait until Microsoft meets market commitments on its Longhorn releases, and SAP customers may be interested in investing as prior versions of software are retired from support.

•
The conversion of software pricing models from traditional license models to more subscription-oriented methods will influence the rate of growth and overall size of the market, especially in the context of hosted applications and service, creating a normalizing effect.

According to IDC, one of the larger trends in the North American Web services market is the resurrection of the application service provider (“ASP”) model or on-demand model, empowered and enhanced via Web services standards and technologies. Our subscription-based OrgitectureTM Web platform provides customers with an integrated suite of on-demand Web-based tools designed to maximize organizational effectiveness, streamline Web site management and reduce operating costs. See “Products and Services - OrgitectureTM - On-Demand Web Tools,” on page 62.

Software on demand is characterized by the software, services, and support offerings that are specifically built and designed for deliveries over the Internet. Providers of software on demand, such as Bridgeline, typically embrace a Web services architecture strategy, and customers share the same public infrastructure. The following are two defining characteristics of software on demand:

•	Software is built specifically for network delivery and is not deployed in-house; and

•	Software license and hosting revenue is combined such that the software license and hosting fees cannot be differentiated.

As the following chart describes, IDC estimates the worldwide software-on-demand revenues to be approximately $3.9 billion in 2006, growing to approximately $14.5 billion by the year 2011. This represents projected compounded annual growth rate of 29.5% per year over the next 5 years.

Content Management Market

An organization’s Web properties (Internet, intranet, and extranets) can be among its most valuable assets. To maintain the value of these assets, the content within the sites must be current, accurate and dynamic. Product features, prices, investor information, press releases, customer communications, employee communications, and other content need frequent updating. These ongoing editing requirements can be time-consuming and costly. As a result, many organizations fall behind on content updates, greatly reducing the effectiveness of their Web properties. We believe that the combination of these critical communications requirements with heightened compliance requirements will result in a high demand for powerful, easy-to-use Web content management systems that have integrated work flow controls.

During the economic downturn in 2000, many companies de-emphasized Web content management for their Web properties, and, instead, focused their attention on cost containment and internal efficiency. We believe, however, that companies are again turning to Web content management to support their growth strategies, such as selling products via the Web and creating or supporting new products and services through the delivery of content.

During the downturn, we believe many chief information officers interested in Web content management decided their custom-built Web sites were sufficient to meet their business objectives and postponed replacing them with Web content management systems. Based on information provided in a report released by Forrester Research in February 2006, we believe many chief information officers and architecture groups are revisiting their past enterprise content management strategies and are planning to replace their custom Web sites with Web content management systems during the next 18 months.

We believe many of the new systems being planned will be second-generation Web sites, i.e., they will support and synchronize complex Web environments consisting of multiple Web sites housed in difference physical locations. The newer systems will be required to manage changes to code and to distribute content and code from multiple Web content management vendors within a network of Web sites.

The following chart projects the revenues derived from Web content management systems from the America’s. The projections exclude other service revenue that can also be derived from training, consulting, and system integration.

We believe that a new class of applications is now expanding that combines data and content in support of business processes or new content-related products, and, accordingly, a growing number of companies have now prototyped or piloted these applications and are looking to expand them. Examples of content-related applications include a restaurant that plans to use digital content instead of traditional photographs to show food items, a hotel that uses its Web site as an extension of its concierge service, or an automotive manufacturer that uses its Web site for customers to buy, service, maintain, and track payments for their vehicles.

IDC reports that a growing number of companies are turning their attention to digital assets such as digital photographs, graphics, and logos. In certain cases, organizations need a specialized digital asset management product to support high volumes of digital assets, searching for assets based on the content itself - in addition to metadata, displaying thumbnails, and managing video and audio. IDC states that a number of companies are using their Web content management systems to manage digital assets rather than buying a specialized digital asset management product and expects this trend to increase in 2006 and beyond.

The Web Analytics Tool Market

Web analytics, the measurement of the behavior of visitors to a website, generally focus on a single Web site or an individual visiting a single Web site rather than the surfing habits of individuals as they move from site to site.

Site-independent analytics can be used to build a file of total surfing behavior for panels of known or anonymous individuals for marketing personalization. Web analytics provide real-time, actionable reporting that measures the effectiveness of Web sites and on-line marketing initiatives. Web analytics tools identify and track the factors that uniquely affect a Web sites success, providing insight needed to optimize marketing efforts and drive company online business success.

 We believe that over the past five years Web sites have evolved from being brochure-ware type Web sites to highly functional Web applications. Increasingly, organizations are demanding statistical data from their Web applications fueling a growing Web analytics market.

According to IDC, on-demand Web analytics constitute an increasing proportion of new business among the larger vendors. We believe that this growth constitutes penetration into previously installation-only verticals, such as financial institutions. In addition, we believe that the on-demand implementation short circuits much of the negotiation process that marketers would otherwise have to conduct with their IT departments. An interesting side effect of the on-demand business model is the ability to glean information on actual adoption and feature usage far beyond the limits of focus groups, labs, and survey questionnaires.

According to IDC, the Web analytics market is a growing market expected to reach more than $600 million by the end of 2010. (See the following chart.)

Worldwide Web Analytics Software Applications Forecast

                                                             Source: IDC, June 2006

We are currently developing an on-demand Web analytics software product. We currently expect to launch and introduce this native .NET on-Demand Web analytics product to our customer base by December 2007.

Products and Services

Web Development Services

We provide an explanation of each term below. By providing scalable Web software tools with award-winning Web application development capabilities, we provide our customers with complete solutions that optimize business processes through Web-based technologies.

We believe this strategy results in a stronger relationship with our customer base, creating and maintaining a repeatable business model.

Web Application Development

Our in-house team of Microsoft®-certified developers develops award-winning custom Web applications. These Web applications include business-to-business Web properties such as broker-dealer extranets, employee intranets, case management systems, eRecruiting applications, on-line performance evaluation systems, and dynamic eCommerce sites. Our development teams utilize programming tools such as ASP, .NET, HTML, XML, Cold Fusion, Java Script, CGI/Perl, and Flash. Our Web development expertise includes:

•	Internet sites
•	Intranet sites
•	Extranet sites
•	eCommerce
•	Database development

Our developers are proficient in C, C++, J2EE and Microsoft .NET development frameworks for back-end integration. We use these and other tools to integrate with back-end databases (SQL, Oracle, DB/2, mySQL), application servers (IIS/MTS, Oracle, WebSphere, Apache/Tomcat, J2EE servers, Sun), Web services and legacy systems. While our front-end design teams provide the appropriate look and feel for the display of the data, it is the job of the back-end teams to ensure that the data is available to the front-end systems. Depending on business requirements and goals for the Web application, our technical design teams employ data caching, parallelism, threading and other techniques to ensure that the data is made available to the front-end in the most efficient and reliable manner.

We develop Web applications utilizing our own Web software tools such as netEDITOR® or OrgitectureTM, providing a complete end to end Web-based solution.

Information Architecture

Information architecture is a design methodology focused on structuring information to ensure that users can find the appropriate data and complete their desired transactions within a Web site or a Web application. Understanding users and the context in which they will be using a Web application is core to Information Architecture. Information architects try to put themselves in the position of a typical application’s user to better understand a user’s characteristics, behaviors, intentions and motivations. At the same time, the information architect develops an understanding of a Web application’s functionality and data structures. The understanding of these components enables the architect to make more educated decisions about the end user and then translate those decisions into site maps, wire frames and clickable prototypes.

Information architecture forms the foundation of a Web application’s usability. The extent to which a Web application is user-friendly and is widely adopted by a user base is primarily dependent on the success of the information architecture. Information architecture defines how well users can navigate through a Web site or application and how easily they can find the desired information or function. As Web application development becomes more standard and commoditized, information architecture will increase as a differentiator for application developers.

We provide information architecture for most of the Web applications we develop.

Usability Engineering

The Web was originally conceived as a “hypertextual” information space, in which users could store data through computer programs that allow other users to create and link fields of information at will and to retrieve the data nonsequentially. The development of increasingly sophisticated user interfaces and applications, however, has fostered the Web’s use as a remote software interface. This dual nature has led to much confusion, as user experience has been mixed. Today, usability engineering is a critical component towards developing any successful Web-based application.

We believe that a majority of Internet users leave a Web site after viewing the first page. A Web property (Internet Web site, intranet site, or extranet site) has one chance to make a first impression on a potential user. By integrating usability into traditional Web development life cycles, we believe our usability engineers can significantly enhance a user experience. Our usability professionals provide the following:

•	Usability audits
•	Information architecture
•	Process analysis and optimization
•	Interface design
•	User testing

Our systematic and user-centered approach to Web development focuses on developing Web properties that are intuitive, accessible, engaging, and effective. Our goal is to produce a net effect of increased traffic, improved visitor retention, increased user productivity, reduced user error, lower support cost, and reduced long-term development cost.

Rich Media Development

Rich media is a combination of interactive digital media such as video, audio, and animation that often includes user interaction. Rich media with its movement, sound and emotive quality provides designers with a tool set more powerful than text and graphics alone. Its dynamic movement and sound is compelling and engaging to users. The more emotive a message, the more appropriate rich media is for communicating it.

Rich media impact on the Web is much wider than online advertising. E-learning applications often use animations to convey processes more effectively than text and diagrams. Rich media content and rich media interactions are becoming more common in Web applications user interfaces and when used appropriately provide a richer user experience.

We develop custom rich media applications such as sales training, product launches, and enhanced corporate communication via the web.

 e-Training Applications

We believe e-Training is both a valuable tool for employee development and to enhance and extend relationships with customers. We believe effective e-Training solutions must go beyond formatting existing content to fit on a computer screen. Our experience in developing e-Training applications helps to improve user comprehension and retention.

Our e-Training applications combine video, audio, animation, and interactive quiz elements, all supported by a strong technical back-end, allowing customers to enjoy benefits such as:

•	Flexibility: accessibility via Internet, intranet, or extranets
•	Savings: reduced training costs and related expenses
•	Convenience: 24/7 availability at the user’s discretion
•	Longevity: post-learning usage of updatable resources

On-Demand Web Tools - OrgitectureTM

Our OrgitectureTM platform provides customers with an integrated suite of on-demand Web-based tools designed to maximize organizational effectiveness, streamline Web site management and reduce operating costs. Orgitecture offers the stability, reliability and economies of scale of a subscription-based service, along with the flexibility of a fully customized enterprise solution.

Developed on open source standards, Orgitecture facilitates the development and deployment of complex Web properties. Web solutions developed on Orgitecture are modular by design, so customers can add functionality as their needs evolve. Every Orgitecture Web site is customized by our developers to meet the unique needs of its end users. Software modules include: Web content management, logic-based survey tools, discussion boards, resource libraries, calendaring, email newsletters, user management, and online registration.

Relationship Management Module: We believe that the more a customer knows about the history of its relationships with those involved in its business operations, the more effective its communications will be. Orgitecture’s relationship management module enables organizations to capture, track, manage and analyze key constituent information, including contact and demographic data, billing records, professional interests, event attendance, and other relevant data. The relationship management module can also be integrated with Orgitecture’s content management module to drive the delivery of personalized content.

Web Content Management Module: A Web site can be among an organization’s most valuable assets. In order to properly maintain the value of that asset, the content within the site must be current and accurate. Program updates, policy alerts, press releases, member communications, donor communication and other content require frequent updating. Orgitecture is a browser-based content management module that gives a customer control over its site without requiring coding or technical expertise. A customer needs only a standard Web browser to change site content quickly, eliminating reliance on a dedicated technical webmaster. With built-in support for workflow processes, image management, document management and group security, Orgitecture’s Content Management Module allows the responsibility for site management to be distributed as needed to a customer’s program, communications and to administrative or executive staff.

eSurvey Module: We believe the Internet is the single most effective way to capture information and metrics regarding key constituents. With Orgitecture’s highly configurable eSurvey module, customers can capture, measure and analyze time-sensitive information gleaned from their target audiences. Online surveys can be created, modified and deployed within minutes – all using a simple Web interface.

eNewsletter Module: We believe that effective email outreach and eNewsletters can significantly increase the traffic to a customer’s Web site. Our eNewsletter module allows for the dissemination of information from customer Web sites. The module can be seamlessly integrated with Orgitecture’s content and relationship management modules, so that customers can send targeted newsletters to key constituents – by region, interest area, membership status and other criteria. eNewsletter templates are aligned with the look and feel of a customer’s Web site and linked directly to its content to ensure a consistent user experience.

eCommerce Module: We believe that the amount spent purchasing products on-line or making on-line donations has more than doubled over the past few years. We believe organizations that have well executed online initiatives can encourage their customers or contributors to purchase products online or make online donations. Orgitecture’s eCommerce module contains sophisticated shopping cart tools and provides customers with secure transaction capabilities, reliable order processing and fulfillment, receipt generation and inventory control.

Event Registration Module: We believe that face-to-face events deliver the greatest return on investment in marketing, while strengthening customer and vendor relationships. The cost of managing and organizing events can be significantly reduced through effective online event management tools. Customers have the ability to streamline administrative processes with Orgitecture’s Event Registration Management module. Customers set up either free or paid events using a secure portal that integrates with a customer’s Internet merchant account. Through this module, customers can track registrations, request RSVPs, send reminders and manage attendance. This module can also be seamlessly integrated with Orgitecture’s Relationship Management system to pre-populate registrants’ data and track attendance.

Integrated Grants Management Module: Using the Web for grants management can significantly reduce workload, minimize redundancy and streamline key business processes. For grantmaking foundations, the Orgitecture platform supports integrated grants management – from eligibility screening and online application processing to grantee reporting. We can help organizations and foundations capture data on the Web and integrate it with their existing grants management systems. Similarly, we can integrate a customer’s internal systems with its Web site to ensure that relevant and timely grants data is easily accessible and searchable online.

Web Content Management Software- netEDITOR®

Most companies outsource Web development, while content such as text, graphics, and rich media is generally developed in-house. However, our experience suggests that most organizations are not adept at Web content publishing and Web content managing. Content management and content publishing can be very complex and costly when there is a large volume of content produced by multiple contributors throughout an organization. We believe that for many companies, developing internal support for Web content publishing is challenging and without proper management and centralization of Web production, these companies may encounter production delays and increased costs.

Furthermore, the volume of content changes on a Web site can be variable, causing unpredictable variances in the workload for Web resources, often resulting in serious bottlenecks in content publishing. We believe that regardless of whether the content is managed internally or outsourced, the total cost of ownership for Web applications will continue to increase.

   We have developed a software solution to the content management challenge. Our proprietary content management software solutions, netEDITOR® and netEDITOR-proTM, provide non-technical users the ability to create, edit, and publish content via an easy to use, browser-based interface at a lower cost than most commercial solutions. These products are suitable for both simple and complex content management requirements.

Workflow is an important feature of netEDITOR®. Multiple levels of approval ensure that content is always reviewed and approved before it gets published. Customers can easily build either serial or parallel custom workflow processes within the system for individuals or groups in order to meet specific organizational needs. E-mail helps facilitate this process by notifying participants of any pending action that is required.

Anyone with basic computer knowledge should easily be able to configure the workflow within netEDITOR for a complex, larger organization that has strict regulatory policies or a simple, single person environment.

The following workflow and user/group rights can be implemented out of the box using netEDITOR® :

•	Editors: Have rights to contribute content in identified areas of the site.

•	Approvers: Responsible for reviewing and either approving or rejecting content for particular areas of the site.

•	Publishers: Ultimately responsible for final review and publishing of content. These users can post content to the live site.

•	Administrators: Responsible for administration of the system. Administrators have the ability to add/modify/delete users, groups, permissions, content sections, site structure, and content workflow.

Our netEDITOR product offers core functionality that we believe many companies need in a content management system that is easy to implement and maintain. We believe we have eliminated the complexity of web content management. We offer netEDITOR to mid-market and larger companies.

Research and Development

During our fiscal year 2005, we established a research and development center in Bangalore, India in conjunction with our new On-demand Software Development initiative described below. For the periods ending September 30, 2006 and 2005 expenses related to technology development activities were $176,000 and $43,000, respectively. In addition, on an on-going basis since our inception, we have derived technology benefits from engagements with our customers; however it is not possible to track and quantify such costs separately for any periods.

New On-demand Software Development Initiative

Our current on-demand software platform, OrgitectureTM has been developed in Cold Fusion and has limited scalability. We have developed a new on-demand software product framework in .NET that we believe will provide significant enhancements and scalability. This software product framework is named iApps®.

Business processes, regardless of industry or vertical market, fall into common categories. For example, all companies must deal with issues surrounding security, workflow, version control and user management. While the processes of individual entities may vary they can generally be classified in their simplest form as mentioned above. We have developed a .NET based application development framework based on these common classifications.

As seen in the following diagram, the iApps® framework includes multiple software components to support security, workflow, version control and user management, which we believe will empower companies or developers to create Internet-based applications with advanced business logic, state-of-the-art graphical user interfaces and improved quality all in a shorter timeframe with less coding that was is now typically required.

The iApps® framework will allow us to develop custom Web applications based on analyzing and optimizing our customer’s business processes and then map the results to a common software component solution. While we believe that is a very powerful concept by itself, the real synergies come together when we launch our product suite developed on the iApps® framework. To support our customer base’s Web related initiatives, the product suites in development will include the following:

•	iApps® Content Manager
•	iApps® Web Analytics
•	iApps® Marketier
•	iApps® Digital Asset Manager
•	iApps® Commerce
•	iApps® Grants Manager

While each product suite will be used as a stand-alone solution, each product will utilize the iApps® common underlying framework. This means once a customer has a product suite installed (which requires that the entire iApps® framework be installed as well), any of the other product suites could be integrated quickly, efficiently, and cost effectively.

Recent innovations in information technology have created opportunities to deliver software applications directly to users over the Internet in a subscription-based, on-demand business model. This model is made possible by the proliferation of high-speed, broadband Internet connectivity, open standards for application integration and advances in network availability and security. For the user, on-demand software eliminates the need for expensive hardware, software and internal IT support.

The newly developed on-demand iApps® framework and related software suites will be delivered through a software as a service business model, in which we deliver our software over the Internet while providing maintenance, daily technical operation and support. In addition if larger customers desire, the iApps® framework and related product suites can be provided as a stand-alone system (i.e., installed at a client site). We believe this is a competitive differentiator.

We have recently announced the iApps® framework and we expect to begin releasing the first of six on-demand product suites in late June of 2007.

Development Center in Bangalore, India

In 2003, we formed a wholly owned subsidiary, Bridgeline Software, Pvt. Ltd., as our software development center located in Bangalore, India. Bangalore, India is an emerging global center for software development activities and IT services. This technologically rich region allows us to hire talented Web application developers and software engineers at comparatively lower compensation rates. This offshore development center reduces our Web application development cost, improves development productivity, increases profit margins and our overall competitiveness in the area of Web services. By working with our own employees in India rather than outsourcing the software development work, we have greater control over the quality of work and are able to set the priorities of the group.

In addition to assembling a quality Web Services programming team, our India operation has a dedicated research and development team of engineers that focuses exclusively on the continued development of the netEDITOR®, OrgitectureTM, and future native .Net Web software tools.

Customers

We primarily serve five vertical markets that we believe have a history of investing in IT enhancements and initiatives. These vertical markets are:

•	Financial services
•	Life sciences
•	High technology
•	Foundations and non profit organizations
•	Federal and state government agencies

Our business development teams and marketing resources focus our efforts on middle market and large organizations (i.e., $100 million and higher in annual revenues, or organizations that have over 500 full-time employees).

We have more than 90 active customers including companies such as Nomura Securities, The Bank of New York, Pfizer, Depository Trust & Clearing Corporation and John Hancock, comprising approximately 22%, 7%, 6%, 6% and 6% of our revenues, respectively, for the fiscal year ended September 30, 2006.

The loss of business from any of these customers, and in particular Nomura Securities, could substantially reduce our net sales and results of operations and could seriously harm our business. See “Risk Factors – Only a few customers account for a substantial portion of our revenues, and the loss of any of these customers could substantially reduce our net sales.” Nomura Securities has been a customer since 2002. Our relationship with Nomura Securities is non-exclusive and may be terminated by either party with 30 days written notice. Our Bridgeline Software Pvt. Ltd. subsidiary has an independent relationship with

Nomura Securities under which it provides Nomura Securities with software development services on a non-exclusive basis. That relationship may also be terminated by either party with 30 days written notice.

Growth and Expansion Strategy

We believe that the Web services/Web tools industry is a rapidly growing fragmented marketplace that presents significant consolidation opportunities. We believe, based on our market research and analysis, there are over 2,000 Web development companies in North America. We believe many of these entities are profitable, with annual revenues between $1 million and $5 million.

As we develop additional Web-based scalable product solutions, we believe our North America geographical expansion will allow us to leverage our products, rapidly increase our customer base, and enhance our market position. We currently have sales and implementation teams in Boston, Massachusetts, New York, New York, and Washington, D.C. (with Atlanta, Georgia pending). We believe each major metropolitan market selected is poised to grow. We plan to implement two expansion initiatives over the next several years:

Organic Growth - We believe we will experience organic revenue growth in our geographical regions once we are established in each such geographical region. No assurance can be given, however, that we will be able to maintain a consistent level of, or any, organic growth. Many of the risks identified elsewhere in this prospectus could materially and adversely affect our ability to grow organically as well as our business, financial condition and results of operations as a whole. See “Risk Factors.”

We have defined sales and marketing activities to help enhance organic growth opportunities. Some of these activities are:

Four phase selling system: We use an accountable, strategic engagement process developed specifically for target companies that require a mature professional approach. We believe it is critical to qualify each opportunity and to assure our skill set and tools match up well with the customer’s needs. An essential part of every engagement, we believe our Four Phase Engagement Process:

•	streamlines our customer qualification process
•	strengthens our relationship with our customer
•	ensures our skill set and tools match the customer’s needs
•	results in the submission of accurate proposals

Organic growth from existing customer base: We have specific programs that consistently market Bridgeline Software’s brand, services, and web software tools. Our business development professionals seek ongoing business opportunities within our customer base and within other operating divisions or subsidiaries of our existing customer base each month.

New customer acquisition: In the geographies we operate, we identify target customers within our vertical expertise (financial services, life sciences, high technology, foundations, and government). Our business development professionals develop an annual territory plan identifying various strategies to engage our target customers.

Customer retention programs: We use our own email marketing capabilities when marketing to our customer base. We email eNewsletters, internally generated whitepapers, and company announcements to our customers, in addition we host educational on-line seminars on a regular basis.

New lead generation programs: We generate targeted leads and new business opportunities by leveraging a combination of on-line marketing and third party telemarketing services. We receive leads by maximizing our search engine optimization of our web site. Through our web site, we provide various educational white papers and promote upcoming on-line seminars. We also pay for banner advertisements on various independent newsletters, linked to our web site. We also participate and exhibit at targeted events to generate new leads.

Acquisitions - We plan to continue to acquire small, established Web development companies in various geographical locations in North America. We expect that each of the acquired companies will have the same core development expertise as we do, will have a complementary customer base to market our Web software tools, and will be a profitably run business. We anticipate that this strategy will enhance our time to market and our customer base, and will reduce local market entry risk.

We target profitable Web development companies with annual revenues of at least $2.5 million. We believe that by merging with us, these companies could benefit from:

•	Differentiation by marketing our content management software, netEDITOR®
•	Differentiation by marketing our on-demand Web tools from the OrgitectureTM platform
•	Improved margins by selling and licensing our Web software tools mentioned above
•	Improved margins by utilizing our development center in Bangalore, India
•	Improved sales by being a part of a larger company
•	Improved sales by adopting our 4-phase sales methodology
•	Improved internal reporting and communications
•	Reduced expense (centralized G&A, R&D, HR, legal, and marketing)
•	Liquidity for their shareholders

Our proposed strategy is to acquire an entity at a discount to public company trading multiples at a purchase price consisting of cash at closing, contingent earn-out payments payable upon the attainment of post-closing performance milestones, and our common stock.

Historical Acquisitions

Streamline Communications, Inc. - A Boston, Massachusetts-based Web application development company, acquired in December 2000.

Lead Dog Digital, Inc. - A New York, New York-based Web application development company, acquired in February 2002.

Interactive Applications Group, Inc. (“iapps”®) - A Washington, D.C.-based Web application development company, acquired in December 2004.

New Tilt, Inc. - A Cambridge, Massachusetts-based Web application development company, acquired in April 2006.

Pending Acquisition - Objectware

On December 7, 2006, we signed a definitive merger agreement, under which we intend to acquire all outstanding capital stock of Objectware, Inc., an Atlanta, Georgia-based company that specializes in Web application development, Web design, wireless application development, search engine optimization and providing managed Web services to customers.

We believe that Objectware meets all of the criteria we have established for strategic acquisitions. Objectware is a leader in marketing, selling and installing Web-based software tools in the Atlanta metropolitan area. Objectware has an established base of customers, which may benefit from our Web software tools and services. We also believe that Objectware will be able to enhance its operating margins over time by leveraging our Bangalore, India development center and consolidating its marketing, general and administrative functions at our corporate headquarters.

Objectware’s Customers

Objectware has over 75 active customers.

Objectware’s Services

Web Application Development. Objectware’s Web applications include business-to-business Web properties such as eCommerce sites, Web-based handheld applications, and corporate Web sites. Objectware’s development teams use programming tools such as .NET, Java, ASP, HTML, and XML. Objectware’s Web development expertise includes the development of Internet, Intranet, Extranet, and eCommerce web applications.

Custom Wireless Applications. Objectware is addressing what it believes to be is a developing trend in wireless telecommunications: Internet connectivity and database interaction through handheld devices. Through strategic relationships with Palm, Symbol, Synchrologic and Microsoft, Objectware’s mobile computing projects include:

•	Handheld medical applications that assist doctors in selecting necessary procedures to comply with insurance carrier policies;
•	A courier order processing system with proof-of-delivery software running on handheld devices;
•	Integrating Palm’s Web Clipping technology into online billing software; and
•	Web-based software that delivers information from the Web to Web-compatible phones.

Search Engine Optimization (SEO). Objectware’s helps customers maximize the effectiveness of their online marketing activities to ensure that their sites can be exposed to the potential customers that use search engines to locate products and services. Objectware’s SEO services include:

•
Competitive Analysis - Performing searches to determine what Web sites in the customer’s industry are in the top positions of search engines and determining how to position its customer’s Web sites ahead of them;

•	Website Review - Reviewing and restructuring its customer’s Web site’s graphics, content and architecture
•	to ensure proper configuration for search engines;
•	Keyword Generation - Developing keyword phrases based on information gathered during client surveys and competitive analysis;
•	Proprietary Leading Page Technology - Employing proprietary techniques to improve its customers’ visibility on the Web;
•	Ongoing Registration - Performing initial registrations and routine re-registrations with multiple search engines and directories;
•	Monthly Reports - Providing customers with monthly reports detailing and explaining their traffic and rankings with the major search engines; and
•	Maintenance and Monitoring - Performing continual monthly reviews and adjustments to keep customers’ Web sites at the top of the search engines.

Managed Services

 Objectware provides fully managed hosting services for its customers’ Web applications. Objectware’s hosting facility includes dedicated in-house production and development servers, as well as a dedicated 24-hour monitored co-location facility for mission critical applications. Objectware believes that it provides its customers’ applications with a highly secure, climate-controlled environment, with multiple power sources, redundant Internet connectivity and 24-hour monitoring and management.

Objectware’s Web Software Tools

Content Management System. Objectware offers an integrated content management system (CMS) that allows businesses and organizations to maintain a more dynamic, up-to-date Web presence without relying on outside Web services vendors or their internal IT personnel. Using CMS, customers can publish content, images, documents, product information, service descriptions, press releases, e-newsletters, event calendars, surveys and other information on their Web sites. CMS is designed for non-technical users so that Web site content can be developed and maintained by sales, marketing, human resources or other personnel.

Custom eCommerce. Objectware offers solutions to customers that sell products and services over the Internet to allow them to personalize product offerings, improve their marketing effectiveness and offer value-added services to their own clients. Objectware’s solutions are custom-designed for each client.

eMail Marketing and Management Tool. Objectware’s email marketing services tool allows customers to expand their client base and provide a cost-effective method of communicating with existing clients, partners and associates. The tool allows companies to:

Objectware’s Intellectual Property

Objectware claims common law trademark rights in the name and logo “Objectware” and has registered the trademark “Projectware” with the United States Patent and Trademark Office. Objectware currently holds no patents. Objectware owns the domain name “Objectwareinc.com.” In addition, Objectware’s intellectual property consists of proprietary software, licensed software and know-how.

Objectware’s Competition

Objectware targets and services the same markets that we do. Accordingly, Objectware encounters the same intensely competitive environment in which we operate. See “Competition” below.

Terms of the Acquisition

We intend to acquire Objectware shortly before completing this offering. The consideration for the acquisition of Objectware will be paid to Objectware’s sole stockholder, Erez M. Katz, and will consist of (i) $2,500,000 in cash, (ii) shares of our common stock having a value (based on the initial public offering price of our shares in this offering) of $2,700,000 and (iii) deferred purchase price of up to $1,800,000, payable in cash and stock quarterly over the three years after we acquire Objectware, contingent upon Objectware generating positive earnings before interest, taxes and depreciation and amortization of at least $250,000 per calendar quarter during the 12 consecutive calendar quarters following this offering. A portion of the deferred purchase price will be paid if Objectware generates positive earnings before interest, taxes and depreciation and amortization of at least $225,000 but less than $250,000 in any such calendar quarter. In no event, however, will we issue shares to Mr. Katz in connection with this acquisition which would result in ownership by Mr. Katz of more than 19.9% of the total issued and outstanding shares of our common stock without the prior approval of our shareholders.

The acquisition of Objectware will close, shortly before the completion of this offering on the following basis. On the business day preceding the date we intend to request that the Securities and Exchange Commission declare the registration statement of which this prospectus is a part effective, all of the acquisition closing documentation and other deliverables other than the cash and stock consideration will be deposited with an escrow agent, and the acquisition will be considered to have been completed, subject only to the conditions that, within five business days after the registration statement has been declared effective by the Commission and our stock has commenced trading, and within one hour after our receipt of net proceeds of at least $10,000,000 from this offering, we are required to transfer the $2,500,000 of cash consideration to the escrow agent and we are required to deliver certificates representing the stock consideration to the escrow agent by overnight mail. Upon receipt of the cash and stock consideration the escrow agent will release all closing materials to the appropriate parties, and will release the cash and stock consideration to Objectware’s sole shareholder, in accordance with the terms of the escrow agreement.

As described above, the acquisition will be deemed to have been completed shortly before the completion of this offering, subject only to the condition that we subsequently deliver the acquisition consideration. Neither we nor Objectware have the right to terminate or unwind the acquisition after the closing documentation and deliverables other than the cash and stock consideration are deposited with the escrow agent unless the registration statement has not been declared effective by the Commission on or before the ninth business day following the date such documentation are delivered to the escrow agent, in which case the acquisition agreement will be null and void, and we will be required to pay to Objectware a termination fee equal to the sum of $200,000 plus Objectware’s reasonable expenses actually incurred relating to the transactions contemplated by acquisition agreement.

The closing of this offering is not conditioned on the closing of the acquisition of Objectware, and there can be no assurance that the acquisition of Objectware will be completed. However, we do not currently intend to request the Commission to declare our registration statement effective until after we deposit the closing documentation and deliverables with the escrow agent as described above.

We expect that all current employees of Objectware will continue as employees after its acquisition by us. As a condition to closing, Mr. Katz will enter into an employment agreement with us under which he agrees, among other things, not to compete with our business for a period of up to 12 months after he ceases to be employed by us. See “Management - Employment Agreements.” Our merger agreement with Objectware separately prohibits Mr. Katz from competing with us for a period of three years after the closing of the acquisition. In addition each of Objectware’s employees will be requested to sign our standard confidentiality and noncompete agreement, which would prevent them from competing with our business for a period of 12 months after they cease to be employed by us. The agreement also contains certain additional provisions that are customary to the agreements of this nature.

In connection with the acquisition, Mr. Katz and Objectware have agreed to cooperate with us and the underwriters in completing this public offering, including assisting us with, and providing any materials necessary in, the preparation of the registration statement of which this prospectus forms a part. Mr. Katz and we have agreed to indemnify each other for any losses incurred as a result of breaches by the other of any of its/his agreements, representations or warranties, subject to certain exceptions and limitations.

Competition

The market for our products and services, including Web application development services and Web software tools is highly competitive, fragmented, and rapidly changing. Barriers to entry in such markets remain relatively low. The markets are significantly affected by new product introductions and other market activities of industry participants. With the introduction of new technologies and market entrants, we expect competition to persist and intensify in the future.

Our products and services compete in two main markets: Web software tools and Web application development services.

Web Software Tools

We believe the principle factors that generally determine a company’s competitive advantage in the Web software tools markets include the following:

•
Product/service range:  Most existing developers of Web software tools offer their software tools without directly providing Web application development services and conversely existing Web application developers do not provide internally developed Web software tools.  To distinguish ourselves from the competition, we offer both Web application development services and related Web software tools to enhance the likelihood of the customer receiving a functional, scalable, expandable, and integrated web application from one source.

•
Expandability, rather than individual point solutions:  Our Web software tools share a single framework (common service layer), which allows for expansion of our Web software tools to include other software modules.  We believe that most of the competitive systems do not provide this level of expandability.

•
Ease of use:  Our Web software tools provide advanced navigation tools and a simple interface which allow our customers to use our software without substantial technical skills.  We believe this ease of use provides us with a competitive advantage in this competitive environment.

•
Customization flexibility:  Our Web software tools are customizable to meet our customers’ specific application requirements.  We believe this customization flexibility distinguishes Bridgeline from many of our competitors.

•
Reliability:Based on our interactions with customers, we believe our Web software tools generally meet the reliability expectations of our customers.  We believe this history of reliability is comparable with many of our competitors.

•	Low cost of ownership:We believe our Web software tools have a lower cost of ownership than the solutions provided by most of our competitors.

We believe that although we compete adequately with respect to the above referenced factors, our ability to continue to compete favorably is subject to a number of factors identified in the section titled “Risk Factors” above.

We face competition for Web software tools from three primary sources:

•	Established developers of individual point solutions such as a content management system, Web analytic systems, marketing management systems, or commerce systems.

Many companies develop software products that only provide a single Web software tool (such as a content management, Web analytics, marketing management or commerce system). Most of our competitor’s Web software tools are not on-demand systems and must be installed onto the end customer’s server. Our Web software tools were developed to provide the flexibility of an on-demand system or a server based system. We believe almost all of the competitive systems do not provide the expandability our products can provide. Because our products share a single framework (common service layer), we believe expanding any of our Web software tools to include our other software modules such as Web analytics, marketing management, and commerce is simple and seamless. In addition, because our software modules all share the same framework (common service layer), we believe our collective software suites are very effective when combined. Lastly, we believe our Web software tools have a lower cost of ownership then most of our competition.

In the fragmented content management market, we believe FileNet Corp. and Vignette Corp. to be strong market leaders. In what we believe is an emerging Web analytic system market, Web Side Story Inc., Web Trends, and Omniture Inc. have strong leadership positions. We cannot identify any one single dominant competitor in the fragmented on-line marketing management system market and the market for commerce systems.

•	Established developers of other individual point solutions such as customer relationship management systems who plan to expand their product offering into our space.

We believe established companies that have developed stand alone software products in the customer relationship management market or possibly the business intelligence markets will be seeking opportunities to expand their product capabilities or product offerings in a manner that would be competitive to one or all of our web software tools.

•	Large internal IT teams that have the ability to internally develop their own custom applications.

Very large companies have their own internal IT and application development staff locally and offshore. Some large companies may decide to develop their own content management system, Web analytic system, on-line marketing system, or commerce systems that are specifically tailored to their requirements. We believe our Web software tools are superior to these home-grown solutions and provide a stronger upgrade path for future benefits and features.

Web Application Development Services

We believe the principle factors that generally determine a company’s competitive advantage in the Web application development markets include the following:

•
 Product/service range:  Most existing developers of Web software tools offer their software tools without directly providing Web application development services and conversely existing Web application developers do not provide internally developed Web software tools.  To distinguish ourselves from the competition, we offer both Web application development services and related Web software tools to enhance the likelihood of the customer receiving a functional, scalable, expandable, and integrated web application from one source.

•
Subject matter expertise:Our primary focus is serving clients in a small number of vertical markets, including financial services, life sciences, foundations and non-profit organizations, and high technology.  This focus allows us to invest in the development of in-house expertise in each of these subject matters.  We believe this in-house expertise allows us to better serve our customers and may provide a competitive advantage.

•
Diversified technical expertise:Our employees have experience in interface design, information architecture, .NET programming and project management.  Each of our geographic offices has professionals on staff in these core roles.  We believe this diversity of technical expertise in each of our geographic locations assists us in serving our customers and may provide a competitive advantage.

•
Reliability:Based on our interactions with customers, we believe our Web application development services generally meet the reliability expectations of our customers.  We believe this history of reliability is comparable with many of our competitors.

•
Location and accessibility:We believe having multiple geographic locations helps us to serve our clients located in those geographic locations and may provide us with a competitive advantage over competitors with centralized offices.

•
Low cost of ownership:In part due to our off-shore development facility in Bangalore, India, we believe our Web application development services have a lower cost of ownership than the services provided by most of our competitors.

We believe we compete adequately with respect to the above referenced factors, however, our ability to continue to compete favorably is subject to a number of factors identified in the section titled “Risk Factors” above.

We face competition for Web application development from two primary sources:

Independent Web application development companies.  Our research shows that there are almost 2,000 custom Web application development companies in North America alone. Over half of the custom Web application development companies in North America are very small firms, with less than 20 employees. We believe the combination of providing our own suite of Web software tools that can be customized with our Web application development capabilities is a very strong competitive differentiator. We also believe that having multiple geographical locations and a low cost off-shore development facility in Bangalore, India, provides us with a much needed competitive advantage in the highly fragmented industry. Also, we estimate Razorfish, a large division of aQuantive Inc., and Agency.com Ltd., to be as market leaders in this space.

Larger companies who have internal Web application development capabilities on staff. Very large companies have their own internal IT and application development staff, locally and offshore. Some large companies may decide to develop their own custom Web applications internally. We believe many large companies see the benefit of hiring an independent application development companies such as Bridgeline.

Many of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do and thus may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Also, many current and potential competitors have wider name recognition and more extensive customer bases that could be leveraged, thereby gaining market share to our detriment. Such competitors may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies, and offer more attractive terms to purchasers than we can.

Intellectual Property

We have no issued patents and have not applied for patent protection in any jurisdictions. We rely upon copyrights, trademarks, trade secrets, confidentiality agreements, proprietary know-how and continuing technological innovation to remain competitive. We require all employees and consultants to execute a non-disclosure, non-compete and technology transfer agreement upon hire. We continue to seek ways to protect our proprietary technology and trade secrets.

We have registered the trademarks “Bridgeline,” “iapps” and “netEDITOR” with the United States Patent and Trademark Office. We claim common law rights in the trademark “Orgitecture” and “netEDITOR-pro.”

Properties

Our headquarters are located twelve miles north of Boston, Massachusetts at 10 Sixth Road, Woburn, Massachusetts 01801. This office also serves as our New England business unit. The following table lists our offices, all of which are leased:

Location	Address	Size
Woburn, Massachusetts	10 Sixth Road Woburn, Massachusetts 01801	9,335 square feet, professional office space
New York, New York	104 West 40th Street New York, New York 10018	4,400 square feet, professional office space
Washington, D.C.	2639 Connecticut Ave., NW Washington, D.C. 20008	9,383 square feet, professional office space
Bangalore, India	71 Sona Towers, West Wing Millers Rd., Bangalore 560 052	7,800 square feet, professional office space
Norcross, Georgia*	5555 Triangle Parkway Norcross, Georgia 30092	7,068 square feet, professional office space
Reston, Virginia*	11440 Commerce Park Drive, Suite 502, Reston, VA 20191	1,413 square feet, professional office space

*assuming that we complete the acquisition of Objectware, Inc.

We also assumed a lease in conjunction with the acquisition of New Tilt in April 2006 in Cambridge, Massachusetts but operations were consolidated with our Woburn, Massachusetts facility and we are subleasing this facility effective January 15, 2007.

Employees

We have 80 full-time employees, of whom 38 are employed by Bridgeline Software Pvt. Ltd., our software development center in India. We have no unionized employees. The full-time employees include 61 that are in Web application/product development, eight in sales and marketing, and 11 in general and administrative departments. We consider our relations with our employees, independent contractors and vendors to be good.

Assuming that we complete the acquisition of Objectware, we would have an additional 26 full-time employees, none which are unionized employees, including 22 in Web application/product development, two in sales and marketing, and two in general and administrative departments.

Legal Proceedings

In the normal course of business, we are subject to ordinary routine litigation and claims incidental to our business. We monitor and assess the merits and risks of pending legal proceedings. While the results of litigation and claims cannot be predicted with certainty, based upon our current assessment, we believe that the final outcome of any existing legal proceeding will not have a materially adverse effect, individually or in the aggregate, on our consolidated results of operations or financial condition.

MANAGEMENT

   The following table sets forth information regarding our directors and executive officers:

Name	Age	Position

Thomas Massie	45	Chairman, Chief Executive Officer and President

William Coldrick	65	Director (1)(2)(3)(4)

Kenneth Galaznik	55	Director (1)(3)(4)

Robert Hegarty	44	Director(1)(2)(3)(4)

Gary Cebula	48	Executive Vice President, Treasurer, Corporate Secretary and Chief Financial Officer

Brett Zucker	35	Executive Vice President and Chief Technical Officer

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	Independent director.

The following table sets forth information regarding certain of our key employees:

Michael Matteo	42	Executive Vice President & General Manager, New York

Richard Schwartz	59	Executive Vice President and General Manager, New England

Vikram Mudgal	38	Executive Vice President and General Manager, Bridgeline India

Miles Fawcett	37	Executive Vice President and General Manager, Washington, DC

Peter “Pip” Winslow	47	Executive Vice President of Human Resources

Donna Tramontozzi	53	Executive Vice President of Business Strategy

Robert Seeger	33	Senior Vice President of Business Development, New York

David Goldsmith	45	Vice President of Business Development, iapps

Jenny Quinn	43	Senior Vice President of Business Development, New England

William Matteson	61	Vice President of Merger Integration

Board of Directors

Our Board of Directors oversees our business affairs and monitors the performance of our management. Our Board of Directors currently consists of four members who are divided into three classes. Each year shareholders elect the members of one of the three classes to three year staggered terms. The terms of our Class I Director (Mr. Hegarty), Class II Director (Mr. Galaznik) and Class III Directors (Messrs. Massie and Coldrick) expire in 2007, 2008 and 2009, respectively. Each director and executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our Amended and Restated By-laws. All officers serve at the discretion of the Board and are elected annually at the annual meeting of our Board held after each annual meeting of shareholders. Our Board of directors has determined that all directors (other than Mr. Massie) are independent as defined under the rules of the Nasdaq Stock Market.

Below are descriptions of the backgrounds of our executive officers and directors and their principal occupation for at least the last five years:

Thomas Massie has served as our Chairman of the Board, President and Chief Executive Officer since our inception. Prior to founding Bridgeline, Mr. Massie founded and took public two technology companies. From 1991 to 2000, Mr. Massie was the founder, Chairman of the Board and Chief Executive Officer of Focus Enhancements, a publicly held developer of proprietary video conversion ASIC chip technology that had technology alliances with companies such as Intel, Microsoft, Apple Computer, Thompson, Philips, SONY, Nokia, and Zenith. Mr. Massie led Focus Enhancements from concept to a public market capitalization of $230 million. From 1986 to 1991, Mr. Massie was the founder and Chairman of the Board of Mass Microsystems, a publicly held developer of proprietary multimedia products. Mr. Massie led Mass Microsystems from inception to a public market capitalization in excess of $75 million. From 2002 to 2007, Mr. Massie was a member of the Board of Directors of MapInfo Corporation, a publicly held company that develops location intelligence software solutions. Mr. Massie was the Chairman of MapInfo’s Corporate Governance Committee and a member of its Audit and Compensation Committees. In April 2007 MapInfo was acquired by Pitney-Bowes for over $400 million. In addition, Mr. Massie is a member of the National Association of Directors and was a non-Commissioned Officer in the United States Army, 101st Airborne Division.

William Coldrick has been a member of our Board of Directors since our inception. Mr. Coldrick is also the Chairman of the Corporate Governance Committee. Since 1993, Mr. Coldrick has served as Vice Chairman of the Board of Focus Enhancements. Since 1996 he has been a director of Advanced Electronics Support Products. From 1996 to 1998, he was Vice President and General Manager of Worldwide Channel Operations for the Computer Systems Division of Unisys Corp. From 1982 to 1991, Mr. Coldrick held several senior management positions at Apple Computer. In his last position at Apple as Senior Vice President of U.S. Sales, he was responsible for managing all sales, support, service, distribution and channel activities for the United States. During Mr. Coldrick’s tenure at Apple, his sales leadership assisted in the growth of Apple from $80 million a year to over $6 billion a year in annual sales. Before joining Apple, Mr. Coldrick spent fourteen years with Honeywell Information Systems, where he held several positions, including Director of Marketing. He holds a B.A. degree from Iona College in New Rochelle, New York.

Kenneth Galaznik has been a member of our Board of Directors and Chairman of the Audit Committee since 2006. Since 2005, Mr. Galaznik has been the Senior Vice President, Chief Financial Officer and Treasurer of American Science and Engineering, Inc., a publicly held supplier of X-ray inspection and screening systems with a public market cap of over $450 million. From August 2002 to

February 2005, Mr. Galaznik was Vice President of Finance of American Science and Engineering, Inc. From November 2001 to August 2002, Mr. Galaznik was self-employed as a consultant. From March 1999 to September 2001, he served as Vice President of Finance at Spectro Analytical Instruments, Inc. and has more than 25 years of experience in accounting and finance positions. Mr. Galaznik holds a B.A. degree in accounting from The University of Houston.

Robert Hegarty has been a member of our Board of Directors and Chairman of the Compensation Committee since 2006. Since 1999, Mr. Hegarty has been Managing Director of TowerGroup Securities & Investments Group, a capital markets and investment and wealth management division of MasterCard International. Before joining TowerGroup in 1999, Mr. Hegarty was vice president of trading systems at Putnam Investments in Boston, Massachusetts and was employed by Fidelity Investments in Boston for eight years, during which he served as vice president of technology of the institutional broker-dealer arm of Fidelity Investments and Fidelity Capital Markets. Mr. Hegarty holds an M.B.A. degree in finance and marketing from Babson College and a B.S. degree in computer science from North Adams State College.

Gary Cebula has been our Executive Vice President and Chief Financial Officer since our inception. From 1998 to 2000, Mr. Cebula was Vice President of Finance, Administration and Treasurer of Focus Enhancements, a publicly held developer of proprietary video conversion ASIC chip technology that had global distribution and technology alliances with companies such as Intel, Microsoft, Apple Computer, Thompson, Philips, SONY, Nokia, and Zenith. Mr. Cebula was a key contributor to Focus’ strategic initiatives, spurring a market capitalization growth from $45 million to $230 million during his tenure. Focus merged with Silicon Valley-based Videonics in 2000. From 1996 to 1998, Mr. Cebula was Chief Financial Officer of Hanold Holding Corporation, a manufacturer and distributor of educational products and services. From 1986 to 1996 he was Corporate Controller of Continental Resources, then a $125 million value-added reseller of computer system and integration services. A graduate of General Electric’s Financial Management Program, Mr. Cebula earned a B.S. degree in accounting and an M.S. degree in taxation from Bentley College.

Brett Zucker is our Executive Vice President and Chief Technical Officer. Mr. Zucker was the Director of Development and Delivery for Lead Dog Digital, Inc., a custom Web application development company Bridgeline acquired in 2002, and has served as Bridgeline’s Executive Vice President and General Manager. Prior to joining Lead Dog Digital in September 2000, Mr. Zucker served as Senior Producer at AppNet, where he was responsible for managing a team of project managers working on a wide range of custom development projects. Mr. Zucker holds a B.S. degree in Electrical Engineering from Cornell University and an M.B.A. degree from Harvard Business School.

Below are descriptions of the backgrounds of certain of our key employees:

Michael Matteo has served as our Executive Vice President and General Manager for our New York region since September 2006. From our February 2002 acquisition of Lead Dog Digital to April 2005, Mr. Matteo served as our Senior Vice President, operating out of our New York City office. In addition, Mr. Matteo was a member of our Board of Directors from February 2002 until December 2006. From May 2005 until October 2006, Mr. Matteo was the Chief Operating Officer of Telecom Infrastructure Corp., a privately held firm headquartered in New York City. Prior to our February 2002 acquisition, Mr. Matteo served as Lead Dog Digital’s Chief Executive Officer. Prior to joining Lead Dog Digital, most of Mr. Matteo’s career was spent working for AT&T in strategy, development, deployment and maintenance of complex information systems. Mr. Matteo earned an M.B.A. degree from the Wharton Business School and a B.A. degree in both Computer Science and Management Science from the State University of New York.

Richard Schwartz is our Executive Vice President and General Manager for the New England region. Since its inception in 1999 Mr. Schwartz was the President and Chief Executive Officer of Clock Tower Associates, LLC, a management consulting and application development firm focused on the life sciences and financial services industries. From 1995 to 1999 Mr. Schwartz was the Vice President for Sales and Services at Level 8 Systems, a middleware software development company, and Vice President of Software Development for Hyperion Software. Prior to Hyperion Software, Mr. Schwartz held management positions with Coopers & Lybrand, M/A-Com Telecommunications, General DataComm, and America Management Systems. Mr. Schwartz earned a B.A. degree in Management Science from the University of South Florida.

Vikram Mudgal is our Executive Vice President and General Manager of Bridgeline Software Pvt. Ltd. in Bangalore India. From October 2005 to February 2007 Mr. Mudgal was the Director of Engineering for Bridgeline Software, India. Prior to joining Bridgeline Software, Mr. Mudgal has worked as head of the product division at the Bangalore based iSquareX, a company addressing a large Indian Manufacturing Sector. Mr. Mudgal spearheaded the product division overseeing product vision, roadmap, design and development. Mr. Mudgal was employed by Exxon Company U.S. where he assisted in the development of custom software to manage Exxon’s Terminals in United States and in Canada. He also architected and managed several projects at Exxon for their internal use. Mr. Mudgal holds a Bachelor of Engineering from the U.V.C.E, Bangalore.

Miles Fawcett is our Executive Vice President and General Manager of the Washington, D.C. region. Prior to joining the company in 2004, Mr. Fawcett was the President of Interactive Applications Group, Inc, a company he founded in 1994. We acquired Interactive Applications Group, a company which developed web applications for the nonprofit and foundation markets, in 2004. Mr. Fawcett oversees the direction of the Washington, D.C. office, including strategic planning, and operational management. In addition Mr. Fawcett is a member of our Executive Committee and Product Development Committee. Mr. Fawcett serves on the board of Men Can Stop Rape and is a judge in the Nonprofit and Government category for the Computerworld Smithsonian Awards. Mr. Fawcett graduated from the Park School of Communications at Ithaca College, and served two years on the faculty of American University Graduate School of Communications.

William Matteson is our Vice President of Merger Integration, and is responsible for the integration of new companies that we acquire. Prior to his current position, he was our Vice President of Business Development for New England, having joined our company at its inception. From 1995 to 2000, Mr. Matteson was President, chief executive officer and co-founder of Streamline Communications, a Boston-based Web application development company that we acquired in 2000. Prior to founding Streamline Communications Mr. Matteson held senior management positions at Hill Holiday, including Senior Vice President of Account Services and Managing Director of Europe. Mr. Matteson received a B.A. degree from Brown University.

Peter Winslow is our Executive Vice President of Human Resources. From 2003 to July 2006, Mr. Winslow was our Vice President of Marketing. From 2001 to 2003 Mr. Winslow was a principal of Top Gun Arena Management, Inc., a sports facility development and management company. From 1990 to 2001 Mr. Winslow was the New England Regional Business Manager for The Orvis Company, Inc. Mr. Winslow holds a B.A. degree from Tufts University.

Donna Tramontozzi is our Executive Vice President of Business Strategy. Prior to joining our company, Ms. Tramontozzi was co-founder and Chief Strategy Officer of New Tilt, where she was responsible for providing vision and thought leadership to the planning, design and delivery teams. We acquired New Tilt April 2006. From 1982 to 1997 Ms Tramontozzi held various management positions at Digital Equipment Corporation (now Hewlett-Packard). Ms. Tramontozzi most recent position at Digital Equipment Corporation was as Technical Director for a 1200-person software services organization. Ms. Tramontozzi received a B.A. degree in English and Secondary Education from Boston College.

Robert Seeger is Senior Vice President of Business Development for our New York region. Mr. Seeger was the Vice President of Business Development for Lead Dog Digital, a custom Web development company that we acquired in February 2002. Prior to joining Lead Dog Digital, Mr. Seeger worked for Western Industries, Inc. where he was commissioned with opening their New York Office. Mr. Seeger is a graduate of Rutgers University where he majored in Business and was captain of The Rutgers University football team.

David Goldsmith is Vice President of Business Development for our Washington, D.C. region. Mr. Goldsmith oversees business strategy, including business development and strategic partnerships. Mr. Goldsmith also consults with iapps customers on knowledge management, community building and online communications strategies. Mr. Goldsmith joined iapps in April 1997 after seven years with HandsNet, the first online network in the United States designed exclusively for nonprofit organizations working on issues of social and economic justice. Mr. Goldsmith holds a B.A. degree from Huxley College of Environmental Studies at Western Washington University.

Jenny Quinn is Senior Vice President of Business Development, for our New England region. Ms. Quinn has over 20 years experience as an account manager or sales executive for technology solutions and services firms. Prior to joining our company, Ms. Quinn was responsible for New Tilt’s business development. We acquired New Tilt in April 2006. Ms. Quinn holds a B.A. degree from Dartmouth College.

All of our executive officers and key employees devote their full-time attention to our business. No director or executive officer is related to any other of our directors or executive officers, and there are no arrangements or understandings between a director and any other person that such person will be elected as a director. There are no material proceedings to which any director, director nominee, executive officer or affiliate of our company, any owner of record or beneficially of more than five percent of any class of voting securities of our subsidiaries or our company, or any associate of any such director, officer, affiliate or security holder is a party adverse to us.

Directors’ and Officers’ Insurance

Though we do not maintain directors’ and officers’ liability insurance as of the date of this prospectus, we expect to obtain such a policy, with limits of $3 million, shortly after the completion of this offering.

Board Committees

Our Board has designated three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee. The Audit Committee assists the Board in the oversight of the audit of our consolidated financial statements and the quality and integrity of its accounting, auditing and financial reporting processes. The Audit Committee is responsible for making recommendations to the Board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. Our Audit Committee is comprised of Messrs. Galaznik (Chair), Coldrick and Hegarty. Our Board has determined that each of the members of the Audit Committee meets the criteria for independence under the standards provided by the Nasdaq Stock Market. A copy of the Audit Committee Charter is filed as an exhibit to the registration statement of which this prospectus is a part.

Audit Committee Financial Expert. Our Board has also determined that Mr. Galaznik qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-B. Mr. Galaznik is “independent” under Rule 10A-3 under the Securities Act. A copy of the Audit Committee Charter is filed as an exhibit to the registration statement of which this prospectus is a part.

Compensation Committee. The Compensation Committee evaluates the performance of our senior executives, considers the design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity compensation plans. In addition, the Committee also conducts reviews of executive compensation to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee is comprised of Messrs. Hegarty

(Chair) and Coldrick, both of whom are independent directors. A copy of the Compensation Committee Charter is filed as an exhibit to the registration statement of which this prospectus is a part.

Nominating and Governance Committee. The Nominating and Governance Committee identifies candidates for future Board membership and proposes criteria for Board candidates and candidates to fill Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The Nominating and Governance Committee also annually assesses and reports to the Board on Board and Board Committee performance and effectiveness and reviews and makes recommendations to the Board concerning the composition, size and structure of the Board and its committees. Messrs. Coldrick (Chair), Galaznik and Hegarty, all of whom are independent directors, are the members of the Nominating and Governance Committee. A copy of the Nominating and Governance Committee Charter is filed as an exhibit to the registration statement of which this prospectus is a part.

Code of Ethics

Our Board has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Act that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics codifies the business and ethical principles that govern our business. A copy of the Code of Ethics is filed as an exhibit to the registration statement of which this prospectus is a part.

The Code of Ethics is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the ethics code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the Code of Ethics.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served:

•	as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;
•	as a director of another entity which has had an executive officer who has served on our compensation committee; or
•	as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

Underwriters’ Board Rights

Pursuant to the underwriting agreement relating to this offering, we have agreed, for a period of no less than two years, to engage a designee of the representative of the underwriters, mutually agreed upon by us and the underwriters, as an advisor to the Board. This advisor may attend Board meetings, receive all notices and other correspondence and communications sent by us to members of our Board and receive compensation equal to the highest compensation of our non-employee directors, excluding the chairs of our standing committees. In addition, the advisor is entitled to receive reimbursement for all costs incurred in attending Board or committee meetings including food, lodging and transportation. The advisor will have none of the duties, rights or powers of a director. Stephan Stein, Chief Operating Officer of Joseph Gunnar & Co., LLC, has been appointed as the designee.

Director Compensation

In the last fiscal year, none of our existing directors were compensated for their Board service.

Our Board recently adopted the following compensation policy for our non-management directors:

Stock Grants. Outside directors will each receive annual grants of options to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant. The options will be granted in each year on the date of the annual meeting of stockholders. The options shall vest over three years in equal installments on the anniversary of grant. Each of the two new directors received options to purchase 25,000 shares of our common stock at $3.75 per share upon election to the Board.

Cash Compensation. Each outside directors will be compensated $1,500 for each meeting such director attends, whether in person or by telephone conference call.

Committee Chair Bonus. The Chair of our Audit Committee will receive an additional annual fee of $5,000. The Chairs of our Compensation Committee and Nominating and Corporate Governance Committee will each receive an additional annual fee of $2,500. These fees will be payable in lump sums in advance. Other directors who serve on our standing committees will not receive additional compensation for their committee services.

Travel Expenses. All directors will be reimbursed for their reasonable out of pocket expenses associated with attending meetings. For domestic travel, only coach airfare will be reimbursed; for international travel we will reimburse for business class.

Indemnification and Limitation of Director and Officer Liability

Our organizational documents contain provisions indemnifying our directors and officers to the fullest extent permitted by law.

In addition, as permitted by Delaware law, our Amended and Restated Certificate of Incorporation (which will become effective shortly before the completion of this offering) will provide that no director will be liable to us or our shareholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision will be to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of the director’s duty of loyalty to us or our shareholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
•	any transaction from which the director derived an improper personal benefit.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required under Delaware law. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table and discussions summarize all plan and non-plan compensation earned by or paid to our Chief Executive Officer and our three other most highly compensated executive officers for our last three completed fiscal years (the “named executive officers”).

SUMMARY COMPENSATION TABLE

						Long Term Compensation
	Annual Compensation					Awards
						Restricted	Securities
				Other Annual		Stock	Underlying
		Salary	Bonus	Compensation		Award(s)	Options/SARs
Name and Principal Position	Year	($)	($)	($)		($)	($)

Thomas Massie	2006	150,000	50,000	20,272	(1)
	2005	150,000	76,333	24,242	(1)
	2004	123,167	15,000	12,121	(1)
Gary Cebula	2006	122,083	45,000
	2005	120,000	10,000				100,000
	2004	123,167	20,000
Brett Zucker	2006	144,000	52,000
	2005	133,358	21,366				100,000
	2004	125,716	69,419
Robert Seeger	2006	119,375	254,085
	2005	123,333	157,748				50,000
	2004	101,375	212,290

(1) Represents life insurance premiums.

No executive officer received perquisites or other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the fiscal year.

The following table summarizes information related to grants of stock options (whether or not in tandem with Stock Appreciation Rights (“SARs”)) and freestanding SARs made during the fiscal year ended September 30, 2006 to each of the named executive officers specified below:

OPTIONS/ SAR GRANTS IN THE LAST FISCAL YEAR
(INDIVIDUAL GRANTS)

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Thomas Massie	—	—	—	—
Gary Cebula	100,000	24.4	$3.75	06/01/15
Brett Zucker	100,000	24.4	$3.75	06/01/15
Robert Seeger	50,000	12.2	$3.75	06/01/15

The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers at September 30, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES

			Value of Unexercised
	Number of Securities Underlying		“in the Money”
	Unexercised Options at		Options at
	September 30, 2006		September 30, 2006 (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas Massie	40,000	—	$119,981	$	- 0 -
Gary Cebula	65,000	66,667	$157,481		$116,667
Brett Zucker	82,283	66,667	$225,410		$116,667
Robert Seeger	68,164	33,333	$197,390		$58,333

(1)
Options are “in the money” if the market value of the shares covered thereby is greater than the option exercise price. There was no public trading market for our common stock as of September 30, 2006. The value of unexercised “in the money” options at September 30, 2006 are determined by multiplying the number of shares underlying the options by the difference between the initial public offering price of $5.50 per share and the per share option exercise price.

 Employment Agreements, Termination of Employment and Change-In-Control Arrangements

Thomas Massie

We have entered into an employment agreement with Thomas Massie, our Chief Executive Officer, to provide executive management services. The agreement had an initial term of three years commencing on October 1, 2001 and was renewed in 2004 for another three-year term. The term of the agreement is automatically extended so that it always has an effective period of three years. For all services rendered to us, Mr. Massie is compensated in the form of initial base salary in the amount of $150,000 and an annual contingent bonus of at least $50,000, payable based upon goals mutually agreed upon by Mr. Massie and our Board of Directors. Both the annual salary and bonus are subject to periodic review and adjustment by our Board.

This agreement may be terminated by (i) us, in the event of Mr. Massie’s death, resignation, retirement or disability, or for or without cause, or (ii) Mr. Massie for good reason. In the event that Mr. Massie is terminated by us without cause or Mr. Massie resigns for good reason, he is entitled to receive severance payments equal to the greater of: (a) three years’ total compensation, including bonus amounts, or (b) $1 million.

Named Executive Officers and Key Employees

We have entered into an employment agreement with each of our named executive officers and certain of our key employees, each for an initial term of one year. The term of each agreement automatically renews for successive periods of one year each unless terminated under the agreement. Each agreement sets forth the officer’s or employee’s initial base salary and annual contingent bonus.

Each agreement may be terminated by (i) us, in the event of the officer’s or employee’s death, resignation, retirement, or disability, or for or without cause, or (ii) by the officer officer’s or employee for good reason. In the event that the officer or employee is terminated by us without cause or if the officer or employee terminates his employment for good reason, he is entitled to receive severance payments equal to six months’ salary plus the quarterly bonus paid to him for the two quarters immediately prior to the termination.

Each of these employment agreements also contains non-competition, confidentiality, indemnification and other terms and provisions customary for agreements of this nature. The foregoing is a summary of the material terms and provisions of the employment agreements with our named executive officers and key employee’s. Copies of the agreements with our named executive officers are filed as exhibits to the registration statement of which this prospectus is a part.

Proposed Employment Agreement with Erez M. Katz

Upon closing of the Objectware acquisition, we intend to enter into an employment agreement with Mr. Katz, the sole shareholder of Objectware, pursuant to which Mr. Katz will serve as our as Executive Vice President and General Manager for our Atlanta business unit. The initial term of the agreement will be for one year and will automatically renew for successive periods of one year each unless terminated under the agreement. The agreement sets forth Mr. Katz’ initial base salary of $150,000 and annual contingent bonus of up to $100,000.

The agreement may be terminated by (i) us, in the event of Mr. Katz’ death, resignation, retirement, or disability, or for or without cause, or (ii) by Mr. Katz for good reason. In the event that Mr. Katz’ employment is terminated by us without cause or if Mr. Katz terminates his employment for good reason, (i) prior to the completion of three years from the initial date of the employment agreement, he is entitled to a severance payment of $750,000, or (ii) after the completion of three years from the initial date of the employment agreement, he is entitled to receive severance payments equal to twelve months’ salary plus the quarterly bonus paid to him for the four quarters immediately prior to the termination.

This employment agreement also contains non-competition, confidentiality, indemnification and other terms and provisions customary for agreements of this nature. The foregoing is a summary of the material terms and provisions of the employment agreement with Mr. Katz. A copy of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Amended and Restated Stock Incentive Plan

Our Amended and Restated Stock Incentive Plan, originally adopted in 2000 and amended and restated in August 2006, allows us to grant options and other forms of stock-based compensation to our officers, directors, employees and outside consultants and advisors. We have developed this Plan to align the interests of (i) employees, (ii) non-employee Board members, and (iii) consultants and key advisors with the interests of our shareholders and to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth.

The Plan is not subject to the provisions of the Employment Retirement Income Security Act, as amended (“ERISA”), and is not a “qualified plan” within the meaning of Section 401 of the Internal

Revenue Code, as amended (the “Code”). The Plan is administered by our Compensation Committee which has exclusive discretion to select the participants who will receive awards under the Plan and to determine the type, size and terms of each award.

Shares Subject to the Plan. We may issue up to 1,400,000 shares under the Plan, subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions.

Administration of the Plan. The Plan is administered by the Compensation Committee. Except for certain non-discretionary option grants to certain of our directors described below, the Compensation Committee selects the individuals to whom options and awards are granted and determines the option exercise price and other terms of each award, subject to the provisions of the Plan.

Awards under the Plan. Under the Plan, the Compensation Committee may grant awards in the form of incentive stock options, as defined in Section 422 of the Code, options which do not so qualify, stock awards, performance share awards and stock appreciation rights.

Options. The duration of any option shall be within the sole discretion of the Compensation Committee; provided, however, that any incentive stock option granted to a 10% or less stockholder or any nonqualified stock option shall, by its terms, be exercised within 10 years after the date the option is granted and any incentive stock option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the option is granted. The exercise price of all options will be determined by the Compensation Committee; provided, however, that the exercise price of an option (including incentive stock options or nonqualified stock options) will be equal to, or greater than, the fair market value of a share of our stock on the date the option is granted and further provided that incentive stock options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is not less than 110% of the fair market value of our stock on the date of grant.

The Plan provides that each director who is not an employee of Bridgeline, on the date of each annual meeting or special meeting in lieu thereof, shall automatically receive a grant of a non-statutory option for the purchase of 10,000 shares of Common Stock. Such option shall vest over three years on the anniversary of the date of grant at a rate of 33.33% per year until fully vested.

Termination of Employment. Unless the Compensation Committee provides otherwise in the terms of an option agreement, if the employment or service of a participant is terminated, options granted to such participant prior to August 18, 2006 will immediately cease to be exercisable and any options granted after that date will cease to be exercisable (i) immediately if the participant’s employment or service is terminated for cause or (ii) up to three (3) months after the participant’s employment or service is terminated without cause.

Termination or Amendment of the Plan. Our Board of Directors may at any time terminate the Plan or make such amendments thereto as it deems advisable, without action on the part of our shareholders unless their approval is required under the law. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual. Under Section 422(b)(2) of the Code, no incentive stock option may be granted under the Plan more than ten years from the date the Plan was amended and restated or the date such amendment and restatement was approved by our shareholders, whichever is earlier.

Lead Dog Digital, Inc. 2001 Stock Option Plan

As part of our acquisition of Lead Dog Digital, Inc. in February 2002, we assumed the Lead Dog Digital, Inc. 2001 Stock Option Plan. There are currently options to purchase a total of 98,731 shares of our common stock outstanding under this plan. We are not granting new options under this plan.

The Lead Dog Digital plan is not subject to the provisions of ERISA and is not a “qualified plan” within the meaning of Section 401 of the Code. The plan is administered by our Compensation Committee which has exclusive discretion to select the participants who will receive awards under the plan and to determine the type, size and terms of each award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan Agreements

All future affiliated transactions and loans entered into will be on terms that are no less favorable to us than were obtained from unaffiliated third parties. In addition, a majority of all disinterested and independent directors will approve future affiliated transactions and loans, and any forgiveness of such loans.

On April 3, 2007, we issued a secured promissory note to each of Thomas Massie, our President and Chief Executive Officer, and William Coldrick, a member of our Board of Directors, each in the principal amount of $100,000, pursuant to which we borrowed money from Mr. Massie and Mr. Coldrick. Our obligations under such notes are secured by the security agreement we entered into as part of the April 2006 private placement transaction which was amended and restated on April 3, 2007.

In September 2002, we issued two convertible term notes to Thomas Massie, our President and Chief Executive Officer, in the aggregate principal amount of $312,000, pursuant to which we borrowed money from Mr. Massie from time to time. Our obligations under these notes were terminated as of September 7, 2006, and we have no further obligations to Mr. Massie under these notes. A security agreement pursuant to which we granted Mr. Massie a security interest in certain assets to secure repayment of these notes has also been terminated.

Participation in Private Placement

Mr. Massie and Mr. Coldrick each purchased one unit in our April 2006 private placement for $100,000. Mr. Seeger purchased one-half of one unit in our April 2006 private placement for $50,000. The terms of these transactions were identical to the terms on which all other investors participated.

Based on its services as placement agent for our April 2006 private placement, Joseph Gunnar & Co., LLC (“Gunnar”) received the cash and equity compensation described below:

Private Placement	Cash Fee		Number of Warrants	Exercise Price
April 2006 Private Placement	$280,000	(1)	112,000	$(2)

(1)	Does not include amounts paid by us to Gunnar as reimbursement for out-of-pocket expenses in connection with the 2006 private placement or for fees of Gunnar’s counsel.
(2)	Exercise price is equal to the offering price of our common stock in this offering.

We have entered into a Business Combination Services Agreement effective October 1, 2005 with Gunnar, pursuant to which Gunnar provides us with certain advisory services concerning potential acquisitions and transactions. The term of the agreement is for one year with automatic one-year renewals until either party elects not to renew and provides 90 days’ written notice prior to the commencement of the next renewal period or after the consummation of two business combinations during any term. During the term and any renewal periods, we are required to pay cash advances against success fees in the initial amount of $7,500 per month, which amount increased to $10,000 per month in May 2006, and will increase to $15,000 per month upon the completion of this offering. As compensation for its services, we are obligated to pay Gunnar, at the closing of a business combination (i.e., a merger, acquisition, sale or joint venture), a success fee equal to six percent of the total value of all cash, securities or other property paid in connection with the transaction. The success fee for each business combination consummated during the initial term or a renewal period is a minimum of $125,000 and a maximum of $375,000, net of the cash advances paid to Gunnar during the applicable period. We are also obligated to reimburse Gunnar for reasonable expenses incurred in connection with providing the advisory services. This agreement also contains exclusivity, indemnification and other terms and provisions customary for agreements of this nature. The foregoing is a summary of the material terms and provisions of this agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 1, 2007, the beneficial ownership of our common stock, as adjusted for this offering, by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers and (iii) all of our executive officers and directors as a group.

Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after February 1, 2007 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The following table assumes (i) 7,273,833 shares of common stock are outstanding after closing of this offering based on shares of our common stock outstanding as of the date of this prospectus as calculated above, and (ii) no exercise of the over-allotment option. Unless otherwise indicated, the address of each individual named below is our address, 10 Sixth Road, Woburn, Massachusetts 01801.

	Number of Shares		Percentage of Outstanding Shares Owned
Name and Address of Beneficial Owner	of Common Stock Beneficially Owned		Before Offering	After Offering (1)
Thomas Massie	916,667	(2)	21.2%	12.2%
William Coldrick	57,223	(3)	1.3%	0.8%
Kenneth Galaznik	0		—	—
Robert Hegarty	0		—	—
Gary Cebula	164,999	(4)	3.8%	2.2%
Brett Zucker	164,786	(5)	3.8%	2.2%
Robert Seeger	220,188	(6)	5.1%	2.9%
Miles Fawcett	489,445	(7)	11.4%	6.5%
Peter L. Winslow	472,297	(8)	10.8%	6.3%
Fin Net, LLC	367,398	(9)	8.6%	4.8%
All executive officers and directors as a group (7 persons)	1,523,863	(10)	33.4%	19.6%

(1)	The percentages assume the issuance of 150,000 shares of common stock upon the exercise of the Underwriters’ Warrants which would be issued upon the sale of the shares in this offering.
(2)	Includes options to purchase 6,667 shares of common stock at an exercise price of $0.003 per share and 33,333 shares of common stock at an exercise price of $3.00 per share. Includes a warrant to purchase 10,000 shares of common stock at an exercise price of $.001 per share.

(3)	Includes an option to purchase 5,556 shares of common stock at an exercise price of $3.75 per share.
(4)
Includes options to purchase 6,667 shares of common stock at an exercise price of $0.003 per share, 25,000 shares of common stock at an exercise price of $3.00 per share and 33,333 shares of common stock at an exercise price of $3.75 per share.

(5)
Includes options to purchase 1,820 shares of common stock at an exercise price of $0.3573 per share, 16,797 shares of common stock at an exercise price of $1.0797 per share, 33,333 shares of common stock at an exercise price of $3.00 per share, and 33,333 shares of common stock at an exercise price of $3.75 per share.

(6)
Includes options to purchase 4,167 shares of common stock at an exercise price of $0.003 per share, 13,997 shares of common stock at an exercise price of $1.0716 per share, 33,333 shares of common stock at an exercise price of $3.00 per share and 16,667 shares of common stock at an exercise price of $3.75 per share. Includes a warrant to purchase 5,000 shares of common stock at an exercise price of $.001 per share.

(7)	Includes options to purchase 12,778 shares of common stock at an exercise price of $3.75 per share.
(8)
Includes warrants to purchase 104,899 shares of common stock at an exercise price of $3.75 per share (the vested portion of one warrant grant to purchase 31,667 shares) and $4.68 per share (the vested portion of two warrant grants to purchase 73,232 shares). Includes 367,398 shares held by Fin Net, LLC, as to which Mr. Winslow disclaims beneficial ownership. Mr. Winslow is Chairman and Managing Director of Fin Net, LLC.

(9)	Fin Net, LLC’s address is 33 Broad Street, Boston, MA 02114.
(10)	Includes options to purchase 276,781 shares of common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock as set forth in our proposed Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Our Amended and Restated Certificate of Incorporation will become effective shortly before the completion of this offering. The description below assumes that the Amended and Restated Certificate of Incorporation has become effective.

General

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of March 31, 2007, there were 4,277,250 shares of common stock held by approximately 70 shareholders of record. Upon completion of this offering, 7,277,250 shares of common stock will be issued and outstanding (including the 3,000,000 shares of common stock issued in this offering, assuming no exercise of the underwriters’ over-allotment option). There are no shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote per share on all matters. The common stock does not have cumulative voting rights, which means that holders of the shares of common stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We do not anticipate paying cash dividends on the common stock in the foreseeable future. See “Dividend Policy” on page 23 of this prospectus.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock we may designate and issue in the future with liquidation preferences greater than those of the common stock.

Other. The holders of shares of our common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable. Prior to the date of this prospectus, there has been no established public trading market for the common stock.

Preferred Stock

Our Board of Directors is authorized, without further shareholder action, to divide any or all shares of our authorized preferred stock into series and to fix and determine the designations, preferences and relative participating, optional or other dividend rights, liquidation preferences, redemption rights and conversion or exchange privileges. Our Board of Directors has no plans, agreements or understandings for the issuance of any shares of preferred stock. Preferred stock could be issued with rights and preferences that would adversely affect the holders of common stock. Preferred stock could be used as an anti-takeover device.

Common Stock Warrants

We currently have outstanding warrants to purchase an aggregate of 577,852 shares of our common stock at a weighted average exercise price of $2.81 per share.

In connection with our private placement of promissory notes in April 2006, we issued to the purchasers of those notes warrants to purchase an aggregate of 280,000 shares of our common stock at an exercise price of $.001 per share, of which 230,000 are outstanding at March 31, 2007. We have authorized and reserved for issuance the shares of common stock issuable upon exercise of the warrants.

In connection with that private placement in April 2006, we issued to Joseph Gunnar & Co., LLC, our placement agent, warrants to purchase an aggregate of 112,000 shares of our common stock at an exercise price equal to the offering price of our common stock in this offering. The warrants have a five-year term. We have authorized and reserved for issuance the shares of common stock issuable upon exercise of the warrants.

In connection with the acquisition of iapps in December 2004 we issued warrants to purchase 72,527 shares of our common stock to Fin Net, LLC as compensation for investment banking services in connection with the acquisition of iapps. The warrants have an exercise price of $4.68 per share and a five-year term.

In connection with securing a commercial financing facility, we issued warrants to purchase 3,200 shares of our common stock to a private commercial lender pursuant to a financing agreement dated March 29, 2005. The warrants have an exercise price of $4.68 per share and a five-year term.

During 2001 through 2004, we issued to certain investment advisors warrants to purchase 160,542 shares of common stock for services rendered in connection with private placement sales of common stock with aggregate proceeds of approximately $4,700. The warrants are exercisable at $3.75 and $4.68 per share at any time within five years from the grant date. There are 160,125 of such warrants outstanding at March 31, 2007.

The warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.

We are not required to issue any fractional shares of common stock upon the exercise of the warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay to holders of fractional shares an amount equal to the cash value of such fractional shares based upon the then-current market price of a share of common stock.

Underwriters’ Warrants

One underwriters’ warrant will entitle the holder to purchase one share of common stock at an exercise price equal to 150% of the offering price of our common stock beginning on the date which is six months after the date of this prospectus and ending on the date which is five years after the date of this prospectus. The warrants will be issued pursuant to the terms of a warrant agreement between the warrant agent, Joseph Gunnar & Co., LLC and us. We have authorized and reserved for issuance the shares of common stock issuable upon exercise of the warrants. The warrants are exercisable to purchase a total of 150,000 shares of our common stock.

The warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.

We are not required to issue any fractional shares of common stock upon the exercise of warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay to holders of fractional shares an amount equal to the cash value of such fractional shares based upon the then-current market price of a share of common stock.

The warrants may be exercised upon surrender of the certificate representing such warrants on or prior to the expiration date of such warrants at the offices of the warrant agent with the form of “Election to Purchase” on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price in cash or by official bank or certified check payable to the order of us for the number of warrants being exercised. Shares of common stock issued upon exercise of warrants for which payment has been received in accordance with the terms of the warrants will be fully paid and nonassessable. The warrants do not confer on the warrant holder any voting or other rights of our shareholders.

Registration Rights

After the closing of this offering, the holders of 796,667 shares of our common stock will be entitled to certain piggyback registration rights with respect to the registration of the securities being offered under the Securities Act. If we register any securities for public sale for the benefit of any member of our management team or any stockholder who acquired the shares in connection with the sale of their business to Bridgeline, other than for this offering or pursuant to a registration statement on Form S-4 or S-8 relating to Bridgeline securities issued in connection with any business combination involving Bridgeline or shares issuable in connection with any stock option or employee benefit plan, the holders of these shares will have the right to include their shares in the registration statement.

Lock-up Restrictions

All of our shareholders and our directors and officers who own any of our securities, including warrants and options, have agreed in writing not to sell, transfer or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock owned by them for a period of at least one year after the effective date of the registration statement of which this prospectus is a part without prior written consent or waiver from the underwriters.

Anti-Takeover Provisions

Provisions of Delaware law and our proposed Amended and Restated Certificate of Incorporation and Amended and Restated By-laws could make our acquisition by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions are expected to discourage types of coercive takeover practices and takeover bids and to encourage persons seeking to acquire control to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Under this provision, we may not engage in any business combination with any interested shareholder for a period of three years following the date the shareholder became an interested shareholder, unless:

•	prior to that date our Board of Directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;
•
upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

•
on or following that date the business combination is approved by our Board of Directors and authorized at an annual or special meeting of shareholders, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

 Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested shareholder;
•	any sale, lease, exchange, mortgage, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;
•
subject to some exceptions, any transaction that results in the issuance or transfer by the corporation or any of its direct or indirect subsidiaries of any stock of the corporation or of any such subsidiary to the interested shareholder;

•
any transaction involving the corporation or any of its direct or indirect subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or of any such subsidiary beneficially owned by the interested shareholder; or

•
the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, Section 203 defines an “interested shareholder” as any entity or person who beneficially owns, or an affiliate or associate of the corporation that at any time within three years prior to the date of determination of interested shareholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation, and affiliates and associates of such person.

Certificate of Incorporation and By-laws

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws will contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. In particular, our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as applicable, will, among other things:

•	provide that special meetings of the shareholders may be called only by our Chairman of the Board, our President or our Board of Directors;
•
establish procedures with respect to shareholder proposals and shareholder nominations, including requiring that advance written notice of proposals and nominations generally must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the preceding annual meeting of shareholders;

•	provide that shareholders may not take actions by written consent in lieu of an annual or special meeting of shareholders;
•
do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company;

•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum, and not by the shareholders;
•
provide for staggered terms for the members of our Board of Directors. The Board of Directors is divided into three staggered classes, and each director serves a term of three years. At each annual shareholders’ meeting only those directors comprising one of the three classes will have completed their term and stand for re-election or replacement. In addition, our Amended and Restated Certificate of Incorporation contains a supermajority voting requirement for any amendments of the staggered Board provisions;

•	require an advance notice of any shareholder business before the annual meeting of our shareholders; and
•
allow us to issue without shareholder approval up to 1,000,000 shares of preferred stock that could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having the anti-takeover effect discussed above.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by them and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

American Stock Transfer has been appointed as the transfer agent for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have outstanding 7,277,250 shares of common stock (including the 3,000,000 shares of common stock issued in this offering, and assuming no exercise of the underwriters’ over-allotment) without taking into account any options or warrants that may be granted or exercised. Upon completion of this offering, we will have options outstanding to purchase 869,432 shares of common stock and warrants outstanding to purchase 727,852 shares of common stock (including warrants to purchase 150,000 shares of our common stock issued to the underwriters in this offering).

All of our shareholders and our directors and officers who own any of our securities, including warrants and options, agreed in writing not to sell, transfer or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock owned by them for a period of one year after the effective date of the registration statement of which this prospectus is a part without prior written consent or waiver from the underwriters. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701, shares subject to lock-up agreements may not be sold until such agreements expire or are waived by the underwriters.

Rule 144

In general, Rule 144 allows a shareholder (or shareholders whose shares are aggregated) who has beneficially owned our shares of common stock for at least one year and who files a Form 144 with the SEC to sell within any three-month period commencing 90 days after the date of this prospectus a number of shares of our common stock that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding or (ii) the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to such sale.

Sales under Rule 144, however, are subject to specific manner of sale provisions, notice requirements, and the availability of current public information about our company. We cannot estimate the number of shares our existing shareholders will sell under Rule 144, as this will depend on the market price for our shares, the personal circumstances of the shareholders, and other factors.

Rule 144(k)

Under Rule 144(k), in general, a shareholder who has beneficially owned shares of our common stock for at least two years and who is not deemed to have been an affiliate of ours at any time during the immediately preceding 90 days may sell such shares without complying with the manner of sale provisions, notice requirements, public information requirements, or volume limitations of Rule 144. Affiliates of our company, however, must always sell pursuant to Rule 144, even after the otherwise applicable Rule 144(k) holding periods have been satisfied.

Rule 701

Rule 701 generally allows a shareholder who purchased our securities pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell securities in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 securities under Rule 144 without complying with the holding period requirements of Rule 144.

Upon completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act to register shares of common stock reserved for issuance under our Amended and Restated Stock Incentive Plan. Persons who are not affiliates, and who receive shares that are registered under the Form S-8 registration statement, will be able to resell those shares in the public market without restriction under the Securities Act. Such registration statement will become effective immediately upon filing.

Prior to this offering, there has been no public market for our securities. Trading of our common stock is expected to commence following the completion of this offering. There can be no assurance that an active trading market will develop or continue after the completion of this offering or that the market price of our common stock will not decline below the initial public offering price. No prediction can be made as to the effect, if any, that future sales of shares of common stock, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of the common stock or our ability to raise capital through a public offering of our equity securities.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated as of           , 2007 (the “Underwriting Agreement”), the underwriters named below, for whom Joseph Gunnar & Co., LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of common stock set forth in the following table:

Name	Number of Shares
Joseph Gunnar & Co., LLC	[ ]
Security Research Associates, Inc.	[ ]
Total	$3,000,000

The underwriters are offering the shares subject to their acceptance of shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus, if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriters propose to offer the shares offered hereby to the public at the public offering price set forth on the cover of this prospectus. That price should not be considered an indication of the actual value of the shares and is subject to change as a result of market conditions and other factors. The underwriters may offer the shares to securities dealers at the price to the public less a concession not in excess of $      per share. Securities dealers may re-allow a concession not in excess of $      per share to other dealers. After the shares are released for sale to the public, the underwriters may vary this offering price and other selling terms from time to time. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The public offering price of the shares offered hereby was negotiated between us and the representatives.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 450,000 additional shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares offered by this prospectus. To the extent this option is exercised, each underwriter will become obligated, subject to limited conditions, to purchase approximately the same percentage of additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If the underwriters’ option is exercised in full, the total price to the public would be $     , the total underwriters’ discounts and commissions would be $     , and total proceeds to us would be $     .

Underwriting Compensation

The underwriters will purchase the shares offered hereby at a discount of 8% of the initial public offering price (or $      per share). We have agreed to pay the representative of the underwriters a non-

accountable expense allowance equal to 2% of the gross proceeds from the sale of the shares offered hereby. Our agreement with the underwriters also provides that we will pay all expenses in connection with qualifying the shares for sale under the laws of those states as the underwriter may designate and the costs of review by the NASD of the underwriting arrangements between the underwriters and us. We have paid $25,000 as an advance against the expense allowance, which will reduce the expense allowance payable at the closing of the offering. If this offering is not completed, the representative will refund any portion of the $25,000 that exceeds their non-accountable expenses.

We will sell to the managing underwriter in this offering or to its designees, at the closing of this offering, a warrant to purchase shares of our common stock in an amount equal to 5% of the number of shares of common stock issued in connection with this offering, not including the over-allotment option. The 5-year warrant is exercisable six months following this offering, and may be exercised on a cashless basis. The warrant is exercisable at a price per share equal to 150% of the initial public offering price of our shares in this offering. The warrant will be issued pursuant to a definitive warrant agreement containing such provisions, including anti-dilution provisions, reasonably satisfactory to the managing underwriter in one warrant certificate or in such allocated portion certificates as may be requested in writing. Pursuant to NASD Conduct Rules, this warrant may not be sold, transferred, assigned or otherwise disposed of, or be the subject of any short, put or call transaction, for a period of 180 days immediately following the effectiveness of the registration statement of which this prospectus is a part the or commencement of sales in this offering.

We have granted the representative of the underwriters the right to have a designee present at all meetings of our Board of Directors for a period of two years from the date of this prospectus. The designee will be entitled to the same notice and communications sent by us to our directors and to attend directors’ meetings but will not have voting rights. Stephan Stein, Chief Operating Officer of Joseph Gunnar & Co., LLC, the lead underwriter in this offering, has been appointed as such designee. We have agreed to reimburse the underwriters’ legal counsel’s fees in an amount not to exceed $100,000, which is deemed an item of value under NASD Conduct Rules.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in certain open market transactions and other activities during this offering that may cause the market price of our shares to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

•
Stabilizing transactions consist of bids or purchases made by the representative for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•
Short sales and over-allotments occur when the representative, on behalf of the underwriters, sells more of our shares than it purchases from us in this offering. In order to cover the resulting short position, the representative may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

•
Syndicate covering transactions are bids for or purchases of our securities on the open market by the representative on behalf of the underwriters in order to reduce a short position incurred by the representative on behalf of the underwriters.

•
A penalty bid is an arrangement permitting the representative to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the representative and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on Nasdaq or otherwise.

Indemnification

We have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any such liabilities.

LEGAL MATTERS

Morse, Barnes-Brown & Pendleton, P.C., Waltham, Massachusetts, has acted as our counsel in connection with this offering, including with respect to the validity of the issuance of the common stock offered in this prospectus. Certain legal matters will be passed upon for the underwriters by Cozen O’Connor, Washington, D.C.

EXPERTS

The consolidated financial statements of Bridgeline Software, Inc. at September 30, 2006 and 2005 and for the years then ended, the financial statements of Objectware, Inc. at September 30, 2006 and 2005 and for the years then ended, and the financial statements of New Tilt, Inc. at April 24, 2006 and December 31, 2005 and for the period January 1, 2006 to April 24, 2006 and for the year ended December 31, 2005, included in this prospectus have been audited by UHY LLP, independent registered public accounting firm, as set forth in its reports thereon (which report for Bridgeline Software, Inc. includes an explanatory paragraph regarding substantial doubt about Bridgeline Software, Inc.’s ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at 100 F Street, NE, Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the Securities and Exchange Commission. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. We intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors, and make available to our shareholders quarterly reports for the first three quarters of each year containing unaudited interim financial statements.

Upon completion of this offering, we will become subject to the information and reporting requirements of the Exchange Act. As a result, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. The periodic reports, proxy statements and other information we will file will be available for inspection and copying at the Securities and Exchange Commission’s public reference facilities and the Web site of the Commission referenced to above.

BRIDGELINE SOFTWARE, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF BRIDGELINE SOFTWARE, INC., OBJECTWARE, INC. AND NEW TILT, INC.:

Introduction to Unaudited Combined Pro Forma Condensed Financial Statements	F – 3

Unaudited Combined Pro Forma Condensed Balance Sheet at March 31, 2007	F – 4

Unaudited Combined Pro Forma Condensed Statement of Operations for the six months ended March 31, 2007	F – 8

Unaudited Combined Pro Forma Condensed Statement of Operations for the year ended September 30, 2006	F – 11

BRIDGELINE SOFTWARE, INC.:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F – 17

Consolidated Balance Sheets of Bridgeline Software, Inc. at March 31, 2007 and September 30, 2006 and 2005	F – 18

Consolidated Statements of Operations for Bridgeline Software Inc. for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005	F – 19

Consolidated Statements of Shareholder’s Equity for Bridgeline Software, Inc. for the six months ended March 31, 2007 and the years ended September 30, 2006 and 2005	F – 20

Consolidated Statements of Cash Flows for Bridgeline Software, Inc. for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005	F – 21

Notes to Consolidated Financial Statements	F – 22

BRIDGELINE SOFTWARE, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OBJECTWARE, INC.:	Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	F – 57

Balance Sheets for Objectware, Inc. at March 31, 2007 and September 30, 2006 and 2005	F – 58

Statements of Operations for Objectware, Inc. for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005	F – 59

Statements of Shareholder’s Equity for Objectware, Inc. for the six months ended March 31, 2007 and the years ended September 30, 2006 and 2005	F – 60

Statements of Cash Flows for Objectware, Inc. for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005	F – 61

Notes to Financial Statements	F – 62

NEW TILT, INC.:

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	F – 74

Balance Sheets for New Tilt, Inc. at April 24, 2006 and at December 31, 2005	F – 75

Statements of Operations for New Tilt, Inc. for the period of January 1, 2006 to April 24, 2006 and for the year ended December 31, 2005	F – 76

Statements of Shareholder’s Equity for New Tilt, Inc. for the period of January 1, 2006 to April 24, 2006 and for the year ended December 31, 2005	F – 77

Statements of Cash Flows for New Tilt, Inc. for the period of January 1, 2006 to April 24, 2006 and for the year ended December 31, 2005	F – 78

Notes to Financial Statements	F – 79

BRIDGELINE SOFTWARE, INC.

UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

The following unaudited combined pro forma condensed financial statements reflect the impact of the following transactions:

1.	The offering of 3,000,000 shares of the Company’s common stock (the “Offering”). The net proceeds will be used, in part, to repay short-term Senior Notes Payable as described in “Use of Proceeds”;
2.	The probable acquisition of Objectware, Inc. (“Objectware”), expected to be consummated after the offering; and
3.	The effect of the acquisition of New Tilt, Inc. (“New Tilt”) consummated on April 24, 2006

The Unaudited Combined Pro Forma Financial Statements give effect to the receipt and application of the proceeds from the sale of securities to be offered in this Registration Statement pursuant to a firm underwriting commitment as defined in Rule 170.

A description of pro forma adjustments related to each transaction is presented in the notes to the unaudited combined pro forma condensed financial statements. The unaudited combined pro forma condensed financial statements and accompanying notes should be read in conjunction with the historical financial statements of the Company, New Tilt and Objectware included in this registration statement. The unaudited combined pro forma condensed financial statements are based on currently available information and certain assumptions that the Company believes are reasonable; however, the actual adjustments may materially differ from the pro forma adjustments presented.

A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made with respect to the probable acquisition of Objectware. The purchase price accounting adjustments made in connection with the preparation of the unaudited combined pro forma condensed financial statements are preliminary and have been made solely for purposes of preparing such unaudited combined pro forma condensed financial statements.

The Company expects that the allocation of purchase price will be finalized within 90 days of the closing of the transaction. Such purchase price adjustments will reflect the fair value of the assets and liabilities acquired at the date of closing. Subsequent to the closing, the purchase price for Objectware will be adjusted as necessary for contingent earn-out consideration when earned. The Company is not aware of any other contingencies that would affect the allocation of purchase price.

The unaudited combined pro forma condensed financial statements do not purport to present the Company’s financial position or results of operations had the acquisition of Objectware and New Tilt actually been completed as of the dates indicated, and the unaudited combined pro forma condensed financial statements do not project the Company’s financial position or results of operations for any future date or period.

BRIDGELINE SOFTWARE, INC.

UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
MARCH 31, 2007
(Dollars in thousands)

The following unaudited combined pro forma condensed balance sheet reflects the effect of the Offering and the probable acquisition of Objectware as of March 31, 2007. The pro forma adjustments reflect the Use of Proceeds from the Offering as though it were completed on March 31, 2007 and the adjustments to Objectware’s historical balance sheet for the elimination of certain assets and liabilities that will not be acquired and to reflect the acquired assets and liabilities at estimated fair value as if they were acquired on March 31, 2007.

		Probable	Pro Forma		Pro Forma
		Acquisition	Acquisition		Offering
		Historical	Adjustments		Adjustments		Pro Forma
	Historical	(Note 1)	(Note 2)		(Note 3)		Combined
ASSETS
Cash and cash equivalents	$96	$422	$(3,527	)(a)	$11,505	(k)	$8,496
Accounts receivable and other current assets	1,398	607	(82	)(b)	—		1,923
Total current assets	1,494	1,029	(3,609)		11,505		10,419
Other assets	1,153	407	(66	)(c)	(474	)(l)	1,020
Intangible assets, net	241	—	409	(d)	—		650
Goodwill	6,496	—	4,849	(e)	—		11,345
Total assets	$9,384	$1,436	$1,583		$11,031		$23,434

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term debt, net of discount	$2,769	$—	$—		$(2,769	)(m)	$—
Current liabilities and accrued expenses	2,049	281	(154	)(f)	—		2,176
Total current liabilities	4,818	281	(154)		(2,769)		2,176
Other liabilities	73	252	(243	)(g)	—		82
Total liabilities	4,891	533	(397)		(2,769)		2,258

Shareholders’ equity:
Common stock	4	2	(2	)(h)	3	(n)	7
Additional paid-in capital	9,980	—	2,883	(i)	13,860	(o)	26,723
Accumulated earnings (deficit)	(5,491)	901	(901	)(j)	(63	)(p)	(5,554)
Total shareholders’ equity	4,493	903	1,980		13,800		21,176
Total liabilities and shareholders’ equity	$9,384	$1,436	$1,583		$11,031		$23,434

The accompanying notes are an integral part of these unaudited combined pro forma condensed financial statements.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
MARCH 31, 2007
(Dollars in thousands)

1.	Probable Acquisition of Objectware

The unaudited combined pro forma condensed balance sheet combines the Company’s unaudited balance sheet with Objectware’s unaudited balance sheet as of March 31, 2007.

The following table summarizes the estimated the purchase price allocation and estimated fair values of the assets and liabilities to be acquired at the closing date of the proposed Objectware acquisition:

	Historical at March 31, 2007	Estimated Fair Value on Acquisition Date
Net assets acquired:
Cash	$422	$200
Other current assets	529	450
Equipment	166	100
Other assets	319	316
Intangible assets	—	409
Goodwill	—	4,849
Total assets	$1,436	6,324

Accrued income taxes payable	$94	—
Current liabilities	67	67
Deferred revenues, current	120	60
Deferred revenues, long-term	240	—
Deferred tax liabilities	12	9
Total liabilities	533	136

Total equity	903

Total liabilities and equity	$1,436

Net assets acquired		$6,188

Purchase price:
Cash paid		$2,580
Equity exchanged		2,700
Options exchanged		183
Closing costs and fees		725
Total purchase price consideration		$6,188

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
MARCH 31, 2007
(Dollars in thousands)

If the acquisition of Objectware is completed, the Company may be required to pay additional consideration and contingent consideration in accordance with the terms of the acquisition agreement. In addition, we may be required to pay additional consideration and issue additional shares (to be determined at the offering price) at the closing resulting from a purchase price adjustment computation should Objectware’s working capital as defined in the acquisition agreement, exceed $750. Any additional potential consideration to be paid will be in the form of cash (60%) and common stock (40%, valued at the offering price), however the Company is unable to determine whether such adjustment will be required until the closing.

The Company may also be required to pay additional contingent consideration up to $1,800 in the form of additional purchase price of which up to $800 will be payable in cash, quarterly over the three years subsequent to the closing of this acquisition. These payments are contingent upon Objectware generating positive earnings before interest, taxes and depreciation and amortization (“EBITDA”) of at least $250 per calendar quarter during the 12 consecutive calendar quarters following the acquisition.

The fair market value of the following assets are estimated in the pro forma presentation.

Intangible assets - The Company estimates a fair value of $409 to be assigned to intangible assets in its purchase price allocation. These assets are identified as the estimated fair value of customer relationships ($345) and the estimated fair value of the non-competition provision of employment agreements ($64) as determined using a discounted cash flow model prepared by management. Management estimates the useful life of these intangible assets to be five years.

Equipment - Based on an internal analysis of the fixed asset register provided by Objectware, the Company has estimated the fair value of equipment expected to have continuing value to the Company subsequent to the acquisition to be $100.

2.	Pro Forma Acquisition Adjustments

(a) $3,527 represents cash consideration paid, including expenses, in the Objectware acquisition.
(b) $82 represents a net adjustment of deferred tax assets against deferred tax liabilities of $3 (see (g) below) and an adjustment to accounts receivable of $79 to reflect a reduction in required working capital at the effective date of the acquisition.
(c) based on an internal analysis of the fixed asset register provided by Objectware, the Company has estimated that the fair value of such assets that will have a continuing value to the Company will be $100, resulting in an adjustment of $66.
(d) $409 represents the estimated fair value of intangible assets that will be recognized as an asset by the Company after the acquisition of Objectware as described in Note (1) above.
(e) $4,849 represents the excess of the cost of the probable acquisition over the net amounts assigned to acquired assets and liabilities as detailed in Note (1) above.
(f) $154 represents the total of $94 of Objectware’s income taxes payable that will be not be assumed by the Company and $60 of current deferred revenue related to a service arrangement of Objectware, the performance of which has been completed. Objectware has extended the payment terms offered to a certain customer. There are no services remaining to be delivered in connection with this arrangement and revenue associated with the receivable has been deferred by Objectware. Since this deferred revenue does not represent a legal performance obligation of the Company at the time of the acquisition, it will not be recognized as a liability at the time of acquisition consistent with paragraph 5 of EITF 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree.
(g) $243 represents $240 of non-current deferred revenue related to service arrangements of Objectware, the performance of which has been completed (see (f) above) and $3 net adjustment of deferred tax assets against deferred tax liabilities.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
MARCH 31, 2007
(Dollars in thousands)

(h) $2 represents the effect of the elimination of Objectware’s common stock outstanding as detailed in Note (1) above.
(i) $2,883 represents the effect of the issuance of the Company’s common stock in connection with the probable acquisition of Objectware as detailed in Note (1) above.
(j) $901 represents the effect of the elimination of Objectware’s accumulated earnings (see (a) above).

3.	Pro Forma offering Adjustments

The Unaudited Combined Pro Forma Financial Statements give effect to the receipt and application of the proceeds from the sale of securities to be offered in this Registration Statement pursuant to a firm underwriting commitment as defined in Rule 170.

(k) $11,505 represents net cash received in the offering ad detailed below and as described in the Use of Proceeds.

• Gross proceeds	$16,500
• Underwriter discount and fees	(1,650)
• Legal, accounting and other fees	(545)
• Net proceeds of the offering	14,305

Repayment of senior notes	(2,800)

Net cash received	$11,505

(l) $474 represents the total of $32 of unamortized debt fees incurred in connection with issuance of the Senior Notes Payable that will be amortized in accordance with APB 26, Early Extinguishment of Debt, when the notes are paid from the Proceeds of the offering as described above and  in the Use of Proceeds, and $442 of deferred costs associated with the offering that will be charged to additional paid in capital when the offering is completed. Deferred offering costs consist of accounting, underwriter and legal fees directly related to the offering.
(m) $2,769 represents the net of $2,800 Senior Notes Payable that will be paid with the proceeds of the offering as discussed in Use of Proceeds, and $31 unamortized discount on debt that will be amortized in full when the notes are paid in accordance with APB 26, Early Extinguishment of Debt.
(n) $3 represents the effect of the expected issuance of the Company’s common stock in connection with the offering.
(o) $13,860 represents the effect of the issuance of the Company’s common stock in connection with the offering.
(p) $63 represents the effect of $32 and $31 of costs to be fully amortized as discussed above in (l) and (m), respectively.

BRIDGELINE SOFTWARE, INC.

UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2007
(Dollars in thousands, except per share amounts)

The following unaudited combined pro forma condensed statement of operations for the six months ended March 31, 2007 reflects adjustments related to the effects of the Offering, the probable acquisition of Objectware as if these events occurred as of the beginning of the period on October 1, 2006.

		Probable	Pro Forma		Pro Forma
		Acquisition	Acquisition		Offering
		Historical	Adjustments		Adjustments		Pro Forma
	Historical	(Note 1)	(Note 2)		(Note 3)		Combined
Revenue:
Web services	$3,684	$2,111	$—		$—		$5,795
Managed services	597	513	—		—		1,110
Subscriptions	251	—	—		—		251
Total revenue	4,532	2,624	—		—		7,156
Cost of revenue	2,156	1,179	133	(a)	—		3,468
Gross profit	2,376	1,445	(133)		—		3,688
Operating expenses:
Sales and marketing	1,577	—	—		—		1,577
Technology development	346	—	—		—		346
General and administrative expenses	1,095	1,508	(872	)(b)	—		1,731
Total operating expenses	3,018	1,508	(872)		—		3,654
Income (loss) from operations	(642)	(63)	739		—		34
Other income (expenses):
Other income (expense)	—	40	—		—		40
Interest expense	(686)	—	—		674	(c)	(12)
Income (loss) before income taxes	(1,328)	(23)	739		674		62
Provision (benefit) for income taxes (Note 4)	—	—	(43)		—		(43)
Net income (loss)	$(1,328)	$(23)	$696		$674		$19
Net income (loss) per share:
Basic	$(0.31)						$0.00
Diluted	$(0.31)						$0.00
Number of weighted average shares (Note 5):
Basic	4,275,107				1,978,909	(d)	6,254,016
Diluted	4,275,107				3,417,596	(e)	7,692,703

The accompanying notes are an integral part of these unaudited combined pro forma condensed financial statements.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2007
(Dollars in thousands)

1.   Probable Acquisition of Objectware

The amounts represent the historical operating results of Objectware for the six months ended March 31, 2007.

2.   Pro Forma Acquisition Adjustments

The following adjustments assume the transactions described above occurred on October 1, 2006.

(a)  The $133 net increase in cost of revenues represents the effect of the following items:

(i)
$41 increase in amortization and depreciation expense resulting from the values assigned to intangible assets and property of Objectware upon acquisition. In accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Balance Sheet as of March 31, 2007, the Company estimates that $409 in purchase price will be allocated to intangible assets, which will be amortized over a five year period resulting in a Pro Forma effect of $41.

(ii)
$92 increase resulting from a reclassification of overhead expenses to cost of sales to conform to the Company’s accounting policy. In accordance with Objectware’s accounting policy, cost of sales consists solely of direct labor and contract labor. The Company’s cost of sales includes direct labor, contract labor and associated overhead costs. The Company intends to conform Objectware’s accounting policy to the Company’s upon closing of the acquisition and, accordingly, an adjustment for the applicable overhead based on the Company’s policy has been reclassified from general and administrative expenses to cost of sales (see (b)(iii) below).

(b) The $872 decrease in general and administrative expenses represents the effect of the following items:

(i)
$761 decrease in salary for the owner of Objectware in order to reflect the salary at the expected contractual rate that will be in effect after the acquisition. Upon the closing of the Objectware acquisition, the former owner of Objectware will execute an employment agreement with a stated compensation of $250, including bonus. The pro forma adjustment takes into account the difference between actual compensation paid for the six months ending March 31, 2007 ($886) and the pro forma contractual rate ($125) for the period.

(ii)
$19 decrease in depreciation expense resulting from the values assigned to property and equipment for Objectware. The pro forma adjustment reflects the difference in actual depreciation expense for the six months ending March 31, 2007 ($34) and the pro forma depreciation expense computed based upon the estimated fair value assigned to property and equipment at the date of acquisition in accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Balance Sheet as of March 31, 2007.

(iii)	$92 decrease resulting from a reclassification of overhead expenses to cost of sales to conform to the Company’s accounting policy (see Note (a)(ii) above).

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2007
(Dollars in thousands)

3.   Pro Forma Offering Adjustments

The Unaudited Combined Pro Forma Financial Statements give effect to the receipt and application of the proceeds from the sale of securities to be offered in this Registration Statement pursuant to a firm underwriting commitment as defined in Rule 170.

The following adjustments assume the transactions described above occurred on October 1, 2006.

(c) The $674 decrease in interest expense related to indebtedness incurred to finance, in part, the acquisition of New Tilt, such indebtedness to be repaid with the proceeds of the offering as described in the Use of Proceeds.

4.   Income Taxes

The $43 increase in income tax expense is the result of state income expense resulting from the pro forma net income derived from combining Objectware as of the beginning of the period on October 1, 2006. The Company’s net operating loss carryforwards are sufficient offsets all federal taxable income such that no federal income tax expense would be incurred for the six months ended March 31, 2007.

5.  Weighted Average Shares Outstanding

(d)  The shares expected to be issued in connection with the probable acquisition of Objectware and shares issued in the offering related to pro forma adjustments above are included in the computation of weighted average shares outstanding as if these shares were issued as of the beginning of the period on October 1, 2006.  The Pro Forma share adjustments are as follows:

●	Issuance of 509,091 shares from the offering to repay senior notes payable of $2,800,000.
●	Issuance of 421,636 shares from the offering to pay underwriter, accounting, legal and other fees totaling $2,319,000.
●	Issuance of 557,273 shares from the offering as partial consideration representing the cash portion and fees pursuant to the Objectware acquisition totaling $3,065,000.
●	Issuance of 490,909 shares as partial consideration pursuant to the Objectware acquisition totaling $2,700,000.

(e)  Diluted weighted average shares are calculated utilizing the treasury stock method whereby the basic weighted average shares of 4,275,107 are increased by the Pro Forma adjustments of 1,978,909 plus the dilutive effect of the weighted average “in-the-money” options of 860,580 and warrants of 578,107.

BRIDGELINE SOFTWARE, INC.

UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands, except per share amounts)

The following unaudited combined pro forma condensed statement of operations for the year ended September 30, 2006 reflects adjustments related to the effects of the Offering, the probable acquisition of Objectware, and the results of operations of New Tilt as if these events occurred as of the beginning of the period on October 1, 2005.

		Consummated		Pro Forma
		Acquisition	Probable	Acquisition		Pro Forma
		Historical	Acquisition	Adjustments		Adjustments		Pro Forma
	Historical	(Note 1)	(Note 2)	(Note 3)		(Note 4)		Combined
Revenue:
Web services	$6,525	$919	$3,120	$—		$—		$10,564
Managed services	1,243	—	782	—		—		2,025
Subscriptions	467	—	—	—		—		467
Total revenue	8,235	919	3,902	—		—		13,056
Cost of revenue	3,809	851	1,764	229	(a)	—		6,653
Gross profit	4,426	68	2,138	(229)		—		6,403
Operating expenses:
Sales and marketing	3,227	77	—	—		—		3,304
Technology development	176	—	—	—		—		176
General and administrative expenses	1,833	301	1,400	(425	)(b)			3,109
Total operating expenses	5,236	378	1,400	(425)		—		6,589
Income (loss) from operations	(810)	(310)	738	196		—		(186)
Other income (expenses):
Other income (expense)	—	10	58	—		—		68
Interest expense	(638)	(2)	(1)	—		624	(c)	(17)
Income (loss) before income taxes	(1,448)	(302)	795	196		624		(135)
Provision (benefit) for income taxes (Note 5)	—	—	309	—		(252)		57
Net income (loss)	$(1,448)	$(302)	$486	$196		$876		$(192)
Net income (loss) per share:
Basic	$(0.36)							$(0.03)
Diluted	$(0.36)							$(0.03)
Number of weighted average shares (Note 6):
Basic and Diluted	4,046,278					2,290,586		6,336,864

The accompanying notes are an integral part of these unaudited combined pro forma condensed financial statements.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

1.   Acquisition of New Tilt

The Company acquired New Tilt on April 24, 2006. The amounts represent the historical pre-acquisition operating results of New Tilt for the period October 1, 2005 to December 31, 2005, which were derived from the accounting records of New Tilt for such period combined with New Tilt’s results of operations from January 1, 2006 through the date of acquisition which are included in the audited financial statements of New Tilt appearing elsewhere in this Registration Statement and are summarized below:

	October 1, 2005 to December 31, 2005	January 1, 2006 to April 24, 2006	October 1, 2005 to April 24, 2006

Revenue	$515	$404	$919
Cost of revenue	459	392	851
Gross Margin	56	12	68

Sales and marketing	36	41	77
General and administrative expenses	131	170	301
Total operating expenses	167	211	378

Loss from operations	(111)	(199)	(310)

Other income	—	10	10
Interest expense	—	(2)	(2)

Loss before taxes	(111)	(191)	(302)

Provision (benefit) for income taxes	—	—	—

Net loss	$(111)	$(191)	$(302)

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

The following table summarizes the purchase price allocation and fair values assigned to the assets and liabilities acquired in the New Tilt acquisition:

	Historical at April 24, 2006	Fair Value on Acquisition Date
Net assets acquired:
Cash	$159	$159
Other current assets	181	181
Equipment	61	56
Other assets	11	59
Intangible assets	—	91
Goodwill	—	1,123
Total assets	$412	1,669

Current liabilities	$98	70
Deferred tax liabilities	—	49
Total liabilities	98	119

Total equity	314

Total liabilities and equity	$412

Net assets acquired		$1,550

Purchase price:
Cash paid		$550
Equity exchanged		717
Warrants issued and options exchanged		121
Closing costs and fees		162
Total purchase price consideration		$1,550

In addition to the consideration paid at closing, the Company may be required to pay contingent consideration in the form of additional purchase price of up to $750 payable in cash, quarterly over the three years subsequent to the closing of this acquisition. These payments are contingent upon New Tilt generating positive earnings before interest, taxes and depreciation and amortization (“Post-Merger EBITDA”) each calendar quarter during the 12 consecutive calendar quarters following the acquisition. As of March 31, 2007, $144 has been paid as additional consideration to the former owners of New Tilt in the form of earn-out.

The fair market value of the following assets are estimated in the pro forma presentation.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

Intangible assets - The Company allocated a fair value of $91 to intangible assets in its purchase price allocation. These assets are identified as the estimated fair value of customer relationships ($29) and the estimated fair value of the non-competition provision of employment agreements ($62) as determined using a discounted cash flow model prepared by management. Management estimates the useful life of these intangible assets to be five years.

Equipment - The Company has estimated the fair value of equipment to be $56 based on an internal analysis of the fixed asset register provided by New Tilt. For pro forma presentation, the Company has utilized its fixed asset depreciation policy as detailed in Note 1 to the financial statements, whereby depreciation is computed by use of the straight-line method over the estimated useful lives of the related assets (three years for computer hardware and software and five years for office furniture and equipment).

2.   Probable Acquisition of Objectware

The amounts represent the historical operating results of Objectware for the twelve months September 30, 2006. Please refer to Note 1 of the Unaudited Combined Pro Forma Condensed Balance Sheet as of March 31, 2007 for the estimated purchase price allocation of the Objectware acquisition.

3.   Pro Forma Acquisition Adjustments

The following adjustments assume the transactions described above occurred on October 1, 2005.

(a)           The $229 net increase in cost of revenues represents the effect of the following items:

(i)
$93 increase in amortization expense resulting from the values assigned to intangible assets of New Tilt ($11) and Objectware ($82) upon acquisition. In accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Statement of Operations for the year ended September 30, 2006, the Company has allocated $91 of the New Tilt purchase price to intangible assets, which is amortized over a five year period resulting in a pro forma effect of $11. In accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Balance Sheet as of March 31, 2007, the Company estimates that $409 in purchase price for Objectware will be allocated to intangible assets, which will be amortized over a five year period resulting in a Pro Forma effect of $82.

(ii)
$19 decrease in New Tilt’s stock-based compensation in order to conform to the Company’s accounting policy; this pro forma adjustment is the result of stock compensation expenses computed pursuant to New Tilt’s accounting policy in accordance with SFAS 123R ($19) as compared to the stock compensation expense that would have been recorded in accordance with the Company’s accounting policy under the intrinsic value method in accordance with APB 25 ($0).

(iii)
$155 increase resulting from a reclassification of period expenses to cost of sales to conform to the Company’s accounting policy. In accordance with Objectware’s accounting policy, cost of sales consists solely of direct labor and contract labor. The Company’s cost of sales includes direct labor, contract labor and associated overhead costs. The Company intends to conform Objectware’s accounting policy to the Company’s upon closing of the acquisition and, accordingly, an adjustment for the applicable overhead based on the Company’s policy has been reclassified from general and administrative expenses to cost of sales (see Note (b)(iv) below).

(b)           The $425 decrease in general and administrative expenses represents the effect of the following items:

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

(i)
$208 decrease in salary for the owner of Objectware in order to reflect the salary at the expected contractual rate that will be in effect after the acquisition. Upon the closing of the Objectware acquisition, the former owner of Objectware will execute an employment agreement with a stated compensation of $250, including bonus. The pro forma adjustment takes into account the difference between actual compensation paid for the year ended September 30, 2006 ($458) and the pro forma contractual rate ($250) for the period.

(ii)
$41 decrease in depreciation expense resulting from the values assigned to property and equipment for New Tilt $(12) and Objectware ($29). The pro forma adjustment reflects the difference in actual depreciation expense for the year ended September 30, 2006 for New Tilt ($24) and Objectware ($59) and the pro forma depreciation expense computed based upon the estimated fair value assigned to property and equipment at the date of acquisition in accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Balance Sheet as of March 31, 2007.

(iii)
$21 decrease in New Tilt’s stock-based compensation in order to conform to the Company’s accounting policy; this pro forma adjustment is the result of stock compensation expenses computed pursuant to New Tilt’s accounting policy in accordance with SFAS 123R ($21) as compared to the stock compensation expense that would have been recorded in accordance with the Company’s accounting policy under the intrinsic value method in accordance with APB 25 ($0).

(iv)	$155 decrease resulting from a reclassification of period expenses to cost of sales to conform to the Company’s accounting policy (see Note (a)(iii) above).

4.   Pro Forma Offering Adjustments

The Unaudited Combined Pro Forma Financial Statements give effect to the receipt and application of the proceeds from the sale of securities to be offered in this Registration Statement pursuant to a firm underwriting commitment as defined in Rule 170.

The following adjustments assume the transactions described above occurred on October 1, 2005.

(c)  The $624 decrease in interest expense related to indebtedness incurred to finance, in part, the acquisition of New Tilt, such indebtedness to be repaid with the proceeds of the offering as described in the Use of Proceeds

5.   Income Taxes

The $252 decrease in federal income tax expense is the result of combining Objectware as of the beginning of the period on October 1, 2005. The Company’s net operating loss carryforwards are sufficient to off-set the taxable income of Objectware such that no federal income tax expense would be incurred for the year ended September 30, 2006.

6.   Weighted Average Shares Outstanding

The shares issued in connection with the New Tilt acquisition and expected to be issued in connection with the probable acquisition of Objectware and shares issued in the offering related to pro forma adjustments above are included in the computation of weighted average shares outstanding as if these shares were

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

issued as of the beginning of the period on October 1, 2005. The Pro Forma share adjustments are as follows:

●	Issuance of 509,091 shares from the offering to repay senior notes payable of $2,800,000.
●	Issuance of 421,636 shares from the offering to pay underwriter, accounting, legal and other fees totaling $2,319,000.
●	Issuance of 557,273 shares from the offering as partial consideration representing the cash portion and fees pursuant to the Objectware acquisition totaling $3,065,000.
●	Issuance of 490,909 shares as partial consideration pursuant to the Objectware acquisition totaling $2,700,000.
●
Pro Forma effect of issuing an additional 182,222 shares as partial consideration pursuant to the New Tilt acquisition as if the acquisition had occurred as of the beginning of the period on October 1, 2005.

●
Pro Forma effect of issuing 129,455 shares from the offering as partial consideration representing the cash portion and fees pursuant to the New Tilt acquisition totaling $712,000, as if the acquisition had occurred as of the period on October 1, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bridgeline Software, Inc.

We have audited the accompanying consolidated balance sheets of Bridgeline Software, Inc. as of September 30, 2006 and 2005 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bridgeline Software, Inc. as of September 30, 2006 and 2005 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has incurred operating losses since inception, has a working capital deficit of approximately $2,020,000 and accumulated deficit of approximately $4,163,000 at September 30, 2006 and will need to repay its senior debt obligations of $2,800,000 and related interest during fiscal year 2007. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ UHY LLP

Boston, Massachusetts
February 5, 2007, except for the
fifth paragraph of Note 11 to which
the date is June 20, 2007

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Information as of March 31, 2007 is Unaudited)
(Dollars in thousands, except per share data)

ASSETS	March 31,	September 30,
	2007	2006	2005
Current assets:
Cash and cash equivalents	$96	$591	$138
Accounts receivable (less allowance for doubtful accounts of $52, $52 and $58, respectively)	985	810	605
Unbilled receivables	332	633	167
Prepaid expenses and other current assets	81	39	25
Total current assets	1,494	2,073	935
Equipment and improvements, net	364	429	267
Definite-lived intangible assets, net	241	303	331
Goodwill	6,496	6,346	5,097
Deferred financing fees, net	32	273	—
Other assets	757	400	109
Total assets	$9,384	$9,824	$6,739

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Senior notes payable	$2,769	$2,497	$—
Financing agreement	—	—	292
Capital lease obligations - current	49	45	11
Notes payable to shareholders - current	—	—	85
Accounts payable	856	581	272
Deferred revenue	401	264	183
Accrued liabilities	743	706	271
Total current liabilities	4,818	4,093	1,114
Capital lease obligations, less current portion	73	99	33
Total liabilities	4,891	4,192	1,147

Commitments and contingencies

Shareholders’ equity:
Preferred stock — $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Common stock — $0.001 par value; 20,000,000 shares authorized: 4,277,250; 4,273,833 and 3,903,833 shares issued and outstanding, respectively	4	4	4
Additional paid-in capital	9,980	9,791	8,303
Accumulated deficit	(5,491)	(4,163)	(2,715)
Total shareholders’ equity	4,493	5,632	5,592
Total liabilities and shareholders’ equity	$9,384	$9,824	$6,739

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Information for the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except per share data)

	Six Months Ended March 31,		Year Ended September 30,
	2007	2006	2006	2005
Revenue:
Web services	$3,684	$2,760	$6,525	$4,182
Managed services	597	578	1,243	1,244
Subscription	251	231	467	343
Total revenue	4,532	3,569	8,235	5,769
Cost of revenue:
Web services	1,995	1,486	3,389	2,629
Managed services	146	153	363	457
Subscription	15	30	57	27
Total cost of revenue	2,156	1,669	3,809	3,113
Gross profit	2,376	1,900	4,426	2,656
Operating expenses:
Sales and marketing	1,577	1,163	3,227	2,060
General and administrative	1,095	753	1,833	1,014
Technology development	346	52	176	43
Total operating expenses	3,018	1,968	5,236	3,117
Loss from operations	(642)	(68)	(810)	(461)
Interest expense	(686)	(52)	(638)	(56)
Loss before income taxes	(1,328)	(120)	(1,448)	(517)
Income taxes	—	—	—	—
Net loss	$(1,328)	$(120)	$(1,448)	$(517)

Net loss per share:
Basic and diluted	$(0.31)	$(0.03)	$(0.36)	$(0.14)

Number of weighted average shares:
Basic and diluted	4,275,107	3,903,833	4,046,278	3,804,527

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 is Unaudited)
(Dollars in thousands)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders’
	Shares	Par Value	Capital	Deficit	Equity

Balance, September 30, 2004	3,427,166	$3	$6,069	$(2,198)	$3,874

Issuance of stock and warrants for acquisition	476,667	1	2,218	—	2,219
Issuance of common stock warrants in connection with financing agreement	—	—	8	—	8
Stock based compensation	—	—	8	—	8
Net loss	—	—	—	(517)	(517)
Balance, September 30, 2005	3,903,833	4	8,303	(2,715)	5,592

Issuance of stock for acquisition	320,000	—	838	—	838
Exercise of warrants	50,000	—	—	—	—
Issuance of common stock warrants in private placement of debt	—	—	646	—	646
Stock based compensation	—	—	4	—	4
Net loss	—	—	—	(1,448)	(1,448)
Balance, September 30, 2006	4,273,833	4	9,791	(4,163)	5,632
Stock based compensation	—	—	176	—	176
Exercise of stock options	3,000	—	12	—	12
Exercise of stock warrants	417	—	1	—	1
Net loss	—	—	—	(1,328)	(1,328)
Balance, March 31, 2007	4,277,250	$4	$9,980	$(5,491)	$4,493

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Information as of March 31, 2007 and 2006 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands)

	Six Months Ended March 31,		Year Ended September 30,
Cash flows from operating activities:	2007	2006	2006	2005
Net loss	$(1,328)	$(120)	$(1,448)	$(517)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	105	62	186	106
Amortization of intangible assets	62	55	119	94
Amortization of debt discount and deferred financing fees	513	—	436	7
Stock based compensation	176	2	4	8
Gain on sale of assets	(1)	—	—	—
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable and unbilled receivables	126	(69)	(498)	245
Other assets	(399)	(149)	(287)	3
Accounts payable and accrued liabilities	412	115	721	(136)
Deferred revenue	37	234	34	(240)
Total adjustments	1,031	250	715	87
Net cash provided by (used in) operating activities	(297)	130	(733)	(430)

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	—	(553)	(310)
Proceeds from sale of assets	16	—	—	—
Contingent acquisition payments	(150)	(42)	(126)	(113)
Equipment and improvements expenditures	(55)	(27)	(163)	(122)
Net cash used in investing activities	(189)	(69)	(842)	(545)

Cash flows from financing activities:
Proceeds from issuance of senior notes payable, net of deferred costs	—	—	2,434	—
Proceeds from / payments on financing agreement, net	—	(24)	(292)	292
Proceeds from exercise stock options and warrants	13	—	—	—
Principal payments on capital leases	(22)	(1)	(29)	(49)
Principal payments on notes payable to shareholders	—	(40)	(85)	(86)
Net cash provided by (used in) financing activities	(9)	(65)	2,028	157

Net increase (decrease) in cash	(495)	(4)	453	(818)
Cash and cash equivalents at beginning of period	591	138	138	956
Cash and cash equivalents at end of period	$96	$134	$591	$138

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$177	$52	$133	$50

Non cash activities:
Issuance of common stock for acquisitions	$—	$—	$838	$2,219
Warrants issued in connection with equity and debt transactions	$—	$—	$646	$436
Purchase of capital equipment through capital leases	$—	$121	$129	$39

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

1.    Description of Business and Basis of Presentation

Description of Business

Bridgeline Software, Inc. (“Bridgeline” or the “Company”), was incorporated in Delaware on August 28, 2000. Bridgeline, operating as a single segment, is a developer of Web service applications. In providing these services the Company has developed the following software tools: (i) netEDITOR-proTM, its Web content management system, and (ii) OrgitectureTM, its on-demand Web based platform, which provides expandable on-demand modules such as Relationship Management, eSurvey, eNewsletter, Content Management, eCommerce, Event Registration and Integrated Grants Management. The Company’s in-house team of Microsoft®-certified developers specializes in information architecture, usability engineering, Web application development, rich media Web development, e-Commerce, e-Learning, and database development.

The Company’s principal executive offices are located at 10 Sixth Road, Woburn, Massachusetts, and it maintains offices in Cambridge, Massachusetts; in New York, New York; and in Washington, D.C. The Company also operates a wholly owned subsidiary, Bridgeline Software Enterprises, Pvt. Ltd, founded in 2003, as its software development center located in Bangalore, India. The Company maintains a website at www.bridgelinesw.com.

On April 7, 2006, the Company affected a 3 to 1 reverse stock split. The reduction in the number of shares as a result of the reverse stock split has been reflected retroactively for all periods presented.

Operating Matters and Going Concern

The Company incurred annual losses since commencement of operations in 2000 and has used a significant amount of cash to fund its operations over the last several years. As a result, the Company has a working capital deficit of $3,324 and $2,020 and an accumulated deficit of $5,491 and $4,163 at March 31, 2007 and September 30, 2006, respectively.  The Company’s revenues have not grown sufficiently to satisfy its increases in debt service, principally relating to the $2,800 senior notes payable described in Note 7 to the financial statements, capital expenditures and operating activities and to generate sufficient cash flows to maintain operations.  The Company has issued various equity and debt securities to satisfy its capital requirements and has taken significant steps to streamline its operations over the last several years and will continue to do so as circumstances warrant. Overall, the Company has experienced an increase in both headcount and operating expenses as a result of its acquisitions.  During the same period, the Company has taken significant steps to control its administrative costs.  To date, these steps have included reducing or maintaining existing administrative headcount and limiting infrastructure, operating and capital expenditures where appropriate. The Company must increase revenue from current levels to achieve profitability and generate future positive cash flow.  In order to increase revenue, the Company has expanded its sales force through its acquisition of New Tilt in April 2006, while reducing headcount in other areas, and has expanded into the healthcare and education sectors of the industry.  Long-term cash requirements, other than for normal operating expenses and for commitments described in Note 8 to the financial statements, will be required for the development of new software products, enhancements of existing products, and the possible acquisition of other companies, products, or technologies complementary to the its business.

The Company continues to monitor cash flow and has developed a contingency plan to effect further reductions to headcount, infrastructure and capital expenditures, as necessary, to fund on-going operations.  Except for the scheduled repayment of the senior notes payable described below, the Company believes that based on current revenue projections that cash flow from operations should be sufficient to meet its cash requirements and allow it to continue as a going concern through September 30, 2007. The

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Company expects that the proceeds from the planned public offering, will be sufficient to repay the senior notes payable and will also provide additional working capital to fund current operations and to fund the long term cash requirements described above.

Since the planned initial public offering (the “Offering” or “IPO”) is not expected to be completed by the April 2007 original maturity date of the senior notes payable, the Company has obtained extensions from the note holders extending the maturity of the senior notes payable, as described in Note 11, to July 5, 2007. If the Offering is not completed by the extended maturity date, the Company would need to seek either a further extension to the maturity date or secure additional financing to repay the senior notes payable and related interest. There can be no assurances that the Company will complete the planned initial public offering or will be able, if necessary, to obtain either a further extension of the senior notes payable or additional financing under acceptable terms and conditions, or at all.

The circumstances discussed above raise substantial doubt about the Company’s ability to continue as a going concern in the normal course of business. The recovery of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets are dependent upon the continued operations of the Company, which in turn are dependent upon its ability to maintain or increase revenue, succeed in its future operations, and complete its planned initial public offering or obtain other sources of cash to repay the senior notes payable. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the classifications and amount of liabilities that might be necessary should the Company be unable to continue operations.

Unaudited Interim Financial Information

The accompanying interim consolidated balance sheet as of March 31, 2007, the consolidated statements of operations and cash flows for the six months ended March 31, 2007 and 2006, and the consolidated statement of shareholders’ equity for the six months ended March 31, 2007 are unaudited. The unaudited interim consolidated statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in the opinion of the Company’s management have been prepared on the same basis as the audited consolidated financial statements as of and for the years ended September 30, 2006 and 2005 and include all adjustments, consisting of normal recurring adjustments and accruals, necessary for the fair presentation of the Company’s financial position at March 31, 2007 and its results of operations and its cash flows for the six months ended March 31, 2007 and 2006. The results for the six months ended March 31, 2007 are not necessarily indicative of the results to be expected for the year ending September 30, 2007.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its Indian subsidiary. All significant inter-company accounts and transactions have been eliminated.  The functional currency for the Company’s Indian subsidiary is the U.S. dollar.  Translation adjustments are not material.

2.    Summary of Significant Accounting Policies

Revenue Recognition

Substantially all of the Company’s revenue is generated from three activities: Web Services, Managed Services, and Subscriptions.

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (“SAB 104”), Emerging Issues

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Task Force Issue No. 00-21, Accounting For Revenue Arrangements with Multiple Deliverables (“EITF 00-21”), and American Institute of Certified Public Accountants Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”) and related interpretations. Revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) delivery has occurred or the services have been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the fees is reasonably assured. Billings made or payments received in advance of providing services are deferred until the period these services are provided.

Web Services

Web Services include professional services primarily related to the Company’s Web development solutions that address specific customer needs such as information architecture and usability engineering, interface configuration, Web application development, rich media, e-Commerce, e-Learning and e-Training, search engine optimization, and content management. Web Services engagements often include a hosting arrangement that provides for the use of certain hardware and infrastructure, generally at the Company’s network operating center. As described further below, revenue for these hosting arrangements is included in Managed Services. Web services engagements that include hosting arrangements are accounted for as multiple element arrangements as described below under “Multiple-Element Arrangements.”

For Web Services engagements sold on a stand alone basis, revenue is recognized in accordance with SAB 104.  Web Services are contracted for on either a fixed price or time and materials basis.  For its fixed price engagements, the Company applies the proportional performance model to recognize revenue based on cost incurred in relation to total estimated cost at completion. The Company has determined that labor costs are the most appropriate measure to allocate revenue among reporting periods, as they are the primary input when providing Web Services. Customers are invoiced monthly or upon the completion of milestones. For milestone based projects, since milestone pricing is based on expected hourly costs and the duration of such engagements is relatively short, this input approach principally mirrors an output approach under the proportional performance model for revenue recognition on such fixed priced engagements.  For time and materials contracts, revenues are recognized as the services are provided.

Web Services are often sold as part of multiple element arrangements wherein perpetual licenses for the Company’s NetEDITOR Software, retained professional services, hosting and/or Subscriptions are provided in connection with Web Services engagements.  The Company’s revenue recognition policy with respect to these multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Sales of perpetual licenses for the Company’s NetEDITOR software and related post-contract customer support (“PCS”) are included in Web Services.  Revenues derived from perpetual license sales have been insignificant in all periods presented (representing less than 3% of Web Services revenues).

Managed Services

Managed Services include retained professional services and hosting services.

Retained professional services are either contracted for on an “on call” basis or for a certain amount of hours each month. Such arrangements generally provide for a guaranteed availability of a number of professional services hours each month on a “use it or lose it” basis.   For retained professional services sold on a stand-alone basis, revenue is recognized in accordance with SAB 104.  The Company recognizes revenue as the services are delivered or over the term of the contractual retainer period.  These arrangements do not require formal customer acceptance and do not grant any future right to labor hours contracted for but not used.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Hosting arrangements provide for the use of certain hardware and infrastructure, generally at the Company’s network operating center.  For all periods presented, the only customers under contractual hosting arrangements have been previous Web Services customers. Hosting revenue has historically been insignificant to both the Company’s business strategy and to total revenues. Set-up costs associated with hosting arrangements are not significant and the Company does not charge its customers any set-up fees.  Hosting agreements are month-to-month arrangements that provide for termination for convenience by either party upon 30-days notice.  Revenue is recognized monthly as the hosting services are delivered.   As described below, hosting revenues associated with the Company’s Subscriptions are included in Subscriptions revenue.

Retained professional services are sold on a stand-alone basis or in multiple element arrangements with Web Services and, occasionally, Subscriptions.  Hosting services are only sold in connection with Web Services and are not sold on a stand-alone basis.   The Company’s revenue recognition policy with respect to multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Subscriptions

Subscriptions consist of agreements that provide access to the Company’s Orgitecture software (“Licensed Subscription Agreements”) through a hosting arrangement.

Licensed Subscription Agreements are sold exclusively as a component of multiple element arrangements that include Web Services and, occasionally, retained professional services and hosting services.  The Company’s revenue recognition policy for such multiple element arrangements is described below under the caption “Multiple Element Arrangements.”  The Company has concluded that, consistent with EITF 00-3, Application of AICPA SOP 97-2, “Software Revenue Recognition”, to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware, that its Licensed Subscription Agreements are outside the scope of SOP 97-2 since the software is only accessible through a hosting arrangement with the Company and the customer cannot take possession of the software.   Licensed Subscription Agreements are month-to-month arrangements that provide for termination for convenience by either party upon 30 to 45-days notice.  Revenue is recognized monthly as the related hosting services are delivered. When an up-front fee is charged, the revenue related to such up-front fee is amortized over 24 months.

Multiple Element Arrangements

As described above, Web Services are often sold as part of multiple element arrangements.  Such arrangements may include delivery of a perpetual license for the Company’s NetEDITOR software at the commencement of a Web Services engagement or delivery of retained professional services, hosting services and/or Subscriptions subsequent to completion of such engagement, or combinations thereof.  In accounting for these multiple element arrangements, the Company follows EITF 00-21 and, as described further below, has concluded that each element can be treated as a separate unit of accounting.

When Web Services engagements include a perpetual license for the Company’s NetEDITOR software, the Company has concluded that the Web Services and the perpetual NetEDITOR license are separate units of accounting as each has stand-alone value to the customer and the Company has established vendor specific objective evidence (VSOE) of fair value for the software and objective and reliable third party evidence of fair value for the Web Services.  In such arrangements, the perpetual NetEDITOR license is the delivered element and the Web Services, and any PCS are the undelivered elements.  The Company recognizes revenue from perpetual NetEDITOR licenses and related PCS in accordance with SOP 97-2 and recognizes revenue from Web Services following the proportional performance model as described above.  The amount of revenue to be recognized upon delivery of the software is determined using the residual method whereby the value ascribed to the delivered element (i.e., the NetEDITOR license) is equal to the total

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., Web Services and, if applicable, PCS).

Following SOP 97-2, revenue is recognized upon delivery of the perpetual NetEDITOR license because the Web Services are not essential to the functionality of the software and the Company has established VSOE of fair value for the software.  Any related PCS revenue is also recognized upon delivery of the software since PCS is included with the price of the software license, extends only for a period of one year or less and the cost of providing the PCS is deemed to be insignificant.  PCS does not contain rights to unspecified upgrades to the software, nor has the Company issued any upgrades.

When Web Services engagements include retained professional services and hosting services and/or Subscriptions, the Company has concluded that each element can be accounted for separately as the delivered elements (i.e., the Web Services) have stand alone value and there is objective and reliable third party evidence of fair value for each of the undelivered elements (i.e., the retained professional services and hosting services and/or Subscriptions).   Web Services are available from other vendors and are regularly sold by the Company on a stand-alone basis pursuant to a standard price list which is not discounted. Web Services do not involve significant production, modification, or customization of the Company’s licensed software products. Objective and reliable third party evidence of fair value for the undelivered elements has been established as the Company’s retained professional services, hosting services and Licensed Subscription Agreements are sold pursuant to standard price lists which are not discounted.

The amount of revenue to be recognized in the multiple element arrangements described above is determined using the residual method whereby the value ascribed to the delivered element (i.e., the Web Services) is equal to the total consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., retained professional services, hosting services and/or Licensed Subscription Agreements).

Direct costs associated with web development services and retained professional services are recorded as the services are delivered and the corresponding revenue is recognized.  Direct costs associated with Licensed Subscription Agreements or hosting services are expensed as incurred.

Customer Payment Terms

The Company’s payment terms with customers typically are “due upon receipt” or “net 30 days from invoice”. Payments terms may vary by customer but in all instances do not exceed 45 days from invoice date. For Web Services, the Company typically invoices project deposits of between 20% and 33% of the total contract value which are record as deferred revenue until such time the related services are completed. Subsequent invoicing for Web Services is either monthly or upon achievement of milestones and payment terms for such billings are within the standard terms described above. Invoicing for subscriptions and hosting are typically issued monthly and are generally due upon invoice receipt. The Company’s agreements with customers do not provide for any refunds for services or products and therefore no specific reserve for such is maintained. In the infrequent instances where customers raise concerns over delivered products or services, the Company has endeavored to remedy the concern and all costs related to such matters have been insignificant in all periods presented.

Warranty

Certain arrangements include a warranty period generally between 30 to 90 days from the completion of work. In hosting arrangements, the Company may provide warranties of up-time reliability. The Company continues to monitor the conditions that are subject to the warranties to identify if a warranty claim may

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

arise. If the Company determines that a warranty claim is probable, then any related cost to satisfy the warranty obligation is estimated and accrued. Warranty claims to date have been immaterial.

Reimbursable Expenses

In connection with certain arrangements, reimbursable expenses are incurred and billed to customers and such amounts are recognized as both revenue and cost of revenue.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. The most significant estimates included in these financial statements are the valuation of accounts receivable and long-term assets, including intangibles, goodwill and deferred tax assets, stock-based compensation, amounts of revenue to be recognized on service contracts in progress, unbilled receivables, and deferred revenue. Actual results could differ from these estimates under different assumptions or conditions.

The complexity of the estimation process and factors relating to assumptions, risks and uncertainties inherent with the use of the proportional performance model affect the amounts of revenues and related expenses reported in the Company’s financial statements. A number of internal and external factors can affect the Company’s estimates including efficiency variances and specification and test requirement changes.

Segment Information

The Company is structured and operates internally as one reportable operating segment as defined in Statement of Financial Accounting Standard (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”). SFAS 131 establishes standards for the way public business enterprises report information about operating segments in annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. Although the Company had three U.S. operating locations and an Indian subsidiary at September 30, 2006 and 2005, under the aggregation criteria set forth in SFAS 131, the Company operates in only one reportable operating segment since each location has similar economic characteristics.

Concentration of Credit Risk, Significant Customers and Off-Balance Sheet Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents to the extent these exceed federal insurance limits and accounts receivable. Risks associated with cash and cash equivalents are mitigated by the Company’s investment policy, which limits the Company’s investing of excess cash into only money market mutual funds. The Company limits its exposure to credit loss by placing its cash and cash equivalents and investments with high credit quality financial institutions. In general, the Company does not require collateral on its arrangements with customers. The Company has accounts receivable related to monthly fees as well as service and licensing fees, which typically provide for credit terms of 30-60 days.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

The Company had certain customers that individually represented 10% or more of the Company’s total revenue, as follows:

	Six Months Ended March 31,		Year Ended September 30,
	2007	2006	2006	2005

Customer #1	20%	21%	22%	12%
Customer #2	*	12%	*	19%

* Represents less than 10%

The Company had certain customers with receivables balances that individually represented 10% or more of the Company’s total accounts receivable, as follows:

		September 30,
	March 31, 2007	2006	2005

Customer #1	15%	17%	11%
Customer #2	*	*	22%
Customer #3	*	*	12%

* Represents less than 10%

The Company has no significant off-balance sheet risks such as foreign exchange contracts, interest rate swaps, option contracts or other foreign hedging agreements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents primarily consist of money market mutual funds.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable and senior notes payable approximate their fair value because of the short-term maturity of these instruments. Based on rates available to the Company at September 30, 2006 and 2005 for loans with similar terms, the carrying values of capital lease obligations approximate their fair value.

Impairment of Long-Lived and Intangible Assets

Long-lived assets to be held and used, which primarily consist of equipment and improvements and intangible assets with finite lives, are recorded at cost. Management reviews long-lived assets (other than

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

goodwill) for impairment whenever events or changes in circumstances indicate the carrying amount of such assets is less than the undiscounted expected cash flows from such assets, or whenever changes or business circumstances indicate that the carrying value of the assets may not be fully recoverable or that the useful lives of those assets are no longer appropriate. Recoverability of these assets is assessed using a number of factors including operating results, business plans, budgets, economic projections and undiscounted cash flows. In addition, the Company’s evaluation considers non-financial data such as market trends, product development cycles and changes in management’s market emphasis. There has been no impairment loss recorded for long-lived and intangible assets to date.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. For all customers, the Company recognizes allowances for doubtful accounts based on the length of time that the receivables are past due, current business environment and its historical experience. If the financial condition of the Company’s customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required.

Technology Development Costs

Research and development expenditures for technology development are charged to operations as incurred.  Pursuant to SFAS No. 86 “Accounting for Cost of Computer Systems to be Sold, Leased or Otherwise Marketed,” Software development costs subsequent to the establishment of technological feasibility are capitalized and amortized to cost of software and included in cost of sales. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Costs incurred between completion of a working model and the point at which the product is ready for general release are capitalized if significant. No software development costs have been capitalized to date as a result of the Company’s development process.

During our fiscal year 2005, a research and development center in Bangalore, India was established by the Company to manage the Company’s technology development requirements. Since inception, the Company has derived technology benefits from engagements with customers; however it is not possible to track and quantify such costs separately for any periods.

Equipment and Improvements

The components of equipment and improvement are stated at cost. The Company provides for depreciation by use of the straight-line method over the estimated useful lives of the related assets (three to five years). Leasehold improvements are amortized by use of the straight-line method over the lesser of the estimated useful life of the asset or the lease term. Repairs and maintenance costs are expensed as incurred.

Definite Lived Intangible Assets

Definite-lived intangible assets are amortized over their useful lives, generally three to ten years, and are subject to impairment tests as previously described under Impairment of Long-Lived and Intangible Assets.

Deferred Financing Fees

The Company incurred $481 of direct costs in connection with the issuance of $2,800 in Senior Notes Payable and include the fair value of underwriter debt warrants of $115 (See Note 7). These costs are being

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

amortized using the straight-line method, which approximates the interest method, over the one year term of the notes.

Deferred Offering Costs

As of March 31, 2007 and September 30, 2006, the Company incurred $442 and $116, respectively, of direct costs in connection with the anticipated initial public offering of its common stock as described in Note 11. These costs are included in other assets and will be charged to additional paid in capital upon a successful closing of the initial public offering as a direct cost of raising capital.

Contingent Consideration

In accordance with EITF Issue No. 95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination, consideration is recorded as additional purchase price if the consideration is unrelated to continuing employment with the Company and meets all other relevant criteria. Such consideration is paid when the contingency is resolved subsequent to acquisition and is recorded as additional goodwill resulting from the business combination.

Goodwill

The excess of the cost of an acquired entity over the amounts assigned to acquired assets and liabilities is recognized as goodwill. Goodwill is tested for impairment annually and more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the fair value calculated at a reporting unit level. The Company has determined that its operating locations can be aggregated as a single reporting unit due to their similar economic characteristics. For goodwill, the impairment determination is made at the reporting unit level and consists of two steps. First, the Company estimates the fair value of the reporting unit and compares it to its carrying amount. Second, if the carrying amount of the reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is estimated by allocating the estimated fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”). The residual estimated fair value after this allocation is the implied fair value of the reporting unit’s goodwill. The Company’s policy is to perform its annual impairment testing in the fourth quarter of each fiscal year.

The factors the Company considers important that could indicate impairment include significant under performance relative to prior operating results, change in projections, significant changes in the manner of the Company’s use of assets or the strategy for the Company’s overall business, and significant negative industry or economic trends.

In evaluating the impairment of goodwill, the Company considers a number of factors such as discounted cash flow projections, market capitalization value and acquisition transactions of comparable third party sales companies. The process of evaluating the potential impairment of goodwill is highly subjective and requires significant judgment at many points during the analysis, especially with regard to the future cash flows of the Company. In estimating fair value of such, management makes estimates and judgments about the future cash flows of the Company. As a result of management’s evaluation, the Company concluded there was no impairment of goodwill based upon its annual assessments.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Advertising Costs

All advertising costs are expensed when incurred. Advertising costs were $60 and $80 for the six months ended March 31, 2007 and 2006 and $124 and $118 for the years ended September 30, 2006 and 2005, respectively.

Stock-Based Compensation

At March 31, 2007, the Company maintained two stock-based compensation plans which are more fully described in Note 9.

Effective October 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payments (“SFAS 123R”). Because the Company used the fair-value-based method for disclosure under SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), it adopted SFAS 123R using the modified prospective method. Under the modified prospective method, compensation expense recognized beginning on that date will include: (a) compensation expense for all share-based payments granted prior to, but not yet vested as of October 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS  123, and (b) compensation expense for all share-based payments granted on or after October 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. The pro forma effect of stock-based compensation expenses pursuant to SFAS 123R is disclosed in the financial statements. Under the modified prospective transition method the results for prior periods are not restated.

Through September 30, 2006, the Company accounted for stock compensation awards under the provisions of SFAS No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“SFAS 148”). As permitted by SFAS 123, for all periods through September 30, 2006, the Company measured compensation cost in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations using the intrinsic value method and following the disclosure-only provisions of SFAS 123.

Under the intrinsic value method, compensation expense is determined at the measurement date, generally the date of grant, as the excess, if any, of the estimated fair value of the Company’s common stock (the “Stock Price”) and the exercise price, multiplied by the number of options granted. Generally, the Company grants stock options with exercise prices equal to or greater than the Stock Price; however, to the extent that the Stock Price exceeds the exercise price of stock options on the date of grant, the Company records stock-based compensation expense using the graded vested attribution method over the vesting schedule of the options, which is generally three years. The Company recognized stock-based compensation expense of $2 for the six months ended March 31, 2006 and $4 and $8 in stock-based compensation expense for the years ended September 30, 2006 and 2005, respectively, under the intrinsic value method.

Since inception, there has been no public market for the Company’s common stock to observe its Stock Price on award grant dates. Therefore, for purposes of applying the intrinsic value method, management estimated the stock price based on the American Institute of Certified Public Accountants Practice Alert No. 00-1, Accounting for Certain Equity Transactions. The estimated fair value of the common stock on the date of grant was based on weighing a variety of different quantitative and qualitative factors including, but not limited to, the Company’s financial position, an evaluation of the Company’s competition, the economic climate in the marketplace, the illiquid nature of the common stock, contemporaneous and anticipated private sales of the common stock, and the Company’s analysis of the trading prices of a peer group of comparable public companies.

The fair value of the common stock for options granted from inception to July 31, 2005 was originally estimated by the board of directors with input from management.  The Company did not obtain contemporaneous valuations by an unrelated valuation specialist because, at the time of the issuances of

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

stock options during this period, the Company had completed several contemporaneous sales of its common stock to unrelated accredited investors in private placement transactions for cash. The Company believes these contemporaneous sales represent the most reasonable estimate of fair value during this period.

Determining the fair value of the Company’s common stock requires making complex and subjective judgments.  The Company’s approach to valuation is based on several factors.  Since August 1, 2005 the Company has not completed any private placement sales of its common stock, and accordingly, used an approach to valuation based on a weighted average of enterprise value as determined using three customary valuation techniques: the discounted cash flow method, the market approach, and the guideline public company method.  The Company believes that due to its size (under $10 million), continued operating losses, a business plan highly dependent on future acquisitions, and its limited ability to raise the capital for such acquisitions, that a weighted average of these three techniques is the most reasonable approach to the valuation of our stock.

Under the discounted cash flow method, since Bridgeline is an emerging growth company with a business plan highly dependent on acquisitions, estimates of revenue, market growth rates and costs are used when applying the appropriate discount rates.  Discount rates utilized in the Company’s analyses ranged from 35% to 21% based on a capital asset pricing model which considered factors such as risk-free rate of return, an equity risk adjustment and a size discount due to its limited revenues. The estimates used are consistent with the plans and estimates that it uses to manage the business.  However, there is inherent uncertainty in making these estimates and based on historical significant differences between prior forecasts and prior actual results, the Company applies a lower weighting to the enterprise value determined using the discounted cash flow method.

Under the market approach, since there have been no equity transactions involving the Company since July 2005, the Company evaluated merger and acquisition transactions involving comparable public and private companies to determine its enterprise value. The Company used estimated revenues and applied the comparable multiple derived from such transactions. Since the Company’s revenues are considerably lower and it has incurred losses since inception in relation to the comparable group, the Company applies the lowest weighting to the enterprise value derived using the market approach.

The final technique utilized in its analysis is the guideline public company method.  The Company used data provided by a third party for ten comparable publicly traded companies.  Due to its relatively small size, continued operating losses and the high risks associated with its forecasted revenue growth through acquisitions, the Company determined its enterprise value by multiplying its rolling twelve months sales by the market value of invested capital-to-revenues ratio applicable to those companies in the statistical 10th percentile (on a scale of 100%) .  The Company believes that a value market multiple of comparable public companies based on market value of invested capital to revenues provides an objective basis for measuring its fair market value.  Accordingly, the Company places the highest weighting on this factor in its analysis.

The weighted average enterprise value, as described above, is reduced by a lack of marketability discount of 20% which reflects the Company’s small size, its continued losses since inception, and its inability to provide a distribution of earnings to shareholders. The Company also considers the post-public offering holding periods applicable to existing stock, warrant and option holders as potential risks to marketability.  These holding periods range from six months to one year.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

The per share enterprise value determined above is used as an input to the Black-Scholes-Merton option valuation model in determining stock-based compensation or if applicable, pro forma stock-based compensation.

During the 12-month period ended March 31, 2007, the Company granted stock options with exercise prices as follows:

Grants made during Quarter Ended	Number of Options Granted	Weighted-Average Exercise Price	Weighted-Average Fair Value per Share	Weighted-Average Intrinsic Value per Share
June 30, 2006	102,420	$3.75	$2.24	—
September 30, 2006	50,000	$3.75	$2.46	—
December 31, 2006	31,880	$3.75	$2.50	—
March 31, 2007	—	—	—	—

Significant Factors Contributing to the Difference between Fair Value as of the Date of Grant and the Estimated Initial Public Offering Price

The Company has granted stock options with exercise prices of $3.75 during the period January 1, 2006 to April 30, 2007.  The Company has determined that the deemed fair value of its common stock increased from $2.11 to $3.56 per share over the same period.  The principal factors contributing to the increase in the fair value of the Company’s stock during this period are as follows:

●
In April 2006, the Company issued notes in the aggregate of $2.8 million through a private placement with attached warrants in order to finance its initial public offering, acquire New Tilt, Inc and fund on-going operations (see Note 7).

●
In April 2006, the Company acquired the business and assets of New Tilt, Inc. adding 12 employees and extending its product offering in the Boston market into the health and life sciences sector of the industry (see Note 3).

●
In May 2006, the Company launched its research and development initiative in Bangalore, India to redesign its on-demand software platform.  The Company hired an additional 25 software engineers over a six month period to achieve an anticipated launch date by July 2007.

●
On December 7, 2006, the Company signed a definitive merger agreement with Objectware, Inc. The acquisition of Objectware, Inc. will add 25 employees and allow the Company to expand into the Atlanta market and significantly increase revenues (see Note 11).

●	On December 13, 2006, the Company filed its initial registration statement with the Securities and Exchange Commission (see Note 11).

●
In April 2007, the Company extended the maturity date of the senior notes payable described above to June 21, 2007 and on June 20, 2007, the Company further extended the maturity date to July 5, 2007 (see Note 11).

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

The difference between the fair value of the Company’s common stock at April 30, 2007 and the midpoint of the estimated per share price range for its IPO of $5.50 is principally due to the accretive pro forma effect on reveunes and earnings attributable to the pending acquisition of Objectware, Inc. (See Note 11).

Based on the estimated IPO price of $5.50, the intrinsic value of the options outstanding at March 31, 2007 is approximately $2,041,000 of which $1,339,000 related to vested options and $702,000 related to unvested options.

Although it is reasonable to expect that the completion of the IPO will add value to the shares because they will have increased liquidity and marketability, the amount of additional value can be measured with neither precision nor certainty.

The Company granted the following stock options during the six months ended March 31, 2007 and the years ended September 30, 2006 and 2005:

		Weighted Average Per Share
		Weighted	Estimated	Intrinsic
		Average	Fair Value of	Value
	Options	Exercise	Common Stock	at Grant
	Granted	Prices	at Grant Date	Date

Six Months Ended March 31, 2007	31,880	$3.75	$2.50	$—

Year Ended September 30, 2006	204,920	$3.75	$2.26	$—

Year Ended September 30, 2005	429,616	$3.44	$3.75	$0.31

The fair value of options granted is determined using the Black-Scholes-Merton option valuation model (the “Model”). Certain assumptions were used by the Company in the application of the Model to estimate the fair value of all stock options issued to employees on the grant date. The risk-free interest rate for all stock option grants is based on U.S. Treasury zero-coupon issues with equivalent remaining terms. The expected life of such options has been estimated to equal the average of the contractual term and the vesting term. The Company anticipates paying no cash dividends for its common stock; therefore, the expected dividend yield is assumed to be zero. As there was no public market for its common stock prior to September 30, 2006, the Company estimated the volatility for options granted based on an analysis of reported data for a peer group of publicly traded companies that issued options with substantially similar terms consistent with SFAS 123R and Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share Based Payment. For purposes of calculating the pro forma compensation expense illustrated above, the Company used its cumulative actual forfeiture rates of between 11% and 13% for all awards which management believes is a reasonable approximation of anticipated future forfeitures. The fair value is amortized ratably over the vesting period of the awards, which is typically three years. The Company may elect to use different assumptions under the Model in the future or select a different option valuation model altogether, which could materially affect its net income or loss and net income or loss per share in the future. At September 30, 2006, based on the Model, there was approximately $363 of total

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

unrecognized compensation cost related to non-vested share-based compensation arrangements granted under all equity compensation plans. The Company recognized $91 of expense for the three months ended December 31, 2006 subsequent to the October 1, 2006 adoption of SFAS 123.

The following disclosure illustrates the pro forma effect on net loss and net loss per share that would have been recognized in the statement of operations if the fair-value-based method had been applied to all awards in accordance with SFAS 123. Under the fair value-based-method, the Company must measure the estimated fair value of equity instruments awarded to employees at the grant date for which the Company is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise the share options). That estimate is not re-measured in subsequent periods. The Company estimated the fair value of stock options issued to employees using the Black-Scholes-Merton option-pricing model (the “Model”). The Model requires assumptions be made by management including the economic life of the option, expected volatility, expected dividends and risk-free interest rates. The Company believes that the Model provides a fair value estimate that is consistent with the measurement objective and the fair-value-based method of SFAS 123.

The following table illustrates the pro forma effect on net loss per share as if the Company had applied the fair value recognition provisions of SFAS 123:

	Six Months Ended	Year Ended September 30,
	March 31, 2006	2006	2005

Net loss	$(120)	$(1,448)	$(517)
Deduct: Stock based employee
compensation determined under
the fair value based method
for all awards, net of tax effect	(254)	(507)	(321)
Pro forma net loss	$(374)	$(1,955)	$(838)

Pro forma net loss per share:
Basic and diluted	$(0.08)	$(0.48)	$(0.22)

As reported net loss per share:
Basic and diluted	$(0.03)	$(0.36)	$(0.14)

Weighted average shares outstanding:
Basic and diluted	4,273,833	4,046,278	3,804,527

The following table illustrates the assumptions used by the Company in the application of the Model to calculate the pro forma compensation expense in accordance with SFAS 123 for stock options granted to employees and directors:

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

	Fair Value				Expected	Option
	of Stock	Stock	Risk Free	Dividend	Option Life	Exercise
	Prices	Volatility	Rate of Return	Rate	in Years	Prices
Year Ended September 30,
2006	$ 2.07 - $2.46	70%	4.31% - 4.70%	0%	6.5 - 10	$ 3.75
2005	$ 3.75	70% - 90%	3.26% - 4.13%	0%	6.5	$ 3.00 - $ 3.75

As stock options vest over several years, additional stock option grants are made and employees terminate each year, the above pro forma disclosures and related assumptions used in the Model are not necessarily representative of pro forma effects on operations for future periods.

Valuation of Options and Warrants Issued to Non-Employees

The Company measures expense for non-employee stock-based compensation and the estimated fair value of options exchanged in business combinations and warrants issued for services using the fair value method for services received or the equity instruments issued, whichever is more readily measured in accordance with SFAS 123 and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling Goods or Services. The Company estimated the fair value of stock options and warrants issued to non-employees using the Model as described more fully above. The following table illustrates the inputs and assumptions used by the Company in the application of the Model to estimate the fair value for fully vested stock options granted to non-employees as follows:

	Year Ended September 30,
	2006	2005
Options granted to non-employees	9,227	—
Warrants granted to non-employees	392,000	75,727
Contractual lives in years	5 - 10	5
Estimated fair value of common stock	$2.07 - 2.46	$3.75
Exercise prices	$0.001 - 4.68	$4.68
Estimated stock volatility	70%	70% - 90%
Risk free rate of return	3.70% to 4.93%	3.36% to 3.48%
Dividend Rate	0%	0%

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Based on the estimated IPO price of $5.50, the intrinsic value of the options outstanding at March 31, 2007 was approximately $2,041,000 of which $1,339,000 related to vested options and $702,000 related to unvested options.

Although it is reasonable to expect that the completion of the IPO will add value to the shares because they will have increased liquidity and marketability, the amount of additional value can be measured with neither precision nor certainty.

Valuation of Options and Warrants Issued to Non-Employees

The Company measures expense for non-employee stock-based compensation and the estimated fair value of options exchanged in business combinations and warrants issued for services using the fair value method for services received or the equity instruments issued, whichever is more readily measured in accordance with SFAS 123 and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling Goods or Services. The Company estimated the fair value of stock options and warrants issued to non-employees using the Model as described more fully above. The following table illustrates the inputs and assumptions used by the Company in the application of the Model to estimate the fair value for fully vested stock options granted to non-employees as follows:

	Year Ended September 30,
	2006	2005
Options granted to non-employees	9,227	—
Warrants granted to non-employees	392,000	75,727
Contractual lives in years	5 - 10	5
Estimated fair value of common stock	$2.07 - 2.46	$3.75
Exercise prices	$0.001 - 4.68	$4.68
Estimated stock volatility	70%	70% - 90%
Risk free rate of return	3.70% to 4.93%	3.36% to 3.48%
Dividend Rate	0%	0%

Employee Benefits

As of January 1, 2002, the Company adopted a contributory 401(k) plan covering all full-time employees who meet prescribed service requirements. The Company is not required to make matching contributions, although the plan provides for discretionary contributions by the Company. The Company has not made any contributions since inception.

Income Taxes

Deferred income taxes are recognized, based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

The Company does not provide for U.S. income taxes on the undistributed earnings of its Indian subsidiary, which the Company considers to be permanent investments.

Net Loss Per Share of Common Stock

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all outstanding options, warrants and convertible debt from the calculation of diluted weighted average shares outstanding because these securities were anti-dilutive for all periods presented. The balance of these excluded equity instruments were 1,447,2775, 1,050,843, 1,507,856 and 1,034,176 at March 31, 2007 and 2006 and September 30, 2006 and 2005, respectively.

Reclassifications

Certain amounts in the September 30, 2005 financial statements have been reclassified to conform with the September 30, 2006 presentation.

Recent Accounting Pronouncements

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, (“SAB 108”). SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement — including the reversing effect of prior year misstatements — but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of a company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods. Management of the Company has evaluated SFAS 108 and believes its adoption will not materially impact the consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. SFAS 157 prioritizes the inputs to valuation techniques used to measure fair value into a hierarchy containing three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined on the lowest level input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability. SFAS No. 157 is effective for interim and annual financial statements for fiscal years beginning after November 15, 2007. Upon initial adoption of

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

SFAS 157, differences between the carrying value and the fair value of those instruments shall be recognized as a cumulative-effect adjustment to the opening balance of retained earnings for that fiscal year, and the effect of subsequent adjustments resulting from recurring fair measurements shall be recognized in earnings for the period. The Company has not yet adopted SFAS 157. As a result, the consolidated financial statements do not include any adjustments relating to any potential adjustments to the carrying value of assets and liabilities. Management of the Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN No. 48 requires that the Company recognize the impact of a tax position in the financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings.  Management of the Company has evaluated FIN 48 and believes its adoption will not materially impact the consolidated financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of the adoption of this statement on the Company’s results of operations and financial condition.

3.    Acquisitions

New Tilt, Inc.

On April 24, 2006, the Company acquired New Tilt, a privately held provider of Web services. New Tilt’s results of operations have been included in the consolidated financial statements since the date of acquisition. As a result of the acquisition, the Company expects to expand its services in the health care and insurance industries. The aggregate current consideration of approximately $1,550 consisted of $550 in cash, 320,000 shares of common stock valued at $717, 37,830 options for common stock valued at $121 and closing costs of $162. Additional consideration of up to approximately $750 may be paid over a three-year period in cash as additional consideration.

The additional consideration described above is based upon the attainment by the acquired entity of defined operating objectives.  At March 31, 2007, the maximum remaining future consideration pursuant to this arrangement is approximately $606.  To date $144 was recorded as an increase to goodwill under this arrangement.

Acquired intangible assets of $91 were assigned as follows: $29 was assigned to customer relationships and $62 was assigned to non-compete agreements.

The acquisition has been treated as a non-taxable transaction; therefore, the intangible assets, including goodwill, are not tax deductible for the Company.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Interactive Applications Group, Inc.

On December 15, 2004, the Company acquired iapps, a privately-held provider of Web services.  iapps’ results of operations have been included in the consolidated financial statements since the date of acquisition. As a result of the acquisition, the Company expects to expand its services to not-for-profit organizations.

The initial consideration of approximately $2,606 consisted of $355 in cash, 476,667 shares of common stock valued at $1,788, 72,527 warrants for common stock valued at $269, 43,764 options for common stock valued at $162 and closing costs of $32. Additional consideration of $300 may be paid over a three-year period in cash as additional consideration.

The additional consideration described above is based upon the attainment by the acquired entity of defined operating objectives. At March 31, 2007, the maximum remaining future consideration pursuant to this arrangement is approximately $135.  To date $165 was recorded as an increase to goodwill under this arrangement.

Acquired intangible assets of $353 were assigned as follows: $180 was assigned to customer relationships, $58 was assigned to non-compete agreements, $95 was assigned to the Orgitecture™ platform, $10 was assigned to domain names and $10 was assigned to trademarks.

The acquisition has been treated as a non-taxable transaction; therefore the intangible assets, including goodwill, are not tax deductible for the Company.

The Company completed the acquisition of New Tilt, Inc. (“New Tilt”) on April 24, 2006 and Interactive Applications Group, Inc. (“iapps”) on December 15, 2004. The following table summarizes the estimated fair values of the assets acquired at the date of each acquisition as described further below:

	New Tilt	Iapps
Net assets acquired:
Cash	$159	$77
Other current assets	181	104
Equipment	56	54
Other assets	59	202
Intangible assets	91	353
Goodwill	1,123	2,244
Total assets	1,669	3,034
Current liabilities	70	246
Deferred tax liabilities	49	182
Total liabilities	119	428
Net assets acquired	$1,550	$2,606

Purchase price:
Cash paid	$550	$355
Equity exchanged	717	1,788
Warrants issued and options exchanged	121	431
Closing costs and fees	162	32
Total purchase price	$1,550	$2,606

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Unaudited Pro Forma Information

The following unaudited pro forma information reflects the results of operations of the Company as though the acquisitions of New Tilt and iapps were completed as of October 1, 2004:

	Pro Forma (Unaudited)
	Years Ended September 30,
	2006	2005

Revenue	$9,154	$8,349
Net loss	$(1,850)	$(638)
Net loss per share:
Basic and diluted	$(0.44)	$(0.15)
Number of weighted average shares:
Basic and diluted	4,228,499	4,223,833

The results above give effect to the following pro forma adjustments related to New Tilt and iapps:

•
Reduction in depreciation of $12 and $23 resulting from the fair values assigned to property and equipment for New Tilt and iapps at the time of acquisition. The pro forma adjustment reflects the difference in historical depreciation expense for the years ended September 30, 2006 and 2005, respectively, for New Tilt ($24) and iapps ($42) and the pro forma depreciation expense computed based upon the estimated fair value assigned to property and equipment as described above.

•
Increases of $11 and $18 in amortization expense resulting from the values assigned to intangible assets of New Tilt and iapps upon acquisition. As described above, the Company has allocated $91 of the New Tilt purchase price and $353 of the iapps purchase price, to intangible assets, which are amortized over a five year period resulting in a pro forma effect of $11 and $18 for the years ended September 30, 2006 and 2005, respectively.

•
Reduction in stock-compensation expense of $40 and $72 for New Tilt for the years ended September 30, 2006 and 2005, respectively; this pro forma adjustment is the result of stock compensation expenses computed pursuant New Tilt’s accounting policy in accordance with SFAS 123 of $40 and $72, as compared to the stock compensation expense that would have been recorded in accordance with the Company’s accounting policy under the intrinsic method in accordance with APB 25 of $0 and $0 for the years ended September 30, 2006 and 2005, respectively.

•
The effect of additional interest expense $142 and $282 that would have been incurred to finance a portion of the purchase price for New Tilt for the years ended September 30, 2006 and 2005, respectively.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

The common stock used as consideration for the acquisitions is presented as being outstanding during the entire period for the computation of weighted average shares outstanding used in the computation of net loss per share for all periods above.

The results presented above for the year ended September 30, 2006 include the results of the Company for that period combined with the pre-acquisition results of New Tilt from October 1, 2005 through April 24, 2006.

The results presented above for the year ended September 30, 2005 include the results of the Company for that period combined with the pre-acquisition results of New Tilt for its fiscal year ended December 31, 2005 and iapps from October 1, 2004 through the day before acquisition on December 15, 2004.

4.    Equipment and Improvements

Equipment and improvements, net consisted of the following:

	As of	As of September 30
	March 31, 2007	2006	2005
Furniture and fixtures	$134	$136	$111
Acquired software	146	124	75
Computers and peripherals	645	629	365
Leasehold improvements	38	38	28
	963	927	579

Less accumulated depreciation	599	498	312
	$364	$429	$267

Included above are assets acquired under capitalized leases of $207 as of March 31, 2007 and $207 and $97 as of September 30, 2006 and 2005, respectively, with accumulated depreciation thereon of $125, $92 and $41, respectively.

The Company has $180, $233 and $96 of net property and equipment at March 31, 2007 and September 30, 2006 and 2005, respectively, for use in its hosting arrangements.

5.    Definite Lived Intangible Assets and Goodwill

Definite lived intangible assets and goodwill consisted of the following:

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

	Useful	As of March 31, 2007
	Lives in	Gross	Accumulated	Net
	Years	Asset	Amortization	Amount
Intangible assets;
Domain and trade names	10	$29	$(14)	$15
Customer related	5	478	(274)	204
Acquired software	3	95	(73)	22
Total intangible assets		$602	$(361)	$241

Goodwill		$6,496	$—	$6,496

	As of September 30, 2006			As of September 30, 2005
	Gross	Accumulated	Net	Gross	Accumulated	Net
	Asset	Amortization	Amount	Asset	Amortization	Amount
Intangible assets;
Domain and trade names	$29	$(13)	$16	$29	$(10)	$19
Customer related	478	(229)	249	387	(145)	242
Acquired software	95	(57)	38	95	(25)	70
Total intangible assets	$602	$(299)	$303	$511	$(180)	$331

Goodwill	$6,346	$—	$6,346	$5,097	$—	$5,097

The aggregate amortization expense for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005 is as follows:

	Total	Expense Charge To
	Amortization	Cost of
	Expense	Revenue	Operations

Six Months Ended March 31, 2007	$62	$61	$1
Six Months Ended March 31, 2006	$55	$54	$1

Year Ended September 30, 2006	$119	$117	$2
Year Ended September 30, 2005	$94	$92	$2

The estimated amortization expense for fiscal years 2007, 2008, 2009, 2010, 2011 and thereafter is $108, $70, $64, $37, $18 and $6, respectively.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

As discussed more fully in Note 3, goodwill increased $150 in the six months ended March 31, 2007. Goodwill increased $1,249 and $2,244 in the years ended September 30, 2006 and 2005. The increase in the year ended September 30, 2006 included $1,123 as a result of the acquisition of New Tilt and $126 due to contingent consideration earned under the acquisition agreements with iapps and New Tilt. The increase in the year ended September 30, 2005 included $2,131 as a result of the acquisition of iapps and $113 due to contingent consideration earned under the acquisition agreements with iapps and Lead Dog.  Goodwill at October 1, 2004 included $2,821 resulting from the 2002 acquisition of Lead Dog.

6.    Accrued Liabilities

Accrued liabilities consisted of the following:

	As of	As of September 30,
	March 31, 2007	2006	2005

Compensation and benefits	$329	$259	$144
Subcontractors	108	58	31
Deferred rent	65	59	44
Interest	84	70	—
Professional fees	121	178	4
Other	36	82	48
	$743	$706	$271

7.     Indebtedness

The Company’s indebtedness consisted of the following:

Senior Notes Payable

	As of	As of September 30,
	March 31, 2007	2006	2005

Senior notes payable	$2,800	$2,800	$—
Discount on senior notes payable attributable to warrants	(31)	(303)	—
	$2,769	$2,497	$—

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

In 2006, the Company entered into an agreement with an underwriter to execute a private placement of $2.8 million of senior secured notes payable and related security agreement (the “Senior Notes”) and to underwrite an initial public offering of the Company’s common stock.

The Senior Notes are collateralized by all assets of the Company. The Senior Notes were subordinated to other creditors at issuance; however, those debts were fully paid by the Company as of July 1, 2006. The principal amount of the Senior Notes is payable in full at the earlier of April 2007 or the closing date of an initial public offering of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 (the “Maturity Date”).

Under the terms of the Senior Notes, the Company agreed to comply with certain restrictive covenants so long as the notes remain outstanding, which include: (a) not to liquidate, dissolve or merge with another entity, excluding its wholly-owned subsidiaries, (b) not to sell assets other than in the ordinary course of business, (c) not to redeem or repurchase equity securities of the Company other than from employees or consultants to the Company, (d) not to declare dividends, pay any cash dividends or make distributions to the Company’s outstanding shareholders and (e) not to engage in a merger, acquisition, reorganization, declaration of bankruptcy or sell substantially all of its assets that would result in a change in voting control of the Company from its current shareholders.

In connection with the issuance of the Senior Notes, the Company issued 280,000 warrants to the note holders (the “Debt Warrants”) and 112,000 warrants to the underwriter for services rendered in connection with the private placement (the “Underwriter’s Debt Warrants”). These warrants are exercisable into shares of the Company’s common stock. The Debt Warrants are exercisable at $0.001 per share at any time within five years from the date of grant. The Underwriter’s Debt Warrants are exercisable at any time within five years from the grant date provided, however, that no such exercise shall take place prior to the earlier of the date of an initial public offering or April 21, 2008. The Underwriter’s Debt Warrants are exercisable at $4.68 or, in the case of an initial public offering, an amount equal to the first offering price on the first day of an offering. As part of the Senior Notes, the Company's investment banker received $280 in fees which are recorded as deferred financing fees and are being amortized over the one-year term of the notes.

Under the terms of the Senior Notes, the Company is not obligated to make principal payments until the Maturity Date, nor are there any penalties should the notes be repaid prior to the Maturity Date. This debt carries an interest rate of 10% per annum for the first six months and 12% per annum thereafter. The effective interest rate, considering the amortization of the debt discount and other debt issuance costs, is 47%. Interest expense related to this debt, including amortization of the deferred financing fees, was $678 for the six months ended March 31, 2007 and $558 for the year ended September 30, 2006. The debt was subordinated to certain debt that was retired in July 2006. The debt carries default provisions including: (1) failure to pay principal or accrued interest when due, (2) failure to observe or perform various positive and negative covenants as set forth in the loan document, (3) failure to complete an initial public offering by the maturity date and (4) the occurrence of a bankruptcy or similar event. In the event of loan default, the interest rate will increase to 15% per annum and in case of default in payment of the principal, the interest rate would increase to 18% per annum. This debt carries a one-year term and will be retired upon the successful completion of an initial public offering.

Financing Agreement
	As of	As of September 30,
	March 31, 2007	2006	2005

Financing agreement	$—	$—	$292

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Commencing March 2005, the Company entered into a financing agreement (the “Agreement”) with a private commercial lender (the “Lender”) providing the Company up to $500 of credit availability which was increased to $750 on September 12, 2005. Under the terms of the Agreement, the Company chose to deliver certain accounts receivable to the Lender, subject to acceptance. Upon acceptance, the Lender advanced to the Company up to 80% of the face amount of the receivable, and the remaining 20% was remitted to the Company when paid by the customer. In this Agreement, the Company assigned its right of collection to the Lender with full recourse rights against the Company in the event the receivable was never paid to the Company or the Lender directly. The fees charged under the Agreement for the aggregate amounts advanced by the Lender included a monthly commitment fee of 1.7%, which the Company recorded as interest expense. The total interest expense was $0, $43, $58 and $37 for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively. The weighted average borrowings incurred by the Company under the Agreement was $0, $403, $272 and $319 for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively. In connection with the Senior Notes described above, all amounts outstanding under this arrangement were repaid in June 2006.  The terms of the Senior Notes prohibited any additional borrowings under the Agreement.

Capital Lease Obligations
	As of	As of September 30,
	March 31, 2007	2006	2005

Capital lease obligations	$122	$144	$44

As of September 30, 2006, the Company had remaining the following minimum lease payments under capitalized lease obligations:

Year Ending September 30,
2007	$67
2008	66
2009	40
2010	13
2011	1
Totals	187
Less interest at a weighted average of 14.15%	43
Total capital lease obligations	$144

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Notes Payable to Shareholders

	As of	As of September 30,
	March 31, 2007	2006	2005

Notes payable to shareholders	$—	$—	$85

In connection with the acquisition of Lead Dog Digital, Inc. (“Lead Dog”) in 2002, the Company issued notes payable to the former shareholders of Lead Dog totaling $58. These notes carried an interest rate of 10% maturing on August 31, 2005 and were convertible into the Company’s common stock at fair value ($3.00 per share). The Company was unable to fully repay the principal and one of the note holders instituted the default interest rate of 15% for the period subsequent to August 31, 2005. Interest incurred under the notes was $0, $3, $5 and $6 for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively. The amounts outstanding under these notes were $0, $0 and $45 at March 31, 2007 and September 30, 2006 and 2005, respectively. In September 2005, the Company received an interest free advance from its Chief Executive Officer in the amount of $40 and the advance was repaid on November 9, 2005.  Imputed interest on this advance was immaterial.

 8.    Commitments and Contingencies

Guarantees and Indemnifications

Certain software licenses granted by the Company contain provisions that indemnify licensees from damages and costs resulting from claims alleging that the Company’s software infringes the intellectual property rights of a third party. The Company has indemnification provisions in its articles of incorporation whereby no director or officer will be liable to the Company or its shareholders for monetary damages for breach of certain fiduciary duties as a director or officer. The Company has received no requests for indemnification under these provisions, and has not been required to make material payments pursuant to these provisions. Accordingly, the Company has not recorded a liability related to these indemnification provisions.

Litigation

In the normal course of business, the Company is subject to ordinary routine litigation and claims incidental to its business. The Company monitors and assesses the merits and risks of pending legal proceedings. While the results of litigation and claims cannot be predicted with certainty, based upon its current assessment, the Company believes that the final outcome of any existing legal proceeding will not have a materially adverse effect, individually or in the aggregate, on its consolidated results of operations or financial condition.

Operating Lease Commitments

The Company maintains its executive offices in Woburn, Massachusetts and operating offices in several locations throughout the United States and India.  Future minimum rental commitments under non-cancelable operating leases with initial or remaining terms in excess of one year at September 30, 2006 were as follows:

Year Ending September 30,
2007	$306
2008	338
2009	291
2010	239
2011	230
Total	$1,404

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Rent expense for six months ended March 31, 2007 and 2006 was $305 and $258 and for the years ended September 30, 2006 and 2005 was approximately $615 and $501, respectively, exclusive of sublease income of $17, $49, $100 and $68 for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively. The Company’s sub rental agreements expired contemporaneous with the associated leases on November 30, 2006. The Company has amended this lease for only the space it utilizes for a period of two additional years.

Other Commitments

On October 1, 2005, the Company entered into a Business Combination Services Agreement with Joseph Gunnar & Co., LLC (“Gunnar”), pursuant to which Gunnar provides Bridgeline with certain advisory services concerning potential acquisitions and transactions. The term of the agreement is for one year with automatic one-year renewals until either party elects not to renew and provides 90 days’ written notice prior to the commencement of the next renewal period or after the consummation of two business combinations during any term. During the term and any renewal periods, the Company is required to pay cash advances against success fees in the initial amount of $7 per month, which amount increased to $10 per month in May 2006, and will increase to $15 per month upon a public stock offering. As compensation for its services, the Company is obligated to pay Gunnar, at the closing of a business combination (i.e., a merger, acquisition, sale or joint venture), a success fee equal to six percent of the total value of all cash, securities or other property paid in connection with the transaction. The success fee for each business combination consummated during the initial term or a renewal period is a minimum of $125 and a maximum of $375, net of the cash advances paid to Gunnar during the applicable period. Success fees, less amounts paid in advance, are included in the total purchase price of the related acquisition. Amounts paid in advance are expensed as paid. The Company is also obligated to reimburse Gunnar for reasonable expenses incurred in connection with providing the advisory services. This agreement also contains exclusivity, indemnification and other terms and provisions customary for agreements of this nature.

The Company frequently warrants that the technology solutions it develops for its clients will operate in accordance with the project specifications without defects for a specified warranty period, subject to certain limitations that the Company believes are standard in the industry. In the event that defects are discovered during the warranty period, and none of the limitations apply, the Company is obligated to remedy the defects until the solution that the Company provided operates within the project specifications. The Company is not typically obligated by contract to provide its clients with any refunds of the fees they have paid, although a small number of its contracts provide for the payment of liquidated damages upon default. The Company has purchased insurance policies covering professional errors and omissions, property damage and general liability that reduce its monetary exposure for warranty-related claims and enable it to recover a portion of any future amounts paid. The Company typically provides in its contracts for testing and client acceptance procedures that are designed to mitigate the likelihood of warranty-related claims, although there can be no assurance that such procedures will be effective for each project. The Company has never paid any material amounts with respect to the warranties for its solutions. The Company sometimes commits unanticipated levels of effort to projects to remedy defects covered by its warranties. The Company’s estimate of its exposure related to warranties on contracts is immaterial as of September 30, 2006 and 2005.

9.     Shareholder’s Equity

Since its inception in 2000, the Company has granted common stock, common stock warrants, and common stock option awards (the “Equity Awards”) to employees, consultants, advisors and debt holders of the Company and to former owners and employees of acquired companies that become employees of the Company. The following is a summary of the common stock reserved for issuance for stock option and warrant activity:

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Common Stock Warrants

During 2001 through 2004, the Company issued to certain investment advisors warrants to purchase 160,542 shares of common stock for services rendered in connection with private placement sales of common stock with aggregate proceeds of approximately $4,700. The warrants are exercisable at $3.75 and $4.68 per share at any time within five years from the grant date.

In connection with the December 2004 acquisition of iapps described in Note 3, the Company issued 72,527 warrants to its investment advisor for services rendered in connection with the acquisition. The warrants are exercisable $4.68 per share at any time within five years from the grant date. The Company valued the warrants at $269 using the Model and assumptions as described in Note 2, which the Company recorded as a direct cost of the acquisition.

In March 2005, the Company issued 3,200 warrants in connection with the $500 financing agreement described in Note 7. The warrants are exercisable at $4.68 per share at any time within five years from the date of grant. The Company valued the warrants at $8 using the Model and assumptions as described in Note 2, which the Company charged to deferred financing fees and amortized the cost over the expected life of the agreement. The fees were fully amortized when the financing agreement was terminated in 2006.The Debt Warrants issued in connection with the Senior Notes described in Note 7 are exercisable at $0.001 per share at any time within five years from the date of grant. As of September 30, 2006, 50,000 Debt Warrants have been exercised by Senior Note holders. The Underwriter’s Debt Warrants issued in connection with the Senior Notes described in Note 7 are exercisable at any time within five years from the grant date provided, however, that no such exercise shall take place prior to the earlier of the date of an initial public offering or April 21, 2008. The Underwriter’s Debt Warrants are exercisable at $4.68 or, in the case of an initial public offering, an amount equal to the first offering price on the first day of such offering. The Company valued the Debt Warrants at $531 and the Underwriter’s Debt Warrants at $115 using the Model and assumptions as described in Note 2. The value of the Debt Warrants was recorded as a discount on the Senior Notes and is being amortized over the one year term of the Senior Notes. The value of the Underwriter’s Debt Warrants was charged to deferred financing costs and is being amortized over the one year term of the Senior Notes.

Upon successful completion of an initial public offering, the exercise price of the Underwriter’s Debt Warrants will be modified to an amount equal to the first offering price on the first day of such offering in accordance with the Agreement. As such, the modification will require the Company to re-measure the value assigned to the warrants using the Model (as more fully described in Note 2). The effect of the modification, if any, will be charged to earnings at that time.

2000 Stock Incentive Plan

During 2000, the Company adopted the 2000 Stock Incentive Plan (the “Plan”) and reserved 1.0 million shares of common stock for issuance thereunder. On June 24, 2005 the Board of Directors increased the reserve for common stock issued under the Plan to 1.2 million. The Plan authorized the award of incentive stock options, non-statutory stock options, restricted stock, unrestricted stock, performance shares, stock appreciation rights and any combination thereof to employees, officers, directors, consultants, independent contractors and advisors of the Company. During 2006, the Company amended and restated the Plan to conform to current tax laws and to increase the number of common shares reserved for issuance under the plan to 1.4 million. Options granted under the Plan may be granted with contractual lives of up to ten years. There were 470,413 options reserved for issuance under the Plan as of September 30, 2006.

2001 Lead Dog Stock Option Plan

In connection with the Company’s merger with Lead Dog in February 2002, the Company assumed Lead Dog’s 2001 Stock Option Plan (the “Lead Dog Plan”). Options under the Lead Dog Plan may be granted for periods of up to ten years and at prices no less than the fair market value of the shares on the date of grant. Under the terms of the Agreement and Plan of Merger with Lead Dog, 98,731 options of the Lead Dog Plan were reserved for issuance to former Lead Dog employees that remained with the Company for one year subsequent to the merger.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

A summary of combined option and warrant activity is as follows:

	Stock Options		Stock Warrants
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Warrants	Price

Outstanding, September 30, 2004	575,055	$2.553	160,542	$4.081
Granted (1)	429,616	$3.439	75,727	$4.680
Exercised	—	—	—	—
Cancelled or expired	(206,764)	$2.851	—	—
Outstanding, September 30, 2005	797,907	$2.953	236,269	$4.273
Granted (2)	204,920	$3.750	392,000	$1.533
Exercised (3)	—	—	(50,000)	$0.001
Cancelled or expired	(73,240)	$3.492	—	—
Outstanding, September 30, 2006	929,587	3.086	578,269	$2.653
Granted (4)	31,880	$3.750	—	—
Exercised (3)	(3,000)	3.750	(417)	$4.680
Cancelled or expired	(89,035)	$3.713	—	—
Outstanding, March 31, 2007	869,432	$3.152	577,852	$2.810

(1) The weighted average grant-date fair value of options and warrants granted during the fiscal year ended September 30, 2005 was $3.75 and $3.75, respectively.

(2) The weighted average grant-date fair value of options and warrants granted during the fiscal year ended September 30, 2006 was $2.28 and $2.24, respectively.

(3) The intrinsic value of options and warrants exercised during the period from October 1, 2006 through March 31, 2007 was $0 and $0, respectively. Warrants exercised during the year ended September 30, 2006 had an intrinsic value of $2.23 per share. There were no other options or warranst exercised in any of the periods presented.

(4) The weighted average grant-date fair value of options granted during the period October 1, 2006 through March 31, 2007 was $2.50.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

A summary of options outstanding and options exercisable at September 30, 2006:

	Options Outstanding			Options Exercisable
		Weighted
		Average
		Remaining	Aggregate	Number of	Aggregate
Exercise	Number of	Contractual	Intrinsic	Options	Intrinsic
Price	Options	Life in Years	Value	Exercisable	Value

$ 0.003	24,167	6.00	$41,253	24,167	$41,253
$ 0.357	15,397	6.30	$21,454	15,397	$21,454
$ 1.072	63,374	5.42	$2,432	63,374	$2,432
$ 1.200	43,764	8.21	$14,444	43,764	$14,444
$ 3.000	257,138	6.50	$—	231,552	$—
$ 3.750	525,747	8.85	$—	172,202	$—
	929,587			550,456

A summary of options outstanding and options exercisable at March 31, 2007:

	Options Outstanding			Options Exercisable
		Weighted
		Average
		Remaining	Aggregate	Number of	Aggregate
Exercise	Number of	Contractual	Intrinsic	Options	Intrinsic
Price	Options	Life in Years	Value	Exercisable	Value

$ 0.003	24,167	5.50	$41,253	24,167	$41,253
$ 0.357	3,219	5.35	$2,424	3,219	$2,424
$ 1.072	43,672	4.92	$1,676	43,672	$1,676
$ 1.200	43,111	7.71	$14,227	43,111	$14,227
$ 3.000	254,974	5.99	$—	242,551	$—
$ 3.750	500,289	8.10	$—	203,575	$—
	869,432			560,295

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

The aggregate intrinsic value in the table above represents the total intrinsic value, based on the Company’s estimate of fair value of $2.46 at March 31, 2007 and September 30, 2006 which would have been received by the option holders had all option holders exercised their options as of those dates.

A summary of options issued during the period from October 1, 2005 through March 31, 2007 are detailed below:

Date of Grant	Number of Options	Option Exercise Price	Fair Value	Intrinsic Value
December 2005 January 2006 February 2006 March 2006 April 2006 September 2006 October 2006 November 2006 December 2006 January 2007 February 2007 March 2007	16,667 16,667 8,333 10,833 102,420 50,000 31,880 — — — — —	$3.75 3.75 3.75 3.75 3.75 3.75 3.75 — — — — —	$2.07 2.16 2.28 2.37 2.24 2.46 2.50 — — — — —	$	— — — — — — — — — — — —
236,800

A summary of the status of Bridgeline’s nonvested shares as of September 30, 2006, and changes during the six months ended March 31, 207, is presented below.

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value
Nonvested at September 30, 2006	379,131	$2.11
Granted	31,880	2.50
Vested	(32,647)	1.93
Forfeited	(69,227)	2.10
Nonvested at March 31, 2007	309,137	2.13

As of September 30, 2006 there was $363 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average of 1.3 years. The total fair value of shares vested during the years ended September 30, 2006 and 2005 were $936 and $360, respectively of which options with a value $339 have been subsequently cancelled after vesting in years ended September 30, 2006 and 2005.

The Company has 112,000 nonvested shares pertaining to warrants at both September 30, 2006 and March 31, 2007. Such nonvested warrants had a weighted average grant-date fair value of $2.24. There were no warrants granted, vested or forfeited in the period October 1, 2006 through March 31, 2007.

The fair value of the underlying common stock using the retrospective method at the option grant date was determined by management as detailed in Note 2 under Stock-Based Compensation.

10.   Income Taxes

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

	Year Ended September 30,
	2006	2005
Income tax benefit at the federal statutory rate of 34%	$(538)	$(175)
Permanent differences, net	151	45
State income benefit, net of federal benefit	(70)	(20)
Change in valuation allowance attributable to operations	464	150
Other	(7)	—
	$—	$—

 As of September 30, 2006, the Company has net operating loss carryforwards (“NOLs”) of approximately $3,919 for federal purposes and $3,578 for state purposes, which will be available to offset future taxable income. Approximately $1,164 of the Company’s net operating losses are attributable to acquired entities. These net operating losses were fully reserved for at the respective acquisition dates. In the event the Company realizes these assets in the future, the benefit will be recorded as a reduction of goodwill. If not used, the federal carryforwards will expire between 2020 and 2026 and the state carryforwards will expire between 2007 and 2026.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

The Company’s income tax provision was computed based on the federal statutory rate and average state statutory rates, net of the related federal benefit.

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of September 30,
Deferred tax assets:	2006	2005
Short-term:
Contract loss reserve	$59	$—

Long-term
Net operating loss carry forwards	1,551	1,186

Deferred tax liabilities:
Current:
Other	23	(3)

Long-term:
Intangibles	(122)	(132)
Depreciation	(38)	(57)
	1,473	994

Valuation allowance	1,473	994
	$-0-	$-0-

For the year ended September 30, 2006 the valuation allowance for deferred tax assets increased $479 which was mainly due to the operating loss incurred and $15 due to the acquisition of New Tilt. For the year ended September 30, 2005, the valuation allowance for deferred tax assets increased $15 which was mainly due to the operating loss incurred offset by the $135 decrease in the iapps acquisition.,. The Company has NOLs and other deferred tax benefits that are available to offset future taxable income. A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized. Accordingly, the Company has established a full valuation allowance against its net deferred tax asset at September 30, 2006 and 2005, respectively.

In January 2005, the Company established Bridgeline Software Enterprises Pvt. Ltd in Bangalore India under the Software Technology Parks of India law. This law establishes a tax holiday for the first ten years of operations; therefore the Company has not incurred any foreign taxes. To date, the foreign taxes not incurred as a result of this tax holiday have not been significant.

Undistributed earnings of the Company’s foreign subsidiary amounted to approximately $186 and $18 at September 30, 2006 and 2005, respectively. These earnings are considered to be indefinitely reinvested; accordingly, no provision for US federal and state income taxes has been provided thereon. Upon repatriation of those earnings, in the form of dividends or otherwise, the Company would be subject to both US income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the applicable foreign tax authority. Determination of the amount of unrecognized deferred US income tax liability is not material and detailed calculations have not been performed. As of September 30, 2006, there would be minimal withholding taxes upon remittance of all previously unremitted earnings.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

11.   Events Subsequent to September 30, 2006

Amendment of Warrant Agreements

In November 2006, the terms of Debt Warrants described in Note 7 were amended to eliminate a certain provision, included in the Debt Warrants in error during the drafting of the Debt Warrant documents, which provision resulted in a contingent obligation of the Company to redeem the Debt Warrants in the event that an initial public offering of the Company’s common stock does not occur prior to the April 2011 expiration date of the Debt Warrants. As a result of the amendment correcting this error, the Company has accounted for the warrants in shareholder’s equity as additional paid in capital since the date of issuance.   Had this amendment not been executed, the value of the Debt Warrants would have been recorded as a liability and such value would have been subject to adjustment based on changes in the value of the Company’s common stock. As of September 30, 2006, based on the Company's estimate of the fair value of the common stock at $2.46 per share, the adjustment to the value of the Debt Warrants that would have been recognized had they been recorded as a liability was approximately $60.

Probable Acquisition of Objectware, Inc.

On December 7, 2006, the Company signed a definitive agreement to acquire Objectware, Inc. (“OW”) effective immediately following a successful initial public offering, and no later than May 15, 2007. OW is an Atlanta, Georgia-based company that specializes in Web application development, Web design, wireless application development, search engine optimization and providing managed Web services to customers. The proposed consideration for the acquisition of OW will consist of (i) $2,500 in cash, (ii) shares of its common stock having a value (based on the estimated initial public offering price of its shares) of $2,700 and (iii) a deferred, contingent purchase price of up to $1,800, payable in cash and stock quarterly over the three years after the acquisition, contingent upon OW attaining certain operational performance benchmarks. The acquisition of Objectware is contingent on the Company raising at least $10 million in its initial public offering. On March 29, 2007, the expiration date of the purchase agreement was extended to June 15, 2007.

Initial Public Offering of Common Stock

The Company intends to undertake an initial public offering of its Common Stock, the net proceeds of which will be used to repay the Senior Notes described in Note 7, to fund the cash portion of the Objectware acquisition described above and for general corporate purposes.

In December 2006, the Company filed a registration statement with the Securities and Exchange Commission for an initial public offering of its common stock.  The shares are being offered by the underwriter, Joseph Gunnar & Co., LLC, subject to prior sale, when, as and if accepted by them and subject to certain conditions.

BRIDGELINE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands, except share and per share data)

Extension of Senior Notes Payable

On March 29, 2007, the maturity date of the Senior Notes Payable described in Note 7 was extended to the earlier of June 21, 2007 or the date the Company closes a firm underwritten initial public offering. The interest rate from April 1, 2007 to June 21, 2007 shall be a rate of 15% per annum. In the event that the notes are not paid by June 21, 2007, the interest rate shall increase to a rate of 18% per annum subject to the terms and provisions of the notes. In accordance with the extension agreement, interest will accrue, but no payments of principal or interest will be required prior to the extended maturity date. One June 20, 2007, the maturity date was further extended to July 5, 2007 with no other terms of the agreement being modified.

Loan Agreements

In April 2007, the Company issued secured promissory notes to its Chief Executive Office and a member of the Board of Directors aggregating $200,000.  The notes bear interest at a rate of 15 % per annum payable, along with the outstanding principal on the notes on the earlier of October 3, 2007 or the closing of an initial public offering of securities pursuant to the Company’s registration statement described above. The note holder’s security interest with regards to the notes is pari pasu to the security interest of the holders of the Senior Notes described in Note 7.

Financing Agreement

In May 2007, the Company, the holders of the Senior Notes, and the lender (the “Lender”) under the Financing Agreement (the “Agreement”) described in Note 7, entered into a subordination agreement wherein the Senior Note holders subordinated their security interest to the Lender up to a maximum of $375,000.  Also in May 2007, the Company and the Lender amended the Agreement to reduce the maximum borrowings allowed under the Agreement from $750,000 to $375,000.

Sub Lease Agreement

In January 2007, the Company entered into an arrangement to sub lease certain excess office space.  The terms of the sublease are substantially consistent with the terms of the original lease.

Objectware, Inc.

Report of Independent Certified Public Accountants

To the Shareholders of
Bridgeline Software, Inc.
and Objectware, Inc.

We have audited the accompanying balance sheets of Objectware, Inc. (the “Company”) as of September 30, 2006 and 2005, and the related statements of operations, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Objectware, Inc. as of September 30, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Boston, Massachusetts
February 5, 2007

OBJECTWARE, INC.

BALANCE SHEETS
(Information as of March 31, 2007 is Unaudited)
(Dollars in thousands, except share amounts)

	March 31,	September 30,
ASSETS	2007	2006	2005
Current assets:
Cash and cash equivalents	$422	$976	$530
Accounts receivable, net	529	345	180
Current portion of long-term receivable	60	60	37
Due from shareholder	—	32	27
Deferred tax asset	3	3	48
Other current assets	15	14	19
Total current assets	1,029	1,430	841
Equipment and improvements, net	166	165	134
Long-term receivable, net of current portion	229	288	226
Other assets	12	12	11
Total assets	$1,436	$1,895	$1,212

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$42	$32	$24
Income taxes payable	94	236	184
Accrued liabilities	25	87	81
Deferred revenue	120	293	238
Total current liabilities	281	648	527
Deferred tax liability	12	12	19
Long-term deferred revenue	240	309	226
Total liabilities	533	969	772

Commitments (Note 9)

Shareholder’s equity:
Common stock — $0.001 par value; 5,000,000 shares authorized; 1,600,000 shares issued and outstanding	2	2	2
Retained earnings	901	924	438
Total shareholder’s equity	903	926	440
Total liabilities and shareholder’s equity	$1,436	$1,895	$1,212

The accompanying notes are an integral part of these financial statements.

   OBJECTWARE, INC.

STATEMENTS OF OPERATIONS
(Information for the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands)

	For the Six Months Ended		For the Year Ended
	March 31,		September 30,
	2007	2006	2006	2005

Revenue:
Web services	$2,071	$1,591	$3,101	$2,265
Managed services	513	335	782	474
Reimbursable expense	40	17	19	23
Total revenue	2,624	1,943	3,902	2,762

Cost of revenue:
Web services	1,113	813	1,661	1,395
Managed services	66	41	103	48
Total Cost of revenue	1,179	854	1,764	1,443

Gross profit	1,445	1,089	2,138	1,319

Operating expenses:
Selling, general and administrative	1,474	820	1,341	743
Depreciation	34	29	59	41
Total operating expenses	1,508	849	1,400	784
Income (loss) from operations	(63)	240	738	535
Gain on sale of investments	—	—	12	—
Other income (expense), net	40	18	46	(2)
Interest income (expense), net	—	—	(1)	(5)
Income (loss) before provision for income taxes	(23)	258	795	528
Provision for income taxes	—	98	309	156
Net income (loss)	$(23)	$160	$486	$372

The accompanying notes are an integral part of these financial statements.

OBJECTWARE, INC.

STATEMENTS OF SHAREHOLDER’S EQUITY
(Information as of and for the six months ended March 31, 2007 is Unaudited)
(Dollars in thousands except share amounts)

	Common Stock		Retained	Total Shareholder’s
	Shares	Amount	Earnings	Equity

Balance, September 30, 2004	1,600,000	$2	$66	$68

Net income	—	—	372	372

Balance, September 30, 2005	1,600,000	2	438	440

Net income	—	—	486	486

Balance, September 30, 2006	1,600,000	2	924	926

Net loss	—	—	(23)	(23)

Balance, March 31, 2007	1,600,000	$2	$901	$903

The accompanying notes are an integral part of these financial statements.

OBJECTWARE, INC.

STATEMENTS OF CASH FLOWS
(Information for the Six Months Ended March 31, 2007 and 2006 is unaudited)
(Dollars in thousands)

	For the Six Months Ended		For the Year Ended
	March 31,		September 30,
	2007	2006	2006	2005
Cash flows from operating activities:
Net income (loss)	$(23)	$160	$486	$372
Adjustments to reconcile income (loss) from operations to net cash (used in) provided by operating activities:
Depreciation	34	29	59	40
Loss on disposal of fixed assets	—	—	—	2
Gain on sale of investments	—	—	(12)	—
Deferred tax expense (benefit)	—	(19)	38	(29)
Changes in operating assets and liabilities:
Accounts receivable	(192)	(74)	(165)	(42)
Long term receivable	59	(99)	(85)	(263)
Prepaid expenses	(1)	9	4	(12)
Accounts payable	10	7	8	(6)
Income taxes payable	(142)	64	52	179
Accrued liabilities	(62)	(28)	6	26
Deferred revenue	(242)	89	138	243
Net cash (used in) provided by operating activities	(559)	138	529	510
Cash flows from investing activities:
Capital expenditures	(27)	(40)	(90)	(88)
Purchases of investments	—	—	(449)	—
Proceeds from the sale of investments	—	—	461	—
Net cash used in investing activities	(27)	(40)	(78)	(88)
Cash flows from financing activities:
Advances (to) from shareholder, net	32	(5)	(5)	(103)
Net cash provided by (used in) financing activities	32	(5)	(5)	(103)
Net increase (decrease) in cash and cash equivalents	(554)	93	446	319
Cash and cash equivalents, beginning of period	976	530	530	211
Cash and cash equivalents, end of period	$422	$623	$976	$530

Supplemental cash flow information:
Cash paid for interest	$—	$—	$1	$5
Cash paid for income taxes	$142	$4	$219	$6

The accompanying notes are an integral part of these financial statements.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

1.	Business Description:

Objectware, Inc. (the “Company”), a Georgia corporation, is a software company specializing in the development and hosting of custom Web, mobile and wireless applications. The Company is headquartered in Atlanta, Georgia. The Company’s customers are primarily located in the Southeastern and Eastern United States.

The Company’s operations are subject to certain risks and uncertainties, including the susceptibility of the Company’s services to rapid technological change, increased competition from existing service providers and new entrants, and dependence upon key members of the management team.

Unaudited Interim Financial Information

The accompanying interim consolidated balance sheet as of March 31, 2007, the consolidated statements of operations and cash flows for the six months ended March 31, 2007 and 2006, and the consolidated statement of shareholders’ equity for the six months ended March 31, 2007 are unaudited. The unaudited interim consolidated statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in the opinion of the Company’s management have been prepared on the same basis as the audited consolidated financial statements as of and for the years ended September 30, 2006 and 2005 and include all adjustments, consisting of normal recurring adjustments and accruals, necessary for the fair presentation of the Company’s financial position at March 31, 2007 and its results of operations and its cash flows for the six months ended March 31, 2007 and 2006. The results for the six months ended March 31, 2007 are not necessarily indicative of the results to be expected for the year ending September 30, 2007.

2.	Summary of Significant Accounting Policies:

Revenue Recognition

Substantially all of the Company’s revenue is generated from two activities: Web Services and Managed Services.

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (“SAB 104”) and Emerging Issues Task Force Issue No. 00-21, Accounting For Revenue Arrangements with Multiple Deliverables (“EITF 00-21”). Revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) delivery has occurred or the services have been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the fees is reasonably assured. Billings made or payments received in advance of providing services are deferred until the period these services are provided.

Web Services

Web Services include professional services primarily related to the Company’s Web development solutions that address specific customer needs such as information architecture and usability engineering, interface configuration, Web application development, rich media, e-Commerce, e-Learning and e-Training, search engine optimization, and content management.  Web Services engagements often include a hosting arrangement that provides for the use of certain hardware and infrastructure, generally at the Company’s network operating center; however, as described further below, revenue for these hosting arrangements is included in Managed Services. Web services engagements that include hosting arrangements are accounted for as multiple element arrangements as described below under “Multiple-Element Arrangements.”

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

For Web Services engagements sold on a stand alone basis, revenue is recognized in accordance with SAB 104.  Web Services are contracted for on either a fixed price or time and materials basis.  For its fixed price engagements, the Company applies the proportional performance model to recognize revenue based on cost incurred in relation to total estimated cost at completion. The Company has determined that labor costs are the most appropriate measure to allocate revenue among reporting periods, as they are the primary input when providing Web Services. Customers are invoiced monthly or upon the completion of milestones. For milestone based projects, since milestone pricing is based on expected hourly costs and the duration of such engagements is relatively short, this input approach principally mirrors an output approach under the proportional performance model for revenue recognition on such fixed priced engagements.  For time and materials contracts, revenues are recognized as the services are provided.

Web Services are often sold as part of multiple element arrangements wherein retained professional services and/or hosting (i.e., Managed Services) are provided subsequent to completion of the Web Services.  The Company’s revenue recognition policy with respect to these multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Managed Services

Managed Services include retained professional services and hosting services.

Retained professional services are either contracted for on an “on call” basis or for a certain amount of hours each month. Such arrangements generally provide for a guaranteed availability of a number of professional services hours each month on a “use it or lose it” basis.   For retained professional services sold on a stand-alone basis, revenue is recognized in accordance with SAB 104.  The Company recognizes revenue as the services are delivered or over the term of the contractual retainer period.  These arrangements do not require formal customer acceptance and do not grant any future right to labor hours contracted for but not used.

Hosting arrangements provide for the use of certain hardware and infrastructure, generally at the Company’s network operating center.  For all periods presented, the only customers under contractual hosting arrangements have been previous Web Services customers. Hosting agreements are month-to-month arrangements that provide for termination for convenience by either party upon 30-days notice.  Revenue is recognized monthly as the hosting services are delivered. Revenues from any hosting setup fees are recognized ratably over 24 months.

Retained professional services are sold on a stand-alone basis or in multiple element arrangements with Web Services.  Hosting services are only sold in connection with Web Services and are not sold on a stand-alone basis.   The Company’s revenue recognition policy with respect to multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Multiple Element Arrangements

As noted above, Web Services are often sold as part of multiple element arrangements.  Such arrangements include delivery of retained professional services and/or hosting services subsequent to completion of a Web Services engagement.  In accounting for these multiple element arrangements, the Company follows EITF 00-21 and, as described further below, has concluded that each element can be treated as a separate unit of accounting.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

When Web Services engagements includes retained professional services and/or hosting, the Company has concluded that each element can be accounted for separately as the delivered elements (i.e., the Web Services) have stand-alone value and there is objective and reliable third party evidence of fair value for each of the undelivered elements (i.e., the retained professional services and/or the hosting).   Web Services are available from other vendors and are regularly sold by the Company on a stand-alone basis pursuant to a standard price list.  Objective and reliable third party evidence of fair value for the undelivered elements has been established as the Company’s retained professional services and hosting services are sold pursuant to standard price lists.

The amount of revenue to be recognized in the multiple element arrangements described above is determined using the residual method whereby the value ascribed to the delivered element (i.e., the Web Services) is equal to the total consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., the retained professional services and/or the hosting).

Direct costs associated with web development services and retained professional services are recorded as the services are delivered and the corresponding revenue is recognized.  Direct costs associated with hosting services are expensed as incurred.

Customer Payment Terms

Except as described in Note 6, the Company’s payment terms with customers typically are “due upon receipt” or “net 30 days from invoice”. Payments terms may vary by customer but in all instances do not exceed 60 days from invoice date. For Web Services, the Company typically invoices project deposits of between 20% and 33% of the total contract value which are record as deferred revenue until such time the related services are completed. Subsequent invoicing for Web Services is either monthly or upon achievement of milestones and payment terms for such billings are within the standard terms described above. Invoices for hosting are issued monthly and are generally due upon receipt. The Company’s agreements with customers do not provide for any refunds for services or products and therefore no specific reserve for such is maintained. In the infrequent instances where customers raise concerns over delivered products or services, the Company has endeavored to remedy the concerns and all costs related to such matters have been insignificant in all periods presented.

Warranty

Certain arrangements include a warranty period generally between 30 to 90 days from the completion of work. In hosting arrangements, the Company may provide warranties of up-time reliability. The Company continues to monitor the conditions that are subject to the warranties to identify if a warranty claim may arise. If the Company determines that a warranty claim is probable, then any related cost to satisfy the warranty obligation is estimated and accrued. Warranty claims to date have been immaterial.

Reimbursable Expenses

In connection with certain arrangements, reimbursable expenses are incurred and billed to customers and such amounts are recognized as both revenue and cost of revenue.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

Concentration of Credit Risk and Significant Customers

Financial instruments, which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, to the extent these exceed federal insurance limits, short-term investments and accounts receivable. Risks associated with cash and cash equivalents are mitigated by investing excess cash in money market funds with high credit quality financial institutions. In general the Company does not require collateral on its arrangements with customers. The Company’s accounts receivable typically provide for credit terms of 30-60 days. The Company provides reserves against accounts receivables for estimated losses that may result from customers’ inability to pay. The amount of the reserve is determined by analyzing known uncollectible accounts, aged receivables, the economic conditions in the customers’ industry, historical losses and changes in customer creditworthiness.

The Company had one customers who individually represented 17% of the Company’s total revenue for the six months ended March 31, 2007 and one customer who individually represented 16% of the Company’s total revenue for the year ended September 30, 2006 and no customers represented 10% or more of the Company’s total revenue for the fiscal year ended September 30, 2005.

The Company had certain customers whose balances individually represented 10% or more of the total accounts receivable (excluding the long term receivable discussed in Note 6), as follows:

		September 30,
	March 31, 2007	2006	2005

Customer #1	*	26%	*
Customer #2	*	16%	25%
Customer #3	*	*	24%
Customer #4	*	*	11%
Customer #5	25%	*	*
Customer #6	19%	*	*
Customer #7	11%	*	*

            * Represents less than 10%

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. The most significant estimates included in these financial statements are the reserve for doubtful accounts receivable and deferred tax assets, proportionate performance estimates, unbilled receivables and deferred revenue. Actual results could differ from these estimates under different assumptions or conditions.

The complexity of the estimation process and factors relating to assumptions, risks and uncertainties inherent with the use of the proportional performance model affect the amounts of revenues and related expenses reported in the Company’s financial statements. A number of internal and external factors can affect the Company’s estimates including efficiency variances and specification and test requirement changes.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents primarily consist of money market mutual funds.

Marketable Securities - Available for Sale

Investments in marketable equity securities are classified as available for sale and are recorded at fair value.  Unrealized gains and losses on these securities, net of income taxes, are included in shareholder's equity as a component of accumulated other comprehensive income. Realized gains and losses are recorded using cost determined on a specific identification basis. The Company has no investments in marketable equity securities as of March 31, 2007.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable approximates their fair value because of the short-term maturity of these instruments. As described in Note 6, the Company’s long-term receivable has been recorded at a discount above the contractual rate. The Company believes the carrying value of its long term receivable approximates fair value.

Equipment and Improvements

The components of equipment and improvements are stated at cost. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the individual assets as follows: software, three years; furniture and fixtures, five to ten years; and computers and equipment, three to ten years. Leasehold improvements are amortized by use of the straight-line method over the lesser of the estimated useful life of the asset or the lease term.

Maintenance and repair costs are charged to expense as incurred. Major renewals, betterments, and additions are capitalized.

Advertising Costs

All advertising costs are expensed when incurred. Advertising costs were $58, 0, $9 and $3 for six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively.

Stock-Based Compensation

The Company has a stock-based employee compensation plan that is described more fully in Note 9. Prior to the effective date of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, the Company had elected under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), to account for employee stock options in accordance with Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), using the intrinsic value approach to measure compensation expense, if any. Companies that account for stock-based compensation arrangements under APB No. 25 are required by SFAS No. 123 to disclose the pro forma effect on net income (loss) as if the fair value based method prescribed by SFAS No. 123 had been applied.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

The Company has not granted any options since 2001 and all options were fully vested in 2002, therefore no pro forma disclosure of the effect of SFAS No. 123 is required.

Income Taxes

Deferred income taxes are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Recent Accounting Pronouncements

In September 2006, the SEC staff issued Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement — including the reversing effect of prior year misstatements — but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods. Management of the Company has evaluated SAB 108 and believes its adoption will not materially impact the financial statements.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States and expands disclosures about fair value measurements. SFAS 157 prioritizes the inputs to valuation techniques used to measure fair value into a hierarchy containing three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined on the lowest level input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability. SFAS 157 is effective for interim and annual financial statements for years beginning after November 15, 2007. Upon initial adoption of SFAS 157, differences between the carrying value and the fair value of those instruments shall be recognized as a cumulative-effect adjustment to the opening balance of retained earnings for that year, and the effect of subsequent adjustments resulting from recurring fair value measurements shall be recognized in earnings for the period. The Company has not yet adopted SFAS 157. As a result, the financial statements do not include any adjustments relating to any potential adjustments to the carrying value of assets and liabilities. Management of the Company is currently evaluating the impact of SFAS 157 on the financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of the adoption of this statement on the Company’s results of operations and financial condition.

In June 2006, the FASB issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize the impact of a tax position in the financial statements if that position is more likely than not to be reversed on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for years beginning after December 15, 2006, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings.  Management of the Company has evaluated SFAS 48 and believes its adoption will not materially impact the financial statements.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

3.	Related-Party Transactions:

The Company’s sole shareholder has from time to time advanced funds to the Company for working capital purposes and has received funds as advances from the Company. Outstanding balances are due on demand. The balance of the amount due from the shareholder was $0, $32 and $27 as of March 31, 2007 and September 30, 2006 and 2005, respectively. Interest paid in relation to advances from the shareholder totaled $0, $0, $1 and $5 for the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, respectively.

4.	Accounts Receivable:

Accounts receivable consisted of the following as of March 31, 2007 and September 30, 2006 and 2005:

		September 30,
	March 31, 2007	2006	2005
Accounts receivable	$522	$307	$195
Unbilled accounts receivable	29	61	15
Allowance for doubtful accounts	(22)	(23)	(30)
Accounts receivable, net	$529	$345	$180

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

5.	Equipment and Improvements:

Equipment and improvements, net consisted of the following as of March 31, 2007 and September 30, 2006 and 2005:

		September 30,
	March 31, 2007	2006	2005
Computers, software and equipment	$416	$381	$296
Furniture and fixtures	38	38	34
Leasehold improvements	20	20	20
	474	439	350
Less: Accumulated depreciation and amortization	308	274	216
Equipment and improvements, net	$166	$165	$134

6.	Long Term Receivable:

Commencing in the year ended September 30, 2005, the Company granted to a certain customer extended payment terms which provided for monthly payments of interest and principal. Prior to August 11, 2006, the payments were $3 monthly plus interest at a rate of 7%. Effective August 11, 2006, the principal payments were increased to $5 per month and the interest rate remained at 7%. The Company recorded a discount on the long term receivable of $47 to reflect an imputed estimated fair market interest rate of 12% for the remaining term. The balance of the outstanding principal and interest becomes due and payable on August 31, 2010. The Company has determined that, in accordance with its revenue recognition policy, revenue for the arrangement should be deferred and is recognizing revenue as payments are received. For the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, respectively, the Company recognized revenue of $187, $121, $250 and $166, respectively, under this arrangement.

7.	Accrued Liabilities:

Accrued liabilities consisted of the following as of March 31, 2007 and September 30, 2006 and 2005:

		September 30,
	March 31, 2007	2006	2005
Deferred rent	$12	$23	$44
Accrued payroll	12	53	37
Other accruals	1	11	—
Total accrued liabilities	$25	$87	$81

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

8.	Commitments:

Revolving Line of Credit

On January 9, 2002, the Company entered into a revolving line of credit (the “Facility”) with a commercial lender. The Facility provides borrowings of up to $250 and bears interest at the Wall Street Journal’s prime rate (8.25% at March 31, 2007 and September 30, 2006 and 6.75% at September 30, 2005). There was no balance outstanding under the Facility for any of the periods presented and the Company has never had any substantial borrowings under this arrangement. The Facility, which is guaranteed by the Company’s sole shareholder, is renewable annually.

Operating Leases

The Company leases office space under non-cancelable operating leases with various expirations through 2008. Future minimum lease payments under all operating leases at September 30, 2006 were as follows:

Year Ended September 30,:
2007	$164
2008	35

Rent expense under all operating leases was approximately $71, $68, $137 and $135 for the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, respectively.

9.	Shareholder’s Equity:

The Company has a stock option plan (the “Option Plan”) under which officers and key employees may be granted options to purchase shares of the Company’s authorized but unissued common stock. The maximum number of shares of the Company’s common stock available for issuance under the Option Plan is 400,000 shares. Under the Option Plan, the exercise price is equal to the estimated fair market value of the Company’s common stock at the date of grant as estimated by management. Options currently expire no later than 10 years from the grant date and generally vest within three months. Additional information with respect to the Option Plan’s stock option activity is as follows:

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

	Options	Weighted Average Exercise Price
Options outstanding at September 30, 2004	42,500	1.00
Granted	—
Cancelled	—
Exercised	—
Options outstanding at September 30, 2005	42,500	1.00
Granted	—
Cancelled	—
Exercised	—
Options outstanding at September 30, 2006	42,500	1.00
Granted	—
Cancelled	—
Exercised	—
Options outstanding at March 31, 2007	42,500	1.00

Summarized information about stock options outstanding at September 30, 2006 is as follows:

				Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life
$1.00	42,500	4.4	$1.00	42,500	4.4

10.	Retirement Plan:

The Company has established a 401(k) employee savings and profit sharing plan (the “401(k) Plan”) for the benefit of employees. Under the 401(k) Plan, employees can contribute and defer taxes on a portion of their compensation. The Company has not made a contribution of $58 for the six months ended March 31, 2007 and has not made any other contributions to the plan since its inception.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of March 31, 2007 and for
the Six Months Ended March 31, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

11.	Income Taxes:

Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized. Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. In addition, we evaluate the Company’s tax contingencies on an ongoing basis and recognize a liability when we believe that it is probable that a liability exists and that liability is measurable.

	September 30,
	2006	2005
Deferred tax assets:
Deferred revenues	$81	$77
Accounts payable and accrued liabilities	45	40

Deferred tax liabilities:
Accounts receivable, net	(115)	(69)
Tax over book depreciation	(20)	(19)
Net deferred taxes	$(9)	$29
Recorded in balance sheet as follows:
Current assets	$3	$48
Long-term liabilities	$(12)	$(19)

The components of the provision for income taxes for the years ended September 30, 2006 and 2005 are as follows:

	For the Year Ended September 30,
	2006	2005
Federal and state taxes:
Current:
Federal	$230	$158
State	41	27
Deferred	38	(29)
Provision for income taxes	$309	$156

The provision for income taxes differs from the amount computed by applying the statutory federal income tax to income before provision for income taxes. The sources and tax effects of the differences are as follows:

	Fiscal Year Ended September 30,
	2006	2005

Income tax provision at the federal statutory rate of 34%	$270	$180
State income expense, net of federal benefit	31	21
Change in valuation allowance	—	(58)
Other	8	13
	$309	$156

12.	Events Subsequent to September 30, 2006:

On December 7, 2006, the shareholder of the Company entered into a definitive agreement to sell the Company to Bridgeline Software, Inc. (“Bridgeline”). The sale is contingent on Bridgeline’s successful completion of an initial public offering (“IPO”) and the receipt of proceeds from the IPO of at least $10,000. The Company plans to complete the sale concurrent with, or shortly after Bridgeline’s IPO.

New Tilt, Inc.

Report of Independent Certified Public Accountants

To the Shareholders
Bridgeline Software, Inc.

We have audited the accompanying balance sheets of New Tilt, Inc. (the “Company”) as of April 24, 2006 and December 31, 2005, and the related statements of operations, shareholders’ equity, and cash flows for the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Tilt, Inc. as of April 24, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period January 1, 2006 thru April 24, 2006 and the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Boston, Massachusetts
December 11, 2006

NEW TILT, INC.

BALANCE SHEETS
(Dollars in thousands, except share amounts)

ASSETS	April 24, 2006	December 31, 2005
Current assets:
Cash and cash equivalents	$159	$148
Accounts receivable	173	465
Prepaid expenses	8	13
Total current assets	340	626
Equipment and improvements, net	61	73
Other assets	11	15
Total assets	$412	$714

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Line of credit and other debt	$—	$54
Accounts payable	19	23
Deferred revenue	48	58
Accrued liabilities	31	77
Total current liabilities	98	212
Commitments (Note 9)	—	—
Shareholders’ equity:
Common stock — $0.001 par value; 2,000,000 shares authorized; 1,200,000 shares issued and outstanding	1	1
Additional paid-in capital	182	160
Retained earnings	131	341
Total shareholders’ equity	314	502
Total liabilities and shareholders’ equity	$412	$714

The accompanying notes are an integral part of these financial statements.

NEW TILT, INC.

STATEMENTS OF OPERATIONS
(Dollars in thousands)

	Period from January 1, 2006 thru April 24, 2006	For the Year Ended December 31, 2005
Revenue	$404	$2,304
Cost of revenue	392	1,533
Gross profit	12	771
Operating expenses:
General and administrative expenses	199	593
Depreciation	12	42
Income (loss) from operations	(199)	136
Other income (expenses):
Interest expense	(2)	(2)
Miscellaneous	10	4
Net income (loss)	$(191)	$138

The accompanying notes are an integral part of these financial statements.

NEW TILT, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY
(Dollars in thousands, except share amounts)

			Additional		Total
	Common Stock		Paid-in	Retained	Shareholders’
	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2004	1,200,000	$1	$88	$260	$349
Distributions to shareholders	—	—	—	(57)	(57)
Stock based compensation expense	—	—	72	—	72
Net income	—	—	—	138	138
Balance, December 31, 2005	1,200,000	1	160	341	502
Distributions to shareholders	—	—	—	(19)	(19)
Stock based compensation expense	—	—	22	—	22
Net loss	—	—	—	(191)	(191)
Balance, April 24, 2006	1,200,000	$1	$182	$131	$314

The accompanying notes are an integral part of these financial statements.

NEW TILT, INC.

STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Period from January 1, 2006 thru April 24, 2006	For the Year Ended December 31, 2005
Cash flows from operating activities:
Net income (loss)	$(191)	$138
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	12	42
Stock based compensation expense	22	72
Gain on sale of assets	(9)	—
Changes in operating assets and liabilities:
Accounts receivable	292	(51)
Prepaid expenses	5	3
Other assets	4	4
Accounts payable	(4)	(35)
Deferred revenue	(10)	(38)
Accrued liabilities	(46)	(7)
Total adjustments	266	(10)
Net cash provided by operating activities	75	128

Cash flows from investing activities:
Proceeds from sale of property	3	—
Equipment and improvements expenditures	(3)	(60)
Net cash provided by (used in) investing activities	—	(60)

Cash flows from financing activities:
Proceeds from issuance of long term debt	—	50
Payments on debt	(54)	(5)
Cash distributions to shareholders	(10)	(57)
Net cash used in financing activities	(64)	(12)

Net increase in cash and cash equivalents	11	56
Cash and cash equivalents at beginning of period	148	92
Cash and cash equivalents at end of period	$159	$148

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2	$2
Additional distribution to shareholders (see Note 3)	$9	$—

The accompanying notes are an integral part of these financial statements.

NEW TILT, INC.

NOTES TO FINANCIAL STATEMENTS
For the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005
(Dollars in thousands, except share and per share amounts)

1.     Business Description:

New Tilt, Inc. (the “Company”), a Massachusetts Subchapter S corporation, is an internet strategy firm that architects, designs and delivers an internet based business platform for competitive advantage. The Company is headquartered in Cambridge, Massachusetts. The Company’s customers are primarily located in the Northeastern United States. The Company was acquired by Bridgeline Software, Inc. (“Bridgeline”) on April 24, 2006 (See Note 12).

The results of operations for the period January 1, 2006 thru April 24, 2006 are not necessarily indicative of the results to be expected for a full year.

2.     Summary of Significant Accounting Policies:

Revenue Recognition

Substantially all of the Company’s revenue is generated from Web services. The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the services have been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the fees is probable. The Company recognizes revenue using the proportional performance model. Certain arrangements include a warranty period of between 30 to 60 days from the completion of work. To date, few warranty claims have been received. Billings made or payments received in advance of providing services are deferred until the period these services are provided.

Web Services include consulting services that are related to specific customer needs such as information architecture and usability engineering, interface configuration, Web application development and database and content management.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents to the extent these exceed federal insurance limits, short-term investments and accounts receivable. Risks associated with cash and cash equivalents are mitigated by investing in money market funds with high credit quality financial institutions. In general, the Company does not require collateral on its arrangements with customers and typically provides for credit terms of 30-60 days. The Company has not provided an allowance for doubtful accounts since its customers have a good credit rating and the Company has experienced minimal write-offs of its receivables in the past and continues to believe that its customers pose no significant risk of non-payment.

The Company’s customers who comprised at least 10% of the Company’s revenue for the period January 1, 2006 thru April 24, 2006 and the year ended December 31, 2005 or who comprised of at least 10% of the Company’s accounts receivable at April 24, 2006 or December 31, 2005 are as follows:

NEW TILT, INC.

NOTES TO FINANCIAL STATEMENTS
For the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005
(Dollars in thousands, except share and per share amounts)

	Revenue		Accounts Receivable
	For the Period January 1, 2006 thru April 24, 2006	For the Year Ended December 31, 2005	April 24, 2006	December 31, 2005
Company A	21%	27%	13%	35%
Company B	7	*	19	*
Company C	5	*	11	*
Company D	5	*	10	*
Company E	*	12	*	8

* Less than 10%

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. The most significant estimates included in these financial statements are related to revenue recognition.

The complexity of the estimation process and factors relating to the assumptions, risks and uncertainties inherent with the use of the proportional performance model affect the amounts of revenue and related expenses reported in the Company’s financial statements. A number of internal and external factors can affect these estimates, including efficiency variances and specification and testing requirement changes.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturity from the date of purchase of three months or less to be cash equivalents. Cash equivalents consist primarily of money market mutual funds.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable, approximate their fair value because of the short-term maturity of these instruments. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of debt approximate its fair value.

Equipment and Improvements

The components of equipment and improvements are stated at cost. The Company provides for depreciation by use of the straight-line method over the estimated useful lives of the related assets (three to

NEW TILT, INC.

NOTES TO FINANCIAL STATEMENTS
For the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005
(Dollars in thousands, except share and per share amounts)

five years). Leasehold improvements are amortized by use of the straight-line method over the lesser of the estimated useful life of the asset or the lease term. Repairs and maintenance costs are expensed as incurred.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising expense totaled $2 and $28 for the period January 1, 2006 thru April 24, 2006 and the year ended December 31, 2005, respectively.

Income Taxes

The Company, with the consent of its shareholders, has elected under Subchapter “S” of the Internal Revenue Code, to be treated substantially as a partnership for income tax purposes. As a result, the shareholders will report the entire corporate taxable income or loss on their individual tax returns.

Stock-Based Compensation

The Company has adopted a long-term incentive plan which is used to attract and retain employees, advisors, and consultants, as applicable, subject to certain limitations. The exercise price of any award shall not be less than the fair market value of the common stock on the date of the grant. The Company’s board of directors administers the incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize the Company’s status as an S-Corp under the Internal Revenue Code or otherwise violates the ownership and transfer restrictions imposed under the Company’s charter. Unless determined by the Company’s board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), the Company estimated the fair value of each stock option granted in 2005 and 2006 as of the date of the grant using the Black-Scholes-Merton model with the following assumptions:

	Options granted during the period January 1, 2006 thru April 24, 2006	Options granted Year 2005
Risk-free rate	4.58% - 4.92%	3.99% - 4.38%
Projected future dividend yield	0.00%	0.00%
Expected life of the options	6.5 years	6.5 years
Volatility	70%	70%

NEW TILT, INC.

NOTES TO FINANCIAL STATEMENTS
For the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005
(Dollars in thousands, except share and per share amounts)

As none of the options described above have been exercised, the Company does not have relevant historical data on which to base an estimate of the expected life of the options. The expected life of such options has been estimated to equal the average of the contractual term and the vesting term. As the Company’s common stock is not publicly traded, the Company does not have relevant historical data on which to base an estimate of volatility in the value of such options. The volatility of such options has been estimated to equal the average fluctuations in historical stock prices of publicly traded companies that are otherwise similar to the Company. The Company has also historically experienced a forfeiture rate of approximately 5%. Based on the above assumptions, the fair value of the options granted during the period January 1, 2006 thru April 24, 2006 and the year ended December 31, 2005 equals approximately $45 and $41, respectively and will be amortized to compensation expense over the vesting period. The Company has expensed $22 and $72 for the period January 1, 2006 thru April 24, 2006 and the year ended September 30, 2005, respectively. As of April 24, 2006 the Company has $43 remaining to be amortized.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment (“SFAS 123R”). SFAS 123(R) requires the recognition of the fair value of stock-based compensation in net income. SFAS 123(R) supersedes SFAS 123, and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). The Company adopted SFAS 123(R), but since the Company had previously adopted SFAS 123, the adoption had no significant effect on the Company’s financial position, results of operations or cash flows.

3.     Related-Party Transactions:

On April 24, 2006, the Company sold an automobile to a shareholder of the Company for $3 which approximated its net book value. The difference between the net book value and the fair market value of $12 has been recorded as an additional distribution to shareholders.

4.     Accounts Receivable:

Included in the Company’s accounts receivable balance at April 24, 2006 and December 31, 2005 is $22 and $8 of unbilled receivables, respectively.

5.     Equipment and Improvements:

Equipment and improvements, net consisted of the following as of April 24, 2006 and December 31, 2005:

	April 24, 2006	December 31, 2005
Computers, software and equipment	$95	$102
Furniture and fixtures	36	36
Leasehold improvements	9	9
Vehicle	—	24
	140	171
Less accumulated depreciation	79	98
Equipment and improvements, net	$61	$73

NEW TILT, INC.

NOTES TO FINANCIAL STATEMENTS
For the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005
(Dollars in thousands, except share and per share amounts)

During the period January 1, 2006 thru April 24, 2006, the Company retired fully depreciated assets whose original cost was $10 and sold a vehicle to a shareholder (See Note 3).

6.     Other Assets:

Other assets consisted of the following as of April 24, 2006 and December 31, 2005:

	April 24, 2006	December 31, 2005
Deferred charges	$—	$1
Security deposits	11	14
Total	$11	$15

7.     Accrued Liabilities:

Accrued liabilities consisted of the following as of April 24, 2006 and December 31, 2005:

	April 24, 2006	December 31, 2005
Compensation and benefits	$—	$58
Miscellaneous	31	19
Total	$31	$77

8.     Debt:

On November 27, 2001, the Company entered into a revolving line of credit with a commercial lender (the “Facility”). The Facility provides borrowings of up to $150 and bears interest at the Wall Street Journal’s prime rate plus 1 percent (8.75% at April 24, 2006). On February 7, 2006, the Company changed its agreement to provide borrowings of up to $250 with interest at a variable rate equal to the highest prime rate published in the Wall Street Journal. The weighted average debt during the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005 was $50 and $28, respectively, resulting in weighted average interest rates of 9.9% and 7.3%, respectively. Upon the sale of the Company on April 24, 2006 (See Note 12), the line of credit was closed.

On October 15, 2003, the Company entered into an automobile loan of $14 repayable over a period of 36 months with an interest rate of 3.4%. This loan was repaid upon the sale of the automobile (See Note 3).

9.     Commitments:

Operating Leases

The Company leases office space under a non-cancelable operating lease expiring on March 5, 2009. Future minimum lease payments under this lease are as follows:

NEW TILT, INC.

NOTES TO FINANCIAL STATEMENTS
For the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005
(Dollars in thousands, except share and per share amounts)

April 25, 2006 to December 31, 2006	$63
Year Ended December 31, 2007	98
Year Ended December 31, 2008	107
Year Ended December 31, 2009	18

Rent expense under all operating leases was approximately $23 and $50 for the period January 1, 2006 through April 24, 2006 and the year ended December 31, 2005, respectively.

10.   Stock Options:

As of October 1, 2000, the Company had established an option plan approved by the Board of Directors, the 2000 Equity Incentive Plan of NewTilt, Inc. (the “Plan”). The exercise price for these options is equal to the estimated fair market value of the Company’s common stock at the date of grant, based on management’s assessment. Options expire no later than ten years from the grant date and generally vest as follows: 50% upon the first anniversary of date of grant, an additional 25% on the eighteen-month anniversary and the remaining 25% on the second anniversary of the date of grant. A summary of option activity is as follows:

	Options	Weighted Average Exercise Price
Options outstanding at January 1, 2005	212,000	$1.15
Granted	145,000	2.00
Canceled	(130,000)	0.80
Exercised	—
Options outstanding at December 31, 2005	227,000	1.89
Granted	70,000	1.50
Canceled	(56,000)	1.58
Exercised	—
Options outstanding at April 24, 2006	241,000	1.85

Summarized information about stock options outstanding at April 24, 2006 is as follows:

NEW TILT, INC.

NOTES TO FINANCIAL STATEMENTS
For the period January 1, 2006 thru April 24, 2006 and for the year ended December 31, 2005
(Dollars in thousands, except share and per share amounts)

				Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life
$0.50	1,000	4.67	$0.50	1,000	4.67
1.50	70,000	9.92	1.50	30,000	10.00
2.00	170,000	9.33	2.00	149,000	9.42
	241,000	9.50	1.91	180,000	9.50

At April 24, 2006, options to purchase 180,000 shares at a weighted average exercise price of $1.91 of common stock were exercisable with the remaining options becoming exercisable at various dates through March 13, 2008 and having expiration dates through April 21, 2016. Upon the sale of the Company on April 25, 2006 (See Note 13), the outstanding 241,000 NewTilt options were converted to Bridgeline options at a conversion rate of 1:4.28 with no change to the original vesting schedule.

11.   Retirement Plan:

The Company has established a 401(k) plan for the benefit of employees effective January 1, 2004. This plan allows for employees to contribute up to 100% of their pay up to the IRS maximum allowable contribution per year. The Company has not made any contributions to the plan since its inception.

12.   Subsequent Event:

On April 25, 2006, all of the net assets of the Company were acquired by Bridgeline Software, Inc. (“Bridgeline”), a developer of Web applications and software tools headquartered in Woburn, Massachusetts. Purchase consideration was paid in the form of $550 cash, contingent cash consideration of up to $750 to be paid quarterly over the next three years, and 320,000 shares of Bridgeline common stock.

Below are screen shots of our Content Management software tool:

The diagram below shows an example of an author, approver and publisher roles as the building blocks of the workflow component our Content Management software tool.

Until                     , 2007 (25 days after the date of this prospectus), all dealers effecting transactions in the shares offered by this prospectus whether or not participating in the offering may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

TABLE OF CONTENTS

Prospectus Summary
The Offering
Summary Financial Data
Risk Factors
Cautionary Note Regarding Forward
Looking Statements
Determination of Offering Price
Use of Proceeds
Dividend Policy
Capitalization
Unaudited Condensed Pro Forma Financial Data
Dilution
Selected Financial Data
Management’s Discussion and Analysis
Business
Management
Executive Compensation
Certain Relationships and Related
Transactions
Security Ownership of Certain Beneficial
Owners and Management
Description of Capital Stock
Shares Eligible for Future Sale
Underwriting
Legal Matters
Experts
Additional Information
Index to Financial Statements
3 7 8 11 22 22 23 23 24 25 27 29 32 54 77 84 88 89 90 94 96 98 98 98 F-1	Bridgeline Software, Inc. 3,000,000 Shares _____________ Prospectus _____________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changes since that date.
Joseph Gunnar & Co., LLC , 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Notice to California Investors: This offering is limited to suitable investors only. Each purchaser of shares in California must meet one of the following suitability standards: a minimum annual gross income of at least $65,000 and a minimum net worth of at least $250,000, or, in the alternative, minimum net worth of at least $500,000, regardless of annual gross income. In addition, the investor’s purchase may not exceed 10% of his or her net worth. Net worth in both instances is exclusive of the investor’s equity in his or her home, home furnishings and automobile.

Notice to New Jersey Investors: The securities subject to the offering hereof may only be sold in the State of New Jersey through a registered broker-dealer or in reliance upon an examination from registration.

SUBJECT TO COMPLETION, DATED JUNE 28, 2007

PROSPECTUS

Bridgeline Software, Inc.
542,000 Shares
Common Stock

This prospectus covers the selling stockholders’ resale of (1) up to 392,000 shares of common stock they now own or have the right to acquire upon exercise of outstanding warrants and (2) up to 150,000 shares of common stock underlying warrants granted to the lead underwriter in our initial public offering. We will not receive any proceeds from the resale of the common stock by the selling stockholders, but we will receive the proceeds of their warrant exercises. The proceeds to the selling stockholders of their resale of the common stock will depend on the market price at the time of sale.

We completed our initial public offering of           shares of common stock on         . Our common stock is quoted on the Nasdaq Capital Market under the symbol “BLSW”.  On             , the last reported sale price of our common stock was $      per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 10 for a discussion of certain factors that should be considered by prospective purchasers of our shares.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Public offering Price	The shares will sell at prevailing market prices or privately negotiated prices if and when the shares are listed on the Nasdaq Capital Market.

Commission	Customary for the type of transaction involved.

Proceeds to Selling Stockholders	Market price, from time to time, a price related to the market price or negotiated price, net of customary commission for execution of the type of transaction.

The date of this prospectus is           , 2007.

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Bridgeline Software is a developer of on-demand Web software tools and customized Web applications and that assist our customers by optimizing business processes utilizing Web-based technologies.  Our on-demand platform provides expandable on-demand modules such as Content Management, Relationship Management, eSurvey, eNewsletter, eCommerce, Event Registration, and Integrated Grants Management.

The graphic below displays the on-demand web modules available in Orgitecture:

Below are screen shots of Orgitecture’s eCommerce on-demand module:
Below are screen shots of other Orgitecture related on-demand modules:

eSurvey	eNewsletter	Relationship Manager

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” on page 10. In addition, some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” on page 19.

Unless the context indicates otherwise, the terms “our,” “we,” “us,” and “Bridgeline” refer to Bridgeline Software, Inc.

Bridgeline Software

Bridgeline Software is a developer of on-demand Web software tools and a developer of award-winning Web applications that assist our customers to optimize business processes utilizing Web-based technologies. Our solutions can improve the effectiveness of our customers by assisting them:

•	To increase sales by developing Web applications such as on-line ordering systems and proactive integrated marketing tools with lead generation capabilities.
•
To improve customer service and customer loyalty by developing Web applications that provide self-service portals that automate interactions between the customers and their partners. These types of portals reduce their administrative and operational costs.

•
To enhance employee communication and training by developing on-line training applications allowing our customers to create topic-based training programs such as orientation training for new hires and new policy rollout training for current employees. These types of on-line training applications reduce their administrative and operational costs.

Our proprietary framework enables companies to add functionality on a per module basis, providing expandability and scalability. We have developed an on-demand Web software tools framework that provides the following:

•	Content Management

•	eCommerce Management

•	Relationship Management

•	eMarketing Management

•	Grants Management

Recent innovations in information technology have created opportunities to deliver software applications directly to users over the Internet in a subscription-based, on-demand business model. This model is made possible by the proliferation of high-speed, broadband Internet connectivity, open standards for application integration and advances in network availability and security. For the user, on-demand software eliminates the need for expensive hardware, software and internal IT support.

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Our on-demand Web management tools are delivered through a “software as a service” business model, in which we deliver our software over the Internet while providing maintenance, daily technical operation and support.

In addition to our on-demand Web management software tools, we develop award winning Web applications utilizing our tools for use over the Internet as well as for customers’ intranets and extranets. Our in-house team of Microsoft®-certified developers specializes in:

•  User experience development
•  Web application development
•  Search engine optimization

A description of our Web software tools and Web services can be found beginning on page 54 of this prospectus.

As of March 31, 2007, we have more than 90 active customers of which we had one customer generating 20% of revenue and no other customer generating more than 10%. As of September 30, 2006 our customers included Nomura Securities, The Bank of New York, Pfizer, Depository Trust & Clearing Corporation and John Hancock, which each comprised approximately 22%, 7%, 6%, 6% and 6% of our revenues, respectively, during the fiscal year ended September 30, 2006.

We have received multiple industry awards, including Web Awards from the Web Marketing Association; MITX Awards from the Massachusetts Innovation & Technology Exchange; Axiem Awards; and One Show Interactive Awards. A description of these awards can be found on page 48 of this prospectus.

Market Opportunity

We believe the Web application development market is growing and is fragmented. We believe there is an opportunity for us to acquire multiple companies that specialize in Web application development and are based in other large North American cities, thereby potentially creating one of the largest interactive technology companies in North America. We believe that established yet small Web application development companies have the ability to market, sell and install Web-based software tools in their local metropolitan markets. In addition, we believe that these companies also have a customer base and a niche presence in the local markets in which they operate. We believe that by acquiring certain of these companies and applying our business practices and efficiencies, we can dramatically accelerate our time to market in areas other than those in which we currently operate.

We target certain established Web application development companies that we believe have:

•	the complementary technical ability to market, sell and deliver Web-based software tools in their particular metropolitan market areas;

•	the desire to improve their profit margins by licensing our web software tools to their customer base;

•	an established base of customers with local market presence that can potentially accelerate our time to market in geographic areas where we do not currently operate;

•	the desire reduce development costs by leveraging our Bangalore, India development center; and

•	the desire to leverage certain centralized cost centers such as finance, human resources, legal, and marketing.

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Acquisitions

Since our inception, we have consummated the acquisition of five Web application development companies:

•	In December 2000, we acquired Streamline Communications, a Boston, Massachusetts-based company.
•	In February 2002, we acquired Lead Dog Digital, Inc., a New York, New York-based company.
•	In December 2004, we acquired Interactive Applications Group, Inc. (“iapps”®), a Washington, D.C.-based company.
•	In April 2006, we acquired New Tilt, Inc. (“New Tilt”), a Cambridge, Massachusetts-based company.
•	In , 2007, we acquired Objectware, Inc. (“Objectware”), an Atlanta, Georgia- based company.

Summary Risk Factors

Our business is subject to various risks and challenges, including (without limitation or any specific order):

•	our limited operating history on which to evaluate our operations;
•	we have suffered losses since inception which may recur in the future as we expand;
•	our licenses are renewable on a monthly basis and a reduction in our license renewal rate could significantly reduce our revenues;
•	our inability to manage our future growth efficiently or profitably;
•	our inability to efficiently integrate Objectware into our operations;
•	if our products fail to perform properly due to undetected errors or similar problems, our business could suffer, and we could face product liability exposure;
•	if the security of our software, in particular the hosted Internet solutions products we have developed, is breached, our business and reputation could suffer;
•
if we undertake future business combinations and acquisitions, they may be difficult to integrate into our existing operations, may disrupt our business, dilute stockholder value or divert management’s attention;

•	our external auditors have identified material weaknesses in our internal controls;
•	our dependence on our management team and key personnel and the loss or inability to retain these individuals could harm our business; and
•	intense and growing competition, which could result in price reductions, reduced operating margins and loss of market share.

For a detailed description of these and additional risk factors, please refer to “Risk Factors” beginning at page 10.

Corporate Information

Our principal executive offices are located at 10 Sixth Road, Woburn, Massachusetts 01801, and our telephone number is (781) 376-5555. We maintain offices in New York, New York, Washington, D.C. and Atlanta, Georgia, as well as a development center in Bangalore, India. We maintain a website at www.bridgelinesw.com. The information on our website is not part of this prospectus.

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THE OFFERING

Common Stock Presently Outstanding:	7,764,742 shares

Common Stock Issuable upon Exercise of Selling Stockholder Warrants:	542,000 shares

Common Stock to be Outstanding Immediately after Selling Stockholder Offering:	8,306,742 shares
________________
 The number of shares of common stock presently outstanding does not include:

•	450,000 shares issuable if the over-allotment option is exercised in full by the underwriters of our initial public offering;
•	869,432 shares issuable upon the exercise of outstanding options at a weighted average exercise price of $3.15 per share; and
•	727,852 shares issuable upon the exercise of outstanding warrants.

Common Stock Offered:	All of the 542,000 shares offered by this prospectus are being sold by the selling stockholders who hold or have the right to acquire shares of common stock upon exercise of outstanding warrants.

Use of Proceeds:
We will not receive any proceeds from the resale of the common stock by the selling stockholders, but we will receive the proceeds of their warrant exercises. The proceeds to the selling stockholders of their resale of the common stock will depend on the market price at the time of sale.

Risk Factors:
You should consider carefully all of the information set forth in this prospectus, and, in particular, the specific factors set forth under “Risk Factors” beginning at page 10, before deciding whether or not to invest in our shares.

Trading Symbols:	Our common stock is quoted on the Nasdaq Capital Market under the symbol “BLSW”.

_______________________

“Bridgeline,” “Bridgeline Software,” “iapps,” “netEDITOR,” “netEDITOR-pro,” “Orgitecture,” “Projectware” and “Objectware” are our trademarks and service marks. We have registered the trademarks “Bridgeline,” “iapps,” “netEDITOR” and “Projectware” with the United States Patent and Trademark Office, and have filed applications to register “netEDITOR-pro,” “Orgitecture” and “Objectware” and claim common law rights in such marks. This prospectus refers to the trade names, service marks and trademarks of other companies. These references are made with due recognition of the rights of these companies and without any intent to misappropriate these names or marks.

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SUMMARY FINANCIAL DATA

In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, a condensed pro forma balance sheet as of March 31, 2007 and condensed pro forma statements of operations for the six months ended March 31, 2007 and 2006 and the fiscal year ended September 30, 2006 have been prepared. For additional information, please refer to the complete pro forma disclosures beginning on page F-3 of our financial statements.

The following tables present our summary statements of operations data for the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, and our summary historical and pro forma balance sheet data as of March 31, 2007. The summary statements of operations data for the years ended September 30, 2006 and 2005 are derived from our audited financial statements as of and for the years ended September 30, 2006 and 2005, respectively. The summary statements of operations data for the six months ended March 31, 2007 and 2006 and the selected balance sheet data as of March 31, 2007 have been derived from our unaudited financial statements included elsewhere in this prospectus. Our unaudited financial statements have been prepared on the same basis as the audited financial statements and notes thereto, which include, in the opinion of our management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for the unaudited interim period. Our historical results for prior interim periods are not necessarily indicative of results to be expected for a full fiscal year or for any future period. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under “Selected Financial Data” and “Management’s Discussion and Analysis.”

The following unaudited financial data should be read in conjunction with the audited and unaudited historical financial statements of our company, New Tilt, Inc. and Objectware, Inc. and the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this prospectus. The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions had been completed at the dates indicated.

	Unaudited
	Six Months Ended March 31,		Year Ended September 30,
	2007	2006	2006	2005
Historical Statements of Operations Data:
Revenue	$4,532,000	$3,569,000	$8,235,000	$5,769,000
Cost of revenue	2,156,000	1,169,000	3,809,000	3,113,000
Gross profit	2,376,000	1,900,000	4,426,000	2,656,000
Operating loss	(642,000)	(68,000)	(810,000)	(461,000)
Net loss	(1,328,000)	(120,000)	(1,448,000)	(517,000)
Basic and diluted loss per share	$(0.31)	$(0.03)	$(0.36)	$(0.14)
Weighted average shares	4,275,107	3,903,833	4,046,278	3,804,527

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	Six Months Ended March 31, 2007	Year Ended September 30, 2006 (a)
Unaudited Pro forma Statements of Operations Data:
Revenue	$7,156.000	$13,056,000
Cost of revenue	3,468,000	6,653,000
Gross profit	3,688,000	6,403,000
Operating income (loss)	34,000	(186,000)
Net income (loss)	19,000	(192,000)
Earnings (loss) per share:
Basic	$0.00	$(0.03)
Diluted	$0.00	$(0.03)
Weighted average shares:
Basic	6,254,016	6,336,864
Diluted	7,692,703	6,336,864

	As of March 31, 2007
	Historical	Pro Forma (b)
Balance Sheet Data:
Working capital	$(3,324,000)	$8,243,000
Total assets	$9,384,000	$23,434,000
Total liabilities	$4,891,000	$2,258,000
Total shareholders’ equity	$4,493,000	$21,176,000

Non-GAAP Financial Measures and Reconciliation

We use earnings before interest, taxes, depreciation and amortization (“EBITDA”) in this prospectus as a supplemental measure of our performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We define EBITDA as net income before interest, taxes, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our performance by adjusting net income or loss primarily for the non-recurring charges included in interest expense that relate to the amortization of the fair value of warrants issued pursuant to the private debt offering in April 2006, which was fully amortized through interest expense at the time of our initial public offering, which charges do not relate directly to our operating performance. Because the use of EBITDA facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business. In addition, we believe this measure provides the investor with an accurate measure of our ability to meet our future cash flow requirements.

 EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the EBITDA amounts shown in this prospectus are comparable to EBITDA amounts disclosed by other companies. In evaluating EBITDA, you should be aware that it excludes expenses that we will incur in the future on a recurring basis.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation. Some of its limitations are:

•	it does not reflect cash expenditures for capital asset purchases
•	it does not reflect the non-cash impact of stock compensation expenses

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•	it does not reflect the cash impact of changes in deferred revenues
•	it does not reflect the cash impact of the changes in deferred assets and liabilities

We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. EBITDA is not intended to supersede or replace our GAAP results. For more information, see our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. The following table reconciles our net income to our EBITDA on a historical and pro forma basis as of the dates shown:

	Unaudited
	Six Months Ended March 31,		Year Ended September 30,
Other Financial Data:	2007	2006	2006	2005
Net loss	$(1,328,000)	$(120,000)	$(1,448,000)	$(517,000)
Interest expense	686,000	52,000	638,000	56 ,000
Depreciation	105,000	62,000	186,000	106,000
Amortization of intangibles	62,000	55,000	119,000	94 ,000
EBITDA	$(475,000)	$49,000	$(505,000)	$(261,000)

Other Unaudited Pro forma Financial Data:	Six Months Ended March 31, 2007 (b)	Year Ended September 30, 2006 (a)
Net income	$19,000	$(192,000)
Income tax provision	43,000	57,000
Interest expense	12,000	17,000
Depreciation	120,000	228,000
Amortization of intangibles	103,000	212,000
EBITDA	$297,000	$322,000

Notes to Summary Historical and Pro Forma Financial Data

(a)
On April 24, 2006 and December 15, 2004 we acquired New Tilt and iapps®, respectively. The results of operations of New Tilt and iapps are included in our consolidated financial statements from the dates of the acquisitions. Subsequent to our initial public offering, we acquired Objectware and retired indebtedness. The accompanying summary financial data reflect the effect of these transactions as if they occurred at the beginning of the most recent fiscal year on October 1, 2005.

(b)
Subsequent to our initial public offering, we acquired Objectware and retired indebtedness. The accompanying summary financial data reflect the effect of these transactions as if they occurred at the beginning of the fiscal year on October 1, 2006.

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RISK FACTORS

You should carefully consider and evaluate all of the information contained in this prospectus, including the following risk factors, before deciding to invest in our securities. Any of these risks could materially and adversely affect our business, financial condition and results of operations, which in turn could adversely affect the price of our common stock.

Risks Related to our Business

There is substantial doubt about our ability to continue as a going concern.

We have incurred annual losses since commencement of operations in 2000 and have used a significant amount of cash to fund our operations over the last several years. As a result, we have a working capital deficit of $3,324,000 and an accumulated deficit of $5,491,000 at March 31, 2007. Our revenues have not grown sufficiently to satisfy our increases in debt service, principally relating to the $2,800,000 senior notes payable described in Note 7 to the financial statements, capital expenditures and operating activities and to generate sufficient cash flows to maintain operations. Except for the scheduled repayment of the senior notes payable described below, we believe that based on current revenue projections that cash flow from operations should be sufficient to meet our cash requirements and allow us to continue as a going concern through September 30, 2007. We expect that the proceeds from the public offering will be sufficient to repay the senior notes payable, to provide additional working capital to fund current operations and to fund the long term cash requirements described above. We must increase revenue from current levels to achieve profitability and generate future positive cash flow. In order to increase revenue, we have expanded our sales force through our acquisition of New Tilt in April 2006 and have expanded into the healthcare and education sectors of the industry. Long-term cash requirements, other than for normal operating expenses and for commitments described in Note 8 to the financial statements, will be required for the development of new software products, enhancements of existing products, and the possible acquisition of other companies, products, or technologies complementary to our business. We continue to monitor cash flow and have developed a contingency plan to effect further reductions to headcount, infrastructure and capital expenditures, as necessary, to fund on-going operations.

The circumstances discussed above raise substantial doubt about our ability to continue as a going concern in the normal course of business. The recovery of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets are dependent upon our continued operations, which in turn are dependent upon our ability to maintain or increase revenue, succeed in our future operations, and complete our planned public offering or obtain other sources of cash to repay the senior notes payable. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the classifications and amount of liabilities that might be necessary should we be unable to continue operations. See Use of Proceeds on page 19 of this prospectus.

We have a limited operating history on which to evaluate our operations and may again incur losses in the future as we expand.

During the most recent four years of operations, in 2003, 2004, 2005 and 2006, we had revenues of approximately $4.2 million, $4.9 million, $5.8 million and $8.2 million, respectively, and net losses of $750,000, $178,000, $517,000 and $1,448,000, respectively. We have a limited operating history on which to base an evaluation of our business and prospects. Since 2003, we have funded operations through operating cash flows, when available, sales of equity securities, issuances of debt and lines of credit. Any investment in our company should be considered a high risk investment because you will be placing funds at risk in an unseasoned early stage company with unforeseen costs, expenses, competition and other problems to which such companies are often subject. Our revenues and operating results are difficult to forecast and our projected growth is dependent, in part, on our ability to complete future acquisitions of prospective target companies and the future revenues and operating results of such acquired companies. We

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therefore believe that period-to-period comparisons of our operating results thus far should not be relied upon as an indication of future performance.

As we have a limited operating history, we may be unable to accurately predict our future operating expenses, which could cause us to experience cash shortfalls in future periods.

In order to substantially grow our business both organically and through additional acquisitions, we may, from time to time, require additional funding. There can be no assurance that we will be able to raise any additionally needed funds on acceptable terms or at all. The procurement of any such additional financing may result in the dilution of your ownership interest in our company.

Because most of our licenses are renewable on a monthly basis, a reduction in our license renewal rate could reduce our revenues.

Our customers have no obligation to renew their monthly subscription licenses, and some customers have elected not to do so. Our license renewal rates may decline or fluctuate as a result of a number of factors, including customer dissatisfaction with our products and services, our failure to update our products to maintain their attractiveness in the market, or constraints or changes in budget priorities faced by our customers. A decline in license renewal rates could cause our revenues to decline which would have a material adverse effect on our operations.

Only a few customers account for a substantial portion of our revenues, and if we lose any of these customer accounts, our net sales could substantially suffer.

We derive a significant portion of our revenues from a small number of customers. For the fiscal year ended September 30, 2006, approximately 22% of our revenues were generated from Nomura Securities, 7% of our revenues were generated from The Bank of New York, and 6% of our revenues were individually generated from Pfizer, Depository Trust & Clearing Corporation and John Hancock. For the six months ended March 31, 2007, Nomura Securities generated 20% of our revenues. The loss of business from any of these customers could substantially reduce our net sales and results of operations and could seriously harm our business.

If we are unable to manage our future growth efficiently, our business, revenues and profitability may suffer.

We anticipate that continued expansion of our business will be required to address potential market opportunities. For example, we will need to expand the size of our research and development, sales, corporate finance and operations staff. There can be no assurance that our infrastructure will be sufficiently flexible and adaptable to manage our projected growth or that we will have sufficient resources, human or otherwise, to sustain such growth. If we are unable to adequately address these additional demands on our resources, our profitability and growth might suffer. Also, if we continue to expand our operations, management might not be effective in expanding our physical facilities and our systems, procedures or controls might not be adequate to support such expansion. Our inability to manage our growth could harm our business and decrease our revenues.

Our recent acquisition of Objectware involves risks, including our inability to integrate successfully its business and our assumption of liabilities.

We may not be able to integrate successfully Objectware’s business into our existing business. We cannot assure you that we will be able to market the services provided by Objectware with the other services we provide to customers. Further, integrating Objectware’s business may involve significant diversion of our management time and resources and be costly. Our acquisition of Objectware also involves the risks that the business acquired may prove to be less valuable than we expected and/or that Objectware

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may have unknown or unexpected liabilities, costs and problems. In acquiring Objectware, we relied on limited representations and warranties of Objectware’s sole stockholder. Although we have contractual and other legal remedies for losses that we may incur as a result of breaches of his agreements, representations and warranties, we cannot assure you that our remedies will adequately cover any losses that we incur.

If we undertake additional business combinations and acquisitions, they may be difficult to integrate into our existing operations, may disrupt our business, dilute stockholder value or divert management’s attention.

During the course of our history, we have acquired five businesses, including our recent acquisition of Objectware. Under this agreement, we intend to acquire all outstanding capital stock of Objectware. A key element of our growth strategy is the pursuit of additional acquisitions in the fragmented Web development/services industry in the future. These acquisitions could be expensive, disrupt our ongoing business and distract our management and employees. We may not be able to identify suitable acquisition candidates, and if we do identify suitable candidates, we may not be able to make these acquisitions on acceptable terms or at all. If we make an acquisition, we could have difficulty integrating the acquired technology, employees or operations. In addition, the key personnel of the acquired company may choose not to work for us. Acquisitions also involve the risk of potential unknown liabilities associated with the acquired business. As of the date of this prospectus, we have no commitments, proposals or arrangements to acquire any other business.

If our products fail to perform properly due to undetected errors or similar problems, our business could suffer, and we could face product liability exposure.

Complex applications software we sell may contain undetected errors, or bugs. Such errors can be detected at any point in a product’s life cycle, but are frequently found after introduction of new software or enhancements to existing software. We continually introduce new products and new versions of our products. Despite internal testing and testing by current and potential customers, our current and future products may contain serious defects. If we detect any errors before we ship a product, we might have to delay product shipment for an extended period of time while we address the problem. We might not discover software errors that affect our new or current products or enhancements until after they are deployed, and we may need to provide enhancements to correct such errors. Therefore, it is possible that, despite our testing, errors may occur in our software. These errors could result in:

•	harm to our reputation;
•	lost sales;
•	delays in commercial release;
•	product liability claims;
•	contractual disputes;
•	negative publicity;
•	delays in or loss of market acceptance of our products;
•	license terminations or renegotiations; or
•	unexpected expenses and diversion of resources to remedy errors.

Furthermore, our customers may use our software together with products from other companies. As a result, when problems occur, it might be difficult to identify the source of the problem. Even when our software does not cause these problems, the existence of these errors might cause us to incur significant costs, divert the attention of our technical personnel from our product development efforts, impact our reputation or cause significant customer relations problems.

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If we are unable to protect our proprietary technology and other intellectual property rights, our ability to compete in the marketplace may be substantially reduced.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market products similar to our products, which could decrease demand for such products, thus decreasing our revenues. We rely on a combination of copyright, trademark and trade secret laws, as well as licensing agreements, third-party non-disclosure agreements and other contractual measures, to protect our intellectual property rights. These protections may not be adequate to prevent our competitors from copying or reverse-engineering our products. Our competitors may independently develop technologies that are substantially equivalent or superior to our technology. To protect our trade secrets and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. The protective mechanisms we include in our products may not be sufficient to prevent unauthorized copying. Existing copyright laws afford only limited protection for our intellectual property rights and may not protect such rights in the event competitors independently develop similar products. In addition, the laws of some countries in which our products are or may be licensed do not protect our products and intellectual property rights to the same extent as do the laws of the United States.

Policing unauthorized use of our products is difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any litigation could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and materially harm our business or financial condition.

If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our products, pay significant royalties or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or technologies of entities we acquire violates its intellectual property rights. As the number of software products in our markets increases and the functionality of these products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	be expensive and time consuming to defend;
•	result in negative publicity;
•	force us to stop licensing our products that incorporate the challenged intellectual property;
•	require us to redesign our products;
•	divert management’s attention and our other resources; or
•	require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease our revenues and result in possible losses to our business.

If the security of our software, in particular the hosted Internet solutions products we have developed, is breached, our business and reputation could suffer.

Fundamental to the use of our products is the secure collection, storage and transmission of confidential information. Third parties may attempt to breach our security or that of our customers and their databases. We might be liable to our customers for any breach in such security, and any breach could harm our customers, our business and reputation. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could harm our reputation, business and

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operating results. Computers, including those that utilize our software, are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We might be required to expend significant capital and other resources to protect further against security breaches or to rectify problems caused by any security breach, which, in turn could divert funds available for corporate growth and expansion or future acquisitions.

We are dependent upon our management team, and the loss of any of these individuals could harm our business.

We are dependent on the efforts of our key management personnel. The loss of any of our key management personnel, or our inability to recruit and train additional key management and other personnel in a timely manner, could materially and adversely affect our business, operations and future prospects. We do not maintain a key man insurance policy covering any of our employees. In addition, in the event that Thomas Massie, our founder, Chairman and Chief Executive Officer, is terminated by us without cause, he is entitled to receive severance payments equal to the greater of (a) three years’ total compensation, including bonus amounts, or (b) $1 million. In the event we are required to pay the severance payments to Mr. Massie, it could have a material adverse effect on our results of operations for the fiscal quarter and year in which such payments are made.

We have shifted a significant portion of our software development operations to India, which poses significant economic, political and security risks.

A significant portion of our software development activities are conducted by our Bridgeline Software, Pvt. Ltd. subsidiary in Bangalore, India, in order to take advantage of cost efficiencies associated with India’s lower wage scale. As of March 31, 2007, we had 39 software development employees (47% of total software development employees) at our Bangalore facility, who represent approximately 14% of our total development costs. However, we may not continue to achieve the cost savings and other benefits we currently receive from these operations and we may not be able to find sufficient numbers of developers with the necessary skill sets in India to meet our needs as we grow. Due to our activities in India, we are exposed to risks related to changes in the economic, security and political conditions of India. Economic and political instability, military actions and other unforeseen occurrences in India could impair our ability to continue our software development in a timely manner, which could put our products at a competitive disadvantage.

Our costs will increase significantly as a result of operating as a public Exchange Act reporting company, and our management will be required to devote substantial time to complying with public company rules and regulations. As a result of these costs, our net earnings may be reduced and we may not be able to devote sufficient attention to achieving our business objectives.

Following our initial public offering, we began to incur significant legal, financial, accounting and other costs and expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 (SOX) and rules and regulations of the Securities and Exchange Commission and various exchanges, including the Nasdaq Stock Market, have imposed various requirements on public companies, including changes in corporate governance practices and disclosures. Our management and other personnel will need to devote a substantial amount of time to ensure ongoing compliance with these new requirements.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively minimize the possibility of fraud and its impact on our company. If we cannot provide financial reports or effectively minimize the possibility of fraud, our business reputation and operating results could be harmed.

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Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

In addition, we will be required to include the management and auditor reports on internal controls as part of our annual report for the fiscal year ending September 30, 2008, pursuant to SOX Section 404, which requires, among other things, that we maintain effective internal controls over financial reporting and effective disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.

We cannot be certain as to the timing of the completion of our evaluation and testing, the timing of any remediation actions that may be required or the impact these may have on our operations. Furthermore, there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other SOX requirements, we might become subject to sanctions or investigation by regulatory authorities such as the Securities and Exchange Commission or any securities exchange on which we may be trading at that time, which action may be injurious to our reputation and affect our financial condition and decrease the value and liquidity of our securities, including our common stock.

Our auditors identified material weaknesses in our internal control over financial reporting as of September 30, 2006. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately report our financial results.

In connection with its audit of our financial statements, our external auditors, UHY LLP, advised us that they were concerned that as of and for the year ended September 30, 2006, our accounting resources did not include enough people with the detailed knowledge, experience and training in the selection and application of certain accounting principles generally accepted in the United States of America (GAAP) to meet our financial reporting needs. This control deficiency contributed to material weaknesses in internal control with respect to accounting for revenue recognition, equity and acquisitions. A “material weakness” is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement in the financial statements or related disclosures will not be prevented or detected. In preparation for this offering, we engaged a consultant experienced in accounting and financial reporting who assisted us in preparing our financial statements. We have begun the process of identifying candidates to assume newly created positions in our company, one of which will be at the vice-president level, with specific responsibilities for external financial reporting, internal control, revenue recognition and purchase accounting. We intend to have these resources in place sometime during the third quarter of fiscal year 2007. We estimate that the annual cost of the new positions referred to above will be between $250,000 and $350,000. In addition, we expect to incur significant additional costs in the future. While we expect to complete the process of bringing our internal control documentation into compliance with SOX Section 404 as quickly as possible, we cannot at this time estimate how long it will take to complete the process or its ultimate cost. We expect such costs to be significant.

Risks Related to Our Industry

We face intense and growing competition, which could result in price reductions, reduced operating margins and loss of market share.

We operate in a highly competitive marketplace and generally encounter intense competition to create and maintain demand for our services and to obtain service contracts. If we are unable to successfully compete for new business and license renewals, our revenue growth and operating margins may decline.

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The market for our products, i.e., Web development services, content management products, asset management products, e-Training products, foundations management products, and Web analytics are competitive and rapidly changing, and barriers to entry in such markets are relatively low. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. Some of our principal competitors offer their products at a lower price, which may result in pricing pressures. Such pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of our product and service offerings to achieve or maintain more widespread market acceptance.

The Web development/services market is highly fragmented with a large number of competitors and potential competitors. Our primary public company competitors are Website Pros, Filenet, aQuantive, Vignette and WebSideStory. We also face competition from customers and potential customers who develop their own applications internally. We also face competition from potential competitors that are substantially larger than we are and who have significantly greater financial, technical and marketing resources, and established direct and indirect channels of distribution. As a result, they are able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than we can. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share which could reduce our market share and decrease our revenues. See “Business - Competition” on page 64 of this prospectus.

Increasing government regulation could affect our business and may adversely affect our financial condition.

We are subject not only to regulations applicable to businesses generally, but also to laws and regulations directly applicable to electronic commerce. Although there are currently few such laws and regulations, state, federal and foreign governments may adopt laws and regulations applicable to our business. Any such legislation or regulation could dampen the growth of the Internet and decrease its acceptance. If such a decline occurs, companies may choose in the future not to use our products and services. Any new laws or regulations in the following areas could affect our business:

•	user privacy;
•	the pricing and taxation of goods and services offered over the Internet;
•	the content of Websites;
•	copyrights;
•	consumer protection, including the potential application of “do not call” registry requirements on customers and consumer backlash in general to direct marketing efforts of customers;
•	the online distribution of specific material or content over the Internet; or
•	the characteristics and quality of products and services offered over the Internet.

Because competition for highly qualified personnel is intense, we might not be able to attract and retain the employees we need to support our planned growth.

We will need to increase the size and maintain the quality of our sales force, software development staff and professional services organization to execute our growth plans. To meet our objectives, we must attract and retain highly qualified personnel with specialized skill sets. Competition for qualified personnel can be intense, and we might not be successful in attracting and retaining them. Our ability to maintain and expand our sales, product development and professional services teams will depend on our ability to recruit, train and retain top quality people with advanced skills who understand sales to, and the specific needs of, our target customers. For these reasons, we have experienced, and we expect to again experience in the future, challenges in hiring and retaining highly skilled employees with appropriate qualifications for our business. In addition to hiring services personnel to meet our needs, we may also engage additional

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third-party consultants as contractors, which could have a negative impact on our financial results. If we are unable to hire or retain qualified personnel, or if newly hired personnel fail to develop the necessary skills or reach productivity slower than anticipated, it would be more difficult for us to sell our products and services, and we could experience a shortfall in revenue and not achieve our planned growth.

Risks Related to this Offering

There is no prior public market for our common stock and our stock price could be volatile and could decline following this offering, resulting in a substantial loss in your investment.

Prior to this offering, there has not been a public market for our common stock. An active trading market for our common stock may never develop or if it develops it may not be sustained, which could affect your ability to sell your shares and could depress the market price of your shares. In addition, the initial public offering price of the shares has been determined through negotiations between us and the representatives of the underwriters and may bear no relationship to the price at which the shares will trade upon completion of this offering. The stock market can be highly volatile. As a result, the market price of our common stock can be similarly volatile, and investors in our common stock may experience a decrease in the value of their stock, including decreases unrelated to our operating performance or prospects. The market price of our common stock after the offering will likely vary from the initial offering price and is likely to be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

•	variations in our operating results;
•	changes in the general economy and in the local economies in which we operate;
•	the departure of any of our key executive officers and directors;
•	the level and quality of securities analysts’ coverage for our common stock;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	changes in the federal, state, and local laws and regulations to which we are subject; and
•	future sales of our common stock.

Shares of common stock that are issuable pursuant to our stock option plan and our outstanding warrants could result in dilution to existing shareholders and could cause the market price of our common stock to fall.

We have reserved 1,400,000 shares of common stock that are issuable pursuant to our Amended and Restated Stock Incentive Plan. As of the date of this prospectus, we have issued 869,432 options under the plan. In addition, we have 588,852 shares that are issuable pursuant to our outstanding warrants. The existence of these options and warrants may reduce earnings per share under U.S. generally accepted accounting principles and, to the extent they are exercised and shares of our common stock are issued, dilute percentage ownership of existing shareholders, which result in a decline in the market price of our common stock.

Future sale of a significant number of our securities could cause a substantial decline in the price of our securities, even if our business is doing well.

Sales of a substantial number of shares of our common stock or the availability of a substantial number of such shares for sale could result in a decline of prevailing market price of our common stock. In particular, we are registering the resale of up to 342,000 shares of our common stock that may be acquired upon the exercise of certain warrants. These shares may not be sold or otherwise disposed of during a lock-up period of up to six months from the date of this prospectus; thereafter, holders of those shares will be able to sell them into the public market without restriction. In addition, we could issue other series or classes of preferred stock having rights, preferences and powers senior to those of our common stock,

Alt. - 17

including the right to receive dividends and preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of our common stock. This could reduce or eliminate the amounts that would otherwise have been available to pay dividends on the common stock. In addition, all of our directors, officers and shareholders have executed lock-up agreements with the underwriters agreeing not to sell, transfer or otherwise dispose of any of their shares for a period of one year from the date of this prospectus. The lock-up agreements are subject to customary exceptions and may be waived by the underwriters. Sales of a substantial number of these shares in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The results of our operations could cause our stock price to decline.

Our operating results in the future may be affected by a number of factors and, as a result, fall below expectations. Any of these events could negatively affect our operating results which might cause our stock price to fall:

•	Our inability to attract new customers at a steady or increasing rate;
•	Our inability to provide and maintain customer satisfaction;
•	Price competition or higher prices in the industry;
•	Higher than expected costs of operating our business;
•	The amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure are greater and higher than expected;
•	Technical, legal and regulatory difficulties with respect to our business occur; and
•	General downturn in economic conditions that are specific to our market, such as a decline in information technology spending.

We do not intend to pay dividends, which may limit the return on your investment.

We have never declared or paid cash dividends or distributions to our equity owners. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. You should not make this investment in our securities if you require dividend income from your investment. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value after this offering or even maintain the price at which you purchased your shares.

We have substantial discretion as to how to use the offering proceeds, and we may not apply the proceeds in ways that increase the value of your investment.

While we currently intend to use the net proceeds of this offering as set forth in “Use of Proceeds” on page 19 of this prospectus, we may choose, in our sole discretion, to use the net offering proceeds for different purposes. The effect of the offering will be to increase capital resources available to our management, and our management will allocate these capital resources as necessary to enhance shareholder value. You will be relying on the judgment of our management with regard to the use of the net proceeds of this offering. Our management might not be able to yield a significant return, if any, on any investment of the net proceeds, and you will not have the opportunity to influence our decisions on how to use the net proceeds.

Provisions in our charter documents or Delaware law might discourage, delay or prevent a change of control of our company, which could negatively affect your investment.

Our Amended and Restated Certificate of Incorporation (which will become effective shortly before the completion of this offering) and Amended and Restated By-laws will contain provisions that could

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discourage, delay, or prevent a change of control of our company or changes in our management that our shareholders may deem advantageous. These provisions include:

•
authorizing the issuance of preferred stock that can be created and issued by our Board of Directors without prior shareholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock;

•	limiting the persons who can call special shareholder meetings;
•	establishing advance notice requirements to nominate persons for election to our Board of Directors or to propose matters that can be acted on by shareholders at shareholder meetings;
•	the lack of cumulative voting in the election of directors;
•	requiring an advance notice of any shareholder business before the annual meeting of our shareholders;
•	filling vacancies on our Board of Directors by action of a majority of the directors and not by the shareholders, and
•
the division of our Board of Directors into three classes with each class of directors elected for a staggered three year term. In addition, our organizational documents will contain a supermajority voting requirement for any amendments of the staggered board provisions.

These and other provisions in our organizational documents could allow our Board of Directors to affect your rights as a shareholder in a number of ways, including making it more difficult for shareholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing members of our management team, these provisions could in turn affect any attempt to replace the current management team. These provisions could also limit the price that investors would be willing to pay in the future for shares of our common stock. We are also subject to the provisions of Section 203 of the Delaware General Corporation Law, which may discourage, delay, or prevent a change of control of our company. See “Description of Capital Stock” on page 81 of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements are only predictions and you should not place undue reliance on them. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. All forward-looking statements address matters that involve risks and uncertainties. There are many important risks, uncertainties and other factors that could cause our actual results, as well as trends and conditions within the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus. You should also carefully consider all forward-looking statements in light of the risks and uncertainties set forth under “Risk Factors” and elsewhere in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives, future results, levels of activity, performance or plans will be achieved.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock in this offering. However, we may receive up to approximately $     upon exercise of the outstanding warrants covered by this prospectus (assuming that no warrant holder acquires shares by a “cashless” exercise). We intend to use any proceeds from the exercise of warrants for working capital purposes.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock began trading on the Nasdaq Capital Market and the Boston Stock Exchange under the symbols “BLSW” and “BLS,” respectively, on      , 2007. The following table sets forth the high and low bid quotations for our common stock for the periods indicated as quoted on the Nasdaq Capital Market.

Common Stock
	High	Low

Quarter Ended , 2007	$	$

On           , 2007, the closing price of our common stock was $         per share.

As of       , 2007, we estimate the approximate number of stockholders of record of our common stock to be          . This number excludes individual stockholders holding stock under nominee security position listings.

Dividend Policy

We have never paid cash dividends or distributions to our equity owners. We do not expect to pay cash dividends on our common stock, but, instead, intend to utilize available cash to support the development and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including, but not limited to, future operating results, capital requirements, financial condition and the terms of any credit facility or other financing arrangements we may obtain or enter into, future prospects and other factors our Board of Directors may deem relevant at the time such payment is considered. There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006. You should read this table in conjunction with “Management’s Discussion and Analysis” beginning on page 25 and the financial statements and accompanying notes included elsewhere in this prospectus. Such information is set forth on the following basis:

•	“Actual” is based on our unaudited financial statements as of December 31, 2006.
•
“Adjustments” gives the effect of the sale of 3,000,000 shares in our initial public offering and the application of the net proceeds from that offering and is further adjusted for issuances of shares and options pursuant to the acquisition of Objectware.

•
“As Adjusted” gives the net effect of the adjustments to actual for the sale of 3,000,000 shares in our initial public offering and the application of the net proceeds from that offering and the effect for issuances of shares and options pursuant to the acquisition of Objectware.

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	March 31, 2007 (Dollars in thousands)
	Actual	Adjustments (a)		As Adjusted
Long-term obligations, including current maturities	$2,891	$(2,769)		$122
Shareholders’ equity:
Common stock $.001 par value: 20,000,000 shares authorized, 4,273,833 shares issued and outstanding (actual) and 7,768,159 shares issued and outstanding (as adjusted)	4	3		7
Preferred stock, $.001 par value: 1,000,000 shares authorized, no shares issued and outstanding	—	—		—
Additional paid-in capital	9,980	16,743		26,723
Accumulated deficit	(5,491)	(63	)(b)	(5,554)
Total equity	4,493	16,683		21,176

Total capitalization	$7,384	$13,914		$21,298

(a)
Gives effect to the sale of an aggregate 3,000,000 shares of common stock in our initial public offering resulting in net proceeds to us of $14,305,000 net of underwriters discount and other expenses of the offering, and issuance of an additional 490,909 shares of common stock upon the acquisition of Objectware at a price of $5.50 per share combined with $174,000 representing conversion of Objectware options to Bridgeline options.

(b)	Includes expensing the unamortized debt discount of $31,000 and unamortized financing fees of $32,000.

UNAUDITED CONDENSED PRO FORMA FINANCIAL DATA

In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, a condensed pro forma balance sheet as of December 31, 2006 and condensed pro forma statements of operations for the three months ended December 31, 2006 and the fiscal year ended September 30, 2006 have been prepared. For additional information, please refer to the complete Pro Forma disclosures beginning on page F-3 of our financial statements. The summary income statement data for the years ended September 30, 2006 and September 30, 2005 are derived from our audited financial statements as of and for the years ended September 30, 2006 and September 30, 2005. The summary income statement data for the three months ended December 31, 2006 and December 31, 2005 and the selected balance sheet data as of December 31, 2006 and 2005 have been derived from our unaudited financial statements included elsewhere in this prospectus. Our unaudited financial statements have been prepared on the same basis as the audited financial statements and notes thereto, which include, in the opinion of our management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for the unaudited interim period. Our historical results for prior interim periods are not necessarily indicative of results to be expected for a full fiscal year or for any future period. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under “Selected Financial Data” and “Management’s Discussion and Analysis.” These pro forma financial statements are based upon our historical financial statements and the historical financial statements of New Tilt, Inc. and Objectware, Inc. included elsewhere in this prospectus and should be read in conjunction therewith.

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The following unaudited condensed pro forma financial data should be read in conjunction with the audited and unaudited historical financial statements of our company, New Tilt, Inc. and Objectware, Inc. and the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this prospectus. The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions had been completed at the dates indicated.

Bridgeline Software, Inc. Unaudited Condensed Pro Forma Financial Data

	Unaudited Six Months Ended			Year Ended September 30,
	March 31,				Unaudited
	Historical	Pro Forma	Historical	Historical	Pro Forma	Historical
	2007	2007 (b)	2006	2006	2006 (a)	2005
Income Statement Data:
Revenues	$4,532	$7,156	$3,569	$8,235	$13,056	$5,769
Cost of revenue	2,156	3,468	1,669	3,809	6,653	3,113
Gross profit	2,376	3,688	1,900	4,426	6,403	2,656
Income (loss) from operations	$(642)	$34	$(68)	$(810)	$(186)	$(461)
Net income (loss)	$(1,328)	$19	$(120)	$(1,448)	$(192)	$(517)

Net income (loss) per share:
Basic	$(0.31)	$0.00	$(0.03)	$(0.36)	$(0.03)	$(0.14)
Diluted	$(0.31)	$0.00	$(0.03)	$(0.36)	$(0.03)	$(0.14)

Number of weighted average shares:
Basic	4,275,107	6,254,016	3,903,833	4,046,278	6,336,864	3,804,527
Diluted	4,275,107	7,692,703	3,903,833	4,046,278	6,336,864	3,804,527

Balance Sheet Data:
Current assets	$1,494	$10,419	$1,038	$2,073	$11,453	$935
Total assets	$9,384	$23,434	$7,026	$9,824	$23,729	$6,739

Current liabilities	$4,818	$2,176	$1,378	$4,093	$1,948	$1,114
Total liabilities	$4,891	$2,258	$1,552	$4,192	$2,056	$1,147

Total shareholders’ equity	$4,493	$21,176	$5,475	$5,632	$21,673	$5,592

Total liabilities and shareholders’ equity	$9,384	$23,434	$7,026	$9,824	$23,729	$6,739

	Unaudited Six Months Ended March 31,		Year Ended September 30,
	Historical	Historical	Historical	Historical
	2007	2006	2006	2005
Cash Flow Data:
Net cash (used in) provided by operating activities	$(297)	$130	$(733)	$(430)
Acquisitions, net of cash acquired	$—	$—	$(553)	$(310)
Net cash used in investing activities	$(189)	$(69)	$(842)	$(545)
Proceeds from issuance of short-term debt	$—	—	$2,434	$—
Net increase (decrease) in cash for the period	$(495)	$(4)	$453	$(818)

(a)	Reflects the April 24, 2006 acquisition of New Tilt, the , 2007 acquisition of Objectware and our initial public offering.
(b)	Reflects the probable acquisition of Objectware and this offering.

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SELECTED FINANCIAL DATA

In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, a condensed pro forma balance sheet as of March 31, 2007 and condensed pro forma statements of operations for the six months ended March 31, 2007 and 2006 and the fiscal year ended September 30, 2006 have been prepared. For additional information, please refer to the complete pro forma disclosures beginning on Page F-3 of our financial statements.

The summary below sets forth certain selected historical and pro forma financial data. The financial data below should be read in conjunction with the historical financial statements and the notes thereto of our company, New Tilt, Inc. and Objectware, Inc. appearing elsewhere in this prospectus. The summary income statement data for the years ended September 30, 2006 and 2005 are derived from our audited financial statements as of and for the years ended September 30, 2006 and 2005, respectively. The summary income statement data for the six months ended March 31, 2007 and 2006 and the selected balance sheet data as of March 31, 2007 have been derived from our unaudited financial statements included elsewhere in this prospectus. Our unaudited financial statements have been prepared on the same basis as the audited financial statements and notes thereto, which include, in the opinion of our management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for the unaudited interim period. Our historical results for prior interim periods are not necessarily indicative of results to be expected for a full fiscal year or for any future period.

When you read the selected financial data below, it is important that you also read our audited and unaudited consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus, as well as the section of this prospectus entitled “Management’s Discussion and Analysis and Results of Operations” and “Risk Factors.”

Bridgeline Software, Inc.
Selected Financial Data
(In thousands)

	Unaudited Six Months Ended March 31,		Year Ended September 30,
	2007 (a)	2006	2006	2005
Income Statement Data:
Revenues	$4,532	$3,569	$8,235	$5,769
Cost of revenue	2,156	1,669	3,809	3,113
Gross profit	2,376	1,900	4,426	2,656
Loss from operations	$(642)	$(68)	$(810)	$(461)

Net loss	$(1,328)	$(120)	$(1,448)	$(517)

Net loss per share:
Basic and diluted	$(0.31)	$(0.03)	$(0.36)	$(0.14)

Balance Sheet Data:
Current assets	$1,494	$1,038	$2,073	$935
Definite-lived intangible assets, net	$241	$275	$303	$331
Goodwill	$6,496	$5,139	$6,346	$5,097
Total assets	$9,384	$7,026	$9,824	$6,739
Senior notes payable, net of discount	$2,769	$—	$2,497	$—
Current liabilities	$4,818	$1,507	$4,093	$1,114

Total liabilities	$4,891	$1,629	$4,192	$1,147

Total shareholders’ equity	$4,493	$5,397	$5,632	$5,592

Total liabilities and shareholders’ equity	$9,384	$7,026	$9,824	$6,739

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Bridgeline Software, Inc.
Selected Pro forma Financial Data
 (Dollars in thousands)

	Actual	Pro forma
	Unaudited Six	Unaudited Six	Unaudited
	Months Ended	Months Ended	Year Ended
	March 31, 2007	March 31, 2007 (b)	September 30, 2006 (c)
Income Statement Data:
Revenues	$4,532	$7,156	$13,056
Cost of revenue	2,156	3,468	6,653
Gross profit	2,376	3,688	6,403
Sales and marketing expense	1,577	1,577	3,304
Technology development	346	346	176
General and administrative expense	1,095	1,731	3,109
Income (loss) from operations	$(642)	$34	$(192)
Net income (loss)	$(1,328)	$19	$(192)

	Actual	Pro forma
	Unaudited Six	Unaudited Six	Unaudited
	Months Ended	Months Ended	Year Ended
	March 31, 2007	March 31, 2007 (b)	September 30, 2006 (c)

Net income per share:
Basic	$(0.31)	$0.00	$(0.03)
Diluted	$(0.31)	$0.00	$(0.03)

Weighted Average Shares:
Basic	4,275,107	6,254,016	6,336,864
Diluted	4,275,107	7,692,703	6,336,864

Balance Sheet Data:
Current assets	$1,494	$10,419	$11,453
Definite-lived intangible assets, net	$241	$650	$712
Goodwill	$6,496	$11,345	$10,386
Total assets	$9,384	$23,434	$23,729

Short-term debt, net of discount	$2,769	$—	$—
Current liabilities	$4,818	$2,176	$1,948
Total liabilities	$4,891	$2,258	$2,056

Total shareholders’ equity	$4,493	$21,176	$21,673

Total liabilities and shareholders’ equity	$9,384	$23,434	$23,729

(a)	On April 25, 2006, we acquired New Tilt. The operations of New Tilt have been included in our consolidated financial statements from the date of acquisition.
(b)	Reflects the , 2007 acquisition of Objectware and our initial public offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

 The following Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the historical financial statements and other financial information appearing elsewhere in this prospectus, including “Summary Financial Data,” “Capitalization” and “Selected Financial Data” on pages 7, 20 and 23 of this prospectus, respectively.

Overview

We are developers of on-demand Web software tools and award-winning Web applications. Our team of Microsoft®-certified developers specializes in user experience development, Web application development, and search engine optimization. We have developed our own on-demand Web software tools that provide Content Management, Relationship Management, eCommerce management, eMarketing Management and Grants Management. By providing award-winning Web applications, we help our customers to optimize business processes utilizing Web-based technologies.

Although our revenues have increased substantially on an annual basis since fiscal 2003, we have experienced net losses and negative cash flows from operations in each fiscal period since inception, and as of March 31, 2007 and September 30, 2006, we had an accumulated deficit of $5,491,000 and $4,163,000, respectively and a working capital deficit of $3,324,000 and $2,020,000, respectively. Since inception, we have significantly increased our revenues through a combination of factors including (i) obtaining new customers, (ii) expanding existing customer relationships, (iii) acquiring complementary businesses, (iv) expanding the features of our software tools, and (v) offering new and improved products and services.

Sources of Revenue

During the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, the composition of our revenue was as follows:

	Six Months Ended March 31,		Years Ended September 30,
	2007	2006	2006	2005
Web Services	81.3%	77.3%	79.2%	72.5%
Managed Services	13.2	16.2	15.1	21.6
Subscription	5.5	6.5	5.7	5.9
	100.0%	100.0%	100.0%	100.0%

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 The demand for our services has been affected in the past, and may continue to be affected in the future, by various factors, including, but not limited to, the following:

•	economic conditions affecting the budget priorities of our customers;
•	the acquisition or cancellation of significant clients;
•	worldwide acts of terrorism effecting U.S. markets; and
•	seasonality.

For these and other reasons, our revenue and results of operations in six months ended March 31, 2007 and any prior periods may not necessarily be indicative of future revenues and results of operations.

We define our significant customers as those that generate in excess of ten percent of total revenues. These significant customers in aggregate generated 20%, 21%, 22% and 33% of our revenues in the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively. One customer generated greater than 10% of total revenue in the six months ended March 31, 2007, two customers generated greater than 10% of our revenues in the six months ended March 31, 2006, one customer generated greater than 10% of our revenue in the fiscal year ended September 30, 2006 and two customers generated greater than 10% of total revenue in the year ended September 30, 2005.

Cost of Revenue and Operating Expenses

Cost of Revenue. Cost of revenue includes salaries, benefits and related expenses of operations and database support, implementation and support services and the amortization of intangible assets resulting from prior acquisitions. Gross profit represents revenue less the costs of revenue for personnel directly involved in Web development and services activities, including stock-based compensation allocable to such personnel. Gross profit percentage is highly dependent on individually negotiated contracts and overhead allocations. We do not believe that historical gross profit margins are a reliable indicator of future gross profit margins. As our Subscription revenue increases, we expect our gross margins to also increase.

Sales and Marketing Expenses. Sales and marketing expenses consist primarily of salaries, commissions, benefits and related expenses of personnel engaged in selling, marketing and customer service functions, as well as public relations, advertising and promotional costs, and overhead costs of our various locations. Sales and marketing expenses include stock-based compensation allocable to certain personnel performing sales and marketing activities.

General and Administrative Expenses. General and administrative expenses consist primarily of personnel-related expenses, depreciation, legal and other professional fees, facilities and communication expenses and expenses to maintain our information technology infrastructure. General and administrative expenses include stock-based compensation allocable to certain personnel performing general and administrative activities.

Technology Development. Research and development expenditures for technology development are charged to operations as incurred. Technology development expenses include stock-based compensation allocable to certain personnel performing such research and development activities. Software development costs subsequent to the establishment of technological feasibility are capitalized and amortized to cost of software and included in cost of sales. Based on our product development process, technological feasibility is established upon completion of a working model. Costs incurred between completion of a working model and the point at which the product is ready for general release are capitalized if significant. No software development costs have been capitalized to date as a result of our development process.

During our fiscal year 2005, we established a research and development center in Bangalore, India in conjunction with our new On-demand Software Development initiative described in the Business section of this prospectus. In addition, on an on-going basis since our inception, we have derived technology benefits

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from engagements with our customers; however we do not track or quantify such costs separately for any periods.

 Acquisitions

Acquisitions have been an important part of our growth and expansion to date. Our acquisitions have enabled us to increase our product and service offerings and expand into other geographies. We may continue to acquire companies that provide us with proprietary technology, access to key accounts, or personnel with significant experience in the Web development industry. During fiscal 2005, we completed the acquisition of Interactive Applications Group, Inc. (“iapps”®) giving us further exposure and access into the foundation and non-profit industry. During fiscal 2006, we completed the acquisition of New Tilt, Inc., (“New Tilt”) expanding our exposure and access into the life sciences segment of our industry.

We believe these acquisitions contribute to our business strategy by providing us with new geographical distribution opportunities, an expanded customer base, an expanded sales force and an expanded developer force. In addition, integrating the acquired businesses into our existing operations allows us to consolidate the finance, human resources, legal and marketing and other expenses of the acquired businesses with our own, reducing the aggregate of these expenses for the combined businesses, and resulting in improved over-all operating results.

From time to time, in connection with business acquisitions, we agree to make additional future payments to sellers contingent upon achievement of specific performance-based milestones by the acquired entities. Pursuant to the provisions of SFAS No. 141, Business Combinations, and related interpretations, such amounts are accrued and recorded by us as liabilities when the contingency is probable and estimatable and, hence, the additional consideration becomes payable.

Business Enterprise Segments

We are structured and operate internally as one reportable operating segment as defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”). SFAS 131 establishes standards for the way public business enterprises report information about operating segments in annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. Although we had three U.S. operating locations and an Indian subsidiary at September 30, 2006 and 2005, under the aggregation criteria set forth in SFAS 131, we operate in only one reportable operating segment since each location has similar economic characteristics.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. We regularly make estimates and assumptions that affect the reported amounts of assets and liabilities. The most significant estimates include our valuation of accounts receivable and long-term assets, including intangibles and deferred tax assets, amounts of revenue to be recognized on service contracts in progress, unbilled receivables, and deferred revenue. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

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We consider the following accounting policies to be both those most important to the portrayal of our financial condition and those that require the most subjective judgment:

•	Allowance for doubtful accounts;
•	Revenue recognition;
•	Accounting for goodwill and other intangible assets; and
•	Accounting for stock-based compensation.

Allowance for doubtful accounts. We maintain an allowance for doubtful accounts which represents estimated losses resulting from the inability, failure or refusal of our clients to make required payments. We analyze historical percentages of uncollectible accounts and changes in payment history when evaluating the adequacy of the allowance for doubtful accounts. We use an internal collection effort, which may include our sales and services groups as we deem appropriate. Although we believe that our allowances are adequate, if the financial condition of our clients deteriorates, resulting in an impairment of their ability to make payments, or if we underestimate the allowances required, additional allowances may be necessary, resulting in increased expense in the period in which such determination is made.
Revenue Recognition. Substantially all of our revenue is generated from three activities: Web Services, Managed Services, and Subscriptions.  We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (“SAB 104”), Emerging Issues Task Force Issue No. 00-21, Accounting For Revenue Arrangements with Multiple Deliverables (“EITF 00-21”), and American Institute of Certified Public Accountants Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”) and related interpretations. Revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) delivery has occurred or the services have been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the fees is reasonably assured. Billings made or payments received in advance of providing services are deferred until the period these services are provided.

Web Services

Web Services include professional services primarily related to our Web development solutions that address specific customer needs such as information architecture and usability engineering, interface configuration, Web application development, rich media, e-Commerce, e-Learning and e-Training, search engine optimization, and content management. Web Services engagements often include a hosting arrangement that provide for the use of certain hardware and infrastructure, generally at our network operating center. As described further below, revenue for these hosting arrangements is included in Managed Services.

For Web Services engagements sold on a stand alone basis, revenue is recognized in accordance with SAB 104.  Web Services are contracted for on either a fixed price or time and materials basis.  For its fixed price engagements, we apply the proportional performance model to recognize revenue based on cost incurred in relation to total estimated cost at completion. We have determined that labor costs are the most appropriate measure to allocate revenue among reporting periods, as they are the primary input when providing Web Services. Customers are invoiced monthly or upon the completion of milestones. For milestone based projects, since milestone pricing is based on expected hourly costs and the duration of such engagements is relatively short, this input approach principally mirrors an output approach under the proportional performance model for revenue recognition on such fixed priced engagements.  For time and materials contracts, revenues are recognized as the services are provided.

Web Services are often sold as part of multiple element arrangements wherein perpetual licenses for our NetEDITOR software, retained professional services, hosting and/or Subscriptions are provided in connection with Web Services engagements.  Our revenue recognition policy with respect to these multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Sales of perpetual licenses for our NetEDITOR software and related post-contract customer support (“PCS”) are included in Web Services.  Revenues derived from perpetual license sales have been insignificant in all periods presented (representing less than 3% of Web Services revenues).

Managed Services

Managed Services include retained professional services and hosting services.

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Retained professional services are either contracted for on an “on call” basis or for a certain amount of hours each month. Such arrangements generally provide for a guaranteed availability of a number of professional services hours each month on a “use it or lose it” basis.   For retained professional services sold on a stand-alone basis, revenue is recognized in accordance with SAB 104.  We recognize revenue as the services are delivered or over the term of the contractual retainer period.  These arrangements do not require formal customer acceptance and do not grant any future right to labor hours contracted for but not used.

Hosting arrangements provide for the use of certain hardware and infrastructure, generally at our network operating center.  For all periods presented, the only customers under contractual hosting arrangements have been previous Web Services customers. Hosting revenue has historically been insignificant to both our business strategy and to total revenues. Set-up costs associated with hosting arrangements are not significant and we do not charge our customers any set-up fees.  Hosting agreements are month-to-month arrangements that provide for termination for convenience by either party upon 30-days notice.  Revenue is recognized monthly as the hosting services are delivered.   As described below, hosting revenues associated with our Subscriptions are included in Subscriptions revenue.

Retained professional services are sold on a stand-alone basis or, as described below, in multiple element arrangements with Web Services and, occasionally, Subscriptions.  Hosting services are only sold in connection with Web Services and are not sold on a stand-alone basis.   Our revenue recognition policy with respect to multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Subscriptions

Subscriptions consist of agreements that provide access to our Orgitecture software (“Licensed Subscription Agreements”) through a hosting arrangement.

Licensed Subscription Agreements are sold exclusively as a component of multiple element arrangements that include Web Services and, occasionally, Retained professional services and hosting services.  Our revenue recognition policy for such multiple element arrangements is described below under the caption “Multiple Element Arrangements.”  We have concluded that, consistent with EITF 00-3, Application of AICPA SOP 97-2, “Software Revenue Recognition”, to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware, that our Licensed Subscription Agreements are outside the scope of SOP 97-2 since the software is only accessible through a hosting arrangement with us and the customer cannot take possession of the software.   Licensed Subscription Agreements are month-to-month arrangements that provide for termination for convenience by either party upon 30 to 45-days notice.  Revenue is recognized monthly as the related hosting services are delivered. When an up-front fee is charged, the revenue related to such up-front fee is amortized over 24 months.

Multiple Element Arrangements

As described above, Web Services are often sold as part of multiple element arrangements.  Such arrangements may include delivery of a perpetual license for our NetEDITOR software at the commencement of a Web Services engagement or delivery of retained professional services, hosting services and/or Subscriptions subsequent to completion of such engagement, or combinations thereof.  In accounting for these multiple element arrangements, we follow EITF 00-21 and, as described further below, have concluded that each element can be treated as a separate unit of accounting.

When Web Services engagements include a perpetual license for our NetEDITOR software, we have concluded that the Web Services and the perpetual NetEDITOR license are separate units of accounting as each has stand-alone value to the customer and we have established vendor specific objective evidence (VSOE) of fair value for the software and objective and reliable third party evidence of fair value for the Web Services.  In such arrangements, the perpetual NetEDITOR license is the delivered element and the Web Services, and any PCS are the undelivered elements.  We recognize revenue from perpetual NetEDITOR licenses and related PCS in accordance with SOP 97-2 and recognize revenue from Web Services following the proportional performance model as described above.  The amount of revenue to be recognized upon delivery of the software is determined using the residual method whereby the value ascribed to the delivered element (i.e., the NetEDITOR license) is equal to the total consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., Web Services and, if applicable, PCS).

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Following SOP 97-2, revenue is recognized upon delivery of the perpetual NetEDITOR license because the Web Services are not essential to the functionality of the software and we have established VSOE of fair value for the software.  Any related PCS revenue is also recognized upon delivery of the software since PCS is included with the price of the software license, extends only for a period of one year or less and the cost of providing the PCS is deemed to be insignificant.  PCS does not contain rights to unspecified upgrades to the software, nor have we issued any upgrades.

When Web Services engagements include retained professional services and hosting services and/or Subscriptions, we have concluded that each element can be accounted for separately as the delivered elements (i.e., the Web Services) have stand alone value and there is objective and reliable third party evidence of fair value for each of the undelivered elements (i.e., the Retained professional services and hosting services and/or Subscriptions).   Web Services are available from other vendors and are regularly sold by us on a stand-alone basis pursuant to a standard price list which is not discounted. Web Services do not involve significant production, modification, or customization of our licensed software products. Objective and reliable third party evidence of fair value for the undelivered elements has been established as our retained professional services, hosting services and Licensed Subscription Agreements are sold pursuant to standard price lists which are not discounted.

 The amount of revenue to be recognized in the multiple element arrangements described above is determined using the residual method whereby the value ascribed to the delivered element (i.e., the Web Services) is equal to the total consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., retained professional services, hosting services and/or Licensed Subscription Agreements).

Direct costs associated with web development services and retained professional services are recorded as the services are delivered and the corresponding revenue is recognized.  Direct costs associated with Licensed Subscription Agreements or hosting services are expensed as incurred.

Customer Payment Terms

Our payment terms with customers typically are “due upon receipt” or “net 30 days from invoice”. Payments terms may vary by customer but in all instances do not exceed 45 days from invoice date. For Web Services, we typically invoice project deposits of between 20% and 33% of the total contract value which we record as deferred revenue until such time the related services are completed. Subsequent invoicing for Web Services is either monthly or upon achievement of milestones and payment terms for such billings are within the standard terms described above. Invoicing for subscriptions and hosting are typically issued monthly and are generally due upon invoice receipt. Our agreements with customers do not provide for any refunds for services or products and therefore no specific reserve for such is maintained. In the infrequent instances where customers raise concerns over delivered products or services, we have endeavored to remedy the concern and all costs related to such matters have been insignificant in all periods presented.

Warranty

Certain arrangements include a warranty period generally between 30 to 90 days from the completion of work. In hosting arrangements, we may provide warranties of up-time reliability. We continue to monitor the conditions that are subject to the warranties to identify if a warranty claim may arise. If we determine that a warranty claim is probable, then any related cost to satisfy the warranty obligation is estimated and accrued. Warranty claims to date have been immaterial.

Reimbursable Expenses

In connection with certain arrangements, reimbursable expenses are incurred and billed to customers and such amounts are recognized as both revenue and cost of revenue.

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Accounting for Goodwill and Other Intangible Assets.

Goodwill and other intangible assets require us to make estimates and judgments about the value and recoverability of those assets. We have made several acquisitions of businesses that resulted in both goodwill and intangible assets being recorded in our financial statements.

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired. The amounts and useful lives assigned to other intangible assets impact the amount and timing of future amortization, and the amount assigned to in-process research and development is expensed immediately. The value of our intangible assets, including goodwill, could be impacted by future adverse changes such as: (i) any future declines in our operating results, (ii) a decline in the value of technology company stocks, including the value of our common stock, (iii) any failure to meet the performance projections included in our forecasts of future operating results. We evaluate goodwill and other intangible assets deemed to have indefinite lives on an annual basis in the quarter ended September 30 or more frequently if we believe indicators of impairment exist. Application of the goodwill impairment test requires judgment including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of each reporting unit. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), management has determined that there was only one reporting unit to be tested. The goodwill impairment test compares the implied fair value of the reporting unit with the carrying value of the reporting unit. The implied fair value of goodwill is determined in the same manner as in a business combination. Determining the fair value of the implied goodwill is judgmental in nature and often involves the use of significant estimates and assumptions. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. Estimates of fair value are primarily determined using discounted cash flows and market comparisons. These approaches use significant estimates and assumptions, including projection and timing of future cash flows, discount rates reflecting the risk inherent in future cash flows, perpetual growth rates, determination of appropriate market comparables, and determination of whether a premium or discount should be applied to comparables. It is reasonably possible that the plans and estimates used to value these assets may be incorrect. If our actual results, or the plans and estimates used in future impairment analyses, are lower than the original estimates used to assess the recoverability of these assets, we could incur additional impairment charges.

The results of the assessments performed to date was that the fair value of the reporting unit exceeded its carrying amount; therefore, no impairment charges to the carrying value of goodwill have been recorded since inception.

We also assess the impairment of our long-lived assets, including definite-lived intangible assets and equipment and improvements when events or changes in circumstances indicate that an asset’s carrying value may not be recoverable. An impairment charge is recognized when the sum of the expected future undiscounted net cash flows is less than the carrying value of the asset. Any impairment charge would be measured by comparing the amount by which the carrying value exceeds the fair value of the asset being evaluated for impairment. Any resulting impairment charge could have an adverse impact on our results of operations.

Stock-Based Compensation

At March 31, 2007, we maintained two stock-based compensation plans which are more fully described in Note 9.

Effective October 1, 2006, we adopted FASB Statement No. 123R, Share-Based Payments (“SFAS 123R”). Because we used the fair-value-based method for disclosure under SFAS 123, Accounting for Stock-Based Compensation (“SFAS 123”) we adopted SFAS 123R

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using the modified prospective method. Under the modified prospective method, compensation expense recognized beginning on that date will include: (a) compensation expense for all share-based payments granted prior to, but not yet vested as of October 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS  123, and (b) compensation expense for all share-based payments granted on or after October 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. The pro forma effect of stock-based compensation expenses pursuant to SFAS 123R is disclosed in the financial statements. Under the modified prospective transition method, the results for prior periods are not restated.

Through September 30, 2006, we accounted for stock compensation awards under the provisions of SFAS 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“SFAS 148”). As permitted by SFAS 123, for all periods through September 30, 2006, we measured compensation cost in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations using the intrinsic value method and followed the disclosure-only provisions of SFAS 123.

Under the intrinsic value method, compensation expense is determined at the measurement date, generally the date of grant, as the excess, if any, of the estimated fair value of our common stock (the “Stock Price”) and the exercise price, multiplied by the number of options granted. Generally, we grant stock options with exercise prices equal to or greater than the Stock Price; however, to the extent that the Stock Price exceeds the exercise price of stock options on the date of grant, we record stock-based compensation expense using the graded vested attribution method over the vesting schedule of the options, which is generally three years. We recognized stock-based compensation expense of $2 for the six months ended March 31, 2006 and $4 and $8 for the years ended September 30, 2006 and 2005, respectively, under the intrinsic value method.

Since inception, there has been no public market for our common stock to observe its Stock Price on award grant dates. Therefore, for purposes of applying the intrinsic value method, management estimated the stock price based on the American Institute of Certified Public Accountants Practice Alert No. 00-1, Accounting for Certain Equity Transactions. The estimated fair value of the common stock on the date of grant was based on weighing a variety of different quantitative and qualitative factors including, but not limited to, our financial position, an evaluation of our competition, the economic climate in the marketplace, the illiquid nature of the common stock, contemporaneous and anticipated private sales of the common stock, and our analysis of the trading prices of a peer group of comparable public companies.

The fair value of the common stock for options granted from inception to July 31, 2005 was originally estimated by the board of directors with input from management.  We did not obtain contemporaneous valuations by an unrelated valuation specialist because, at the time of the issuances of stock options during this period, we had completed several contemporaneous sales of its common stock to unrelated accredited investors in private placement transactions for cash. We believe these contemporaneous sales represent the most reasonable estimate of fair value during this period.  Our most recent contemporaneous sale was completed in December 2004 and reflected an estimated fair value of our common stock of $3.75.

Effective August 1, 2005, in the absence of recent or anticipated contemporaneous transactions involving the sales of our common stock for cash, we adopted a policy whereby, when issuing stock options or warrants, the fair value of the underlying common stock would be based on valuations prepared by management.  Management performed internal valuations (“Level C” as defined in the AICPA Audit and Accounting Aid Series, “Valuation of Privately-Held-Company Equity Securities Issued as Compensation”) to determine the fair value of the stock.  Management utilized market data from a third party in developing our valuation methodology and models. The first such issuance of options subject to this policy was in December 2005 and the fair value of common stock as determined by our valuation

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model was $2.07.  At March 31, 2007, based on our model, the fair value of our common stock was $3.31. Detailed in the table below is a listing of the options issued since December 1, 2005 and the fair value of the underlying common stock at the respective grant dates using the management prepared valuation method noted above and described more fully below:

Date of Grant	Number of Options	Option Exercise Price	Fair Value	Intrinsic Value
December 2005 January 2006 February 2006 March 2006 April 2006 September 2006 October 2006 November 2006 December 2006 January 2007 February 2007 March 2007	16,667 16,667 8,333 10,833 102,420 50,000 31,880 — — — — —	$3.75 3.75 3.75 3.75 3.75 3.75 3.75 — — — — —	$2.07 2.16 2.28 2.37 2.24 2.46 2.50 — — — — —	$	— — — — — — — — — — — —
236,800

Since December 1, 2005 the amount of stock-based compensation resulting from the issuance of stock options has been immaterial (approximately $38,000).

Determining the fair value of our stock requires making complex and subjective judgments.  Our approach to valuation is based on several factors.  Since August 1, 2005 we did not complete any private placement sales of our common stock, and accordingly, we use an approach to valuation based on a weighted average of enterprise value as determined using three customary valuation techniques: the discounted cash flow method, the market approach, and the guideline public company method.  We believe that due to our size (under $10 million), continued operating losses, a business plan highly dependent on future acquisitions, and our limited ability to raise the capital for such acquisitions, that a weighted average of these three techniques is the most reasonable approach to the valuation of our stock.  Management’s weighting of the three techniques is subjective, however we believe the enterprise value derived using the public company guideline approach is most representative of our business and therefore we have applied the highest weighting to this factor in all periods.  A lower weighting was applied to the results derived from the discounted cash flow method because the cash flows used in this method were based on future events with varying degrees of uncertainty. The weighting on this factor was increased slightly during the six moth period ended March 31, 2007 as current estimates of cash flow are deemed to be more predictable and achievable.  The lowest rating was applied to the results of the market approach because this technique depends on analyses of mergers and acquisitions of comparable entities and there have been a relatively small number of such transactions to analyze.

 The changes in the fair value of our common stock at the date of stock option grants since December 2005 are principally attributable to the changes in our estimates of earnings and revenues during the applicable periods, and the accretive effect of such changes when applying the weighted values of the three valuation techniques utilized.  The slight increase in the weighting applied to the discounted cash flow method described above in the six month period ended March 31, 2007 did not have a significant effect on the per share enterprise value determined for that period.

Under the discounted cash flow method, since we are an emerging growth company with a business plan highly dependent on acquisitions, estimates of revenue, market growth rates and costs are used when applying the appropriate discount rates.  Discount rates utilized in our analyses ranged from 35% to 21% based on a capital asset pricing model (“CAPM”) which considered factors such as risk-free rate of return, an equity risk adjustment, the beta for companies in our SIC code (7372), and a size discount due to our limited revenues. The difference in the discount rates applied is attributable to changes in the above factors that comprise the rate, which factors are updated annually. A higher discount rate is used for periods from August 2005 to September 2006 based on management’s forecast of rapid growth in revenues and earnings based on future events with varying degrees of uncertainty.  Management determined that a 13% forecasting uncertainty factor should be added to the discount rate computed using the CAPM.  The financial estimates we used are consistent with the plans and estimates that we use to manage the business.  We complete a five year business plan each fiscal year, which plan is updated semi-annually.  We believe a five year outlook is consistent with the long-term business cycle of the web services industry.  However, there is inherent uncertainty in making these estimates and based on historical significant differences between prior forecasts and prior actual results, we apply a lower weighting to the enterprise value determined using the discounted cash flow method.

Alt. - 33

Under the market approach and guideline public company method, we evaluated a variety of financial ratio metrics to determine the value multiples to be utilized in our valuation models including price-to-cash flow, price-to-earnings, market value of invested capital (“MVIC”)-to-earnings before interest and taxes (“EBIT”), MVIC-to-EBITDA, price-to-assets and MVIC-to-revenue.  After evaluating these metrics, we believe, since we have incurred losses historically, and since a number of comparable companies in our analyses have also reported losses, that the most appropriate multiple to apply is MVIC-to-revenues.  This is the ratio used in our valuation model under the market approach and guideline public company method.

Under the market approach, since there have been no equity transactions involving our common stock since July 2005, we evaluated merger and acquisition transactions involving comparable public and private companies to determine our enterprise value using estimated revenues and applying the comparable multiple derived from such transactions. We used data provided by a third party database to evaluate recent merger and acquisition transactions.  We qualified our selection to only include those transactions within SIC code 7372, then we limited those transactions to Internet related companies and then further refined our selection to those entities within the web services industry that had revenues and total asset size most comparable to ours.  Since our revenues are considerably lower and we have incurred losses since inception in relation to the comparable group, we apply the lowest weighting to the enterprise value derived using the market approach.

The final technique utilized in our analysis is the guideline public company method.  We used data provided by a third party for ten comparable publicly traded companies. Due to our relatively small size, continued operating losses and the high risks associated with our forecasted revenue growth through acquisitions, we determined our enterprise value by multiplying our rolling twelve months sales by the MVIC-to-revenues ratio applicable to those companies in the statistical 10th percentile (on a scale of 100%).  Since revenue growth is dependent on raising large amounts of capital, we believe it results in a higher risk and therefore conclude that a 10th percentile MVIC-to-revenues ratio is reasonable to apply in our model.  We believe that a value market multiple of comparable public companies based on MVIC-to-revenues provides an objective basis for measuring our fair market value. Accordingly, we place the highest weighting on this factor in our analysis.

The weighted average enterprise value determined, as described above, is reduced by a lack of marketability discount of 20% which reflects our small size, our continued losses since inception and our inability to provide a distribution of earnings to shareholders.  We also consider the post-public offering holding periods applicable to existing stock, warrant and option holders as potential risks to marketability.  These holding periods range from six months to one year.

The per share enterprise value determined above is used as an input to the Black-Scholes-Merton option valuation model in determining stock-based compensation or if applicable, pro forma stock-based compensation.

During the 12-month period ended March 31, 2007, we granted stock options with exercise prices as follows:

Grants made during Quarter Ended	Number of Options Granted	Weighted-Average Exercise Price	Weighted-Average Fair Value per Share	Weighted-Average Intrinsic Value per Share
June 30, 2006	102,420	$3.75	$2.24	—
September 30, 2006	50,000	$3.75	$2.46	—
December 31, 2006	31,880	$3.75	$2.50	—
March 31, 2007	—	—	—	—

Significant Factors Contributing to the Difference between Fair Value as of the Date of Grant and the Estimated Initial Public Offering Price

We have granted stock options with exercise prices of $3.75 during the period from January 1, 2006 to April 30, 2007.  We have determined that the deemed fair value of our common stock increased from

Alt. - 34

$2.11 to $3.56 per share over the same period.  The principal factors contributing to the increase in the fair value of our stock during the period are as follows:

•
In April 2006, we issued notes in the aggregate of $2.8 million through a private placement with attached warrants in order to finance our initial public offering, acquire New Tilt, Inc and fund on-going operations (see Note 7).

•
In April 2006, we acquired the business and assets of New Tilt, Inc. adding 12 employees and extending our product offering in the Boston market into the health and life sciences sector of the industry (see Note 3).

•
In May 2006, we launched our research and development initiative in Bangalore, India to redesign our on-demand software platform.  We hired an additional 25 software engineers over a six month period to achieve an anticipated launch date by July 2007.

•
On December 7, 2006, we signed a definitive merger agreement with Objectware, Inc. The acquisition of Objectware, Inc. will add 25 employees and allow us to expand into the Atlanta market and significantly increase revenues (see Note 11).

•	On December 13, 2006, we filed our initial registration statement with the Securities and Exchange Commission (see Note 11).

•	In April 2007, we extended the maturity date of the senior notes payable described above to June 21, 2007 and on June 20, 2007 we further extended the maturity dated to July 5, 2007 (see Note 11).

The difference between the estimated fair value of our stock at March 31, 2007 and the midpoint of the estimated price range of our initial public offering (“IPO”) of $5.50 is due to the accretive pro forma effect on revenues and earnings attributable to the pending acquisition of Objectware, Inc. On a pro forma basis, reflecting the acquisition of Objectware, our fiscal 2006 revenues increase by 50% to 60% and our loses decreased by 80% to 90%.

Based on the estimated IPO price of $5.50, the intrinsic value of the options outstanding at March 31, 2007 is approximately $2,041,000 of which $1,339,000 related to vested options and $702,000 related to unvested options.

A summary of the status of Bridgeline’s nonvested shares as of September 30, 2006, and changes during the six months ended March 31, 207, is presented below.

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at September 30, 2006	379,131	$2.11
Granted	31,880	2.50
Vested	(32,647)	1.93
Forfeited	(69,227)	2.10
Nonvested at March 31, 2007	309,137	2.13

As of September 30, 2006 there was $221,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted average of 1.3 years. The total fair value of shares vested during the years ended September 30, 2006 and 2005 were $936,000 and $360,000, respectively of which options with value $339,000 have been subsequently cancelled after vesting in years ended September 30, 2006 and 2005.

Although it is reasonable to expect that the completion of the IPO will add value to the shares because they will have increased liquidity and marketability, the amount of additional value can be measured with neither precision nor certainty.

We granted the following stock options during the six months ended March 31, 2007 and the years ended September 30, 2006 and 2005:

		Weighted Average Per Share
		Weighted	Estimated	Intrinsic
		Average	Fair Value of	Value
	Options	Exercise	Common Stock	at Grant
	Granted	Prices	at Grant Date	Date

Six Months Ended March 31, 2007	31,880	$3.75	$2.50	$—

Year Ended September 30, 2006	204,920	$3.75	$2.26	$—

Year Ended September 30, 2005	429,616	$3.44	$3.75	$0.31

Alt. - 35

The fair value of options granted is determined using the Black-Scholes-Merton option valuation model (the “Model”). Certain assumptions were used by us in the application of the Model to estimate the fair value of all stock options issued to employees on the grant date. The risk-free interest rate for all stock option grants is based on U.S. Treasury zero-coupon issues with equivalent remaining terms. The expected life of such options has been estimated to equal the average of the contractual term and the vesting term. We anticipate paying no cash dividends for our common stock; therefore, the expected dividend yield is assumed to be zero. As there was no public market for our common stock prior to September 30, 2006, we estimated the volatility for options granted based on an analysis of reported data for a peer group of publicly traded companies that issued options with substantially similar terms consistent with SFAS 123R and Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share Based Payment. For purposes of calculating the pro forma compensation expense illustrated above, we used our cumulative actual forfeiture rates of between 11% and 13% for all awards which management believes is a reasonable approximation of anticipated future forfeitures. The fair value is amortized ratably over the vesting period of the awards, which is typically three years. We may elect to use different assumptions under the Model in the future or select a different option valuation model altogether, which could materially affect our net income or loss and net income or loss per share in the future. At September 30, 2006, based on the Model, there was approximately $363 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under all equity compensation plans. We recognized $91 of expense for the three months ended December 31, 2006 subsequent to the October 1, 2006 adoption of SFAS 123.

The following disclosure illustrates the pro forma effect on net loss and net loss per share that would have been recognized in the statement of operations if the fair-value-based method had been applied to all awards in accordance with SFAS 123. Under the fair value-based-method, we must measure the estimated fair value of equity instruments awarded to employees at the grant date for which the we are obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise the share options). That estimate is not re-measured in subsequent periods. We estimated the fair value of stock options issued to employees using the Black-Scholes-Merton option-pricing model (the “Model”). The Model requires assumptions be made by management including the economic life of the option, expected volatility, expected dividends and risk-free interest rates. We believe that the Model provides a fair value estimate that is consistent with the measurement objective and the fair-value-based method of SFAS 123.

The following table illustrates the pro forma effect on net loss per share as if we had applied the fair value recognition provisions of SFAS 123:

	Six Months Ended	Year Ended September 30,
	March 31, 2006	2006	2005

Net loss	$(120)	$(1,448)	$(517)
Deduct: Stock based employee
compensation determined under
the fair value based method
for all awards, net of tax effect	(254)	(507)	(321)
Pro forma net loss	$(374)	$(1,955)	$(838)

Pro forma net loss per share:
Basic and diluted	$(0.08)	$(0.48)	$(0.22)

As reported net loss per share:
Basic and diluted	$(0.03)	$(0.36)	$(0.14)

Weighted average shares outstanding:
Basic and diluted	4,273,833	4,046,278	3,804,527

Alt. - 36

The following table illustrates the assumptions used by us in the application of the Model to calculate the pro forma compensation expense in accordance with SFAS 123 for stock options granted to employees and directors:

	Fair Value				Expected	Option
	of Stock	Stock	Risk Free	Dividend	Option Life	Exercise
	Prices	Volatility	Rate of Return	Rate	in Years	Prices
Year Ended September 30,
2006	$ 2.07 - $2.46	70%	4.31% - 4.70%	0%	6.5 - 10	$ 3.75
2005	$ 3.75	70% - 90%	3.26% - 4.13%	0%	6.5	$ 3.00 - $ 3.75

As stock options vest over several years, additional stock option grants are made and employees terminate each year, the above pro forma disclosures and related assumptions used in the Model are not necessarily representative of pro forma effects on operations for future periods.

Valuation of Options and Warrants Issued to Non-Employees

We measure expense for non-employee stock-based compensation and the estimated fair value of options exchanged in business combinations and warrants issued for services using the fair value method for services received or the equity instruments issued, whichever is more readily measured in accordance with SFAS 123 and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling Goods or Services. We estimated the fair value of stock options and warrants issued to non-employees using the Model as described more fully above. The following table illustrates the inputs and assumptions used us in the application of the Model to estimate the fair value for fully vested stock options granted to non-employees as follows:

	Year Ended September 30,
	2006	2005
Options granted to non-employees	9,227	—
Warrants granted to non-employees	392,000	75,727
Contractual lives in years	5 - 10	5
Estimated fair value of common stock	$2.07-2.46	$3.75
Exercise prices	$0.001 - 4.68	$4.68
Estimated stock volatility	70%	70%-90%
Risk free rate of return	3.70% to 4.93%	3.36% to 3.48%
Dividend Rate	0%	0%

Alt. - 37

As of March 31, 2007, we had 869,432 options outstanding ranging in option prices between $0.003 and $3.75, of which 499,893 were exercisable.

We filed our initial registration statement on December 13, 2006, with an estimaed pricing range at the time of the initial publ;ic offering of $5.00 to $6.00 per share as established by our investment banker. The fair values of the securities listed above were determined based on a retrospective valuation performed by management having requisite expertise with the assistance of consultants experienced in such matters.

Results of Operations

Comparison of Six Fiscal Months Ended March 31, 2007 and 2006

The following table sets forth certain Consolidated Statements of Operations data expressed as a percentage of revenue for the periods indicated:

	Six Fiscal Months Ended March 31,
	2007	2006
Revenue	100%	100%
Cost of revenue	47	47
Gross profit	53	53
Operating expenses:
Sales and marketing	35	33
General and administrative	24	21
Technology development	8	1
Loss from operations	(14)	(2)
Interest income (expense), net	(15)	(1)
Net loss	(29%)	(3%)

Revenue, Cost of Revenue and Gross Profit

The following table presents revenue, cost of revenue and gross profit for the fiscal six months ended March 31, 2007 and 2006:

			Net change 2007 vs. 2006
Fiscal Six Months Ended March 31,	2007	2006	$	%
Total revenue	$4,532,000	$3,569,000	$963,000	27%
Cost of revenue	2,156,000	1,669,000	487,000	29
Gross profit	$2,376,000	$1,900,000	$476,000	25%

Revenue. Our revenue is generated principally by fees paid for Web Services, Managed Services and Subscription revenue. The following table presents revenue from each of our revenue streams and their respective contribution to the increase in revenue for the six months ended March 31, 2007 and 2006:

			Net change 2007 vs. 2006
Fiscal Six Months Ended March 31,	2007	2006	$	%
Web Services	$3,684,000	$2,760,000	$924,000	33%
Managed Services	597,000	578,000	19,000	3
Subscription	251,000	231,000	20,000	9
	$4,532,000	$3,569,000	$963,000	27%

Alt. - 38

Revenue from Web Services increased 33% to $3,684,000 in 2007 from $2,760,000 in 2006. This growth was primarily due to engagements with new customers ($1,017,000) combined with increased revenue resulting from the April 2006 acquisition of New Tilt ($940,000), partially offset by projects completed for customers ($1,055,000). The increase in Web Services was mainly due to our New Tilt acquisition and a rapidly expanding Web Services market.

Managed Services revenue consists primarily of retained professional services agreements (approximately 80%) and Web hosting arrangements (approximately 20%). Revenue from managed services increased $19,000 or 3% as compared to a total revenue increase of 27% mainly due to increased services to our existing customers.

Subscription revenue consists primarily of continuous access to the on-demand features of our Orgitecture platform in the foundation and non-profit sector of our business. Subscription revenue increased 10% to $251,000 in 2007 from $231,000 in 2006, but decreased as a percentage of total sales from 6% of revenue in the six months ended March 31, 2006 to 5% of revenue in the six months ended March 31, 2006. The increase in revenue was due to completion of web services projects with subsequent hosting arrangements.

Cost of Revenue. Our cost of revenue is generated principally by costs associated with our various revenue categories: Web Services, Managed Services and Subscription revenue. The following table presents cost of revenue from each of our revenue streams for the six months ended March 31, 2007 and 2006:

			Net change 2007 vs. 2006
Fiscal Six Months Ended March 31,	2007	2006	$	%
Web Services	$1,995,000	$1,486,000	$509,000	34%
Managed Services	146,000	153,000	(7,000)	(5)
Subscription	15,000	30,000	(15,000)	(50)
	$2,156,000	$1,669,000	$487,000	29%

Total cost of revenue increased 29% as compared to a total 31% increase in revenue. Cost of revenue in Managed Services decreased 5% as compared to a 3% increase in managed services revenue reflecting price increases passed on to the customers. The cost of revenue of Web services increased 34% as compared to a 33% in revenue associated with Web services resulting from better utilization of our Web resources personnel due to the increased absorption of available capacity. Cost of Subscription decreased 50% as compared to an increase in subscription revenue of 9% equating to the fact that the costs of subscription revenue is minimal compared to the amount of revenue generated. The cost of maintenance of our customers’ web hosting sites decreased due to the streamlining of these costs and the centralization of the associated computer resources.

Gross Profit. The following table presents gross profit from each of our revenue streams in the six months ended March 31, 2007 and 2006:

			Net change 2007 vs. 2006
Fiscal Six Months Ended March 31,	2007	2006	$	%
Web Services	$1,689,000	$1,274,000	$415,000	33%
Managed Services	451,000	425,000	26,000	6
Subscription	236,000	201,000	35,000	17
	$2,376,000	$1,900,000	$476,000	25%

Alt. - 39

 Gross profit increased 25% mainly due to the 27% increase in revenue combined with the increased efficiencies of better utilization in Web Services and a 50% decrease in cost of revenue for Subscription combined with a 9% increase in Subscription revenue.

Sales and Marketing Expenses. Sales and marketing expenses increased $414,000 from $1,163,000 in 2006 to $1,577,000 in 2007, but remained relatively consistent as a percentage of revenue. The increase in selling and marketing expenses was primarily due to the costs associated with the three additional personnel and increased facility costs due to the New Tilt acquisition, as well as compensation expense resulting from the adoption of SFAS 123R.

General and Administrative Expenses. General and administrative expenses increased to $1,095,000, or 24% of revenue in 2007, compared to $753,000, or 21% of revenue in 2006. The total increase resulted primarily from an additional hire and increased bonuses ($123,000), increase in professional services including accounting and legal services due to preparation for becoming a public company ($101,000) and compensation expense resulting from the adoption of SFAS 123R ($81,000).

Technology Development Expenses. Technology development expenses increased to $346,000, or 8% of revenues, in 2007 compared to $52,000, or 1% of revenues, in 2006. The increase resulted primarily from product enhancement activities for the netEDITOR content management product including consulting services ($60,000), reassignment of an internal employee ($86,000), additional Bangalore India employees ($100,000) and compensation expense resulting from the adoption of SFAS123R ($33,000).

Interest Expense. Interest expense increased $634,000 from $52,000 in 2006 to $686,000 in 2007 and as a percentage of sales increased from 1% to 15%, mainly due to the contractual interest on our Senior Notes Payable issued in April 2006 of $165,000 and the amortization of debt discount and deferred financing fees recorded in connection therewith of $513,000 partially offset by the decrease in interest pertaining to the line of credit that was fully repaid in June 2006.

Comparison of Fiscal Years Ended September 30, 2006 and 2005

The following table sets forth certain Consolidated Statements of Operations data expressed as a percentage of revenue for the periods indicated:

	Fiscal Years Ended September 30,
	2006	2005
Revenue	100%	100%
Cost of revenue	46	54
Gross profit	54	46
Operating expenses:
Sales and marketing	39	36
General and administrative	23	17
Technology development	2	1
Loss from operations	(10)	(8)
Interest income (expense), net	(8)	(1)
Net loss	(18%)	(9%)

Alt. - 40

Revenue, Cost of Revenue and Gross Profit

The following table presents revenue, cost of revenue and gross profit for the fiscal years ended September 30, 2006 and 2005:

			Net change 2006 vs. 2005
Fiscal Years Ended September 30,	2006	2005	$	%
Total revenue	$8,235,000	$5,769,000	$2,466,000	43%
Cost of revenue	3,809,000	3,113,000	696,000	22
Gross profit	$4,426,000	$2,656,000	$1,770,000	67%

Revenue. Our revenue is generated principally by fees paid for Web Services, Managed Services and Subscription revenue. The following table presents revenue from each of our revenue streams and their respective contribution to the increase in revenue in the fiscal years ended September 30, 2006 and 2005:

			Net change 2006 vs. 2005
Fiscal Years Ended September 30,	2006	2005	$	%
Web Services	$6,525,000	$4,182,000	$2,343,000	56%
Managed Services	1,243,000	1,244,000	(1,000)	—
Subscription	467,000	343,000	124,000	36
	$8,235,000	$5,769,000	$2,466,000	43%

Revenue from Web services increased 56% to $6,525,000 in 2006 from $4,182,000 in 2005. This growth was primarily due to engagements with new customers ($895,000) and new work with existing customers ($849,000), combined with increased revenues resulting from the acquisitions of iapps ($437,000) and New Tilt ($596,000) in December 2004 and April 2006, respectively offset by the loss of certain customers ($457,000). The increase in Web Services was mainly due to our increased sales penetration with one customer, increased sales resulting from additional sales personnel attributable to the Net Tilt acquisition, and a the rapidly expanding Web Services market.

Managed Services revenue consists primarily of retained maintenance services agreements (83%) and Web hosting (17%) arrangements. Revenues from managed services remained relatively consistent but decreased as a percent of sales from 22% in 2005 to 15% in 2006 due to lower revenues on retainer services with one financial services customer.

Subscription revenue consists primarily of continuous access to the on-demand features of our Orgitecture platform in the foundation and non-profit sector of our business. Subscription revenue increased 36% to $467,000 in 2006 from $343,000 in 2005, reflecting the additional 2.5 months of revenue from iapps in 2006 as compared to 2005.

Cost of Revenue. Our cost of revenue is classified similar to our revenue classifications: Web Services, Managed Services and Subscription revenue. The following table presents cost of revenue from each of our revenue streams and their respective contribution to the increase in cost of revenue in the fiscal years ended September 30, 2006 and 2005:

			Net change 2006 vs. 2005
Fiscal Years Ended September 30,	2006	2005	$	%
Web Services	$3,389,000	$2,629,000	$760,000	29%
Managed Services	363,000	457,000	(94,000)	(21)
Subscription	57,000	27,000	30,000	111
	$3,809,000	$3,113,000	$696,000	22%

Alt. - 41

Cost of revenue in Managed Services decreased 21% while Managed services revenue remained relatively flat.. This was due to the fact that we utilized more internal resources instead of outsourcing the labor. Cost of Subscription increased 111% as compared to an increase in subscription revenue of 36% resulting from more help desk support as iapps’ operations are merged into Bridgeline’s as well as an extra 2.5 months of iapps’ subscription revenue as iapps was acquired in December 2004. Web Services cost of revenue increased 29% while the revenue from Web Services increased 56% which resulted from better utilization of internal billable labor resulting from the increased volume.

Gross Profit. Our gross profit is generated principally from our revenue less cost of revenue associated with our various revenue categories: Web Services, Managed Services and Subscription revenue. The following table presents gross profit from each of our revenue streams in the fiscal years ended September 30, 2006 and 2005:

			Net change 2006 vs. 2005
Fiscal Years Ended September 30,	2006	2005	$	%
Web Services	$3,136,000	$1,553,000	$1,583,000	102%
Managed Services	880,000	787,000	93,000	12%
Subscription	410,000	316,000	94,000	30%
	$4,426,000	$2,656,000	$1,770,000	67%

 Gross profit increased 67% mainly due to the 43% increase in revenue combined with the increased efficiencies of better utilization in Web services and minimal decrease in cost of revenue for Subscription combined with a 36% increase in Subscription revenue to $467,000 in 2006 from $343,000 in 2005 reflecting the extra 2.5 months of iapps revenue as iapps was acquired in December 2004.

Sales and Marketing Expenses. Sales and marketing expenses increased $1,167,000 from $2,060,000 in 2005 to $3,227,000 in 2006 and as a percent of revenue increased to 39% in 2006 from 36% in 2005. The increase in selling and marketing expenses was primarily due to the costs associated with additional personnel hired and the four and three additional personnel acquired in the iapps and New Tilt acquisitions, respectively, which occurred in December 2004 and April 2006, respectively.

General and Administrative Expenses. General and administrative expenses increased to $1,833,000, or 23% of revenue, in 2006 compared to $1,014,000, or 17% of revenue in 2005. The total increase resulted primarily from an increase of $650,000 in consulting and accounting services related to preparation for becoming a public company, $98,000 attributed to an increase in headcount resulting from an additional hire and $57,000 related to bonuses granted to employees.

Technology Development Expenses. Technology development expenses increased to $176,000, or 2% of revenues, in 2006 compared to $43,000, or 1% of revenues, in 2005. The increase resulted primarily from product enhancement activities for the netEDITOR content management product.

Interest Expense. Interest expense increased $582,000 from $56,000 in 2005 to $638,000 in 2006 and as a percentage of sales increased from 1% to 8% mainly due to the contractual interest of $123,000 on our senior notes payable issued in April 2006 and the amortization of debt discount and deferred financing fees recorded in connection therewith of $610,000 partially offset by the interest paid on the line of credit which was fully repaid in June 2006.

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Liquidity and Capital Resources

We have historically funded our operations principally through issuances of short-term debt and private equity. In April 2006, we completed a private placement financing in the amount of $2,800,000 and received net proceeds of $2,434,000 after financing fees. In connection with this debt, we issued 280,000 warrants exercisable at $0.001 (the “Debt Warrants”) and 112,000 warrants exercisable at the initial public offering price of our shares in this offering. These warrants have been valued at $646,000 and are recorded as a debt discount and deferred financing fees, respectively. This debt carried an interest rate of 10% per annum for the first six months and 12% per annum thereafter. In April 2007, the debt was amended which extended the expiration date to June 21 2007 and on June 20, 2007 was further extended to July 5, 2007. In exchange for these amendments, the interest rate was increased to 15% effective April 1, 2007. The debt was subordinated to certain debt that was retired in July 2006. The debt carries default provisions including: (1) failure to pay principal or accrued interest when due, (2) failure to observe or perform various positive and negative covenants as set forth in the loan document, (3) failure to complete our initial public offering by the maturity date and (4) the occurrence of a bankruptcy or similar event. In the event of loan default, the interest rate will increase to 15% per annum and in case of default in payment of the principal, the interest rate would increase to 18% per annum. This debt carried a one-year term and will be retired upon the successful completion of this offering. Since this offering was not expected to be completed by the maturity date, we had received an extension on the debt to June 20, 2007. In accordance with the terms of the extension, the interest rate from April 1, 2007 to June 21, 2007 will be at a rate of 15% per annum and 18% per annum thereafter. On June 20, 2007, we further extended the maturity date to Julu 5, 2007 with an 18% per annum interest rate with no other terms of the agreement being modified.

In November 2006, the terms of the Debt Warrants were amended to eliminate a certain provision, included in the Debt Warrants in error during the drafting of the Debt Warrant documents, which provision resulted in a contingent obligation to redeem the Debt Warrants in the event that an initial public offering of our common stock does not occur prior to the April 2011 expiration date of the Debt Warrants. As a result of the amendment correcting this error, we have accounted for the Debt Warrants in shareholder’s equity as additional paid in capital since the date of issuance. Had this amendment not been executed, the value of the Debt Warrants would have been recorded as a liability and such value would have been subject to future adjustment based on changes in the value of our common stock.

We have incurred annual losses since commencement of operations in 2000 and have used a significant amount of cash to fund our operations over the last several years. As a result, we have a working capital deficit of $3,324,000 and an accumulated deficit of $5,491,000 at March 31, 2007. Our revenues have not grown sufficiently to satisfy our increases in debt service, principally relating to the $2,800,000 senior notes payable described in Note 7 to the financial statements, capital expenditures and operating activities and to generate sufficient cash flows to maintain operations. We have issued various equity and debt securities to satisfy our capital requirements and have taken significant steps to streamline our operations over the last several years and will continue to do so as circumstances warrant. Overall, we have experienced an increase in both headcount and operating expenses as a result of our acquisitions. During the same period, we have taken significant steps to control our administrative costs. To date, these steps have included reducing or maintaining existing administrative headcount and limiting infrastructure, operating and capital expenditures where appropriate. We must increase revenue from current levels to achieve profitability and generate future positive cash flow. In order to increase revenue, we have expanded our sales force through our acquisition of New Tilt in April 2006, while reducing headcount in other areas, and have expanded into the healthcare and education sectors of the industry. Long-term cash requirements, other than for normal operating expenses and for commitments described in Note 8 to the financial statements, will be required for the development of new software products, enhancements of existing products, and the possible acquisition of other companies, products, or technologies complementary to our business. We continue to monitor cash flow and have developed a contingency plan to effect further reductions to headcount, infrastructure and capital expenditures, as necessary, to fund on-going operations. Except for the scheduled repayment of the senior notes payable described below, we believe that based on current revenue projections that cash flow from operations should be sufficient to meet our cash requirements and allow us to continue as a going concern through September 30, 2007. We expect that the proceeds from the planned public offering will be sufficient to repay the senior notes payable and will also

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provide additional working capital to fund current operations and to fund the long term cash requirements described above.

If we complete the acquisition of Objectware, we may be required to pay contingent consideration in the form of additional purchase price of up to $1,800,000, of which up to $1,000,000 will be payable in cash and $800,000 will be payable in common stock. The contingent consideration, if earned, will be payable quarterly over the three years subsequent to the closing of this acquisition. The shares of common stock issued pursuant to contingent consideration will be valued at the closing price of our common stock on the final business day of each quarter to which such payment applies. These payments are contingent upon Objectware generating positive earnings before interest, taxes and depreciation and amortization (“Post-Merger EBITDA”) as defined in the acquisition agreement, of at least $225,000 per calendar quarter during the 12 consecutive calendar quarters following the acquisition. For example, if the Post-Merger EBITDA in any quarter is at least equal to $250,000, our cash payment to Objectware’s former shareholder with respect to that quarter will be $83,333 and we will be required to issue a number of shares of our common stock equal to $66,667, priced as described above. Furthermore, if the Post-Merger EBITDA in any quarter is less than $250,000 but at least equal to $225,000, our cash payment with respect to that quarter will be reduced to $41,667 and we will be required to issue a number of shares of our common stock equal to $33,333.

As of March 31, 2007, as part of both the iapps and New Tilt acquisitions, we have remaining contingent acquisition obligations to both of these prior entities’ shareholders which are to be paid in cash up to a maximum of $175,000, $325,000 and $240,000 for the fiscal years ending September 30, 2007, 2008, and 2009, respectively provided that the contingent results are achieved. The contingent acquisition obligations of iapps and New Tilt are based on the achievement of positive EBITDA, as defined in the acquisition agreements.

Cash Flows

Operating Activities

Our net cash provided by (used in) operating activities was ($297,000), $130,000, ($733,000) and ($430,000) for the six months ended March 31, 2007 and 2006 and the fiscal years ended September 30, 2006 and 2005, respectively. The increase in cash used in operating activities corresponds to the increase in net loss during the periods as well as the increased working capital needs due to the increased volume of sales and the costs associated with becoming a public company.

At March 31, 2007, we had a working capital deficit of $3,324,000 compared to a working capital deficit of $340,000, $2,020,000 and $179,000 at March 31, 2006 and September 30, 2006 and 2005, respectively. The increase as of March 31, 2007 and September 30, 2006 was primarily a result of the $2,800,000 private placement completed in April 2006, offset by cash used in the acquisition of New Tilt, expenses of our initial public offering and net operating losses.

At March 31, 2007, we had receivables of $1,317,000. This compares to $841,000, $1,443,000 and $772,000 in receivables at March 31, 2006 and September 30, 2006 and 2005, respectively. The level of trade receivables at March 31, 2007 and 2006 and September 30, 2006 and 2005 represented approximately 51, 45, 36 and 38 days of revenues, respectively. We typically require 30-day terms from our customers. Our receivables can vary dramatically due to overall sales volumes, the timing of implementation of services, receipts from large customers, and other contract payments. Unbilled receivables at March 31, 2007 decreased $301,000 from September 30, 2006 principally due to the timing of billing in accordance with stated contract terms.

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Investing Activities

Net cash used in investing activities was $189,000, $69,000, $842,000 and $545,000 for the six fiscal months ended March 31, 2007 and 2006 and for the fiscal years ended September 30, 2006 and 2005. The major expenditures in the fiscal year periods were for cash payments for our acquisitions of iapps ($310,000) in December 2004 and New Tilt ($553,000) in April 2006. In addition to our cash payments for our acquisitions, we also incurred $150,000, $42,000, $126,000 and $113,000 in contingent consideration for these acquisitions for the six months ended March 31, 2007 and 2006 and for the years ended September 30, 2006 and 2005, respectively. We expect to incur more costs for future acquisitions and capital expenditures as well as contingent earn-out related to our prior acquisitions payments in the aggregate amount of $740,000 to be paid $175,000, $325,000, and $240,000 in our fiscal years ending September 30, 2007, 2008 and 2009, respectively. We expect to fund the investing activities described above, as well as future acquisitions from the proceeds of the offering. If the offering is not completed, we expect to fund these activities through a combination of private equity financings and through private and commercial debt.

Financing Activities

During the six fiscal months ended March 31, 2005 and the fiscal year ended September 30, 2005, we financed our working capital requirements primarily through short-term debt. In March 2005, we entered into a short term credit facility with a private commercial lender whereby we pledged certain receivables and received an 80% advance against these receivables with the additional 20% being received upon collection of the receivable. This credit facility carried 1.7% interest per month and certain fees and was terminated subsequent to the successful completion of the April 2006 private placement financing, proceeds of which were used to finance our working capital requirements for the fiscal six months ended March 31, 2007 and the fiscal year ended September 30, 2006 as well as finance our costs of becoming a public company.

In April 2007, we issued secured promissory notes to its Chief Executive Office and a member of the Board of Directors, aggregating $200,000.  The notes bear interest at a rate of 15 % per annum and shall be payable, along with the outstanding principal on the notes on the earlier of October 3, 2007 or the closing of our initial public offering.  The note holder’s security interest with regards to the notes is pari pasu to the security interest with the holders of the senior notes described in Note 7.

In May 2007, we, along with the holders of our senior notes payable, and the lender (the “Lender”) under the Financing Agreement (the “Agreement”) described in Note 7, entered into a subordination agreement wherein the note holders subordinated their security interest to the Lender up to a maximum of $375,000.  Also in May 2007, we amended the Agreement with the Lender to reduce the maximum borrowings allowed under the Agreement from $750,000 to $375,000.

Net cash provided by (used in) financing activities was ($9,000), ($65,000), $2,028,000 and $157,000 for the six months ended March 31, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively. The cash provided by financing activities in the year ended September 30, 2006 was primarily provided by the private placement of short-term debt of $2,800,000 described above, offset by $366,000 in associated fees. The net cash provided by financing activities for the fiscal year ended September 30, 2005 of $157,000 was primarily provided by the private commercial lending facility described above.

The short-term notes have a one-year term, the maturity which has been extended to July 5, 2007. If we are unsuccessful in completing this offering and we are unable to further extend the maturity of these obligations, we may be forced to raise additional funds to pay them through the issuance of additional debt or equity securities. Particularly in light of our limited operating history and losses incurred, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis, on acceptable

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terms or at all. In any of such events, our business prospects, financial condition and results of operations would be materially and adversely affected. As a result of any such financing, the holders of our common stock may experience substantial dilution.

If we are unable to increase our revenues and decrease our expenses, we will need to raise additional funds to finance our future capital needs. We may need additional financing earlier than we anticipate.

We currently do not have any variable interest entities. We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. We are, therefore, not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Capital Resources and Liquidity Outlook

We have been dependent upon raising private capital for short and long-term cash needs. In March 2005, we obtained a $500,000 credit line under which we could borrow up to 80% of our eligible outstanding accounts receivable. In connection with this credit line, the lender obtained a first priority security interest in all of our assets. This line of credit was increased to $750,000 on September 12, 2005 and was terminated on June 30, 2006 with the proceeds of the April 2006 private placement financing described above.

Material Weakness

In connection with the audit of our financial statements, our external auditors advised us that they were concerned that as of and for the years ended September 30, 2006 and 2005, our accounting resources did not include enough people with the detailed knowledge, experience and training in the selection and application of certain accounting principles generally accepted in the United States of America (GAAP) to meet our financial reporting needs. This control deficiency contributed to material weaknesses in internal control with respect to accounting for revenue recognition, equity and acquisitions. A “material weakness” is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement in the financial statements or related disclosures will not be prevented or detected.

In preparation for this offering, we engaged a consultant experienced in accounting and financial reporting who assisted us in preparing our financial statements. We have initiated the process of identifying candidates to assume newly created positions in our company, one of which will be at the vice-president level, with specific responsibilities for external financial reporting, internal control, revenue recognition and purchase accounting. Prior to preparing for the offering, our infrastructure was not conducive to external reporting in either the necessary systems or personnel. We intend to have these resources in place sometime during the third quarter of fiscal year 2007. The annual cost of these new positions and systems improvements is estimated to be between $250,000 and $350,000. In addition, the costs to bring our internal control documentation into compliance with SOX Section 404 are expected to be significant. During the process of implementing new systems, procedures and hiring personnel, we intend to mitigate the potential adverse affects of this material weakness by engaging with financial consultants and temporary staff to supplement our internal personnel requirements.

Inflation

We believe that the relatively moderate rates of inflation in recent years have not had a significant impact on our operations.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings or other relationships with unconsolidated entities or other persons.

Contractual Obligations

We lease our corporate headquarters in Woburn, Massachusetts. We also lease facilities in New York, New York; Washington, D.C.; and Bangalore, India.

Our other contractual obligations include certain equipment acquired under capitalized lease agreements that begin to expire in fiscal year 2009. We have no contractual obligations extending beyond five years.

The following summarizes our long-term contractual obligations as of March 31, 2007:

	(in thousands)
Payment Obligations by Year	FY 07	FY 08	FY 09	FY 10	FY 11	Totals
Operating leases (A)	$225	$197	$192	$230	$—	$844
Capital lease obligations	33	65	40	13	1	152
Contingent acquisition payments (B)	175	325	240	—		740
Short-term debt (including interest)	2,928	—	—	—	—	2,928
Total	$3,361	$587	$472	$243	$1	$4,664

(A)	Amounts shown are net of sublease income of $56, $112 and $47 in fiscal years ended September 30, 2007, 2008 and 2009, respectively.
(B)	The contingent acquisition payments are maximum potential earn-out consideration payable to the former owners of iapps and New Tilt. Amounts actually paid may be less.

Recent Accounting Requirements

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement – including the reversing effect of prior year misstatements – but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of a company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods. We have evaluated SFAS 108 and believe its adoption will not materially impact our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United State of America, and expands disclosures about fair value measurements. SFAS 157 prioritizes the inputs to valuation techniques used to measure fair value into a hierarchy containing three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active

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markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined on the lowest level input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability. SFAS No. 157 is effective for interim and annual financial statements for fiscal years beginning after November 15, 2007. Upon initial adoption of SFAS 157, differences between the carrying value and the fair value of those instruments shall be recognized as a cumulative-effect adjustment to the opening balance of retained earnings for that fiscal year, and the effect of subsequent adjustments resulting from recurring fair value measurements shall be recognized in earnings for the period. We are currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN No. 48 requires that we recognize the impact of a tax position in the financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings. We have evaluated FIN 48 and believes its adoption will not materially impact the consolidated financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are in the process of evaluating the impact of the adoption of this statement on our results of operations and financial condition.

Quantitative and Qualitative Disclosure about Market Risk

We do not use derivative financial instruments. We place our cash and cash equivalents in institutions that meet high credit quality standards. Our cash and cash equivalents are not subject to significant interest risks due to the short-term maturities of these instruments. As of March 31, 2007 and 2006 and September 30, 2006 and 2005, the carrying value of our cash and cash equivalents approximated fair value and we have concluded that there is no material market risk exposure. Therefore, no quantitative tabular disclosures are required.

BUSINESS

Overview

Bridgeline Software is a developer of on-demand Web software tools and a developer of award-winning Web applications that assist our customers to optimize business processes utilizing Web-based technologies. As a result, our solutions can improve the effectiveness of our customers by assisting them to increase sales, enhance compliance requirements, reduce administrative and operational expenses, improve customer loyalty, and enhance internal employee communication.

Our proprietary framework enables companies to add functionality on a per module bases, providing expandability and scalability. We have developed on-demand Web software tools framework that provides the following:

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•	Content Management
•	eCommerce Management
•	Relationship Management
•	eMarketing Management
•	Grants Management

Recent innovations in information technology have created opportunities to deliver software applications directly to users over the Internet in a subscription-based, on-demand business model. This model is made possible by the proliferation of high-speed, broadband Internet connectivity, open standards for application integration and advances in network availability and security. For the user, on-demand software eliminates the need for expensive hardware, software and internal IT support.

Our on-demand Web management tools are delivered through a “software as a service” business model in which we deliver our software over the Internet while providing maintenance, daily technical operation and support.

In addition to our on-demand Web management software tools and we develop award winning Web applications utilizing our tools for use over the Internet as well as for customers’ intranets and extranets. Our in-house team of Microsoft®-certified developers specializes in:

•	User experience development
•	Web application development
•	Search engine optimization

As of March 31, 2007, we have more than 90 active customers of which we had one customer generating 20% of revenue and no other customer generating more than 10%. As of September 30, 2006 our customers included Nomura Securities, The Bank of New York, Pfizer, Depository Trust & Clearing Corporation and John Hancock, which each comprised approximately 22%, 7%, 6%, 6% and 6% of our revenues, respectively, during the fiscal year ended September 30, 2006.

We have received multiple industry related awards. Awards and similar recognition we have achieved since 2002 include:

•	a Standard of Excellence Award and Outstanding Website Awards in the Web Marking Association’s WebAward Competition, an annual competition that names the best Web applications in 96 industries;
•
being selected as a finalist for numerous MITX Awards from the Massachusetts Innovation & Technology Exchange, which acknowledge the best creative and technological accomplishments in interactive technology emerging from New England;

•	being among the winners of several Axiem Awards, an international award program created to honor those who produce the best in all forms of interactive technology; and
•
winning Bronze and Merit Awards at the One Show Interactive Awards from The One Club for Art and Copy, Inc., which honor creativity and effectiveness in global communications in the area of interactive technology.

Market Opportunity

Based on our market research and analysis, we believe that the professional Web development market is fragmented. Consequently, we believe there is an opportunity for us to acquire many such companies, grow the acquired businesses under the Bridgeline Software name and thereby potentially create one of the largest interactive technology companies in North America. We believe that established yet small Web

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application development companies have the ability to market, sell and install Web-based software tools in their local metropolitan markets. In addition, we believe that these companies also have customer bases and a niche presence in the local markets in which they operate. We believe that by acquiring certain of these companies and applying our business practices and efficiencies, we can dramatically accelerate our time to market in areas other than those in which we now operate.

We target certain established Web application development companies that we believe have:

•	the complementary technical ability to market, sell and deliver Web-based software tools in their particular metropolitan market areas;

•	the desire to improve their profit margins by licensing our web software tools to their customer base;

•	an established base of customers with local market presence that can potentially accelerate our time to market in geographic areas where we do not currently operate;

•	the desire reduce development costs by leveraging our Bangalore, India development center; and

•	the desire to leverage certain centralized cost centers such as finance, human resources, legal, and marketing.

Acquisitions

Since our inception, we have consummated the acquisitions of five Web application development companies:

•	In December 2000, we acquired Streamline Communications, a Boston, Massachusetts-based company.
•	In February 2002, we acquired Lead Dog Digital, Inc., a New York, New York-based company.
•	In December 2004, we acquired Interactive Applications, Inc., a Washington, D.C.-based company.
•	In April 2006, we acquired New Tilt, Inc., a Cambridge, Massachusetts-based company.
•	In , 2007, we acquired Objectware, Inc., an Atlanta, Georgia-based company.

We believe these acquisitions contribute to our business strategy by providing us with new geographical distribution opportunities, an expanded customer base, an expanded sales force and an expanded developer force. In addition, integrating the acquired businesses into our existing operations allowed us to consolidate the finance, human resources, legal and marketing and other expenses of the acquired businesses with our own, reducing the aggregate of these expenses for the combined businesses, and resulting in improved over-all operating results.

The Web Services and Web Tools Marketplace

Web Services Market

The word “Web” is shorthand for the TCP/IP (or Transmission Control Protocol / Internet Protocol) standard that carries Internet traffic around the world and also the networking standard for the integration of the corporate enterprise, from the manufacturing floor and sales office to the boardroom and across the global span of the enterprise’s manufacturing, sales, and service locations. Web design and development is

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no longer just about creating attractive and functional Web sites; it has evolved to bear a very practical, commercial importance to many companies.

We believe that several ongoing developments have contributed to the complexity of the Web. Existing client-server applications with connections to resources - mainframes, minicomputers, and legacy data sources - have been redesigned using Web technology. ERP (enterprise resource planning), CRM (customer relationship management), SCM (supply chain management) and other enterprise-scale applications have been reconfigured as enterprise wide application services (Web services) with custom portals for each of the various corporate departments.

We believe that Web properties and Web applications will continue to increase in number and complexity. In order to differentiate themselves from competitors, we expect many companies to increase the use of sophisticated technologies in their Web sites in order to provide users with an enhanced experience, either with content that is graphically enhanced with motion video or with user interfaces that provide the look and feel of a desktop application without constant interaction with servers. We believe the trend toward increases in the use of sophisticated technology could accelerate if companies have access to tools that make the development of such client user interfaces easier and make Web site development an integral part of the broader information technology (“IT”) development life cycle.

International Data Corporation (“IDC”) estimates spending on Web services software was $2.33 billion in 2004, more than doubling from the prior year. With application developers continuing to enable and introduce more native Web service solutions, and a market for hosted services unfolding, IDC believes that applications will continue to represent a significant growth area for years to come.

Annual investments in Web services-based technologies are increasing. IDC’s Web Services Total Opportunity Model estimates that worldwide companies spent approximately $4.1 billion on Web services software in 2005, nearly double the amount spent in the prior year. Because Web services still represent an emerging market, growth rates appear high, but this volume represented only 2% of the total worldwide software market in 2005.

IDC identifies the following trends influencing the level of spending for Web services technology:

•
Many of the existing Web applications were developed from 1999 to 2003, utilizing older Web development technologies such as HTML. The Web applications developed were limited and did not provide significant operational efficiencies. Since 1999, there have been technological advancements in dynamic Web logic, open source standards, and broadband technologies. We believe these technological advancements combined with resurgence in information technology spending will fuel strong investments towards redeveloping legacy Web applications.

•
Many organizations will likely continue to experiment and expand their use of Web services by utilizing their existing base of technologies until volume and levels of complexity force review and investment, in particular for service-oriented management solutions.

•
A heavy influence on the timing and amounts of when organizations may determine to invest relates to the waves of major versions released by key vendors. For example, organizations may determine to wait until Microsoft meets market commitments on its Longhorn releases, and SAP customers may be interested in investing as prior versions of software are retired from support.

•
The conversion of software pricing models from traditional license models to more subscription-oriented methods will influence the rate of growth and overall size of the market, especially in the context of hosted applications and service, creating a normalizing effect.

According to IDC, one of the larger trends in the North American Web services market is the resurrection of the application service provider (“ASP”) model or on-demand model, empowered and

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enhanced via Web services standards and technologies. Our subscription-based OrgitectureTM Web platform provides customers with an integrated suite of on-demand Web-based tools designed to maximize organizational effectiveness, streamline Web site management and reduce operating costs. See “Products and Services - OrgitectureTM On-Demand Web Tools,” on page 56.

Software on demand is characterized by the software, services, and support offerings that are specifically built and designed for deliveries over the Internet. Providers of software on demand, such as Bridgeline, typically embrace a Web services architecture strategy, and customers share the same public infrastructure. The following are two defining characteristics of software on demand:

•	Software is built specifically for network delivery and is not deployed in-house; and

•	Software license and hosting revenue is combined such that the software license and hosting fees cannot be differentiated.

As the following chart describes, IDC estimates the worldwide software-on-demand revenues to be approximately $3.9 billion in 2006, growing to approximately $14.5 billion by the year 2011. This represents projected compounded annual growth rate of 29.5% per year over the next 5 years.

The Content Management Market

An organization’s Web properties (Internet, intranet, and extranets) can be among its most valuable assets. To maintain the value of these assets, the content within the sites must be current, accurate and dynamic. Product features, prices, investor information, press releases, customer communications, employee communications, and other content need frequent updating. These ongoing editing requirements can be time-consuming and costly. As a result, many organizations fall behind on content updates, greatly reducing the effectiveness of their Web properties. We believe that the combination of these critical communications requirements with heightened compliance requirements will result in a high demand for powerful, easy-to-use Web content management systems that have integrated work flow controls.

During the economic downturn in 2000, many companies de-emphasized Web content management for their Web properties, and, instead, focused their attention on cost containment and internal efficiency. We believe, however, that companies are again turning to Web content management to support their growth

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strategies, such as selling products via the Web and creating or supporting new products and services through the delivery of content.

During the downturn, we believe many chief information officers interested in Web content management decided their custom-built Web sites were sufficient to meet their business objectives and postponed replacing them with Web content management systems. Based on information provided in a report released by Forrester Research in February 2006, we believe many chief information officers and architecture groups are revisiting their past enterprise content management strategies and are planning to replace their custom Web sites with Web content management systems during the next 18 months.

We believe many of the new systems being planned will be second-generation Web sites, i.e., they will support and synchronize complex Web environments consisting of multiple Web sites housed in difference physical locations. The newer systems will be required to manage changes to code and to distribute content and code from multiple Web content management vendors within a network of Web sites.

The following chart projects the revenues derived from Web content management systems from the America’s. The projections exclude other service revenue that can also be derived from training, consulting, and system integration.

We believe that a new class of applications is now expanding that combines data and content in support of business processes or new content-related products, and, accordingly, a growing number of companies have now prototyped or piloted these applications and are looking to expand them. Examples of content-related applications include a restaurant that plans to use digital content instead of traditional photographs to show food items, a hotel that uses its Web site as an extension of its concierge service, or an automotive manufacturer that uses its Web site for customers to buy, service, maintain, and track payments for their vehicles.

IDC reports that a growing number of companies are turning their attention to digital assets such as digital photographs, graphics, and logos. In certain cases, organizations need a specialized digital asset management product to support high volumes of digital assets, searching for assets based on the content itself - in addition to metadata, displaying thumbnails, and managing video and audio. IDC states that a number of companies are using their Web content management systems to manage digital assets rather than

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buying a specialized digital asset management product and expects this trend to increase in 2006 and beyond.

The Web Analytics Tool Market

Web analytics, the measurement of the behavior of visitors to a website, generally focus on a single Web site or an individual visiting a single Web site rather than the surfing habits of individuals as they move from site to site.

Site-independent analytics can be used to build a file of total surfing behavior for panels of known or anonymous individuals for marketing personalization. Web analytics provide real-time, actionable reporting that measures the effectiveness of Web sites and on-line marketing initiatives. Web analytics tools identify and track the factors that uniquely affect a Web sites success, providing insight needed to optimize marketing efforts and drive company online business success.

 We believe that over the past five years Web sites have evolved from being brochure-ware type Web sites to highly functional Web applications. Increasingly, organizations are demanding statistical data from their Web applications fueling a growing Web analytics market.

According to IDC, on-demand Web analytics constitute an increasing proportion of new business among the larger vendors. We believe that this growth constitutes penetration into previously installation-only verticals, such as financial institutions. In addition, we believe that the on-demand implementation short circuits much of the negotiation process that marketers would otherwise have to conduct with their IT departments. An interesting side effect of the on-demand business model is the ability to glean information on actual adoption and feature usage far beyond the limits of focus groups, labs, and survey questionnaires.

According to IDC, the Web analytics market is a growing market expected to reach more than $600 million by the end of 2010. (See the following chart.)

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Worldwide Web Analytics Software Applications Forecast

Source: IDC, June 2006

We are currently developing an on-demand Web analytics software product. We currently expect to launch and introduce this native .NET on-Demand Web analytics product to our customer base by December 2007.

Products and Services

Web Development Services

We provide an explanation of each term below. By providing scalable Web software tools with award-winning Web application development capabilities, we provide our customers with complete solutions that optimize business processes through Web-based technologies.

We believe this strategy results in a stronger relationship with our customer base, creating and maintaining a repeatable business model.

Web Application Development

Our in-house team of Microsoft®-certified developers develops award-winning custom Web applications. These Web applications include business-to-business Web properties such as broker-dealer extranets, employee intranets, case management systems, eRecruiting applications, on-line performance evaluation systems, and dynamic eCommerce sites. Our development teams utilize programming tools such as ASP, .NET, HTML, XML, Cold Fusion, Java Script, CGI/Perl, and Flash. Our Web development expertise includes:

•	Internet sites
•	Intranet sites
•	Extranet sites
•	eCommerce
•	Database development

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Our developers are proficient in C, C++, J2EE and Microsoft .NET development frameworks for back-end integration. We use these and other tools to integrate with back-end databases (SQL, Oracle, DB/2, mySQL), application servers (IIS/MTS, Oracle, WebSphere, Apache/Tomcat, J2EE servers, Sun), Web services and legacy systems. While our front-end design teams provide the appropriate look and feel for the display of the data, it is the job of the back-end teams to ensure that the data is available to the front-end systems. Depending on business requirements and goals for the Web application, our technical design teams employ data caching, parallelism, threading and other techniques to ensure that the data is made available to the front-end in the most efficient and reliable manner.

We develop Web applications utilizing our own Web software tools such as netEDITOR® or OrgitectureTM, providing a complete end to end Web-based solution.

Information Architecture

Information architecture is a design methodology focused on structuring information to ensure that users can find the appropriate data and complete their desired transactions within a Web site or a Web application. Understanding users and the context in which they will be using a Web application is core to Information Architecture. Information architects try to put themselves in the position of a typical application’s user to better understand a user’s characteristics, behaviors, intentions and motivations. At the same time, the information architect develops an understanding of a Web application’s functionality and data structures. The understanding of these components enables the architect to make more educated decisions about the end user and then translate those decisions into site maps, wire frames and clickable prototypes.

Information architecture forms the foundation of a Web application’s usability. The extent to which a Web application is user-friendly and is widely adopted by a user base is primarily dependent on the success of the information architecture. Information architecture defines how well users can navigate through a Web site or application and how easily they can find the desired information or function. As Web application development becomes more standard and commoditized, information architecture will increase as a differentiator for application developers.

We provide information architecture for most of the Web applications we develop.

Usability Engineering

The Web was originally conceived as a “hypertextual” information space, in which users could store data through computer programs that allow other users to create and link fields of information at will and to retrieve the data nonsequentially. The development of increasingly sophisticated user interfaces and applications, however, has fostered the Web’s use as a remote software interface. This dual nature has led to much confusion, as user experience has been mixed. Today, usability engineering is a critical component towards developing any successful Web-based application.

We believe that a majority of Internet users leave a Web site after viewing the first page. A Web property (Internet Web site, intranet site, or extranet site) has one chance to make a first impression on a potential user. By integrating usability into traditional Web development life cycles, we believe our usability engineers can significantly enhance a user experience. Our usability professionals provide the following:

•	Usability audits
•	Information architecture
•	Process analysis and optimization
•	Interface design

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•	User testing

Our systematic and user-centered approach to Web development focuses on developing Web properties that are intuitive, accessible, engaging, and effective. Our goal is to produce a net effect of increased traffic, improved visitor retention, increased user productivity, reduced user error, lower support cost, and reduced long-term development cost.

Rich Media Development

Rich media is a combination of interactive digital media such as video, audio, and animation that often includes user interaction. Rich media with its movement, sound and emotive quality provides designers with a tool set more powerful than text and graphics alone. Its dynamic movement and sound is compelling and engaging to users. The more emotive a message, the more appropriate rich media is for communicating it.

Rich media impact on the Web is much wider than online advertising. E-learning applications often use animations to convey processes more effectively than text and diagrams. Rich media content and rich media interactions are becoming more common in Web applications user interfaces and when used appropriately provide a richer user experience.

We develop custom rich media applications such as sales training, product launches, and enhanced corporate communication via the web.

 e-Training Applications

We believe e-Training is both a valuable tool for employee development and to enhance and extend relationships with customers. We believe effective e-Training solutions must go beyond formatting existing content to fit on a computer screen. Our experience in developing e-Training applications helps to improve user comprehension and retention.

Our e-Training applications combine video, audio, animation, and interactive quiz elements, all supported by a strong technical back-end, allowing customers to enjoy benefits such as:

•	Flexibility: accessibility via Internet, intranet, or extranets
•	Savings: reduced training costs and related expenses
•	Convenience: 24/7 availability at the user’s discretion
•	Longevity: post-learning usage of updatable resources

On-Demand Web Tools - OrgitectureTM

Our OrgitectureTM platform provides customers with an integrated suite of on-demand Web-based tools designed to maximize organizational effectiveness, streamline Web site management and reduce operating costs. Orgitecture offers the stability, reliability and economies of scale of a subscription-based service, along with the flexibility of a fully customized enterprise solution.

Developed on open source standards, Orgitecture facilitates the development and deployment of complex Web properties. Web solutions developed on Orgitecture are modular by design, so customers can add functionality as their needs evolve. Every Orgitecture Web site is customized by our developers to meet the unique needs of its end users. Software modules include: Web content management, logic-based survey tools, discussion boards, resource libraries, calendaring, email newsletters, user management, and online registration.

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Relationship Management Module: We believe that the more a customer knows about the history of its relationships with those involved in its business operations, the more effective its communications will be. Orgitecture’s relationship management module enables organizations to capture, track, manage and analyze key constituent information, including contact and demographic data, billing records, professional interests, event attendance, and other relevant data. The relationship management module can also be integrated with Orgitecture’s content management module to drive the delivery of personalized content.

Web Content Management Module: A Web site can be among an organization’s most valuable assets. In order to properly maintain the value of that asset, the content within the site must be current and accurate. Program updates, policy alerts, press releases, member communications, donor communication and other content require frequent updating. Orgitecture is a browser-based content management module that gives a customer control over its site without requiring coding or technical expertise. A customer needs only a standard Web browser to change site content quickly, eliminating reliance on a dedicated technical webmaster. With built-in support for workflow processes, image management, document management and group security, Orgitecture’s Content Management Module allows the responsibility for site management to be distributed as needed to a customer’s program, communications and to administrative or executive staff.

eSurvey Module: We believe the Internet is the single most effective way to capture information and metrics regarding key constituents. With Orgitecture’s highly configurable eSurvey module, customers can capture, measure and analyze time-sensitive information gleaned from their target audiences. Online surveys can be created, modified and deployed within minutes – all using a simple Web interface.

eNewsletter Module: We believe that effective email outreach and eNewsletters can significantly increase the traffic to a customer’s Web site. Our eNewsletter module allows for the dissemination of information from customer Web sites. The module can be seamlessly integrated with Orgitecture’s content and relationship management modules, so that customers can send targeted newsletters to key constituents – by region, interest area, membership status and other criteria. eNewsletter templates are aligned with the look and feel of a customer’s Web site and linked directly to its content to ensure a consistent user experience.

eCommerce Module: We believe that the amount spent purchasing products on-line or making on-line donations has more than doubled over the past few years. We believe organizations that have well executed online initiatives can encourage their customers or contributors to purchase products online or make online donations. Orgitecture’s eCommerce module contains sophisticated shopping cart tools and provides customers with secure transaction capabilities, reliable order processing and fulfillment, receipt generation and inventory control.

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Event Registration Module: We believe that face-to-face events deliver the greatest return on investment in marketing, while strengthening customer and vendor relationships. The cost of managing and organizing events can be significantly reduced through effective online event management tools. Customers have the ability to streamline administrative processes with Orgitecture’s Event Registration Management module. Customers set up either free or paid events using a secure portal that integrates with a customer’s Internet merchant account. Through this module, customers can track registrations, request RSVPs, send reminders and manage attendance. This module can also be seamlessly integrated with Orgitecture’s Relationship Management system to pre-populate registrants’ data and track attendance.

Integrated Grants Management Module: Using the Web for grants management can significantly reduce workload, minimize redundancy and streamline key business processes. For grantmaking foundations, the Orgitecture platform supports integrated grants management – from eligibility screening and online application processing to grantee reporting. We can help organizations and foundations capture data on the Web and integrate it with their existing grants management systems. Similarly, we can integrate a customer’s internal systems with its Web site to ensure that relevant and timely grants data is easily accessible and searchable online.

Web Content Management Software- netEDITOR®

Most companies outsource Web development, while content such as text, graphics, and rich media is generally developed in-house. However, our experience suggests that most organizations are not adept at Web content publishing and Web content managing. Content management and content publishing can be very complex and costly when there is a large volume of content produced by multiple contributors throughout an organization. We believe that for many companies, developing internal support for Web content publishing is challenging and without proper management and centralization of Web production, these companies may encounter production delays and increased costs.

Furthermore, the volume of content changes on a Web site can be variable, causing unpredictable variances in the workload for Web resources, often resulting in serious bottlenecks in content publishing. We believe that regardless of whether the content is managed internally or outsourced, the total cost of ownership for Web applications will continue to increase.

   We have developed a software solution to the content management challenge. Our proprietary content management software solutions, netEDITOR® and netEDITOR-proTM, provide non-technical users the ability to create, edit, and publish content via an easy to use, browser-based interface at a lower cost than most commercial solutions. These products are suitable for both simple and complex content management requirements.

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Workflow is an important feature of netEDITOR®. Multiple levels of approval ensure that content is always reviewed and approved before it gets published. Customers can easily build either serial or parallel custom workflow processes within the system for individuals or groups in order to meet specific organizational needs. E-mail helps facilitate this process by notifying participants of any pending action that is required.

Anyone with basic computer knowledge should easily be able to configure the workflow within netEDITOR for a complex, larger organization that has strict regulatory policies or a simple, single person environment.

The following workflow and user/group rights can be implemented out of the box using netEDITOR® :

•	Editors: Have rights to contribute content in identified areas of the site.

•	Approvers: Responsible for reviewing and either approving or rejecting content for particular areas of the site.

•	Publishers: Ultimately responsible for final review and publishing of content. These users can post content to the live site.

•	Administrators: Responsible for administration of the system. Administrators have the ability to add/modify/delete users, groups, permissions, content sections, site structure, and content workflow.

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Our netEDITOR product offers core functionality that we believe many companies need in a content management system that is easy to implement and maintain. We believe we have eliminated the complexity of web content management. We offer netEDITOR to mid-market and larger companies.

Research and Development

During our fiscal year 2005, we established a research and development center in Bangalore, India in conjunction with our new On-demand Software Development initiative described below. For the periods ending September 30, 2006 and 2005 expenses related to technology development activities were $176,000 and $43,000, respectively. In addition, on an on-going basis since our inception, we have derived technology benefits from engagements with our customers; however it is not possible to track and quantify such costs separately for any periods.

New On-demand Software Development Initiative

Our current on-demand software platform, OrgitectureTM has been developed in Cold Fusion and has limited scalability. We have developed a new on-demand software product framework in .NET that we believe will provide significant enhancements and scalability. This software product framework is named iApps®.

Business processes, regardless of industry or vertical market, fall into common categories. For example, all companies must deal with issues surrounding security, workflow, version control and user management. While the processes of individual entities may vary they can generally be classified in their simplest form as mentioned above. We have developed a .NET based application development framework based on these common classifications.

As seen in the following diagram, the iApps® framework includes multiple software components to support security, workflow, version control and user management, which we believe will empower companies or developers to create Internet-based applications with advanced business logic, state-of-the-art graphical user interfaces and improved quality all in a shorter timeframe with less coding that was is now typically required.

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The iApps® framework will allow us to develop custom Web applications based on analyzing and optimizing our customer’s business processes and then map the results to a common software component solution. While we believe that is a very powerful concept by itself, the real synergies come together when we launch our product suite developed on the iApps® framework. To support our customer base’s Web related initiatives, the product suites in development will include the following:

•	iApps® Content Manager
•	iApps® Web Analytics
•	iApps® Marketier
•	iApps® Digital Asset Manager
•	iApps® Commerce
•	iApps® Grants Manager

While each product suite will be used as a stand-alone solution, each product will utilize the iApps® common underlying framework. This means once a customer has a product suite installed (which requires that the entire iApps® framework be installed as well), any of the other product suites could be integrated quickly, efficiently, and cost effectively.

Recent innovations in information technology have created opportunities to deliver software applications directly to users over the Internet in a subscription-based, on-demand business model. This model is made possible by the proliferation of high-speed, broadband Internet connectivity, open standards

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for application integration and advances in network availability and security. For the user, on-demand software eliminates the need for expensive hardware, software and internal IT support.

The newly developed on-demand iApps® framework and related software suites will be delivered through a software as a service business model, in which we deliver our software over the Internet while providing maintenance, daily technical operation and support. In addition if larger customers desire, the iApps® framework and related product suites can be provided as a stand-alone system (i.e., installed at a client site). We believe this is a competitive differentiator.

We have recently announced the iApps® framework and we expect to begin releasing the first of six on-demand product suites in late June of 2007.

Development Center in Bangalore, India

In 2003, we formed a wholly owned subsidiary, Bridgeline Software, Pvt. Ltd., as our software development center located in Bangalore, India. Bangalore, India is an emerging global center for software development activities and IT services. This technologically rich region allows us to hire talented Web application developers and software engineers at comparatively lower compensation rates. This offshore development center reduces our Web application development cost, improves development productivity, increases profit margins and our overall competitiveness in the area of Web services. By working with our own employees in India rather than outsourcing the software development work, we have greater control over the quality of work and are able to set the priorities of the group.

In addition to assembling a quality Web Services programming team, our India operation has a dedicated research and development team of engineers that focuses exclusively on the continued development of the netEDITOR®, OrgitectureTM, and future native .Net Web software tools.

Customers

We primarily serve five vertical markets that we believe have a history of investing in IT enhancements and initiatives. These vertical markets are:

•	Financial services
•	Life sciences
•	High technology
•	Foundations and non profit organizations
•	Federal and state government agencies

Our business development teams and marketing resources focus our efforts on middle market and large organizations (i.e., $100 million and higher in annual revenues, or organizations that have over 500 full-time employees).

We have more than 90 active customers including companies such as Nomura Securities, The Bank of New York, Pfizer, Depository Trust & Clearing Corporation and John Hancock, comprising approximately 22%, 7%, 6%, 6% and 6% of our revenues, respectively, for the fiscal year ended September 30, 2006.

The loss of business from any of these customers, and in particular Nomura Securities, could substantially reduce our net sales and results of operations and could seriously harm our business. See “Risk Factors – Only a few customers account for a substantial portion of our revenues, and the loss of any of these customers could substantially reduce our net sales.” Nomura Securities has been a customer since 2002. Our relationship with Nomura Securities is non-exclusive and may be terminated by either party with 30 days written notice. Our Bridgeline Software Pvt. Ltd. subsidiary has an independent relationship with Nomura Securities under which it provides

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Nomura Securities with software development services on a non-exclusive basis. That relationship may also be terminated by either party with 30 days written notice.

Growth and Expansion Strategy

We believe that the Web services/Web tools industry is a rapidly growing fragmented marketplace that presents significant consolidation opportunities. We believe, based on our market research and analysis, that there are over 2,000 Web development companies in North America. We believe many of these entities are profitable, with annual revenues between $1 million and $5 million.

As we develop additional Web-based scalable product solutions, we believe our North America geographical expansion will allow us to leverage our products, rapidly increase our customer base, and enhance our market position. We currently have sales and implementation teams in Boston, Massachusetts, New York, New York, Washington, D.C., and Atlanta, Georgia. We believe each major metropolitan market selected is poised to grow. We plan to implement two expansion initiatives over the next several years:

Organic Growth - We believe we will experience organic revenue growth in our geographical regions once we are established in each such geographical region. No assurance can be given, however, that we will be able to maintain a consistent level of, or any, organic growth. Many of the risks identified elsewhere in this prospectus could materially and adversely affect our ability to grow organically as well as our business, financial condition and results of operations as a whole. See “Risk Factors.”

We have defined sales and marketing activities to help enhance organic growth opportunities. Some of these activities are:

Four phase selling system: We use an accountable, strategic engagement process developed specifically for target companies that require a mature professional approach. We believe it is critical to qualify each opportunity and to assure our skill set and tools match up well with the customer’s needs. An essential part of every engagement, we believe our Four Phase Engagement Process:

•	streamlines our customer qualification process
•	strengthens our relationship with our customer
•	ensures our skill set and tools match the customer’s needs
•	results in the submission of accurate proposals

Organic growth from existing customer base: We have specific programs that consistently market Bridgeline Software’s brand, services, and web software tools. Our business development professionals seek ongoing business opportunities within our customer base and within other operating divisions or subsidiaries of our existing customer base each month.

New customer acquisition: In the geographies we operate, we identify target customers within our vertical expertise (financial services, life sciences, high technology, foundations, and government). Our business development professionals develop an annual territory plan identifying various strategies to engage our target customers.

Customer retention programs: We use our own email marketing capabilities when marketing to our customer base. We email eNewsletters, internally generated whitepapers, and company announcements to our customers, in addition we host educational on-line seminars on a regular basis.

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New lead generation programs: We generate targeted leads and new business opportunities by leveraging a combination of on-line marketing and third party telemarketing services. We receive leads by maximizing our search engine optimization of our web site. Through our web site, we provide various educational white papers and promote upcoming on-line seminars. We also pay for banner advertisements on various independent newsletters, linked to our web site. We also participate and exhibit at targeted events to generate new leads.

Acquisitions - We plan to continue to acquire small, established Web development companies in various geographical locations in North America. We expect that each of the acquired companies will have the same core development expertise as we do, will have a complementary customer base to market our Web software tools, and will be a profitably run business. We anticipate that this strategy will enhance our time to market and our customer base, and will reduce local market entry risk.

We target profitable Web development companies with annual revenues of at least $2.5 million. We believe that by merging with us, these companies could benefit from:

•	Differentiation by marketing our content management software, netEDITOR®
•	Differentiation by marketing our on-demand Web tools from the OrgitectureTM platform
•	Improved margins by selling and licensing our Web software tools mentioned above
•	Improved margins by utilizing our development center in Bangalore, India
•	Improved sales by being a part of a larger company
•	Improved sales by adopting our 4-phase sales methodology
•	Improved internal reporting and communications
•	Reduced expense (centralized G&A, R&D, HR, legal, and marketing)
•	Liquidity for their shareholders

Our proposed strategy is to acquire an entity at a discount to public company trading multiples at a purchase price consisting of cash at closing, contingent earn-out payments payable upon the attainment of post-closing performance milestones, and our common stock.

Historical Acquisitions

Streamline Communications, Inc. - A Boston, Massachusetts-based Web application development company, acquired in December 2000.

Lead Dog Digital, Inc. - A New York, New York-based Web application development company, acquired in February 2002.

Interactive Applications Group, Inc. (“iapps”®) - A Washington, D.C.-based Web application development company, acquired in December 2004.

New Tilt, Inc. - A Cambridge, Massachusetts-based Web application development company, acquired in April 2006.

Objectware, Inc. - An Atlanta, Georgia-based Web application development company, acquired in       , 2007.

Competition

The market for our products and services, including Web application development services and Web software tools is highly competitive, fragmented, and rapidly changing. Barriers to entry in such markets

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remain relatively low. The markets are significantly affected by new product introductions and other market activities of industry participants. With the introduction of new technologies and market entrants, we expect competition to persist and intensify in the future.

Our products and services compete in two main markets: Web software tools and Web application development services.

Web Software Tools

We believe the principle factors that generally determine a company’s competitive advantage in the Web software tools markets include the following:

•
Product/service range:  Most existing developers of Web software tools offer their software tools without directly providing Web application development services and conversely existing Web application developers do not provide internally developed Web software tools.  To distinguish ourselves from the competition, we offer both Web application development services and related Web software tools to enhance the likelihood of the customer receiving a functional, scalable, expandable, and integrated web application from one source.

•
Expandability, rather than individual point solutions:  Our Web software tools share a single framework (common service layer), which allows for expansion of our Web software tools to include other software modules.  We believe that most of the competitive systems do not provide this level of expandability.

•
Ease of use:  Our Web software tools provide advanced navigation tools and a simple interface which allow our customers to use our software without substantial technical skills.  We believe this ease of use provides us with a competitive advantage in this competitive environment.

•
Customization flexibility:  Our Web software tools are customizable to meet our customers’ specific application requirements.  We believe this customization flexibility distinguishes Bridgeline from many of our competitors.

•
Reliability:Based on our interactions with customers, we believe our Web software tools generally meet the reliability expectations of our customers.  We believe this history of reliability is comparable with many of our competitors.

•	Low cost of ownership:We believe our Web software tools have a lower cost of ownership than the solutions provided by most of our competitors.

We believe that although we compete adequately with respect to the above referenced factors, our ability to continue to compete favorably is subject to a number of factors identified in the section titled “Risk Factors” above.

We face competition for Web software tools from three primary sources:

•	Established developers of individual point solutions such as a content management system, Web analytic systems, marketing management systems, or commerce systems.

Many companies develop software products that only provide a single Web software tool (such as a content management, Web analytics, marketing management or commerce system). Most of our competitor’s Web software tools are not on-demand systems and must be installed onto the end customer’s server. Our Web software tools were developed to provide the flexibility of an on-demand system or a server based system. We believe almost all of the competitive systems do not provide the expandability our products can provide. Because our products share a single framework (common service layer), we believe expanding any of our Web software tools to include our other software modules such as Web analytics, marketing management, and commerce is simple and seamless. In addition, because our software modules all share the same framework (common service layer), we believe our collective software suites are very effective when combined. Lastly, we believe our Web software tools have a lower cost of ownership then most of our competition.

In the fragmented content management market, we believe FileNet Corp. and Vignette Corp. to be strong market leaders. In what we believe is an emerging Web analytic system market, Web Side Story Inc., Web Trends, and Omniture Inc. have strong leadership positions. We cannot identify any one single dominant competitor in the fragmented on-line marketing management system market and the market for commerce systems.

•	Established developers of other individual point solutions such as customer relationship management systems who plan to expand their product offering into our space.

We believe established companies that have developed stand alone software products in the customer relationship management market or possibly the business intelligence markets will be seeking opportunities to expand their product capabilities or product offerings in a manner that would be competitive to one or all of our web software tools.

•	Large internal IT teams that have the ability to internally develop their own custom applications.

Very large companies have their own internal IT and application development staff locally and offshore. Some large companies may decide to develop their own content management system, Web analytic system, on-line marketing system, or commerce systems that are specifically tailored to their requirements. We believe our Web software tools are superior to these home-grown solutions and provide a stronger upgrade path for future benefits and features.

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Web Application Development Services

We believe the principle factors that generally determine a company’s competitive advantage in the Web application development markets include the following:

•
 Product/service range:  Most existing developers of Web software tools offer their software tools without directly providing Web application development services and conversely existing Web application developers do not provide internally developed Web software tools.  To distinguish ourselves from the competition, we offer both Web application development services and related Web software tools to enhance the likelihood of the customer receiving a functional, scalable, expandable, and integrated web application from one source.

•
Subject matter expertise:Our primary focus is serving clients in a small number of vertical markets, including financial services, life sciences, foundations and non-profit organizations, and high technology.  This focus allows us to invest in the development of in-house expertise in each of these subject matters.  We believe this in-house expertise allows us to better serve our customers and may provide a competitive advantage.

•
Diversified technical expertise:Our employees have experience in interface design, information architecture, .NET programming and project management.  Each of our geographic offices has professionals on staff in these core roles.  We believe this diversity of technical expertise in each of our geographic locations assists us in serving our customers and may provide a competitive advantage.

•
Reliability:Based on our interactions with customers, we believe our Web application development services generally meet the reliability expectations of our customers.  We believe this history of reliability is comparable with many of our competitors.

•
Location and accessibility:We believe having multiple geographic locations helps us to serve our clients located in those geographic locations and may provide us with a competitive advantage over competitors with centralized offices.

•
Low cost of ownership:In part due to our off-shore development facility in Bangalore, India, we believe our Web application development services have a lower cost of ownership than the services provided by most of our competitors.

We believe that although we compete adequately with respect to the above referenced factors, our ability to continue to compete favorably is subject to a number of factors identified in the section titled “Risk Factors” above.

We face competition for Web application development from two primary sources:

Independent Web application development companies. Our research shows that there are almost 2,000 custom Web application development companies in North America alone. Over half of the custom Web application development companies in North America are very small firms, with less than 20 employees. We believe the combination of providing our own suite of Web software tools that can be customized with our Web application development capabilities is a very strong competitive differentiator. We also believe that having multiple geographical locations and a low cost off-shore development facility in Bangalore, India, provides us with a much needed competitive advantage in the highly fragmented industry. Also, we estimate Razorfish, a large division of aQuantive Inc., and Agency.com Ltd., to be as market leaders in this space.

Larger companies who have internal Web application development capabilities on staff. Very large companies have their own internal IT and application development staff, locally and offshore. Some large companies may decide to develop their own custom Web applications internally. We believe many large companies see the benefit of hiring an independent application development companies such as Bridgeline.

Many of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do and thus may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Also, many current and potential competitors have wider name recognition and more extensive customer bases that could be leveraged, thereby gaining market share to our detriment. Such competitors may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies, and offer more attractive terms to purchasers than we can.

Intellectual Property

We have no issued patents and have not applied for patent protection in any jurisdictions. We rely upon copyrights, trademarks, trade secrets, confidentiality agreements, proprietary know-how and continuing technological innovation to remain competitive. We require all employees and consultants to execute a non-disclosure, non-compete and technology transfer agreement upon hire. We continue to seek ways to protect our proprietary technology and trade secrets.

We have registered the trademarks “Bridgeline,” “iapps”, “netEDITOR” and “Projectware” with the United States Patent and Trademark Office. We claim common law rights in the trademark “Orgitecture”, “netEDITOR-pro” and “Objectware.”

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Properties

Our headquarters are located twelve miles north of Boston, Massachusetts at 10 Sixth Road, Woburn, Massachusetts 01801. This office also serves as our New England business unit. The following table lists our offices, all of which are leased:

Location	Address	Size
Woburn, Massachusetts	10 Sixth Road Woburn, Massachusetts 01801	9,335 square feet, professional office space
New York, New York	104 West 40th Street New York, New York 10018	4,400 square feet, professional office space
Washington, D.C.	2639 Connecticut Ave., NW Washington, D.C. 20008	9,383 square feet, professional office space
Bangalore, India	71 Sona Towers, West Wing Millers Rd., Bangalore 560 052	7,800 square feet, professional office space
Norcross, Georgia	5555 Triangle Parkway Norcross, Georgia 30092	7,068 square feet, professional office space
Reston, Virginia	11440 Commerce Park Drive, Suite 502, Reston, VA 20191	1,413 square feet, professional office space

We also assumed a lease in conjunction with the acquisition of New Tilt in April 2006 in Cambridge, Massachusetts but operations were consolidated with our Woburn, Massachusetts facility and we are subleasing this facility effective January 15, 2007.

Employees

We have 106 full-time employees, of whom 39 are employed by Bridgeline Software Pvt. Ltd., our software development center in India. We have no unionized employees. The full-time employees include 83 that are in Web application/product development, 10 in sales and marketing, and 13 in general and administrative departments. We consider our relations with our employees, independent contractors and vendors to be good.

Legal Proceedings

In the normal course of business, we are subject to ordinary routine litigation and claims incidental to our business. We monitor and assess the merits and risks of pending legal proceedings. While the results of litigation and claims cannot be predicted with certainty, based upon our current assessment, we believe that the final outcome of any existing legal proceeding will not have a materially adverse effect, individually or in the aggregate, on our consolidated results of operations or financial condition.

MANAGEMENT

 The following table sets forth information regarding our directors and executive officers:

Name	Age	Position

Thomas Massie	45	Chairman, Chief Executive Officer and President

William Coldrick	65	Director (1)(2)(3)(4)

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Kenneth Galaznik	55	Director (1)(3)(4)

Robert Hegarty	44	Director(1)(2)(3)(4)

Gary Cebula	48	Executive Vice President, Treasurer, Corporate Secretary and Chief Financial Officer

Brett Zucker	35	Executive Vice President and Chief Technical Officer

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	Independent director.

The following table sets forth information regarding certain of our key employees:

Michael Matteo	42	Executive Vice President & General Manager, New York

Richard Schwartz	59	Executive Vice President and General Manager, New England

Erez Katz	XX	Executive Vice President and General Manager, Atlanta

Vikram Mudgal	38	Executive Vice President and General Manager, Bridgeline India

Miles Fawcett	37	Executive Vice President and General Manager, Washington, DC

Peter “Pip” Winslow	47	Executive Vice President of Human Resources

Donna Tramontozzi	53	Executive Vice President of Business Strategy

Robert Seeger	33	Senior Vice President of Business Development, New York

David Goldsmith	45	Vice President of Business Development, iapps

Jenny Quinn	43	Senior Vice President of Business Development, New England

William Matteson	61	Vice President of Merger Integration

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Board of Directors

Our Board of Directors oversees our business affairs and monitors the performance of our management. Our Board of Directors currently consists of four members who are divided into three classes. Each year shareholders elect the members of one of the three classes to three year staggered terms. The terms of our Class I Director (Mr. Hegarty), Class II Director (Mr. Galaznik) and Class III Directors (Messrs. Massie and Coldrick) expire in 2007, 2008 and 2009, respectively. Each director and executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our Amended and Restated By-laws. All officers serve at the discretion of the Board and are elected annually at the annual meeting of our Board held after each annual meeting of shareholders. Our Board of directors has determined that all directors (other than Mr. Massie) are independent as defined under the rules of the Nasdaq Stock Market.

Below are descriptions of the backgrounds of our executive officers and directors and their principal occupation for at least the last five years:

Thomas Massie has served as our Chairman of the Board, President and Chief Executive Officer since our inception. Prior to founding Bridgeline, Mr. Massie founded and took public two technology companies. From 1991 to 2000, Mr. Massie was the founder, Chairman of the Board and Chief Executive Officer of Focus Enhancements, a publicly held developer of proprietary video conversion ASIC chip technology that had technology alliances with companies such as Intel, Microsoft, Apple Computer, Thompson, Philips, SONY, Nokia, and Zenith. Mr. Massie led Focus Enhancements from concept to a public market capitalization of $230 million. From 1986 to 1991, Mr. Massie was the founder and Chairman of the Board of Mass Microsystems, a publicly held developer of proprietary multimedia products. Mr. Massie led Mass Microsystems from inception to a public market capitalization in excess of $75 million. From 2002 to 2007, Mr. Massie was a member of the Board of Directors of MapInfo Corporation, a publicly held company that develops location intelligence software solutions. Mr. Massie was the Chairman of MapInfo’s Corporate Governance Committee and a member of its Audit and Compensation Committees. In April 2007 MapInfo was acquired by Pitney-Bowes for over $400 million. In addition, Mr. Massie is a member of the National Association of Directors and was a non-Commissioned Officer in the United States Army, 101st Airborne Division.

William Coldrick has been a member of our Board of Directors since our inception. Mr. Coldrick is also the Chairman of the Corporate Governance Committee. Since 1993, Mr. Coldrick has served as Vice Chairman of the Board of Focus Enhancements. Since 1996 he has been a director of Advanced Electronics Support Products. From 1996 to 1998, he was Vice President and General Manager of Worldwide Channel Operations for the Computer Systems Division of Unisys Corp. From 1982 to 1991, Mr. Coldrick held several senior management positions at Apple Computer. In his last position at Apple as Senior Vice President of U.S. Sales, he was responsible for managing all sales, support, service, distribution and channel activities for the United States. During Mr. Coldrick’s tenure at Apple, his sales leadership assisted in the growth of Apple from $80 million a year to over $6 billion a year in annual sales. Before joining Apple, Mr. Coldrick spent fourteen years with Honeywell Information Systems, where he held several positions, including Director of Marketing. He holds a B.A. degree from Iona College in New Rochelle, New York.

Kenneth Galaznik has been a member of our Board of Directors and Chairman of the Audit Committee since 2006. Since 2005, Mr. Galaznik has been the Senior Vice President, Chief Financial Officer and Treasurer of American Science and Engineering, Inc., a publicly held supplier of X-ray inspection and screening systems with a public market cap of over $450 million. From August 2002 to February 2005, Mr. Galaznik was Vice President of Finance of American Science and Engineering, Inc. From November 2001 to August 2002, Mr. Galaznik was self-employed as a consultant. From March 1999 to September 2001, he served as Vice President of Finance at Spectro Analytical Instruments, Inc. and has more than 25 years of experience in accounting and finance positions. Mr. Galaznik holds a B.A. degree in accounting from The University of Houston.

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Robert Hegarty has been a member of our Board of Directors and Chairman of the Compensation Committee since 2006. Since 1999, Mr. Hegarty has been Managing Director of TowerGroup Securities & Investments Group, a capital markets and investment and wealth management division of MasterCard International. Before joining TowerGroup in 1999, Mr. Hegarty was vice president of trading systems at Putnam Investments in Boston, Massachusetts and was employed by Fidelity Investments in Boston for eight years, during which he served as vice president of technology of the institutional broker-dealer arm of Fidelity Investments and Fidelity Capital Markets. Mr. Hegarty holds an M.B.A. degree in finance and marketing from Babson College and a B.S. degree in computer science from North Adams State College.

Gary Cebula has been our Executive Vice President and Chief Financial Officer since our inception. From 1998 to 2000, Mr. Cebula was Vice President of Finance, Administration and Treasurer of Focus Enhancements, a publicly held developer of proprietary video conversion ASIC chip technology that had global distribution and technology alliances with companies such as Intel, Microsoft, Apple Computer, Thompson, Philips, SONY, Nokia, and Zenith. Mr. Cebula was a key contributor to Focus’ strategic initiatives, spurring a market capitalization growth from $45 million to $230 million during his tenure. Focus merged with Silicon Valley-based Videonics in 2000. From 1996 to 1998, Mr. Cebula was Chief Financial Officer of Hanold Holding Corporation, a manufacturer and distributor of educational products and services. From 1986 to 1996 he was Corporate Controller of Continental Resources, then a $125 million value-added reseller of computer system and integration services. A graduate of General Electric’s Financial Management Program, Mr. Cebula earned a B.S. degree in accounting and an M.S. degree in taxation from Bentley College.

Brett Zucker is our Executive Vice President and Chief Technical Officer. Mr. Zucker was the Director of Development and Delivery for Lead Dog Digital, Inc., a custom Web application development company Bridgeline acquired in 2002, and has served as Bridgeline’s Executive Vice President and General Manager. Prior to joining Lead Dog Digital in September 2000, Mr. Zucker served as Senior Producer at AppNet, where he was responsible for managing a team of project managers working on a wide range of custom development projects. Mr. Zucker holds a B.S. degree in Electrical Engineering from Cornell University and an M.B.A. degree from Harvard Business School.

Below are descriptions of the backgrounds of certain of our key employees:

Michael Matteo has served as our Executive Vice President and General Manager for our New York region since September 2006. From our February 2002 acquisition of Lead Dog Digital to April 2005, Mr. Matteo served as our Senior Vice President, operating out of our New York City office. In addition, Mr. Matteo was a member of our Board of Directors from February 2002 until December 2006. From May 2005 until October 2006, Mr. Matteo was the Chief Operating Officer of Telecom Infrastructure Corp., a privately held firm headquartered in New York City. Prior to our February 2002 acquisition, Mr. Matteo served as Lead Dog Digital’s Chief Executive Officer. Prior to joining Lead Dog Digital, most of Mr. Matteo’s career was spent working for AT&T in strategy, development, deployment and maintenance of complex information systems. Mr. Matteo earned an M.B.A. degree from the Wharton Business School and a B.A. degree in both Computer Science and Management Science from the State University of New York.

Richard Schwartz is our Executive Vice President and General Manager for the New England region. Since its inception in 1999 Mr. Schwartz was the President and Chief Executive Officer of Clock Tower Associates, LLC, a management consulting and application development firm focused on the life sciences and financial services industries. From 1995 to 1999 Mr. Schwartz was the Vice President for Sales and Services at Level 8 Systems, a middleware software development company, and Vice President of Software Development for Hyperion Software. Prior to Hyperion Software, Mr. Schwartz held management positions with Coopers & Lybrand, M/A-Com Telecommunications, General DataComm, and America Management Systems.  Mr. Schwartz earned a B.A. degree in Management Science from the University of South Florida.

Vikram Mudgal is Bridgeline’s Executive Vice President and General Manager of Bridgeline Software Pvt. Ltd. in Bangalore India. October 2005 to February 2007 Mr. Mudgal was the Director of

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Engineering for Bridgeline Software, India. Prior to joining Bridgeline Software, Mr. Mudgal has worked as head of the product division at the Bangalore based iSquareX, a company addressing a large Indian Manufacturing Sector. Mr. Mudgal spearheaded the product division overseeing product vision, roadmap, design and development. Mr. Mudgal was employed by Exxon Company U.S. where he assisted in the development of custom software to manage Exxon’s Terminals in United States and in Canada. He also architected and managed several projects at Exxon for their internal use. Mr. Mudgal holds a Bachelor of Engineering from the U.V.C.E, Bangalore.

Miles Fawcett is our Executive Vice President and General Manager of the Washington. D.C. region. Prior to joining the company in 2004, Mr. Fawcett was the President of Interactive Applications Group, Inc, a company he founded in 1994. We acquired Interactive Applications Group, a company which developed web applications for the nonprofit and foundation markets, in 2004. Mr. Fawcett oversees the direction of the Washington, D.C. office, including strategic planning, and operational management. In addition Mr. Fawcett is a member of our Executive Committee and Product Development Committee. Mr. Fawcett serves on the board of Men Can Stop Rape and is a judge in the Nonprofit and Government category for the Computerworld Smithsonian Awards. Mr. Fawcett graduated from the Park School of Communications at Ithaca College, and served two years on the faculty of American University Graduate School of Communications.

William Matteson is our Vice President of Merger Integration, and is responsible for the integration of new companies that we acquire. Prior to his current position, he was our Vice President of Business Development for New England, having joined our company at its inception. From 1995 to 2000, Mr. Matteson was President, chief executive officer and co-founder of Streamline Communications, a Boston-based Web application development company that we acquired in 2000. Prior to founding Streamline Communications Mr. Matteson held senior management positions at Hill Holiday, including Senior Vice President of Account Services and Managing Director of Europe. Mr. Matteson received a B.A. degree from Brown University.

Peter Winslow is our Executive Vice President of Human Resources. From 2003 to July 2006, Mr. Winslow was our Vice President of Marketing. From 2001 to 2003 Mr. Winslow was a principal of Top Gun Arena Management, Inc., a sports facility development and management company. From 1990 to 2001 Mr. Winslow was the New England Regional Business Manager for The Orvis Company, Inc. Mr. Winslow holds a B.A. degree from Tufts University.

Donna Tramontozzi is our Executive Vice President of Business Strategy. Prior to joining our company, Ms. Tramontozzi was co-founder and Chief Strategy Officer of New Tilt, where she was responsible for providing vision and thought leadership to the planning, design and delivery teams. We acquired New Tilt April 2006. From 1982 to 1997 Ms Tramontozzi held various management positions at Digital Equipment Corporation (now Hewlett-Packard). Ms. Tramontozzi most recent position at Digital Equipment Corporation was as Technical Director for a 1200-person software services organization. Ms. Tramontozzi received a B.A. degree in English and Secondary Education from Boston College.

Robert Seeger is Senior Vice President of Business Development for our New York region. Mr. Seeger was the Vice President of Business Development for Lead Dog Digital, a custom Web development company that we acquired in February 2002. Prior to joining Lead Dog Digital, Mr. Seeger worked for Western Industries, Inc. where he was commissioned with opening their New York Office. Mr. Seeger is a graduate of Rutgers University where he majored in Business and was captain of The Rutgers University football team.

David Goldsmith is Vice President of Business Development for our Washington, D.C. region. Mr. Goldsmith oversees business strategy, including business development and strategic partnerships. Mr. Goldsmith also consults with iapps customers on knowledge management, community building and online communications strategies. Mr. Goldsmith joined iapps in April 1997 after seven years with HandsNet, the first online network in the United States designed exclusively for nonprofit organizations working on issues

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of social and economic justice. Mr. Goldsmith holds a B.A. degree from Huxley College of Environmental Studies at Western Washington University.

Jenny Quinn is Senior Vice President of Business Development, for our New England region. Ms. Quinn has over 20 years experience as an account manager or sales executive for technology solutions and services firms. Prior to joining our company, Ms. Quinn was responsible for New Tilt’s business development. We acquired New Tilt in April 2006. Ms. Quinn holds a B.A. degree from Dartmouth College.

All of our executive officers and key employees devote their full-time attention to our business. No director or executive officer is related to any other of our directors or executive officers, and there are no arrangements or understandings between a director and any other person that such person will be elected as a director. There are no material proceedings to which any director, director nominee, executive officer or affiliate of our company, any owner of record or beneficially of more than five percent of any class of voting securities of our subsidiaries or our company, or any associate of any such director, officer, affiliate or security holder is a party adverse to us.

Directors’ and Officers’ Insurance

Though we do not maintain directors’ and officers’ liability insurance as of the date of this prospectus, we expect to obtain such a policy, with limits of $3 million, shortly after the completion of this offering.

Board Committees

Our Board has designated three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee. The Audit Committee assists the Board in the oversight of the audit of our consolidated financial statements and the quality and integrity of its accounting, auditing and financial reporting processes. The Audit Committee is responsible for making recommendations to the Board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. Our Audit Committee is comprised of Messrs. Galaznik (Chair), Coldrick and Hegarty. Our Board has determined that each of the members of the Audit Committee meets the criteria for independence under the standards provided by the Nasdaq Stock Market. A copy of the Audit Committee Charter is filed as an exhibit to the registration statement of which this prospectus is a part.

Audit Committee Financial Expert. Our Board has also determined that Mr. Galaznik qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-B. Mr. Galaznik is “independent” under Rule 10A-3 under the Securities Act. A copy of the Audit Committee Charter is filed as an exhibit to the registration statement of which this prospectus is a part.

Compensation Committee. The Compensation Committee evaluates the performance of our senior executives, considers the design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity compensation plans. In addition, the Committee also conducts reviews of executive compensation to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee is comprised of Messrs. Hegarty (Chair) and Coldrick, both of whom are independent directors. A copy of the Compensation Committee Charter is filed as an exhibit to the registration statement of which this prospectus is a part.

Nominating and Governance Committee. The Nominating and Governance Committee identifies candidates for future Board membership and proposes criteria for Board candidates and candidates to fill

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Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The Nominating and Governance Committee also annually assesses and reports to the Board on Board and Board Committee performance and effectiveness and reviews and makes recommendations to the Board concerning the composition, size and structure of the Board and its committees. Messrs. Coldrick (Chair), Galaznik and Hegarty, all of whom are independent directors, are the members of the Nominating and Governance Committee. A copy of the Nominating and Governance Committee Charter is filed as an exhibit to the registration statement of which this prospectus is a part.

Code of Ethics

Our Board has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Act that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics codifies the business and ethical principles that govern our business. A copy of the Code of Ethics is filed as an exhibit to the registration statement of which this prospectus is a part.

The Code of Ethics is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the ethics code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the Code of Ethics.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served:

•	as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;
•	as a director of another entity which has had an executive officer who has served on our compensation committee; or
•	as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

Underwriters’ Board Rights

Pursuant to the underwriting agreement relating to our initial public offering, we agreed, for a period of no less than two years, to engage a designee of the representative of the underwriters, mutually agreed upon by us and the underwriters, as an advisor to the Board. This advisor may attend Board meetings, receive all notices and other correspondence and communications sent by us to members of our Board and receive compensation equal to the highest compensation of our non-employee directors, excluding the chairs of our standing committees. In addition, the advisor is entitled to receive reimbursement for all costs incurred in attending Board or committee meetings including food, lodging and transportation. The advisor will have none of the duties, rights or powers of a director. Stephan Stein, Chief Operating Officer of Joseph Gunnar & Co., LLC, has been appointed as the designee.

Director Compensation

In the last fiscal year, none of our existing directors were compensated for their Board service.

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Our Board recently adopted the following compensation policy for our non-management directors:

Stock Grants. Outside directors will each receive annual grants of options to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant. The options will be granted in each year on the date of the annual meeting of stockholders. The options shall vest over three years in equal installments on the anniversary of grant. Each of the two new directors received options to purchase 25,000 shares of our common stock at $3.75 per share upon election to the Board.

Cash Compensation. Each outside directors will be compensated $1,500 for each meeting such director attends, whether in person or by telephone conference call.

Committee Chair Bonus. The Chair of our Audit Committee will receive an additional annual fee of $5,000. The Chairs of our Compensation Committee and Nominating and Corporate Governance Committee will each receive an additional annual fee of $2,500. These fees will be payable in lump sums in advance. Other directors who serve on our standing committees will not receive additional compensation for their committee services.

Travel Expenses. All directors will be reimbursed for their reasonable out of pocket expenses associated with attending meetings. For domestic travel, only coach airfare will be reimbursed; for international travel we will reimburse for business class.

Indemnification and Limitation of Director and Officer Liability

Our organizational documents contain provisions indemnifying our directors and officers to the fullest extent permitted by law.

In addition, as permitted by Delaware law, our Amended and Restated Certificate of Incorporation provides that no director will be liable to us or our shareholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision will be to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of the director’s duty of loyalty to us or our shareholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
•	any transaction from which the director derived an improper personal benefit.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required under Delaware law. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

The following table and discussions summarize all plan and non-plan compensation earned by or paid to our Chief Executive Officer and our three other most highly compensated executive officers for our last three completed fiscal years (the “named executive officers”).

SUMMARY COMPENSATION TABLE

						Long Term Compensation
	Annual Compensation					Awards
						Restricted	Securities
				Other Annual		Stock	Underlying
		Salary	Bonus	Compensation		Award(s)	Options/SARs
Name and Principal Position	Year	($)	($)	($)		($)	($)

Thomas Massie	2006	150,000	50,000	20,272	(1)
	2005	150,000	76,333	24,242	(1)
	2004	123,167	15,000	12,121	(1)
Gary Cebula	2006	122,083	45,000
	2005	120,000	10,000				100,000
	2004	123,167	20,000
Brett Zucker	2006	144,000	52,000
	2005	133,358	21,366				100,000
	2004	125,716	69,419
Robert Seeger	2006	119,375	254,085
	2005	123,333	157,748				50,000
	2004	101,375	212,290

(1) Represents life insurance premiums.

No executive officer received perquisites or other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the fiscal year.

The following table summarizes information related to grants of stock options (whether or not in tandem with Stock Appreciation Rights (“SARs”)) and freestanding SARs made during the fiscal year ended September 30, 2006 to each of the named executive officers specified below:

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OPTIONS/ SAR GRANTS IN THE LAST FISCAL YEAR
(INDIVIDUAL GRANTS)

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Thomas Massie	—	—	—	—
Gary Cebula	100,000	24.4	$3.75	06/01/15
Brett Zucker	100,000	24.4	$3.75	06/01/15
Robert Seeger	50,000	12.2	$3.75	06/01/15

The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers at September 30, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES

			Value of Unexercised
	Number of Securities Underlying		“in the Money”
	Unexercised Options at		Options at
	September 30, 2006		September 30, 2006 (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas Massie	40,000	—	$119,981	$	- 0 -
Gary Cebula	65,000	66,667	$157,481		$116,667
Brett Zucker	82,283	66,667	$225,410		$116,667
Robert Seeger	68,164	33,333	$197,390		$58,333

(1)
Options are “in the money” if the market value of the shares covered thereby is greater than the option exercise price. There was no public trading market for our common stock as of September 30, 2006. The value of unexercised “in the money” options at September 30, 2006 are determined by multiplying the number of shares underlying the options by the difference between the initial public offering price of $5.50 per share and the per share option exercise price.

 Employment Agreements, Termination of Employment and Change-In-Control Arrangements

Thomas Massie

We have entered into an employment agreement with Thomas Massie, our Chief Executive Officer, to provide executive management services. The agreement had an initial term of three years commencing on October 1, 2001 and was renewed in 2004 for another three-year term. The term of the agreement is automatically extended so that it always has an effective period of three years. For all services rendered to us, Mr. Massie is compensated in the form of initial base salary in the amount of $150,000 and an annual contingent bonus of at least $50,000, payable based upon goals mutually agreed upon by Mr. Massie and our Board of Directors. Both the annual salary and bonus are subject to periodic review and adjustment by our Board.

This agreement may be terminated by (i) us, in the event of Mr. Massie’s death, resignation, retirement or disability, or for or without cause, or (ii) Mr. Massie for good reason. In the event that Mr. Massie is terminated by us without cause or Mr. Massie resigns for good reason, he is entitled to receive severance payments equal to the greater of: (a) three years’ total compensation, including bonus amounts, or (b) $1 million.

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Named Executive Officers and Key Employees

We have entered into an employment agreement with each of our named executive officers and certain of our key employees, each for an initial term of one year. The term of each agreement automatically renews for successive periods of one year each unless terminated under the agreement. Each agreement sets forth the officer’s or employee’s initial base salary and annual contingent bonus.

Each agreement may be terminated by (i) us, in the event of the officer’s or employee’s death, resignation, retirement, or disability, or for or without cause, or (ii) by the officer officer’s or employee for good reason. Except in the case of Erez Katz, the former owner of Objectware, in the event that the officer or employee is terminated by us without cause or if the officer or employee terminates his employment for good reason, he is entitled to receive severance payments equal to six months’ salary plus the quarterly bonus paid to him for the two quarters immediately prior to the termination. In the event that Mr. Katz’ employment is terminated by us without cause or if Mr. Katz terminates his employment for good reason, (i) prior to the completion of three years from the initial date of the employment agreement, he is entitled to a severance payment of $750,000, or (ii) after the completion of three years from the initial date of the employment agreement, he is entitled to receive severance payments equal to twelve months’ salary plus the quarterly bonus paid to him for the four quarters immediately prior to the termination.

Each of these employment agreements also contains non-competition, confidentiality, indemnification and other terms and provisions customary for agreements of this nature. The foregoing is a summary of the material terms and provisions of the employment agreements with our named executive officers and key employee’s. Copies of the agreements with our named executive officers are filed as exhibits to the registration statement of which this prospectus is a part.

Amended and Restated Stock Incentive Plan

Our Amended and Restated Stock Incentive Plan, originally adopted in 2000 and amended and restated in August 2006, allows us to grant options and other forms of stock-based compensation to our officers, directors, employees and outside consultants and advisors. We have developed this Plan to align the interests of (i) employees, (ii) non-employee Board members, and (iii) consultants and key advisors with the interests of our shareholders and to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth.

The Plan is not subject to the provisions of the Employment Retirement Income Security Act, as amended (“ERISA”), and is not a “qualified plan” within the meaning of Section 401 of the Internal Revenue Code, as amended (the “Code”). The Plan is administered by our Compensation Committee which has exclusive discretion to select the participants who will receive awards under the Plan and to determine the type, size and terms of each award.

Shares Subject to the Plan. We may issue up to 1,400,000 shares under the Plan, subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions.

Administration of the Plan. The Plan is administered by the Compensation Committee. Except for certain non-discretionary option grants to certain of our directors described below, the Compensation Committee selects the individuals to whom options and awards are granted and determines the option exercise price and other terms of each award, subject to the provisions of the Plan.

Awards under the Plan. Under the Plan, the Compensation Committee may grant awards in the form of incentive stock options, as defined in Section 422 of the Code, options which do not so qualify, stock awards, performance share awards and stock appreciation rights.

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Options. The duration of any option shall be within the sole discretion of the Compensation Committee; provided, however, that any incentive stock option granted to a 10% or less stockholder or any nonqualified stock option shall, by its terms, be exercised within 10 years after the date the option is granted and any incentive stock option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the option is granted. The exercise price of all options will be determined by the Compensation Committee; provided, however, that the exercise price of an option (including incentive stock options or nonqualified stock options) will be equal to, or greater than, the fair market value of a share of our stock on the date the option is granted and further provided that incentive stock options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is not less than 110% of the fair market value of our stock on the date of grant.

The Plan provides that each director who is not an employee of Bridgeline, on the date of each annual meeting or special meeting in lieu thereof, shall automatically receive a grant of a non-statutory option for the purchase of 10,000 shares of Common Stock. Such option shall vest over three years on the anniversary of the date of grant at a rate of 33.33% per year until fully vested.

Termination of Employment. Unless the Compensation Committee provides otherwise in the terms of an option agreement, if the employment or service of a participant is terminated, options granted to such participant prior to August 18, 2006 will immediately cease to be exercisable and any options granted after that date will cease to be exercisable (i) immediately if the participant’s employment or service is terminated for cause or (ii) up to three (3) months after the participant’s employment or service is terminated without cause.

Termination or Amendment of the Plan. Our Board of Directors may at any time terminate the Plan or make such amendments thereto as it deems advisable, without action on the part of our shareholders unless their approval is required under the law. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual. Under Section 422(b)(2) of the Code, no incentive stock option may be granted under the Plan more than ten years from the date the Plan was amended and restated or the date such amendment and restatement was approved by our shareholders, whichever is earlier.

Lead Dog Digital, Inc. 2001 Stock Option Plan

As part of our acquisition of Lead Dog Digital, Inc. in February 2002, we assumed the Lead Dog Digital, Inc. 2001 Stock Option Plan. There are currently options to purchase a total of 98,731 shares of our common stock outstanding under this plan. We are not granting new options under this plan.

The Lead Dog Digital plan is not subject to the provisions of ERISA and is not a “qualified plan” within the meaning of Section 401 of the Code. The plan is administered by our Compensation Committee which has exclusive discretion to select the participants who will receive awards under the plan and to determine the type, size and terms of each award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan Agreements

All future affiliated transactions and loans entered into will be on terms that are no less favorable to us than were obtained from unaffiliated third parties. In addition, a majority of all disinterested and independent directors will approve future affiliated transactions and loans, and any forgiveness of such loans.

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On April 3, 2007, we issued a secured promissory note to each of Thomas Massie, our President and Chief Executive Officer, and William Coldrick, a member of our Board of Directors, each in the principal amount of $100,000, pursuant to which we borrowed money from Mr. Massie and Mr. Coldrick. Our obligations under such notes are secured by the security agreement we entered into as part of the April 2006 private placement transaction which was amended and restated on April 3, 2007.

In September 2002, we issued two convertible term notes to Thomas Massie, our President and Chief Executive Officer, in the aggregate principal amount of $312,000, pursuant to which we borrowed money from Mr. Massie from time to time. Our obligations under these notes were terminated as of September 7, 2006, and we have no further obligations to Mr. Massie under these notes. A security agreement pursuant to which we granted Mr. Massie a security interest in certain assets to secure repayment of these notes has also been terminated.

Participation in Private Placement

Mr. Massie and Mr. Coldrick each purchased one unit in our April 2006 private placement for $100,000. Mr. Seeger purchased one-half of one unit in our April 2006 private placement for $50,000. The terms of these transactions were identical to the terms on which all other investors participated.

Based on its services as placement agent for our April 2006 private placement, Joseph Gunnar & Co., LLC (“Gunnar”) received the cash and equity compensation described below:

Private Placement	Cash Fee		Number of Warrants	Exercise Price
April 2006 Private Placement	$280,000	(1)	112,000	$(2)

(1)	Does not include amounts paid by us to Gunnar as reimbursement for out-of-pocket expenses in connection with the 2006 private placement or for fees of Gunnar’s counsel.
(2)	Exercise price is equal to the offering price of our common stock in this offering.

We have entered into a Business Combination Services Agreement effective October 1, 2005 with Gunnar, pursuant to which Gunnar provides us with certain advisory services concerning potential acquisitions and transactions. The term of the agreement is for one year with automatic one-year renewals until either party elects not to renew and provides 90 days’ written notice prior to the commencement of the next renewal period or after the consummation of two business combinations during any term. During the term and any renewal periods, we are required to pay cash advances against success fees in the initial amount of $7,500 per month, which amount increased to $10,000 per month in May 2006, and will increase to $15,000 per month upon the completion of this offering. As compensation for its services, we are obligated to pay Gunnar, at the closing of a business combination (i.e., a merger, acquisition, sale or joint venture), a success fee equal to six percent of the total value of all cash, securities or other property paid in connection with the transaction. The success fee for each business combination consummated during the initial term or a renewal period is a minimum of $125,000 and a maximum of $375,000, net of the cash advances paid to Gunnar during the applicable period. We are also obligated to reimburse Gunnar for reasonable expenses incurred in connection with providing the advisory services. This agreement also contains exclusivity, indemnification and other terms and provisions customary for agreements of this nature. The foregoing is a summary of the material terms and provisions of this agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2007, the beneficial ownership of our common stock, as adjusted for this offering, by (i) each person or group of persons known to us to beneficially own more than

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5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers and (iii) all of our executive officers and directors as a group.

Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 2007 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The following table assumes (i) 7,277,250 shares of common stock are outstanding after closing of this offering based on shares of our common stock outstanding as of the date of this prospectus as calculated above, and (ii) no exercise of the over-allotment option. Unless otherwise indicated, the address of each individual named below is our address, 10 Sixth Road, Woburn, Massachusetts 01801.

	Number of Shares		Percentage of Outstanding Shares Owned
Name and Address of Beneficial Owner	of Common Stock Beneficially Owned		Before Offering	After Offering (1)
Thomas Massie	916,667	(2)	21.2%	12.2%
William Coldrick	57,223	(3)	1.3%	0.8%
Kenneth Galaznik	0		—	—
Robert Hegarty	0		—	—
Gary Cebula	164,999	(4)	3.8%	2.2%
Brett Zucker	164,786	(5)	3.8%	2.2%
Robert Seeger	220,188	(6)	5.1%	2.9%
Miles Fawcett	489,445	(7)	11.4%	6.5%
Peter L. Winslow	472,297	(8)	10.8%	6.3%
Fin Net, LLC	367,398	(9)	8.6%	4.8%
All executive officers and directors as a group (7 persons)	1,523,863	(10)	33.4%	19.6%

(1)	The percentages assume the issuance of 150,000 shares of common stock upon the exercise of the Underwriters’ Warrants which would be issued upon the sale of the shares in this offering.
(2)
Includes options to purchase 6,667 shares of common stock at an exercise price of $0.003 per share and 33,333 shares of common stock at an exercise price of $3.00 per share. Includes a warrant to purchase 10,000 shares of common stock at an exercise price of $.001 per share.

(3)	Includes an option to purchase 5,556 shares of common stock at an exercise price of $3.75 per share.
(4)
Includes options to purchase 6,667 shares of common stock at an exercise price of $0.003 per share, 25,000 shares of common stock at an exercise price of $3.00 per share and 33,333 shares of common stock at an exercise price of $3.75 per share.

(5)
Includes options to purchase 1,820 shares of common stock at an exercise price of $0.3573 per share, 16,797 shares of common stock at an exercise price of $1.0797 per share, 33,333 shares of common stock at an exercise price of $3.00 per share, and 33,333 shares of common stock at an exercise price of $3.75 per share.

(6)
Includes options to purchase 4,167 shares of common stock at an exercise price of $0.003 per share, 13,997 shares of common stock at an exercise price of $1.0716 per share, 33,333 shares of common stock at an exercise price of $3.00 per share and 16,667 shares of common stock at an exercise price

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of $3.75 per share. Includes a warrant to purchase 5,000 shares of common stock at an exercise price of $.001 per share.
(7)	Includes options to purchase 12,778 shares of common stock at an exercise price of $3.75 per share.
(8)
Includes warrants to purchase 104,899 shares of common stock at an exercise price of $3.75 per share (the vested portion of one warrant grant to purchase 31,667 shares) and $4.68 per share (the vested portion of two warrant grants to purchase 73,232 shares). Includes 367,398 shares held by Fin Net, LLC, as to which Mr. Winslow disclaims beneficial ownership. Mr. Winslow is Chairman and Managing Director of Fin Net, LLC.

(9)	Fin Net, LLC’s address is 33 Broad Street, Boston, MA 02114.
(10)	Includes options to purchase 276,781 shares of common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock as set forth in our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of March 31, 2007, there were 7,277,250 shares of common stock held by approximately 70 shareholders of record. There are no shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote per share on all matters. The common stock does not have cumulative voting rights, which means that holders of the shares of common stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We do not anticipate paying cash dividends on the common stock in the foreseeable future. See “Market for Common Equity and Related Stockholder Matters - Dividend Policy” on page 20 of this prospectus.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock we may designate and issue in the future with liquidation preferences greater than those of the common stock.

Other. The holders of shares of our common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable. Prior to the date of this prospectus, there has been no established public trading market for the common stock.

Preferred Stock

Our Board of Directors is authorized, without further shareholder action, to divide any or all shares of our authorized preferred stock into series and to fix and determine the designations, preferences and relative participating, optional or other dividend rights, liquidation preferences, redemption rights and

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conversion or exchange privileges. Our Board of Directors has no plans, agreements or understandings for the issuance of any shares of preferred stock. Preferred stock could be issued with rights and preferences that would adversely affect the holders of common stock. Preferred stock could be used as an anti-takeover device.

Common Stock Warrants

We currently have outstanding warrants to purchase an aggregate of 588,852 shares of our common stock at a weighted average exercise price of $1.16 per share.

In connection with our private placement of promissory notes in April 2006, we issued to the purchasers of those notes warrants to purchase an aggregate of 280,000 shares of our common stock at an exercise price of $.001 per share, of which 230,000 are outstanding at September 30, 2006. We have authorized and reserved for issuance the shares of common stock issuable upon exercise of the warrants.

In connection with that private placement in April 2006, we issued to Joseph Gunnar & Co., LLC, our placement agent, warrants to purchase an aggregate of 112,000 shares of our common stock at an exercise price equal to $           , the offering price of our common stock in our initial public offering. The warrants have a five-year term. We have authorized and reserved for issuance the shares of common stock issuable upon exercise of the warrants.

In addition, in connection with our initial public offering, pursuant to a warrant agreement between the warrant agent, Joseph Gunnar & Co., and us, we issued the underwriters of our offering warrants to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $     , which is 150% of the offering price of our common stock in the initial public offering. These warrants are exercisable beginning on     , 2007, which is six months after the completion of our initial public offering, and may be exercised for up to five years after the completion of our initial public offering. The exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.

In connection with the acquisition of iapps in December 2004 we issued warrants to purchase 72,527 shares of our common stock to Fin Net, LLC as compensation for investment banking services in connection with the acquisition of iapps. The warrants have an exercise price of $4.68 per share and a five-year term.

In connection with securing a commercial financing facility, we issued warrants to purchase 3,200 shares of our common stock to a private commercial lender pursuant to a financing agreement dated March 29, 2005. The warrants have an exercise price of $4.68 per share and a five-year term.

During 2001 through 2004, we issued to certain investment advisors warrants to purchase 160,542 shares of common stock for services rendered in connection with private placement sales of common stock with aggregate proceeds of approximately $4,700. The warrants are exercisable at $3.75 and $4.68 per share at any time within five years from the grant date.

The warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.

We are not required to issue any fractional shares of common stock upon the exercise of the warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay to holders of fractional shares an amount equal to the cash value of such fractional shares based upon the then-current market price of a share of common stock.

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Registration Rights

The holders of 796,667 shares of our common stock are entitled to certain piggyback registration rights with respect to the registration of the securities being offered under the Securities Act. If we register any securities for public sale for the benefit of any member of our management team or any stockholder who acquired the shares in connection with the sale of their business to us, other than for this offering or pursuant to a registration statement on Form S-4 or S-8 relating to our securities issued in connection with any business combination involving our company or shares issuable in connection with any stock option or employee benefit plan, the holders of these shares will have the right to include their shares in the registration statement.

Lock-up Restrictions

All of our shareholders and our directors and officers who own any of our securities, including warrants and options, have agreed in writing not to sell, transfer or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock owned by them prior to           , 2007 without prior written consent or waiver from the underwriters.

Anti-Takeover Provisions

Provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws could make our acquisition by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions are expected to discourage types of coercive takeover practices and takeover bids and to encourage persons seeking to acquire control to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Under this provision, we may not engage in any business combination with any interested shareholder for a period of three years following the date the shareholder became an interested shareholder, unless:

•	prior to that date our Board of Directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;
•
upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

•
on or following that date the business combination is approved by our Board of Directors and authorized at an annual or special meeting of shareholders, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

 Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested shareholder;
•	any sale, lease, exchange, mortgage, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

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•
subject to some exceptions, any transaction that results in the issuance or transfer by the corporation or any of its direct or indirect subsidiaries of any stock of the corporation or of any such subsidiary to the interested shareholder;

•
any transaction involving the corporation or any of its direct or indirect subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or of any such subsidiary beneficially owned by the interested shareholder; or

•
the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, Section 203 defines an “interested shareholder” as any entity or person who beneficially owns, or an affiliate or associate of the corporation that at any time within three years prior to the date of determination of interested shareholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation, and affiliates and associates of such person.

Certificate of Incorporation and By-laws

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. In particular, our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as applicable, will, among other things:

•	provide that special meetings of the shareholders may be called only by our Chairman of the Board, our President or our Board of Directors;
•
establish procedures with respect to shareholder proposals and shareholder nominations, including requiring that advance written notice of proposals and nominations generally must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the preceding annual meeting of shareholders;

•	provide that shareholders may not take actions by written consent in lieu of an annual or special meeting of shareholders;
•
do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company;

•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum, and not by the shareholders;
•
provide for staggered terms for the members of our Board of Directors. The Board of Directors is divided into three staggered classes, and each director serves a term of three years. At each annual shareholders’ meeting only those directors comprising one of the three classes will have completed their term and stand for re-election or replacement. In addition, our Amended and Restated Certificate of Incorporation contains a supermajority voting requirement for any amendments of the staggered Board provisions;

•	require an advance notice of any shareholder business before the annual meeting of our shareholders; and
•
allow us to issue without shareholder approval up to 1,000,000 shares of preferred stock that could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having the anti-takeover effect discussed above.

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These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by them and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

American Stock Transfer is the transfer agent for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, we have outstanding 7,764,772 shares of common stock without taking into account any options or warrants that may be granted or exercised. We have options outstanding to purchase 903,606 shares of common stock and warrants outstanding to purchase 728,269 shares of common stock.

All of our shareholders and our directors and officers who own any of our securities, including warrants and options, agreed in writing not to sell, transfer or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock owned by them prior to         , 2007 without prior written consent or waiver from the underwriters of our initial public offering. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701, shares subject to lock-up agreements may not be sold until such agreements expire or are waived by the underwriters.

Rule 144

In general, Rule 144 allows a shareholder (or shareholders whose shares are aggregated) who has beneficially owned our shares of common stock for at least one year and who files a Form 144 with the SEC to sell within any three-month period commencing 90 days after the date of this prospectus a number of shares of our common stock that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding or (ii) the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to such sale.

Sales under Rule 144, however, are subject to specific manner of sale provisions, notice requirements, and the availability of current public information about our company. We cannot estimate the number of shares our existing shareholders will sell under Rule 144, as this will depend on the market price for our shares, the personal circumstances of the shareholders, and other factors.

Rule 144(k)

Under Rule 144(k), in general, a shareholder who has beneficially owned shares of our common stock for at least two years and who is not deemed to have been an affiliate of ours at any time during the immediately preceding 90 days may sell such shares without complying with the manner of sale provisions, notice requirements, public information requirements, or volume limitations of Rule 144. Affiliates of our company, however, must always sell pursuant to Rule 144, even after the otherwise applicable Rule 144(k) holding periods have been satisfied.

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Rule 701

Rule 701 generally allows a shareholder who purchased our securities pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell securities in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 securities under Rule 144 without complying with the holding period requirements of Rule 144.

We intend to file a registration statement on Form S-8 under the Securities Act to register shares of common stock reserved for issuance under our Amended and Restated Stock Incentive Plan. Persons who are not affiliates, and who receive shares that are registered under the Form S-8 registration statement, will be able to resell those shares in the public market without restriction under the Securities Act. Such registration statement will become effective immediately upon filing.

There can be no assurance that an active trading market will develop or continue after the completion of this offering or that the market price of our common stock will not decline below the initial public offering price. No prediction can be made as to the effect, if any, that future sales of shares of common stock, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of the common stock or our ability to raise capital through a public offering of our equity securities.

SELLING STOCKHOLDERS

The following table sets forth as of March 15, 2007, a list of the selling stockholders who own or who have the right to acquire the 542,000 shares of common stock covered by this prospectus. As set forth below, some of these selling stockholders hold, or within the past three years have held, a position, office or other material relationship with us.

The following table sets forth information concerning the selling stockholders, including:

•	the number of shares currently held;
•	the number of shares issuable upon exercise of warrants; and
•	the number of shares offered by each selling shareholder.

The shares being offered by the selling shareholders as listed below were obtained by the selling shareholders, other than Joseph Gunnar & Co., LLC and its affiliates, in connection with our private placement of promissory notes in April 2006. As part of this private placement we issued to the purchasers of the notes warrants to purchase an aggregate of 280,000 shares of our common stock at an exercise price of $.001 per share. The warrants have a term of five years. The shares underlying the warrants may not be sold or otherwise disposed of for a period of six months from the date of our initial public offering.

In connection with the April 2006 private placement, we issued to Joseph Gunnar & Co., LLC, our placement agent, and its affiliates warrants to purchase an aggregate of 112,000 shares of our common stock at an exercise price equal to the offering price of our common stock in this offering. The warrants have a term of five-years. The shares underlying the warrants may not be sold or otherwise disposed of for a period of six months from the date of our initial public offering.

In addition, 150,000 of the shares being offered by Joseph Gunnar & Co., LLC may be obtained upon the exercise of the underwriters’ warrants. One underwriters’ warrant will entitle the holder to purchase one share of common stock at an exercise price equal to 150% of the offering price of our common stock in our initial public offering beginning on the date which is six months after the date of our initial public offering and ending on the date which is five years after the date of our initial public offering. The warrants will be issued pursuant to the terms of a warrant agreement between the warrant agent, Joseph Gunnar & Co., LLC and us. The warrants are exercisable to purchase a total of 150,000 shares of our common stock.

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Pursuant to the terms of all the warrants described above, the warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.

We have no knowledge of the intentions of any selling shareholder to actually sell any of the securities listed under the columns “Shares Being Offered.”

	Shares Owned at Closing of Initial Public Offering (1)		Shares Being Offered	Shares Owned after Resale of Warrant Shares (2)
Name	Number	Percentage	Number	Number	Percentage
Neil T. Anderson	30,000	*	30,000	0	*
Paul Auersperg	5,000	*	5,000	0	*
Christopher P. Baker (3)	36,667	*	10,000	26,667	*
Balfour Associates, L.P. (4)	20,000	*	20,000	0	*
Burg Family Trust (5)	5,000	*	5,000	0	*
Brian Callahan	10,000	*	10,000	0	*
William B. Coldrick (6)	57,223	0.8%	10,000	47,223	0.6%
Edward C. Davenport	5,000	*	5,000	0	*
James R. Davis	25,000	*	25,000	0	*
Thomas B. Dupree, Jr.	10,000	*	10,000	0	*
Fortune Footwear, Inc. (7)	5,000	*	5,000	0	*
Albert Freed	5,000	*	5,000	0	*
Ronald Heffernan	65,231	*	10,000	55,231	*
Herbert Wrabel Living Trust (8)	5,000	*	5,000	0	*
High Capital Funding, LLC (9)	10,000	*	10,000	0	*
Charles Jia	5,000	*	5,000	0	*
Mitchell and Allison Kersch	5,000	*	5,000	0	*
Elia Kotler	5,000	*	5,000	0	*
John Landy	30,000	*	30,000	0	*
Scott J. and Suzanne Lefebvre	5,000	*	5,000	0	*
Larry Lowrance	10,000	*	10,000	0	*
Thomas L. and Theresa M. Massie (10)	916,667	12.5%	10,000	906,667	11.3%
Robert S. McCoy	5,000	*	5,000	0	*
Robert McLemore (11)	41,667	*	5,000	36,667	*
Ian D. Mead	10,000	*	10,000	0	*
John and Betty Panagolpolous	10,000	*	10,000	0	*
George Rizos	5,000	*	5,000	0	*
Robert and Kara Seeger (12)	220,188	3.0%	5,000	215,188	2.7%
John L. Troutman	5,000	*	5,000	0	*
Joseph A. Alagna (13)	37,216	*	37,216	0	*
Joseph Duarte (13)	16,363	*	16,363	0	*
Michael Mondiello (13)	1,300	*	1,300	0	*
Bradford Pine (13)	1,750	*	1,750	0	*

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Anthony Sica (13)	4,406	*	4,406	0	*
Stephan A. Stein (13)	34,015	*	34,015	0	*
Abner Zalaznick (13)	2,000	*	2,000	0	*
Nicholas Lobasso (13)	3,000	*	3,000	0	*
Gary Saccaro (13)	3,000	*	3,000	0	*
Joseph Gunnar & Co., LLC (14)	158,950	2.0%	158,950	0	*

* Less than 1%.
(1)
Based on 7,273,833 shares outstanding immediately following the initial public offering, plus, for each person, such number of shares of common stock that the selling stockholder has the right to acquire beneficial ownership of within 60 days after February 1, 2007.

(2)	This table assumes that each selling stockholder will sell all shares offered for sale by it under this registration statement. Stockholders are not required to sell their shares.
(3)
Mr. Baker is an affiliate of C.P. Baker Securities, Inc., a registered broker-dealer. Mr. Baker purchased the shares in the ordinary course of business and at the time of the purchase of the securities to be resold, Mr. Baker had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(4)	James Mintzer holds investment and voting control for Balfour Associates
(5)	Harold Burg holds investment and voting control for Burg Family Trust.
(6)	Mr. Coldrick is a Director of the company. Includes 5,556 shares subject to options that are exercisable within 60 days of February 1, 2007.
(7)	Paul Ausperg holds investment and voting control for Fortune Footwear.
(8)	Herbert Wrabel holds investment and voting control for Herbert Wrabel Living Trust.
(9)	Frank Hart holds investment and voting control for High Capital Funding LLC.
(10)	Mr. Massie is President, Chief Executive Officer and a Director of the company. Includes 40,000 shares subject to options that are exercisable within 60 days of February 1, 2007.
(11)
Robert A. McLemore is an affiliate of Winslow, Evans & Croker, a registered broker-dealer. Mr. McLemore purchased the shares in the ordinary course of business and at the time of the purchase of the securities to be resold, Mr. McLemore had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(12)	Mr. Seeger is Senior Vice President of Business Development of the company. Includes 68,164 shares subject to options that are exercisable within 60 days of February 1, 2007.
(13)
This selling shareholder is an affiliate of Joseph Gunnar & Co. The selling shareholder purchased the shares in the ordinary course of business and at the time of purchase of the securities to be resold, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(14)
Joseph Alagna holds investment and voting control for Joseph Gunnar & Co. Joseph Gunnar & Co. is a registered broker-dealer. The shares held by Joseph Gunnar & Co. were received as compensation for investment banking services.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. As used in this prospectus, “selling stockholders” includes the pledges, donees, transferees or others who may later hold the selling stockholders’ interests. We have agreed to pay the costs and fees of registering the shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares, including attorneys’ fees.

The stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and

Alt. - 89

resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	broker-dealers may agree with the stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the stockholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of stockholders to include the pledgee, transferee or other successors in interest as stockholders under this prospectus.

The stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Under the rules and regulations of the NASD, any such broker-dealer may not receive discounts, concessions or commissions in excess of 8% in connection with the sale of any securities being registered hereunder.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

LEGAL MATTERS

Morse, Barnes-Brown & Pendleton, P.C., Waltham, Massachusetts, has acted as our counsel in connection with this offering, including with respect to the validity of the issuance of the common stock offered in this prospectus.

Alt. - 90

EXPERTS

The consolidated financial statements of Bridgeline Software, Inc. at September 30, 2006 and 2005 and for the years then ended, the financial statements of Objectware, Inc. at September 30, 2006 and 2005 and for the years then ended, and the financial statements of New Tilt, Inc. at April 24, 2006 and December 31, 2005 and for the period January 1, 2006 to April 24, 2006 and for the year ended December 31, 2005, included in this prospectus have been audited by UHY, LLP, independent registered public accounting firm, as set forth in its reports thereon (which report for Bridgeline Software, Inc. includes an explanatory paragraph regarding substantial doubt about Bridgeline Software, Inc.’s ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, NE, Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the Securities and Exchange Commission. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. We intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors, and make available to our shareholders quarterly reports for the first three quarters of each year containing unaudited interim financial statements.

We are subject to the information and reporting requirements of the Exchange Act. As a result, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission. The periodic reports, proxy statements and other information we file are available for inspection and copying at the Securities and Exchange Commission’s public reference facilities and the Web site of the Commission referenced to above.

Alt. - 91

Below are screen shots of our Content Management software tool:

The diagram below shows an example of an author, approver and publisher roles as the building blocks of the workflow component our Content Management software tool.

Alt. - 92

Until           , 2007 (25 days after the date of this prospectus), all dealers effecting transactions in the shares offered by this prospectus whether or not participating in the offering may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

TABLE OF CONTENTS
Prospectus Summary
The Offering
Summary Financial Data
Risk Factors
Cautionary Note Regarding Forward Looking Statements
Use of Proceeds
Market for Common Equity and Related Stockholder Matters
Capitalization
Unaudited Condensed Pro Forma Financial Data
Selected Financial Data
Management’s Discussion and Analysis Business
Business
Management
Executive Compensation
Certain Relationships and Related Transactions
Security Ownership of Certain Beneficial Owners and Management
Description of Capital Stock
Shares Eligible for Future Sale
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Index to Financial Statements

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changes since that date.

542,000 Shares

Bridgeline Software, Inc.

Alt. - 93

PART II
Information Not Required In Prospectus

Item 24.Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that no director will be liable to us or our shareholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such indemnification is not required under Section 145 of the General Corporation Law of the State of Delaware.
Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by us to the fullest extent required under Delaware law, against all expense, liability and loss (including attorneys’ fees) judgments, fines and amounts paid in settlement) reasonably incurred by such indemnities. We are also required to indemnify and advance costs or to agree to indemnify and advance costs to any person that is or was our officer, director, agent or employee, will be indemnified and held harmless by us to the fullest extent permitted under Delaware law against all expense, liability and loss (including attorneys’ fees) judgments, fines and amounts paid in settlement reasonably incurred by the indemnities. We also agree to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition to the extent required under Delaware law.

The preceding discussion gives effect our Amended and Restated Certificate of Incorporation, which will become effective shortly before the completion of this offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimates expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all fees, disbursements and expenses in connection with the proposed offering.

SEC Registration Fee	$2,660
NASD Filing Fee	2,985
Nasdaq Capital Market Listing Fee	35,000
Accounting Fees and Expenses	575,000
Legal Fees and Expenses	200,000
Blue Sky Fees and Expenses	20,000
Printing and Engraving Expenses	50,000
Miscellaneous	100,000
Total	$995,645

Item 26. Recent Sales of Unregistered Securities

The following summarizes all sales of our unregistered securities within the past three years. The securities in each one of the below-referenced transactions were (i) made without registration and (ii) were subject to restrictions under the Securities Act and the securities laws of certain states, in reliance on the private offering exemptions contained in Sections 4(2), 4(6) and/or 3(b) of the Securities Act and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering. Unless stated otherwise, no placement or underwriting fees were paid in connection with these transactions. Proceeds from the sales of these securities were used for general working capital purposes.

Acquisitions

Objectware - The acquisition of Objectware, Inc. will close shortly before the completion of this offering. At that time, we will issue 490,909 shares of our common stock to the escrow agent as partial consideration in our acquisition. Once this offering is completed, the consideration for the acquisition then held in escrow will be released to a single individual. We will pay Joseph Gunnar & Co., LLC cash compensation of approximately $375,000 for services related to this acquisition.

New Tilt, Inc. - On April 24, 2006, we issued 320,000 shares of our common stock to two individuals as partial consideration in our acquisition of New Tilt, Inc. We paid Joseph Gunnar & Co., LLC cash compensation of $150,000 for services related to this acquisition.

Interactive Applications Group, Inc. - On December 15, 2004, we issued 476,667 shares of our common stock to one individual as partial consideration in our acquisition of Interactive Applications

Group, Inc. We issued Fin Net, LLC warrants to purchase 72,527 shares of common stock at an exercise price of $4.68 per share.

April 2006 Private Placement

    On April 21, 2006, we issued a total of 22.5 units, each unit consisting of a secured note in the principal amount of $100,000 and a five year warrant to purchase 10,000 shares of our common stock at an exercise price of $.001.

    On April 27, 2006, we issued a total of 5.5 units, each unit consisting of a secured note in the principal amount of $100,000 and a five year warrant to purchase 10,000 shares of our common stock at an exercise price of $.001.

The units were offered on our behalf by Joseph Gunnar & Co., LLC (the “Placement Agent”). The total offering price was $2,800,000 and sales commissions paid to our Placement Agent were $280,000. We issued our Placement Agent a five year warrant to purchase 112,000 shares of our common stock at an exercise price equal to the offering price in the initial public offering of our common stock.

2004 Private Placement

Between July 2004 and September 2004, we issued a total of 416,065 shares of common stock at a purchase price of $3.75 per share for a total offering price of $1,560,244.

2003 Private Placement

Between July and September 2003, we issued a total of 194,334 shares of common stock at a purchase price of $3.00 per share for a total offering price of $583,002.

Winslow, Evans & Crocker, Inc. (“WEC”) served as our placement agent in connection with our 2004 and 2003 private placements. We paid WEC a total of $214,324 in sales commissions and issued WEC, and affiliates of WEC and issued warrants to purchase an aggregate of 160,542 of our common stock at exercise prices of between $3.75 and $4.68.

In return for investment banking advisory services, in January 2004 we issued Fin Net, LLC warrants to purchase 31,667 shares of our common stock at an exercise price of $3.75.

Financing Arrangements

In March 2005, we issue a warrant to purchase 3,200 shares of our common stock at an exercise price of $4.68 to a private commercial lender, as part of a short-term accounts receivable financing arrangement. Indebtedness was retired upon the completion of the April 2006 private placement financing.

Exercise of Options

In fiscal year 2004 we issued 22,000 shares of our common stock pursuant to the exercise of vested stock options. We did not issue any shares of common stock pursuant to the exercise of vested stock options in either fiscal year 2005 or fiscal year 2006. Since the end of fiscal year 2006, we have not issued any shares of common stock pursuant to such exercises of stock options.

Within the past three years, we have granted options to purchase equity shares on the following dates and amounts:

Date	Number	Exercise Price
October 21, 2003	11,667	$3.00
November 17, 2003	16,666	$3.00
January 15, 2004	11,000	$3.00
February 9, 2004	8,333	$3.00
March 22, 2004	1,000	$3.00
April 1, 2004	3,333	$3.00
April 9, 2004	6,667	$3.00
May 4, 2004	18,066	$3.00
June 14, 2004	3,333	$3.00
June 21, 2004	667	$3.00
July 1, 2004	2,667	$3.00
July 1, 2004	667	$3.00
July 16, 2004	16,667	$3.75
October 14, 2004	1,667	$3.75
October 20, 2004	3,333	$3.75
December 15, 2004	50,949	$1.20
December 15, 2004	36,167	$3.75
March 1, 2005	1,000	$3.75
March 1, 2005	5,000	$3.00
April 1, 2005	4,833	$3.75
May 1, 2005	3,333	$3.75
June 1, 2005	316,667	$3.75
July 1, 2005	6,666	$3.75
December 31, 2005	16,667	$3.75
January 21, 2006	16,667	$3.75
February 1, 2006	8,333	$3.75
March 1, 2006	2,500	$3.75
March 15, 2006	8,333	$3.75
April 24, 2006	102,420	$3.75
September 20, 2006	50,000	$3.75
October 20, 2006	31,880	$3.75

The securities were issued exclusively to our directors, executive officers, employees and consultants. The issuance of options and the shares of common stock issuable upon the exercise of such options as described above were issued pursuant to written compensatory plans or arrangements with our employees, directors and consultants, in reliance on the exemption provided by Rule 701 promulgated under the Securities Act.

The securities issued as consideration in our acquisitions were issued to U.S. investors in reliance upon exemptions from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required.

The securities issued in the April 2006, the 2004 and the 2003 private placements were issued in accordance with, and in reliance upon exemptions from the registration provisions of the Securities Act set forth in Rule 506 of the Securities Act and were issued to accredited investors and who were acquiring the shares for investment and not distribution, and who represented that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.

    All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares of common stock described in this Item 15 included appropriate legends setting forth that the securities had not been registered and the applicable restrictions on transfer.

Item 27. Exhibits

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Item	Title
1.1†††††	Underwriting Agreement
2.1†	New Tilt, Inc. Acquisition Agreement**
2.2†	Interactive Applications, Inc. Acquisition Agreement**
2.3††	Objectware, Inc. Acquisition Agreement**
2.4†	Lead Dog Digital, Inc. Acquisition Agreement**
2.5†	Streamline Communications, Inc. Acquisition Agreement**
3.1(i)†	Certificate of Incorporation, as amended to date
3.1(ii)†	Form of Amended and Restated Certificate of Incorporation (to become effective shortly before the completion of the offering contemplated by this registration statement)
3.1(iii)†	Amended and Restated By-laws
4.1†††††	Specimen Common Stock Certificate
5.1†††††	Opinion of Morse, Barnes-Brown & Pendleton, P.C. regarding the legality of the shares offered hereby
10.1†	Office Building Lease between Sixth Road Woburn, LLC and Bridgeline Software, Inc., dated May 5, 2005
10.2†	Office Building Lease between 104 West 40th Street Partners LLC and Bridgeline Software, Inc., dated November 26, 2003
10.3†	Office Building Lease between Starwood Urban Retail I, LLC and Interactive Applications Group, Inc., dated August 20, 1999
10.4†	First Amendment to Office Building Lease between Starwood Urban Retail I, LLC and Interactive Applications Group, Inc., dated January 16, 2001
10.5††	Office Building Lease between Valliappa Software Technological Park Pvt. Ltd. and Bridgeline Software Enterprises Pvt. Ltd. dated December 5, 2005
10.6†	Lease between Cameron-Elmwood Realty, LLC and New Tilt, Inc. dated December 6, 2004
10.7†	Employment Agreement with Thomas Massie, dated October 1, 2001*
10.8†	Employment Agreement with Gary Cebula, dated January 1, 2006*
10.9†	Employment Agreement with Brett Zucker, dated January 1, 2006*
10.10†	Employment Agreement with Robert Seeger, dated January 1, 2006*
10.11	Form of Employment Agreement with Erez M. Katz
10.12†	Business Combination Services Agreement dated as of October 1, 2005 between Bridgeline Software, Inc. and Joseph Gunnar & Co., LLC
10.13†	Memorandum of Understanding between Fin Net, LLC and Bridgeline Software, Inc. dated January 5, 2004
10.14†	Financing Agreement between Sand Hill Finance, LLC and Bridgeline Software, Inc. dated March 29, 2005
10.15†	First Amendment to Financing Agreement between Sand Hill Finance, LLC and Bridgeline Software, Inc. dated September 12, 2005
10.16†	Convertible Term Note issued by Bridgeline Software, Inc. to Thomas Massie for the principal sum of $200,000, dated September 3, 2002
10.17†	Convertible Term Note issued by Bridgeline Software, Inc. to Thomas Massie for the principal sum of $112,000, dated September 3, 2002
10.18†	Security Agreement between Bridgeline Software, Inc. and Thomas Massie dated as of September 3, 2002

10.19†	Placement Agent Agreement by and between Bridgeline Software, Inc. and Joseph Gunnar & Co., LLC, dated as of April 10, 2006
10.20†	General Security Agreement by and between Bridgeline Software, Inc. and the investors named therein, dated as of April 21, 2006
10.21†	Form of Subscription Agreement by and between Bridgeline Software, Inc. and the investors listed on Schedule A attached thereto
10.22†	Form of Secured Promissory Note issued to the investors listed on Schedule A attached thereto
10.23†	Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc. issued to the investors listed on Schedule A attached thereto, as amended
10.24†	Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc. issued to Placement Agent in April 2006 offering, as amended
10.25†
Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc. issued to Winslow, Evans & Crocker, Inc., and associates of Winslow, Evans & Crocker, Inc., as compensation for services as placement gent in 2003 and 2004 equity offerings

10.26†	Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc. issued to Fin Net, LLC as compensation for investment banking services
10.27†	Common Stock Purchase Warrant of Bridgeline Software issued to Sand Hill Finance, LLC
10.28†	Data Processing and Technical Services Agreement between The Bank of New York and Bridgeline Software, Inc. dated as of October 25, 2002
10.29†	Professional Services Agreement between The Depository Trust & Clearing Corporation and Bridgeline Software, Inc. dated as of January 2, 2006
10.30†	Statement of Work for Web Maintenance Services between Nomura Securities, Inc. and Bridgeline Software, Inc. dated as of June 12, 2002
10.31†	Agreement between Pfizer, Inc. and Bridgeline Software, Inc. dated as of December 16, 2005
10.32†	Master Services Agreement between John Hancock Life Insurance Co. and Bridgeline Software, Inc. dated as of July 1, 2004
10.33†	Amended and Restated Stock Incentive Plan*
10.34†	Lead Dog Digital, Inc. 2001 Stock Option Plan*
10.35†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated February 27, 2002*
10.36†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated February 27, 2002*
10.37†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated February 27, 2002*
10.38†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated June 1, 2003*
10.39†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated June 1, 2005*
10.40†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated February 27, 2002*
10.41†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated February 27, 2002*
10.42†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated September 30, 2002*
10.43†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated June 1, 2003*
10.44†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated June 1, 2005*
10.45†	Stock Option Grant by Bridgeline Software, Inc. to Gary Cebula, dated August 31, 2000*
10.46†	Stock Option Grant by Bridgeline Software, Inc. to Gary Cebula, dated September 30, 2002*
10.47†	Stock Option Grant by Bridgeline Software, Inc. to Gary Cebula, dated June 1, 2003*
10.48†	Stock Option Grant by Bridgeline Software, Inc. to Gary Cebula, dated June 1, 2005*
10.49†	Stock Option Grant by Bridgeline Software, Inc. to William Coldrick, dated June 1, 2005*
10.50†	Stock Option Grant by Bridgeline Software, Inc. to Thomas Massie, dated September 3, 2002*
10.51†	Stock Option Grant by Bridgeline Software, Inc. to Thomas Massie, dated September 30, 2002*

10.52†	Stock Option Grant by Bridgeline Software, Inc. to Robert Hegarty, dated September 20, 2006*
10.53†	Stock Option Grant by Bridgeline Software, Inc. to Kenneth Galaznik, dated September 20, 2006*
10.54†††	Amendment No. 1 to Secured Promissory Note filed as Exhibit 10.22, dated as of March 29, 2007
10.55†††	First Amendment to Agreement and Plan of Merger filed as Exhibit 2.3, dated as of March 29, 2007
10.56††††	Form of Escrow Agreement by and among Bridgeline Software, Inc., Erez M. Katz, and Arnall Golden Gregory
10.57††††	Secured Promissory Note issued by Bridgeline Software, Inc. to Thomas Massie for the principal sum of $100,000 dated April 3, 2007.
10.58††††	Secured Promissory Note issued by Bridgeline Software, Inc. to William Coldrick for the principal sum of $100,000 dated April 3, 2007.
10.59††††	Amended and Restated General security Agreement by and between Bridgeline Software, Inc. and the investors named therein, dated April 3, 2007.
10.60††††	Second Amendment to Financing Agreement between Sand Hill Finance, LLC and Bridgeline Software, Inc. dated April 26, 2007.
10.61††††	Agreement between Joseph Gunnar & Co., LLC, as agent for certain Noteholders and Bridgeline Software, Inc. dated May 15, 2007.
10.62††††	Subordination Agreement between Joseph Gunnar & Co., LLC, as agent for certain Noteholders and Bridgeline Software, Inc. dated May 15, 2007.
10.63†††††	Second Amendment to Agreement and Plan of Merger filed as Exhibit 2.3, dated June 14, 2007.
10.64†††††	Amendment No. 2 to Secured Promissory Note filed as Exhibit 10.22, dated as of June 20, 2007.
10.65	Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc., to be issued to the underwriters.
14.1†	Code of Ethics
21.1†	Subsidiaries of the Registrant
23.1	Consent of Morse, Barnes-Brown & Pendleton, P.C. (incorporated into exhibit 5.1)
23.2	Consent of UHY LLP
24.1†	Power of Attorney
99.1†	Audit Committee Charter
99.2†	Compensation Committee Charter
99.3†	Nominating and Governance Charter
________________________
†	Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 No. 333-139298 and incorporated herein by reference.
††	Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2, No. 333-139298, and incorporated by reference.
†††	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2, No. 333-139298, and incorporated by reference.
††††	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form SB-2, No. 333-139298, and incorporated by reference.
†††††	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form SB-2, No. 333-139298, and incorporated by reference.

*	Management contract or compensatory plan
**
Schedules and attachments to this exhibit have been omitted in reliance on Item 601(b)(2) of Regulation S-B. Such schedules and attachments are listed in the index to the exhibit and will be provided to the Commission upon request.

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)
The small business issuer hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(7)
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective

(ii)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, in the City of Woburn, Commonwealth of Massachusetts, on June 28, 2007.

BRIDGELINE SOFTWARE, INC.
a Delaware corporation

By:	/s/ Thomas Massie Name: Thomas Massie
Title: Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to registration statement has been signed by the following persons in the capacities with Bridgeline Software, Inc., and on the dates indicated.

Signature	Title	Date

/s/ Thomas Massie	Chief Executive Officer and Director	June 28, 2007
Thomas Massie	(Principal Executive Officer)

/s/ Gary Cebula	Chief Financial Officer (Principal	June 28, 2007
Gary Cebula	Financial Officer and Principal Accounting
Officer)

/s/ William Coldrick*	Director	June 28, 2007
William Coldrick

/s/ Kenneth Galaznik*	Director	June 28, 2007
Kenneth Galaznik

/s/ Robert Hegarty*	Director	June 28, 2007
Robert Hegarty

*
The undersigned, by signing his name hereto, does hereby sign this Amendment No. 5 to Registration Statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Thomas Massie
Name:	Thomas Massie
Title:	President

Exhibit Index

Item	Title
1.1†††††	Underwriting Agreement
2.1†	New Tilt, Inc. Acquisition Agreement**
2.2†	Interactive Applications, Inc. Acquisition Agreement**
2.3††	Objectware, Inc. Acquisition Agreement**
2.4†	Lead Dog Digital, Inc. Acquisition Agreement**
2.5†	Streamline Communications, Inc. Acquisition Agreement**
3.1(i)†	Certificate of Incorporation, as amended to date
3.1(ii)†	Form of Amended and Restated Certificate of Incorporation (to become effective shortly before the completion of the offering contemplated by this registration statement)
3.1(iii)†	Amended and Restated By-laws
4.1†††††	Specimen Common Stock Certificate
5.1†††††	Opinion of Morse, Barnes-Brown & Pendleton, P.C. regarding the legality of the shares offered hereby
10.1†	Office Building Lease between Sixth Road Woburn, LLC and Bridgeline Software, Inc., dated May 5, 2005
10.2†	Office Building Lease between 104 West 40th Street Partners LLC and Bridgeline Software, Inc., dated November 26, 2003
10.3†	Office Building Lease between Starwood Urban Retail I, LLC and Interactive Applications Group, Inc., dated August 20, 1999
10.4†	First Amendment to Office Building Lease between Starwood Urban Retail I, LLC and Interactive Applications Group, Inc., dated January 16, 2001
10.5††	Office Building Lease between Valliappa Software Technological Park Pvt. Ltd. and Bridgeline Software Enterprises Pvt. Ltd. dated December 5, 2005
10.6†	Lease between Cameron-Elmwood Realty, LLC and New Tilt, Inc. dated December 6, 2004
10.7†	Employment Agreement with Thomas Massie, dated October 1, 2001*
10.8†	Employment Agreement with Gary Cebula, dated January 1, 2006*
10.9†	Employment Agreement with Brett Zucker, dated January 1, 2006*
10.10†	Employment Agreement with Robert Seeger, dated January 1, 2006*
10.11	Form of Employment Agreement with Erez M. Katz
10.12†	Business Combination Services Agreement dated as of October 1, 2005 between Bridgeline Software, Inc. and Joseph Gunnar & Co., LLC
10.13†	Memorandum of Understanding between Fin Net, LLC and Bridgeline Software, Inc. dated January 5, 2004
10.14†	Financing Agreement between Sand Hill Finance, LLC and Bridgeline Software, Inc. dated March 29, 2005
10.15†	First Amendment to Financing Agreement between Sand Hill Finance, LLC and Bridgeline Software, Inc. dated September 12, 2005
10.16†	Convertible Term Note issued by Bridgeline Software, Inc. to Thomas Massie for the principal sum of $200,000, dated September 3, 2002
10.17†	Convertible Term Note issued by Bridgeline Software, Inc. to Thomas Massie for the principal sum of $112,000, dated September 3, 2002
10.18†	Security Agreement between Bridgeline Software, Inc. and Thomas Massie dated as of September 3, 2002
10.19†	Placement Agent Agreement by and between Bridgeline Software, Inc. and Joseph Gunnar & Co., LLC, dated as of April 10, 2006
10.20†	General Security Agreement by and between Bridgeline Software, Inc. and the investors named therein, dated as of April 21, 2006
10.21†	Form of Subscription Agreement by and between Bridgeline Software, Inc. and the investors listed on Schedule A attached thereto

10.22†	Form of Secured Promissory Note issued to the investors listed on Schedule A attached thereto
10.23†	Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc. issued to the investors listed on Schedule A attached thereto, as amended
10.24†	Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc. issued to Placement Agent in April 2006 offering, as amended
10.25†
Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc. issued to Winslow, Evans & Crocker, Inc., and associates of Winslow, Evans & Crocker, Inc., as compensation for services as placement gent in 2003 and 2004 equity offerings

10.26†	Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc. issued to Fin Net, LLC as compensation for investment banking services
10.27†	Common Stock Purchase Warrant of Bridgeline Software issued to Sand Hill Finance, LLC
10.28†	Data Processing and Technical Services Agreement between The Bank of New York and Bridgeline Software, Inc. dated as of October 25, 2002
10.29†	Professional Services Agreement between The Depository Trust & Clearing Corporation and Bridgeline Software, Inc. dated as of January 2, 2006
10.30†	Statement of Work for Web Maintenance Services between Nomura Securities, Inc. and Bridgeline Software, Inc. dated as of June 12, 2002
10.31†	Agreement between Pfizer, Inc. and Bridgeline Software, Inc. dated as of December 16, 2005
10.32†	Master Services Agreement between John Hancock Life Insurance Co. and Bridgeline Software, Inc. dated as of July 1, 2004
10.33†	Amended and Restated Stock Incentive Plan*
10.34†	Lead Dog Digital, Inc. 2001 Stock Option Plan*
10.35†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated February 27, 2002*
10.36†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated February 27, 2002*
10.37†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated February 27, 2002*
10.38†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated June 1, 2003*
10.39†	Stock Option Grant by Bridgeline Software, Inc. to Brett Zucker, dated June 1, 2005*
10.40†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated February 27, 2002*
10.41†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated February 27, 2002*
10.42†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated September 30, 2002*
10.43†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated June 1, 2003*
10.44†	Stock Option Grant by Bridgeline Software, Inc. to Robert Seeger, dated June 1, 2005*
10.45†	Stock Option Grant by Bridgeline Software, Inc. to Gary Cebula, dated August 31, 2000*
10.46†	Stock Option Grant by Bridgeline Software, Inc. to Gary Cebula, dated September 30, 2002*
10.47†	Stock Option Grant by Bridgeline Software, Inc. to Gary Cebula, dated June 1, 2003*
10.48†	Stock Option Grant by Bridgeline Software, Inc. to Gary Cebula, dated June 1, 2005*
10.49†	Stock Option Grant by Bridgeline Software, Inc. to William Coldrick, dated June 1, 2005*
10.50†	Stock Option Grant by Bridgeline Software, Inc. to Thomas Massie, dated September 3, 2002*
10.51†	Stock Option Grant by Bridgeline Software, Inc. to Thomas Massie, dated September 30, 2002*
10.52†	Stock Option Grant by Bridgeline Software, Inc. to Robert Hegarty, dated September 20, 2006*
10.53†	Stock Option Grant by Bridgeline Software, Inc. to Kenneth Galaznik, dated September 20, 2006*
10.54†††	Amendment No. 1 to Secured Promissory Note filed as Exhibit 10.22, dated as of March 29, 2007

10.55†††	First Amendment to Agreement and Plan of Merger filed as Exhibit 2.3, dated as of March 29, 2007
10.56††††	Form of Escrow Agreement by and among Bridgeline Software, Inc., Erez M. Katz, and Arnall Golden Gregory
10.57††††	Secured Promissory Note issued by Bridgeline Software, Inc. to Thomas Massie for the principal sum of $100,000 dated April 3, 2007.
10.58††††	Secured Promissory Note issued by Bridgeline Software, Inc. to William Coldrick for the principal sum of $100,000 dated April 3, 2007.
10.59††††	Amended and Restated General security Agreement by and between Bridgeline Software, Inc. and the investors named therein, dated April 3, 2007.
10.60††††	Second Amendment to Financing Agreement between Sand Hill Finance, LLC and Bridgeline Software, Inc. dated April 26, 2007.
10.61††††	Agreement between Joseph Gunnar & Co., LLC, as agent for certain Noteholders and Bridgeline Software, Inc. dated May 15, 2007.
10.62††††	Subordination Agreement between Joseph Gunnar & Co., LLC, as agent for certain Noteholders and Bridgeline Software, Inc. dated May 15, 2007.
10.63†††††	Second Amendment to Agreement and Plan of Merger filed as Exhibit 2.3, dated June 14, 2007.
10.64†††††	Amendment No. 2 to Secured Promissory Note filed as Exhibit 10.22, dated as of June 20, 2007.
10.65	Form of Warrant to Purchase Common Stock of Bridgeline Software, Inc., to be issued to the underwriters.
14.1†	Code of Ethics
21.1†	Subsidiaries of the Registrant
23.1	Consent of Morse, Barnes-Brown & Pendleton, P.C. (incorporated into exhibit 5.1)
23.2	Consent of UHY LLP
24.1†	Power of Attorney
99.1†	Audit Committee Charter
99.2†	Compensation Committee Charter
99.3†	Nominating and Governance Charter
________________________

†	Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 No. 333-139298 and incorporated herein by reference.
††	Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2, No. 333-139298, and incorporated by reference
†††	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2, No. 333-139298, and incorporated by reference.
††††	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form SB-2, No. 333-139298, and incorporated by reference.
†††††	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form SB-2, No. 333-139298, and incorporated by reference.

*	Management contract or compensatory plan

**
Schedules and attachments to this exhibit have been omitted in reliance on Item 601(b)(2) of Regulation S-B. Such schedules and attachments are listed in the index to the exhibit and will be provided to the Commission upon request.